Exhibit 4.3

CCH INCORPORATED, DBA FTWILLIAM.COM

BASIC PLAN DOCUMENT #P-02

Copyright © 2002-2015 All Rights Reserved.

CCH INCORPORATED, DBA FTWILLIAM.COM

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ARTICLE 1 INTRODUCTION

Section 1.01     PLAN

This document ("Basic Plan Document"), its related Adoption Agreement and Trust are intended to qualify as a tax-exempt "Plan" under Code sections 401(a) and 501(a), respectively.

Section 1.02     APPLICATION OF PLAN

Except as otherwise specifically provided herein, the provisions of this Plan shall apply to those individuals who are Eligible Employees of the Company on or after the Effective Date. Except as otherwise specifically provided for herein, the rights and benefits, if any, of former Eligible Employees of the Company whose employment terminated prior to the Effective Date, shall be determined under the provisions of the Plan, as in effect from time to time prior to that date.

ARTICLE 2 DEFINITIONS

"Account" means the balance of a Participant's interest in the Trust Fund as of the applicable date as adjusted pursuant to Article 9 . "Account" or "Accounts" shall include to the extent provided in the Adoption Agreement, an Elective Deferral Account, Pre-tax Elective Deferral Account, Roth Elective Deferral Account, Matching Contribution Account (and a Qualified Matching Contribution Account, if necessary), Profit Sharing Contribution Account, Pension Contribution Account, Voluntary Contribution Account, Rollover Contribution Account, Qualified Non- Elective Contribution Account, Transfer Account, In-Plan Roth Rollover Account and such other Account(s) or subaccount(s) as the Plan Administrator, in its discretion, deems appropriate.

"Actual Contribution Ratio" means the ratio (expressed as a percentage) of Matching Contributions and Voluntary Contributions for a Participant for the Plan Year to the Participant's Section 414(s) Compensation for such year.

A Matching Contribution shall be considered "for the Plan Year" only if (a) it is made on account of the Participant's Elective Deferral/Voluntary Contribution for that Plan Year, (b) it is allocated to his Matching Contribution Account during such Plan Year, and (c) it is paid to the Trust Fund by the last day of the 12th month after the end of such Plan Year.

Voluntary Contributions are considered to have been made in the Plan Year in which contributed to the Trust Fund. For purposes of the preceding sentence, an amount withheld from an Employee's pay (or a payment by the Employee to an agent of the Plan) is treated as contributed at the time of such withholding (or payment) if the funds paid are transmitted to the Trust Fund within a reasonable period after the withholding (or payment). For purposes of determining the Actual Contribution Ratio, Elective Deferrals recharacterized pursuant to Section 5.04 shall be treated as a Voluntary Contribution.

Elective Deferrals, Qualified Non-Elective Contributions and Qualified Matching Contributions shall be counted in the Actual Contribution Ratio only if they meet the requirements of Section 5.03(b). The Actual Contribution Ratio of a Participant who does not receive a Matching Contribution or make a Voluntary Contribution shall be zero.

Notwithstanding the foregoing, if the Plan is automatically deemed to meet the nondiscrimination requirements of Section 5.02 with respect to Matching Contributions, the Actual Contribution Ratio shall be determined solely with respect to Voluntary Contributions. A Participant's Actual Contribution Ratio shall not include: (a) contributions treated as disproportionate within the meaning of Section 5.03(f); (b) additional contributions made pursuant to Code section 414(u) by reason of a Participant's Qualified Military Service for the Plan Year for which the contributions are made, or for any other Plan Year; or (c) Matching Contributions that are forfeited either to correct excess aggregate contributions or because the contributions to which they relate are excess deferrals, excess contributions, or excess aggregate contributions.

"Actual Deferral Ratio " means the ratio (expressed as a percentage) of Elective Deferrals made on behalf of a Participant for the Plan Year to the Participant's Section 414(s) Compensation for that year.

An Elective Deferral shall be considered "for the Plan Year" only if the Elective Deferral is allocated to the Participant's Account under the Plan as of a date within that year. For purposes of this rule, an Elective Deferral is considered allocated as of a date within a year only if: (a) the allocation is not contingent on the Participant's participation in the Plan or performance of services on any date subsequent to that date; (b) the Elective Deferral is actually paid to the Trust Fund no later than the end of the 12-month period immediately following the year to which the contribution relates; and (c) the Elective Deferral relates to Compensation that would have been received by the Participant in the year but for the Participant's election to defer under the arrangement. Qualified Non-Elective Contributions and Qualified Matching Contributions shall be counted in the Actual Deferral Ratio only if they meet the requirements of Section 5.03(b).

The Actual Deferral Ratio of a Participant who is eligible but does not make an Elective Deferral and, if applicable, who does not receive an allocation of Qualified Non-Elective Contributions and Qualified Matching Contributions shall be zero. A Participant's Actual Deferral Ratio shall not include: (a) contributions treated as disproportionate within the meaning of Section 5.03(f); (b) a Nonhighly Compensated Employee's Excess Elective Deferrals; (c) Elective Deferrals treated as Catch-up Contributions for the Plan Year for which the contributions were made or for any other Plan Year; (d) additional Elective Deferrals made pursuant to Code section 414(u) by reason of a Participant's Qualified Military Service for the Plan Year for which the contributions are made, or for any other Plan Year; or (e) to the extent necessary to demonstrate satisfaction of the requirement of Treas. Reg. section 1.401(m)-2(a)(6)(ii), Elective Deferrals taken into account for the Actual Contribution Percentage (ACP) test under Treas. Reg. section 1.401(m)-2(a)(6).

"Adoption Agreement" means the document executed in conjunction with this Basic Plan Document that contains the optional features selected by the Plan Sponsor.

"Alternate Payee" means the person entitled to receive payment of benefits under the Plan pursuant to a Qualified Domestic Relations

Order.

"Annual Addition" means the sum of the following amounts credited to a Participant's Account for the Limitation Year:

(a)     Company contributions allocated to a Participant's Account, including Elective Deferrals, Matching Contributions, Profit Sharing Contributions, Pension Contributions and Qualified Non-Elective Contributions. Company contributions shall also include Excess Elective Deferrals, unless such amounts are distributed no later than the first April 15 following the close of the Participant's taxable year;

(b)     Voluntary Contributions;

(c)     forfeitures;

(d)     amounts allocated, after March 31, 1984, to an individual medical account, as defined in Code section 415(l)(2), which is part of a pension or annuity plan maintained by the Employer;

(e)     amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits, allocated to the separate Account of a Key Employee, as defined in Code section 419A(d)(3), under a welfare benefit fund, as defined in Code section 419(e), maintained by the Employer; and

(f)      allocations under a simplified employee pension plan.

Notwithstanding the foregoing, an Annual Addition shall not include a restorative payment within the meaning of IRS Revenue Ruling 2002-45 and any superseding guidance.

"Annuity Starting Date" means the first day of the first period for which an amount is paid as an annuity or any other form.

"Average Contribution Percentage" means the average (expressed as a percentage) of the Actual Contribution Ratios of the Participants in a specified group.

"Average Deferral Percentage" means the average (expressed as a percentage) of the Actual Deferral Ratios of the Participants in a specified group.

"Beneficiary" means the person(s) entitled to receive benefits, under Section 7.04 of the Plan, upon the Participant's death.

"Board" means the governing body of the Plan Sponsor. If the Plan Sponsor is a sole proprietorship, the Board means the sole proprietor.

"Catch-up Contribution" means the contribution described in Section 5.01(d).

"Code" means the Internal Revenue Code of 1986, as amended from time to time.

"Committee" means the committee that may be appointed by the Plan Sponsor pursuant to Section 12.01 to serve as Plan Administrator.

"Company" means the Plan Sponsor and any other entity that has adopted the Plan with the approval of the Plan Sponsor. Notwithstanding the foregoing, if the Adoption Agreement provides that the Plan Sponsor is a union, Company shall mean any Employer who is a party to collective bargaining agreement with the Plan Sponsor which provides for participation in the Plan by Employees of the Employer.

"Compensation" shall have the meaning set forth in the Adoption Agreement.

Compensation shall include other compensation paid by the later of: (a) 2-1/2 months after an Employee's severance from employment with the Company or (b) the end of the Limitation Year that includes the date of the Employee's severance from employment with the Company if: (1) the payment is regular compensation for services during the Participant's regular working hours, or compensation for services outside the Participant's regular working hours (e.g., overtime or shift differential), commissions, bonuses, or other similar payments; and (2) the payment would have been paid to the Participant prior to a severance from employment if the Participant had continued in employment with the Company.

The exclusions from Compensation for payments after severance from employment do not apply to payments to a Participant who does not currently perform services for the Company by reason of Qualified Military Service to the extent those payments do not exceed the amounts the Participant would have received if the individual had continued to perform services for the Company rather than entering Qualified Military Service. To the extent selected in the Adoption Agreement and pursuant to Code section 414(u)(12), IRS Notice 2010-15 and any superseding guidance, differential wage payments shall be treated as Compensation.

To the extent provided in Section 4.03(e), Compensation shall include compensation paid to a Participant who is permanently and totally disabled.

Compensation must be determined without regard to any rules under Code section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code section 3401(a)(2)). For any Self-Employed Individual covered under the Plan, Compensation shall mean Earned Income.

For any Plan Year, the annual compensation of each Participant taken into account in determining allocations for any Plan Year beginning after December 31, 2001, shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with Code section 401(a)(17)(B). Annual compensation means Compensation during the Plan Year or such other consecutive 12-month period over which Compensation is otherwise determined under the Plan (the determination period). The cost-of-living adjustment in effect for a calendar year applies to annual compensation for the determination period that begins with or within such calendar year.

If a determination period consists of fewer than 12 months, the annual compensation limit is an amount equal to the otherwise applicable annual compensation limit multiplied by a fraction, the numerator of which is the number of months in the short determination period, and the denominator of which is 12.

"Determination Date" means the last day of the preceding Plan Year. Notwithstanding the foregoing, the Determination Date for the first Plan Year shall be the last day of such year.

"Disabled" or "Disability" shall have the meaning specified in the Adoption Agreement. The determination of Disability shall be made by the Plan Administrator.

"Domestic Partner" means, unless otherwise specified in the Adoption Agreement, a partner of the Participant if the Participant is in a civil union or similar relationship recognized under the laws of any state. A Participant may only have one Domestic Partner. A Participant may not have a Domestic Partner if the Participant is legally married to a person. If Domestic Partners are treated as a spouse under this Plan, Section 7.10 applies and a Domestic Partner instead of a spouse is the Beneficiary of the survivor annuity, the term "Qualified Joint and Survivor Annuity" shall be modified to "Joint and Survivor Annuity", "qualified preretirement survivor annuity" shall be modified to "preretirement survivor annuity", and Qualified Optional Survivor Annuity" shall be modified to "Optional Survivor Annuity".

"Early Retirement Age" shall have the meaning set forth in the Adoption Agreement.

"Early Retirement Date" shall have the meaning set forth in the Adoption Agreement.

"Earned Income" means the net earnings from self-employment in the trade or business with respect to which the Plan is established, for which personal services of the individual are a material income-producing factor. Net earnings will be determined without regard to items not included in gross income and the deductions allocable to such items. Net earnings are reduced by contributions by the Employer to a qualified plan to the extent deductible under Code section 404. Net earnings shall be determined with regard to the deduction allowed to the taxpayer by Code section 164(f) for taxable years beginning after December 31, 1989.

"Effective Date" shall have the meaning set forth in Section A.3 of the Adoption Agreement except as otherwise specified in the Plan or Adoption Agreement.

"Elective Deferral" means an Employee contribution made to the Plan as a Pre-tax Elective Deferral or a Roth Elective Deferral pursuant to Article 4 of the Plan.

"Elective Deferral Account" means so much of a Participant's Account as consists of a Participant's Elective Deferrals (and corresponding earnings) made to the Plan. Except as expressly provided elsewhere in the Plan, the Elective Deferral Account shall also include Catch-up Contributions described in Section 5.01 of the Plan.

"Eligibility Computation Period" means a 12-consecutive month period beginning with an Employee's Employment Commencement Date and each anniversary thereof. Notwithstanding the foregoing, if the Adoption Agreement provides that the Eligibility Computation Period switches to the Plan Year his succeeding Eligibility Computation Period for such purpose will switch to the Plan Year, beginning with the Plan Year that includes the first anniversary of his Employment Commencement Date. If the Eligibility Computation Period switches to the Plan Year, an Employee who is credited with a Year of Eligibility Service in both the initial Eligibility Computation Period and the first Plan Year which commences prior to the first anniversary of the Employee's initial Eligibility Computation Period will be credited with two Years of Eligibility Service.

"Eligible Employee" means any Employee employed by the Company, subject to the modifications and exclusions described in the Adoption Agreement.

If the Adoption Agreement provides that the Plan is not a standardized plan and if an individual is subsequently reclassified as, or determined to be, an Employee by a court, the Internal Revenue Service or any other governmental agency or authority, or if the Company is required to reclassify such individual as an Employee as a result of such reclassification or determination (including any reclassification by the Company in settlement of any claim or action relating to such individual's employment status), such individual shall not become an Eligible Employee by reason of such reclassification or determination.

If the Adoption Agreement provides that the Plan is not a standardized plan, an individual who becomes employed by the Employer in a transaction between the Employer and another entity that is a stock or asset acquisition, merger, or other similar transaction involving a change in the employer of the employees of the trade or business shall not become eligible to participate in the Plan until the Plan Sponsor specifically authorizes such participation.

If the Adoption Agreement provides that the Plan is a standardized plan, an individual who becomes employed by the Employer in a transaction between the Employer and another entity that is a stock or asset acquisition, merger, or other similar transaction involving a change in the employer of the employees of the trade or business shall not become eligible to participate in the Plan until after the end of the Plan Year following the Plan Year in which the transaction occurs unless the Plan Sponsor specifically authorizes such participation prior to the end of such period.

"Employee" means any individual who is employed by the Employer, including a Self-Employed Individual. The term "Employee" includes any Leased Employee of the Employer. If the Adoption Agreement provides that the Plan is not a standardized plan, no Leased Employee may become a Participant hereunder unless he becomes an Eligible Employee. The term "Employee" shall not include a person who is classified by the Employer as an independent contractor or a person (other than a Self-Employed Individual) who is not treated as an employee for purposes of withholding federal employment taxes.

"Employer" means the Company or any other employer required to be aggregated with the Company under Code sections 414(b), (c), (m) or (o) and the regulations thereunder; provided, however, that "Employer" shall not include any entity or unincorporated trade or business prior to the date on which such entity, trade or business satisfies the affiliation or control tests described above. In identifying "Employer" for purposes of Section 5.05, the definition in Code sections 414(b) and (c) shall be modified as provided in Code section 415(h).

"Employment Commencement Date" means the first date on which the Eligible Employee performs an Hour of Service.

"ERISA" means the Employee Retirement Income Security Act of 1974, all amendments thereto and all federal regulations promulgated pursuant thereto.

"Excess Compensation" means the amount by which an Eligible Employee's Compensation for a Plan Year exceeds the integration level described in the Adoption Agreement.

"Excess Elective Deferral" means Elective Deferrals made in excess of the limit described in Section 5.01.

"Highly Compensated Employee" means, effective for Plan Years beginning after December 31, 1996, any Employee who during the Plan Year performs services for the Employer and who:

(a)     was a More Than 5% Owner at any time during the Plan Year or the preceding Plan Year; or

(b)     during the preceding Plan Year (the Adoption Agreement may provide that the foregoing determination may be made with respect to the calendar year beginning with or within the preceding Plan Year) received Statutory Compensation in excess of the Code section 414(q)(1) amount ($80,000 as adjusted) and, if provided in the Adoption Agreement, was a member of the top paid group of Employees within the meaning of Code section 414(q)(3).

The determination of who is a Highly Compensated Employee will be made in accordance with Code section 414(q) and the regulations thereunder to the extent they are not inconsistent with the method established above.

The term Highly Compensated Employee also includes a former Employee who was a Highly Compensated Employee when he separated from service or at any time after attaining age 55.

"Hour of Service" means:

(a)     Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer. These hours will be credited to the Employee for the computation period in which the duties are performed.

(b)     Each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. No more than 501 Hours of Service will be credited under this paragraph for any single continuous period (whether or not such period occurs in a single computation period). Hours under this paragraph will be calculated and credited pursuant to DOL Reg. section 2530.200b-2 and any superseding guidance which is incorporated herein by this reference.

(c)     Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same Hours of Service will not be credited both under paragraph (a) or paragraph (b), as the case may be, and under this paragraph (c). These hours will be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.

Solely for purposes of determining whether a One-Year Break in Service has occurred, an individual who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such individual but for such absence, or in any case in which such hours cannot be determined, eight (8) Hours of Service per day of such absence. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (a) by reason of the pregnancy of the individual, (b) by reason of a birth of a child of the individual, (c) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (d) for purposes of caring for such child for a period beginning immediately following such birth or placement. The Hours of Service credited under this paragraph shall be credited (a) in the computation period in which the absence begins if the crediting is necessary to prevent a break in service in that period, or (b) in all other cases, in the following computation period.

If the Employer is a member of an affiliated service group (under Code section 414(m)), a controlled group of corporations (under Code section 414(b)), a group of trades or businesses under common control (under Code section 414(c)) or any other entity required to be aggregated with the Employer pursuant to Code section 414(o), service will be credited for any employment with such groups during the time the Employer is a member of the applicable group. Service will also be credited for any individual considered an Employee for purposes of this Plan under Code sections 414(n) or 414(o).

If the Employer maintains the plan of a predecessor employer, service with such employer will be treated as service for the E mployer.

Service with respect to Qualified Military Service shall be credited in accordance with Code section 414(u) and service shall also be determined to the extent required by the Family and Medical Leave Act of 1993.

Notwithstanding the foregoing, for determining service under the elapsed time method, an Hour of Service means each hour for which an Employee is paid or entitled to payment for the performance of duties for the Employer.

"In-Plan Roth Rollover" means an Employee contribution made to the Plan as a rollover from another Account in the Plan pursuant to Section 4.05(b).

"In-Plan Roth Rollover Account" means so much of a Participant's Account as consists of a Participant's In-Plan Roth Rollover contributions (and corresponding earnings) made to the Plan.

"Investment Fiduciary" means the person(s) designated in the Adoption Agreement. The fiduciary shall be subject to standards of conduct as prescribed under ERISA.

"Investment Funds" means the funds in which the Trust Fund is invested.

"Investment Manager" means an investment manager as described in section 3(38) of ERISA.

"Key Employee" means for Plan Years beginning after December 31, 2001, any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the Determination Date is an officer of the Employer having an annual Statutory Compensation greater than $130,000 (as adjusted under Code section 416(i)(1) for Plan Years beginning after December 31, 2002), a More Than 5% Owner of the Employer, or a 1% owner of the Employer having Statutory Compensation of more than $150,000. The determination of who is a Key Employee will be made in accordance with Code section 416(i)(1) and the applicable regulations and other guidance of general applicability issued thereunder.

"Leased Employee" means any person (other than an Employee of the Employer) who, pursuant to an agreement between the Employer and any other person ("leasing organization"), has performed services for the Employer (or for the Employer and related persons determined in accordance with Code section 414(n)(6)) on a substantially full time basis for a period of at least one year, and such services are performed under primary direction or control by the Employer. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the Employer shall be treated as provided by the Employer. A person shall not be considered a Leased Employee if: (a) such person is covered by a money purchase pension plan providing: (1) a nonintegrated employer contribution rate of at least 10% of compensation, as defined in Code section 415(c)(3), but including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee's gross income under Code sections 125, 402(e)(3), 402(h), 403(b), 132(f) or 457; (2) immediate participation; and (3) full and immediate vesting; and (b) Leased Employees do not constitute more than 20% of the Employer's nonhighly compensated work force.

"Limitation Year" means the year specified in the Adoption Agreement for purposes of determining Annual Additions limits pursuant to Article 5. All qualified plans maintained by the Employer must use the same Limitation Year. If the Limitation Year is amended to a different 12- consecutive month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made.

"Matched Employee Contribution" means a Participant's Elective Deferrals and such other Employee contributions specified in the Adoption Agreement.

"Matching Contribution" means an Employer Matching Contribution made to the Plan on behalf of the Participant pursuant to Article 4 of the Plan.

"Matching Contribution Account" means so much of a Participant's Account as consists of Matching Contributions (and corresponding earnings) made to the Plan.

"More Than 5% Owner" means any person who (a) owns (either directly or by attribution, under Code section 318) more than 5% of the outstanding stock of the Employer or stock possessing more than 5% of the total combined voting power of all stock of the Employer or, (b) in the case of an unincorporated business, any person who owns more than 5% of the capital or profits interest in the Employer. For purposes of Section 7.05, a Participant is treated as a More Than 5% Owner if such Participant is a More Than 5% Owner at any time during the Plan Year ending with or within the calendar year in which such owner attains age 70-1/2 and shall continue to be considered a More Than 5% Owner (and distributions must continue under Section 7.05) even if the Participant ceases to be a 5% owner in a subsequent year.

"Non-Key Employee" means any Employee or former Employee who is not a Key Employee.

"Non-Elective Contribution" means a Profit Sharing Contribution, a Pension Contribution, a Qualified Non-Elective Contribution and a minimum allocation made pursuant to Article 11.

"Nonhighly Compensated Employee" means an Employee who is not a Highly Compensated Employee.

"Normal Retirement Age" shall have the meaning set forth in the Adoption Agreement.

"Normal Retirement Date" shall have the meaning set forth in the Adoption Agreement.

"One-Year Break in Service" means, unless otherwise provided in the Adoption Agreement, for purposes of determining eligibility service, an Eligibility Computation Period or, for purposes of determining a Year of Vesting Service, a Vesting Computation Period during which an Employee is credited with 500 or fewer Hours of Service.

"One-Year Period of Severance" means a Period of Severance of at least 12-consecutive months. In the case of an individual who is absent from work for maternity or paternity reasons, the 12-consecutive month period beginning on the first anniversary of the first date of such absence shall not constitute a One-Year Period of Severance. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (a) by reason of the pregnancy of the individual, (b) by reason of the birth of a child of the individual, (c) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (d) for purposes of caring for such child for a period beginning immediately following such birth or placement.

"Participant" means an Eligible Employee who participates in the Plan in accordance with Article 3.

"Pension Contribution" means a contribution made by the Company that is allocated to a Participant's Pension Contribution Account pursuant to Article 4.

"Pension Contribution Account" means so much of a Participant's Account as consists of Pension Contributions (and corresponding earnings) made to the Plan.

"Period of Severance" means a continuous period of time during which the Employee does not perform an Hour of Service for the Employer. Such period begins on the date the Employee retires, dies, quits or is discharged, or if earlier, the 12 month anniversary of the date on which the Employee was otherwise first absent from service.

"Permissive Aggregation Group" means the Required Aggregation Group of plans, plus any other plan or plans of the Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Code sections 401(a)(4) and 410.

"Plan Administrator" means the person(s) designated pursuant to the Adoption Agreement and Section 12.01. The Plan Administrator shall also be the named fiduciary within the meaning of ERISA section 402.

"Plan Sponsor" means the entity described in the Adoption Agreement.

"Plan Year" means the 12-consecutive month period described in the Adoption Agreement. In the event the Plan incurs a short Plan Year of less than 12-consecutive months, the requirements of the Department of Labor Regulations in 2530.202 and 2530.203 and corresponding Treas. Reg. section 1.410(a) shall be satisfied.

"Post Severance Compensation" means amounts paid by the later of: (a) 2-1/2 months after an Employee's severance from employment with the Company or (b) the end of the applicable Limitation Year/Plan Year that includes the date of severance from employment with the Company; and those amounts would have been included in the definition of Compensation if they were paid prior to the Participant's severance from employment with the Company. However the payment must be for (a) unused accrued bona fide sick, vacation, or other leave, but only if the Participant would have been able to use the leave if the Employee had continued in employment; or (b) received by a Participant pursuant to a nonqualified unfunded deferred compensation plan, but only if the payment would have been paid to the Participant at the same time if the Participant had continued in employment with the Company and only to the extent that the payment is includible in the Participant's gross income.

"Post Year End Compensation" means amounts earned during a year but not paid during that year solely because of the timing of pay periods and pay dates if: (a) these amounts are paid during the first few weeks of the next year; (b) the amounts are included on a uniform and consistent basis with respect to all similarly situated Employees; and (c) no compensation is included in more than one year.

"Pre-tax Elective Deferral" means Elective Deferrals that are not includible in the Participant's gross income at the time deferred.

"Pre-tax Elective Deferral Account" means so much of a Participant's Account as consists of a Participant's Pre-tax Elective Deferrals (and corresponding earnings) made to the Plan.

"Present Value" means a benefit in a defined benefit plan of equivalent value and shall be based only on the interest and mortality rates specified in the Adoption Agreement.

"Profit Sharing Contribution" means a contribution made by the Company that is allocated to a Participant's Profit Sharing Contribution Account pursuant to Article 4.

"Profit Sharing Contribution Account" means so much of a Participant's Account as consists of Profit Sharing Contributions (and corresponding earnings) made to the Plan.

"Qualified Automatic Contribution Arrangement" or "QACA" means a Plan that is a safe harbor plan exempt from most testing under Code section 401(k)(13) and/or Code section 401(m)(12).

"Qualified Domestic Relations Order" means any judgment, decree, or order (including approval of a property settlement agreement) that constitutes a "qualified domestic relations order" within the meaning of Code section 414(p).

"Qualified Joint and Survivor Annuity" means for a married Participant, an immediate annuity for the life of the Participant with a survivor annuity for the life of the Participant's spouse that is not less than 50% and not more than 100% of the amount of the annuity and which is payable during the joint lives of the Participant and the spouse and is the amount of benefit that can be purchased with the Participant's vested Account balance subject to Section 7.10. The percentage of the survivor annuity under the Plan shall be at least 50% unless a different percentage is elected in the Adoption Agreement. For a single Participant, a Qualified Joint and Survivor Annuity means an immediate annuity for the l ife of the Participant and which is the amount of benefit which can be purchased with the Participant's vested Account balance subject to Section 7.10. The terms of such annuity contract shall comply with the provisions of this Plan and the annuity contract shall be nontransferable.

"Qualified Matching Contribution" means a Matching Contribution made by the Company pursuant to Section 4.04.

"Qualified Military Service" means qualified military service as defined in Code section 414(u).

"Qualified Non-Elective Contribution" means a Non-Elective Contribution made by the Company pursuant to Section 4.04.

"Qualified Non-Elective Contribution Account" means so much of a Participant's Account as consists of Qualified Non-Elective Contributions (and corresponding earnings) made to the Plan.

"Qualified Optional Survivor Annuity" means an immediate annuity for the life of the Participant with a survivor annuity that is equal to the applicable percentage of the amount of the annuity that is payable during the joint lives of the Participant and the spouse, and that is the actuarial equivalent of a single life annuity for the life of the Participant. The survivor percentage of the Qualified Optional Survivor Annuity shall be determined in accordance with the following:

(a)     If the Plan provides for a specific Qualified Joint and Survivor Annuity survivor annuity percentage and such percentage is less than 75%, then the Plan's Qualified Optional Survivor Annuity shall be 75%.

(b)     If the Plan provides for a specific Qualified Joint and Survivor Annuity survivor annuity percentage and such percentage is greater than or equal to 75%, then the Plan's Qualified Optional Survivor Annuity shall be 50%.

(c)     If the Plan does not provide for a specific Qualified Joint and Survivor Annuity survivor annuity percentage, then the Qualified Joint and Survivor Annuity survivor annuity percentage shall be 50% and the Qualified Optional Survivor Annuity survivor annuity percentage shall be 75%.

"Qualified Reservist Distributions" means the distributions described in Section 8.03(c).

"Required Aggregation Group" means (a) each qualified plan of the Employer in which at least one Key Employee participates or participated at any time during the Plan Year containing the Determination Date or any of the four preceding Plan Years (regardless of whether the Plan has terminated), and (b) any other qualified plan of the Employer which enables a plan described in (a) to meet the requirements of Code sections 401(a)(4) or 410.

"Required Beginning Date" means April 1 of the calendar year following the later of the calendar year in which the Participant attains age 70-1/2 or the calendar year in which the Participant retires, except that benefit distributions to a More Than 5% Owner must commence by April 1 of the calendar year following the calendar year in which the Participant attains age 70-1/2. The Adoption Agreement may provide that for a Participant other than a More Than 5% Owner: (a) the Required Beginning Date is the April 1 of the calendar year following the calendar year in which the Participant attains age 70-1/2; or (b) the Participant may elect to begin receiving distributions at the date specified in the preceding sentence or the date specified in clause (a) of this sentence.

"Rollover Contribution" means an Employee contribution made to the Plan as a rollover from another eligible retirement plan or individual retirement account pursuant to Article 4 of the Plan.

"Rollover Contribution Account" means so much of a Participant's Account as consists of a Participant's Rollover Contributions (and corresponding earnings) made to the Plan.

"Roth Elective Deferral" means an Elective Deferral that is: (a) designated irrevocably by the Participant at the time of the cash or deferred election as a Roth Elective Deferral that is being made in lieu of all or a portion of the Pre-tax Elective Deferrals the Participant is otherwise eligible to make under the Plan; and (b) treated by the Company as includible in the Participant's income at the time the Participant would have received that amount in cash if the Participant had not made a cash or deferred election. Except as otherwise provided, Roth Elective Deferrals shall be subject to the same conditions and limitations as apply to Elective Deferrals.

"Roth Elective Deferral Account" means so much of a Participant's Account as consists of a Participant's Roth Elective Deferrals (and corresponding earnings) made to the Plan. The Plan will maintain a record of the amount of Roth Elective Deferrals in each Participant's Roth Elective Deferral Account.

"Safe Harbor Notice" means the notice described in Treas. Reg. section 1.401(k)-3(d) and any superseding guidance. The Safe Harbor Notice must provide comprehensive notice of the Employee's rights and obligations under the Plan and must be written in a manner calculated to be understood by the average Eligible Employee. The Safe Harbor Notice must be provided within a reasonable period before the beginning of the Plan Year (or, in the year an Employee becomes eligible, within a reasonable period before the Employee becomes eligible). A Safe Harbor Notice that is provided at least 30 days, but not more than 90 days is deemed to be provided in a reasonable period. If the Plan is a Qualified Automatic Contribution Arrangement, the Safe Harbor Notice must contain the additional requirements of and be provided within the timeframe required under Treas. Reg. section 1.401(k)-3(k)(4) and any superseding guidance.

"Section 414(s) Compensation" means compensation as defined in Code section 414(s) and Treas. Reg. section 1.414(s)-1. The period used to determine an Employee's compensation for a Plan Year must be either the Plan Year or the calendar year ending within the Plan Year. Whichever period is selected by the Plan Administrator must be applied uniformly to determine the compensation of every Eligible Employee under the Plan for that Plan Year. The Plan Administrator may, however, limit the period taken into account under either method to that portion of the Plan Year or calendar year in which the Employee was an Eligible Employee, provided that this limit is applied uniformly to all Eligible Employees under the Plan for the Plan Year. In the case of a Highly Compensated Employee whose Actual Deferral Ratio is determined under Treas. Reg. section 1.401(k)- 2(a)(3)(ii), period of participation includes periods under another plan for which Elective Deferrals are aggregated under Treas. Reg. section

1.401(k)-2(a)(3)(ii). Section 414(s) Compensation shall be limited by any dollar limits described in Code section 401(a)(17) applicable under the definition of Compensation. The Plan Administrator may include Post Severance Compensation and/or determine Section 414(s) Compensation using Post Year End Compensation.

"Section 415 Safe Harbor Option" means a definition of Compensation that:

(a)     Includes all of the following:

(1)     The Employee's wages, salaries, fees for professional services, and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer maintaining the Plan, to the extent that the amounts are includible in gross income (or to the extent amounts would have been received and includible in gross income but for an election under Code section 125(a), 132(f)(4), 402(e)(3), 402(h)(1)(B), 402(k), or 457(b)). These amounts include, but are not limited to, commissions paid to salespersons, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan as described in Treas. Reg. section 1.62-2(c).

(2)     Amounts described in Code section 104(a)(3), 105(a), or 105(h), but only to the extent that these amounts are includible in the gross income of the Employee.

(3)     Amounts paid or reimbursed by the Employer for moving expenses incurred by an Employee, but only to the extent that at the time of the payment it is reasonable to believe that these amounts are not deductible by the Employee under Code section 217.

(4)     The value of a nonstatutory option (which is an option other than a statutory option as defined in Treas. Reg. section 1.421-1(b)) granted to an Employee by the Employer, but only to the extent that the value of the option is includible in the gross income of the Employee for the taxable year in which granted.

(5)     The amount includible in the gross income of an Employee upon making the election described in Code section 83(b).

(6)     Amounts that are includible in the gross income of an Employee under the rules of Code section 409A or 457(f)(1)(A) or because the amounts are constructively received by the Employee.

(b)     Excludes all of the following:

(1)     Contributions (other than elective contributions described in Code section 402(e)(3), 408(k)(6), 408(p)(2)(A)(i), or 457(b)) made by the Employer to a plan of deferred compensation (including a simplified employee pension plan described in Code section 408(k) or a simple retirement account described in Code section 408(p), and whether or not qualified) to the extent that the contributions are not includible in the gross income of the Employee for the taxable year in which contributed. In addition, any distributions from a plan of deferred compensation (whether or not qualified) are not considered as compensation for Code section 415 purposes, regardless of whether such amounts are includible in the gross income of the Employee when distributed.

(2)     Amounts realized from the exercise of a nonstatutory option (which is an option other than a statutory option as defined in Treas. Reg. section 1.421-1(b)), or when restricted stock or other property held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture (see Code section 83 and regulations promulgated thereunder).

(3)     Amounts realized from the sale, exchange, or other disposition of stock acquired under a statutory stock option (as defined in Treas. Reg. section 1.421-1(b)).

(4)     Other amounts that receive special tax benefits, such as premiums for group-term life insurance (but only to the extent that the premiums are not includible in the gross income of the Employee and are not salary reduction amounts that are described in Code section 125).

(5)     Other items of remuneration that are similar to any of the items listed in paragraphs (b)(1) through (b)(4) of this section.

"Self-Employed Individual" means any individual who has Earned Income for the taxable year from the trade or business for which the Plan is established, including an individual who would have Earned Income but for the fact that the trade or business had no net profits for the taxable year. An individual shall not be a Self-Employed Individual unless he or she is also an owner of the Company.

"Statutory Compensation" shall have the meaning set forth in the Adoption Agreement.

Statutory Compensation must be determined without regard to any rules under Code section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code section 3401(a)(2)). For any Self-Employed Individual, Statutory Compensation shall mean Earned Income.

Statutory Compensation shall include any amount which is contributed by the Company pursuant to a salary reduction agreement and which is not includible in the gross income of the Participant under Code sections 125, 402(e)(3), 402(h), 403(b), 132(f) or 457.

Statutory Compensation shall include other compensation paid by the later of: (a) 2-1/2 months after an Employee's severance from employment with the Company or (b) the end of the Limitation Year that includes the date of the Employee's severance from employment with the Company if: (1) the payment is regular compensation for services during the Participant's regular working hours, or compensation for services outside the Participant's regular working hours (e.g., overtime or shift differential), commissions, bonuses, or other similar payments; and (2) the payment would have been paid to the Participant prior to a severance from employment if the Participant had continued in employment with the Company. The exclusions from Compensation for payments after severance from employment do not apply to payments to a Participant who does not currently perform services for the Company by reason of Qualified Military Service to the extent those payments do not exceed the amounts the Participant would have received if the individual had continued to perform services for the Company rather than entering Qualified Military Service. To the extent applicable, Statutory Compensation shall include compensation paid to a Participant who is permanently and totally disabled. Back pay (as defined in Treas. Reg. section 1.415(c)-2(g)(8)) shall be treated as Statutory Compensation for the Limitation Year to which the back pay relates to the extent the back pay represents wages and compensation that would otherwise be included under this definition.

Notwithstanding any other provision hereof to the contrary, the annual Statutory Compensation of each Employee taken into account under the Plan for any Plan Year shall not exceed $200,000, (as adjusted under Code section 401(a)(17) for such year). If a Plan Year consists of fewer than 12 months, the applicable limitation under Code section 401(a)(17) will be multiplied by a fraction, the numerator of which is the number of months in such year, and the denominator of which is 12.

"Termination" and "Termination of Employment" means any absence from service that ends the employment of the Employee with the Employer.

"Top-Heavy" means a Plan that for any Plan Year beginning after 1983 meets the definition in Section 11.01.

"Top-Heavy Ratio" means:

(a)     If the Employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the Employer has not maintained any defined benefit plan which during the 5-year period ending on the Determination Date(s) has or has had accrued benefits, the Top-Heavy Ratio for this Plan alone or for the Required or Permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of the Account balances of all Key Employees as of the Determination Date(s), including any part of any Account balance distributed in the one-year period ending on the Determination Date(s) (5-year period ending on the Determination Date in the case of a distribution made for a reason other than severance from employment, death or Disability), and the denominator of which is the sum of all Account balances including any part of any Account balance distributed in the 1-year period ending on the Determination Date(s) (5-year period ending on the Determination Date in the case of a distribution made for a reason other than severance from employment, death or Disability), both computed in accordance with Code section 416 and the regulations thereunder. Both the numerator and denominator of the Top-Heavy Ratio are increased to reflect any contribution not actually made as of the Determination Date, but which is required to be taken into account on that date under Code section 416 and the regulations thereunder.

(b)     If the Employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the Employer maintains or has maintained one or more defined benefit plans which during the 5-year period ending on the Determination Date(s) has or has had any accrued benefits, the Top-Heavy Ratio for any Required or Permissive Aggregation group, as appropriate, is a fraction, the numerator of which is the sum of Account balances under the aggregated defined contribution plan or plans for all Key Employees, determined in accordance with

(a) above, and the Present Value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the Determination Date(s), and the denominator of which is the sum of the Account balances under the aggregated defined contribution plan or plans for all Participants, determined in accordance with (a) above, and the Present Value of accrued benefits under the defined benefit plan or plans for all Participants as of the Determination Date(s), all determined in accordance with Code section 416 and the regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the Top-Heavy Ratio are increased for any distribution of an accrued benefit made in the one-year period ending on the Determination Date.

(c)     For purposes of (a) and (b) above the value of Account balances and the Present Value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in Code section 416 and the regulations thereunder for the first and second Plan Years of a defined benefit plan. The Account balances and accrued benefits of a Participant (1) who is a Non-Key Employee but who was a Key Employee in a prior year, or (2) who has not been credited with at least one Hour of Service with any Employer maintaining the Plan at any time during the one-year period ending on the Determination Date will be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, in-service withdrawals, rollovers, and transfers are taken into account will be made in accordance with Code section 416 and the regulations thereunder. Deductible Employee contributions will not be taken into account for purposes of computing the Top-Heavy Ratio. When aggregating plans the value of account balances and accrued benefits will be calculated with reference to the determination dates that fall within the same calendar year.

          The accrued benefit of a Non-Key Employee shall be determined under: (x) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer; or (y) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code section 411(b)(1)(C).

"Transfer Account" means so much of a Participant's Account as consists of amounts transferred from another eligible retirement plan (and corresponding earnings) pursuant to Article 4 in a transaction that was not an eligible rollover distribution within the meaning of Code section 402.

"Trust" means the trust agreement specified in the Adoption Agreement. The Trust agreement contained in the Basic Plan Document will be used unless otherwise specified in the Adoption Agreement.

"Trust Fund" means all of the assets of the Plan held by the Trustee pursuant to Article 10 or held by an insurance company pursuant to section 403 of ERISA.

"Trustee" means the person or persons designated by the Plan Sponsor to serve as the Trustee of the Trust Fund to the extent the assets of the Plan are not held solely by an insurance company. If the Trustee is a corporate Trustee the Trustee will be a directed Trustee unless otherwise indicated in a separate agreement. If the Trustee is an individual Trustee, the Trustee will be a discretionary Trustee unless otherwise indicated in a separate agreement.

"Valuation Date" has the meaning specified in the Adoption Agreement. Notwithstanding anything in the Adoption Agreement to the contrary and in the event that there is to be a distribution, transfer of assets and/or division of assets from the Plan, the Plan Administrator may in its sole discretion declare a special Valuation Date, but only for that portion of the Plan that is not daily-valued to protect the interests of Participants in the Plan or the Participant receiving the distribution.

"Vesting Computation Period" means, for purposes of determining Years of Vesting Service, the period described in the Adoption Agreement.

"Voluntary Contribution" means an Employee contribution made to the Plan on an after-tax basis. The term Voluntary Contribution shall not include Roth Elective Deferrals.

"Voluntary Contribution Account" means so much of a Participant's Account as consists of a Participant's Voluntary Contributions (and corresponding earnings) made to the Plan.

"Year of Eligibility Service" means, with respect to any Employee, an Eligibility Computation Period during which he completes at least the service specified in the Adoption Agreement. If the Plan uses the elapsed time method: (a) "Year of Eligibility Service" means a twelve month period of time beginning on an Employee's Employment Commencement Date and ending on the date on which eligibility service is being determined; (b) in order to determine the number of whole Years of Eligibility Service under the elapsed time method, nonsuccessive periods of service and less than whole year periods of service shall be aggregated on the basis that twelve months of service (30 days are deemed to be a month in the case of the aggregation of fractional months) or 365 days of service are equal to a whole year of service; (c) an Employee will also receive credit for any Period of Severance of less than twelve consecutive months; and (d) if less than one Year of Eligibility Service is required in Article 3, such service shall be determined by substituting such period for "twelve month" and "Year" where they appear in this paragraph.

All eligibility service with the Employer is taken into account except that if permitted in the Adoption Agreement, the following service shall be disregarded in determining Years of Eligibility Service:

(a)     One-Year Holdout. If an Employee has a One-Year Break in Service (One-Year Period of Severance to the extent the Plan uses the elapsed time method), Years of Eligibility Service before such period will not be taken into account until the Employee has completed a Year of Eligibility Service after returning to employment with the Employer.

(b)     Rule of Parity. If an Employee does not have any nonforfeitable right to the Account balance derived from Employer contributions, Years of Eligibility Service before a period of five (5) consecutive One-Year Breaks in Service (One-Year Periods of Severance to the extent the Plan uses the elapsed time method) will not be taken into account in computing eligibility service. Elective Deferrals are taken into account for purposes of determining whether a Participant is a nonvested Participant for purposes of Code section 411(a)(6)(D)(iii).

If a Participant's Years of Eligibility Service are disregarded pursuant to the foregoing, such Participant will be treated as a new Employee for eligibility purposes. If a Participant's Years of Eligibility Service may not be disregarded pursuant to the foregoing, such Participant shall participate in the Plan pursuant to the terms of Article 3.

To the extent provided in the Adoption Agreement, eligibility service may also include service with employers other than the Employer.

"Year of Vesting Service" means a Vesting Computation Period during which the Employee completes at least the number of hours specified in the Adoption Agreement. If the Plan uses the elapsed time method: (a) "Year of Vesting Service" means a twelve month period of time beginning on an Employee's Employment Commencement Date and ending on the date on which vesting service is being determined; (b) in order to determine the number of whole Years of Vesting Service under the elapsed time method, nonsuccessive periods of service and less than whole year periods of service shall be aggregated on the basis that 12 months of service (30 days are deemed to be a month in the case of the aggregation of fractional months) or 365 days of service are equal to a whole year of service; and (c) an Employee will also receive credit for any Period of Severance of less than 12-consecutive months.

All Years of Vesting Service with the Employer are taken into account except that for an Employee who has five consecutive One-Year Breaks in Service (One-Year Periods of Severance to the extent the Plan uses the elapsed time method) all periods of service after such breaks in service/periods of severance shall be disregarded for the purpose of vesting the Employee's Employer-derived Account balance that accrued before such breaks in service/periods of severance, but except as otherwise expressly provided, both the service before and after such breaks in service/periods of severance shall count for purposes of vesting the Employee's Employer-derived Account balance that accrues after such breaks in service/periods of severance pursuant to Article 6.

In addition, if permitted in the Adoption Agreement, the following service shall be disregarded in determining Years of Vesting Service:

(a)     One-Year Holdout. If an Employee has a One-Year Break in Service (One-Year Period of Severance to the extent the Plan uses the elapsed time method), Years of Vesting Service before such period will not be taken into account until the Employee has completed a Year of Vesting Service after returning to employment with the Employer.

(b)     Rule of Parity. If an Employee does not have any nonforfeitable right to the Account balance derived from Employer contributions, Years of Vesting Service before a period of five (5) consecutive One-Year Breaks in Service (One-Year Periods of Severance to the extent the Plan uses the elapsed time method) will not be taken into account in computing vesting service. Elective Deferrals are taken into account for purposes of determining whether a Participant is a nonvested Participant for purposes of Code section 411(a)(6)(D)(iii).

(c)     Years of Vesting Service before age 18 and/or Years of Vesting Service before the Employer maintained this Plan or a predecessor plan will not be taken into account in computing vesting service to the extent provided in the Adoption Agreement.

To the extent provided in the Adoption Agreement, vesting service may also include service with employers other than the Employer.

ARTICLE 3 PARTICIPATION

Section 3.01    ELECTIVE DEFERRALS AND VOLUNTARY CONTRIBUTIONS

Each Eligible Employee as of the Effective Date who was eligible to participate in the Plan with respect to Elective Deferrals and Voluntary Contributions on or before the Effective Date shall be a Participant eligible to make Elective Deferrals and Voluntary Contributions pursuant to Article 4 on the Effective Date. Each other Eligible Employee who was not a Participant in the Plan with respect to Elective Deferrals and Voluntary Contributions on the Effective Date shall become a Participant eligible to make Elective Deferrals and Voluntary Contributions on the date specified in the Adoption Agreement; provided that he is an Eligible Employee on such date. Notwithstanding the foregoing, a Participant shall be eligible to make Elective Deferrals and/or Voluntary Contributions only to the extent such contributions are permitted in the Adoption Agreement.

Section 3.02    MATCHING CONTRIBUTIONS

Each Eligible Employee as of the Effective Date who was eligible to participate in the Plan with respect to Matching Contributions on or before the Effective Date shall be a Participant eligible to receive Matching Contributions pursuant to Article 4 on the Effective Date. Each other Eligible Employee who was not a Participant in the Plan with respect to Matching Contributions on the Effective Date shall become a Participant eligible to receive Matching Contributions on the date specified in the Adoption Agreement; provided that he is an Eligible Employee on such date. Notwithstanding the foregoing, a Participant shall be eligible to receive Matching Contributions only to the extent such contributions are permitted in the Adoption Agreement.

Each Eligible Employee as of the Effective Date who was eligible to participate in the Plan with respect to safe harbor contributions on or before the Effective Date shall be a Participant eligible to receive safe harbor contributions pursuant to Article 4 on the Effective Date. Each other Eligible Employee who was not a Participant in the Plan with respect to safe harbor contributions on the Effective Date shall become a Participant eligible to receive safe harbor contributions on the date specified in the Adoption Agreement; provided that he is an Eligible Employee on such date. Notwithstanding the foregoing, a Participant shall be eligible to receive safe harbor contributions only to the extent such contributions are permitted in the Adoption Agreement.

Section 3.03    EMPLOYER CONTRIBUTIONS

(a)     Profit Sharing Contributions. Each Eligible Employee as of the Effective Date who was eligible to participate in the Plan with respect to Profit Sharing Contributions on or before the Effective Date shall be a Participant eligible to receive Profit Sharing Contributions pursuant to Article 4 on the Effective Date. Each other Eligible Employee who was not a Participant in the Plan with respect to Profit Sharing Contributions on the Effective Date shall become a Participant eligible to receive Profit Sharing Contributions on the date specified in the Adoption Agreement; provided that he is an Eligible Employee on such date. Notwithstanding the foregoing, a Participant shall be eligible to receive Profit Sharing Contributions only to the extent such contributions are permitted in the Adoption Agreement.

(b)     Pension Contributions. Each Eligible Employee as of the Effective Date who was eligible to participate in the Plan with respect to Pension Contributions on or before the Effective Date shall be a Participant eligible to receive Pension Contributions pursuant to Article 4 on the Effective Date. Each other Eligible Employee who was not a Participant in the Plan with respect to Pension Contributions immediately on the Effective Date shall become a Participant eligible to receive Pension Contributions on the date specified in the Adoption Agreement; provided that he is an Eligible Employee on such date. Notwithstanding the foregoing, a Participant shall be eligible to receive Pension Contributions only to the extent such contributions are permitted in the Adoption Agreement.

Section 3.04    TRANSFERS

If a change in job classification or a transfer results in an individual no longer qualifying as an Eligible Employee, such Employee shall cease to be a Participant for purposes of Article 4 (or shall not become eligible to become a Participant) as of the effective date of such change of job classification or transfer. Should such Employee again qualify as an Eligible Employee or if an Employee who was not previously an Eligible Employee becomes an Eligible Employee, he shall become a Participant with respect to the contributions for which the eligibility requirements have been satisfied as of the later of the effective date of such subsequent change of status or the date the Employee meets the eligibility requirements of this Article 3.

Section 3.05    TERMINATION AND REHIRES

If an Employee has a Termination of Employment, such Employee shall cease to be a Participant for purposes of Article 4 (or shall not become eligible to become a Participant; except as provided in Article 4) as of his Termination of Employment. An individual who has satisfied the applicable eligibility requirements set forth in Article 3, including passing an entry date, before his Termination date, and who is subsequently reemployed by the Company as an Eligible Employee, shall resume or become a Participant immediately upon his rehire date with respect to the contributions for which the eligibility requirements of this Article 3 have been satisfied. An individual who has not so qualified for participation on his Termination date, and who is subsequently reemployed by the Company as an Eligible Employee, shall be eligible to participate as of the later of the effective date of such reemployment or the date the individual meets the eligibility requirements of this Article 3. The determination of whether a rehired Eligible Employee satisfies the requirements of Article 3 shall be made after the application of any applicable break in service rules.

Section 3.06    LIMITATIONS ON EXCLUSIONS

(a)     Exclusions. Any Employee exclusion entered in the Adoption Agreement shall not be valid to the extent that such exclusion results in only Nonhighly Compensated Employees participating with the lowest amount of Compensation and/or lowest amount of service so that the Plan still meets the coverage requirements of Code section 410(b).

(b)     Coverage. The Plan must provide that an Eligible Employee who has attained age 21 and who has completed one Year of Eligibility Service (two Years of Eligibility Service may be used for contributions other than Elective Deferrals if the Plan provides a nonforfeitable right to 100% of the Participant's applicable Account balance after not more than 2 Years of Eligibility Service) shall commence participation in the Plan no later than the earlier of: (1) the first day of the first Plan Year beginning after the date on which such Eligible Employee satisfied such requirements; or (2) the date that is 6 months after the date on which he satisfied such requirements.

(c)     A Participant shall be treated as benefiting under the Plan for any Plan Year during which the Participant received or is deemed to receive an allocation in accordance with Treas. Reg. section 1.410(b)-3(a). Notwithstanding any provision of the Plan to the contrary, no Participant shall earn an allocation hereunder except as provided under the terms of the Plan as in effect on the last day of the Plan Year after giving effect to all retroactive amendments that may be permitted under applicable Internal Revenue Service procedures and other applicable law; including, without limitation, any amendment permitted under Treas. Reg. section 1.401(a)(4)-11.

(d)     Eligibility Waiver. If the Adoption Agreement provides that the Plan uses a New Comparability allocation formula, the Company may waive any of the Eligibility requirements to participate in the Plan with respect to Profit Sharing Contributions for an Employee who does not otherwise satisfy such requirements for purposes of the Company satisfying the Minimum Allocation Gateway requirement of Treasury regulations sections 1.401(a)(4)-8(b)(1)(vi) or 1.401(a)(4)-9(b)(2)(v)(D). However, in order to qualify for the waiver of the previous sentence, the Employee must also be: (1) a Nonhighly Compensated Employee, and (2) eligible for a non-elective allocation other than Profit Sharing Contributions (including, but not limited to, a Top-Heavy minimum or a 401(k) safe harbor non-elective allocation) that is taken into account in determining whether the Plan satisfies the nondiscrimination requirements of Code section 401(a)(4) with respect to Non-Elective Contributions.

(e)     Modifications. The completion of a 'fill-in' blank in the Adoption Agreement shall not be considered to be a modification to the Volume Submitter/Prototype document unless the language used to complete the 'fill-in' blank is contrary to the notes and guidelines that accompany the option. If a completed 'fill-in' blank violates/is contrary to the notes and guidelines that accompany the option, the language is a modification to the Volume Submitter/Prototype document.

Section 3.07    PROCEDURES FOR ADMISSION

The Plan Administrator shall prescribe such forms and may require such data from Participants as are reasonably required to enroll a Participant in the Plan or to effectuate any Participant elections made pursuant to this Article 3.

Section 3.08    PARTICIPANTS RECEIVING DIFFERENTIAL MILITARY PAY

To the extent selected in the Adoption Agreement and pursuant to Code section 414(u)(12), IRS Notice 2010-15 and any superseding guidance, a Participant receiving differential wage payments (as defined in Code section 3401(h)(2)) shall be treated as an Employee of the Employer making the payment and the differential wage payments may be treated as Compensation under the Plan to the extent selected in the Adoption Agreement.

ARTICLE 4 CONTRIBUTIONS

Section 4.01    ELECTIVE DEFERRALS AND VOLUNTARY CONTRIBUTIONS

(a)     Elections. Each Participant may execute elections pursuant to this Section 4.01 in the form and manner prescribed by the Plan Administrator. The Plan Administrator shall provide each Participant with the forms necessary to elect the amount of Elective Deferrals and Voluntary Contributions. Such election shall provide that a Participant may elect to reduce his Compensation by amounts specified in the Adoption Agreement. Elective Deferrals may only be made with respect to amounts that are compensation under Code section 415(c)(3). Notwithstanding the foregoing, a Participant shall be eligible to make Elective Deferrals and/or Voluntary Contributions only to the extent such contributions are permitted in the Adoption Agreement.

(b)     Modifications. As of the date a Participant first meets the eligibility requirements of Section 3.01, he may elect to contribute to the Plan. Subsequent to that date, a Participant may elect to start, increase, reduce or totally suspend his elections pursuant to this Section 4.01, effective as of the dates specified in the Adoption Agreement. If the Adoption Agreement specifies that the Plan is a safe harbor 401(k) plan, a Participant may modify his election during the 30 day period following receipt of the Safe Harbor Notice. However, if the Plan is a Qualified Automatic Contribution Arrangement, a Participant may modify his election during the timeframe outlined in section 4.01(g)(2) below.

(c)     Procedures. A Participant shall make an election described in Subsection (b) in such form and manner as may be prescribed by procedures established by the Plan Administrator. Such procedures may include, but not be limited to: specifying that elections be made at such time in advance as the Plan Administrator may require, allowing on a nondiscriminatory basis a Participant to make a separate election as to any bonuses or other special pay, and/or requiring elections be made in a dollar amount or percentage of pay. A Participant's election regarding Elective Deferrals may be made only with respect to an amount which the Participant could otherwise elect to receive in cash and which is not currently available to the Participant. The Plan Administrator may allow Participants, on a nondiscriminatory basis, to defer on Compensation actually received after Termination of Employment.

(d)     Reduction in Elections. The Plan Administrator may reduce or totally suspend a Participant's election if the Plan Administrator determines that such election may cause the Plan to fail to satisfy any of the requirements of Article 5.

(e)     Catch-up Contributions. If elected in the Adoption Agreement, all Participants who are eligible to make Elective Deferrals under this Plan shall be eligible to make Catch-up Contributions pursuant to Section 5.01(d).

(f)     Roth Elective Deferrals. To the extent provided in the Adoption Agreement, Participants shall be eligible to irrevocably designate some or all of their Elective Deferrals as either Pre-tax Elective Deferrals or Roth Elective Deferrals. However, the Plan Administrator may, on a nondiscriminatory basis, require a Participant to elect all of their Elective Deferrals as either Pre-tax Elective Deferrals or Roth Elective Deferrals. All elections shall be subject to the same election procedures, limits on modifications and other terms and conditions on elections as specified in the Plan. If Roth Elective Deferrals are not permitted, all Elective Deferrals shall be designated as Pre-tax Elective Deferrals.

(g)     Automatic Enrollment. To the extent provided in the Adoption Agreement, upon the initial satisfaction of the eligibility requirements of Article 3 with respect to Elective Deferrals (and at the effective date of the addition of an automatic enrollment feature for current Participants), an Eligible Employee described in the Adoption Agreement shall be deemed to have made an Elective Deferral election in the amount provided in the Adoption Agreement; provided however that:

(1)     In a reasonable period of time before the deemed election takes place the Eligible Employee shall receive a notice that explains the automatic Elective Deferral election, his or her Compensation reduction percentage and the individual's right to elect to have no such Elective Deferrals made to the Plan or to alter the amount of those contributions, including the procedure for exercising that right and the timing for implementation of any such election. The Eligible Employee must have a reasonable opportunity to file an election to receive cash in lieu of Elective Deferrals before such deemed election is made. If the Adoption Agreement indicates the Plan intends to be an eligible automatic contribution arrangement (EACA), the notice must meet the additional requirements below:

(A)     The notice must be provided within a reasonable period before the beginning of each Plan Year or, in the Plan Year the Employee is first eligible to make a cash or deferred election (or first becomes covered under the automatic contribution arrangement as a result of a change in employment status), within a reasonable period before the Employee becomes a covered Employee. A notice satisfies the timing requirements of this paragraph only if it is provided sufficiently early so that the Employee has a reasonable period of time after receipt of the notice in order to make the election described under Treas. Reg. section 1.414(w)-1(e)(2).

(B)     The notice must describe how contributions made under the arrangement will be invested in the absence of any investment election.

(C)     The notice must describe the right to make a permissible withdrawal (as described in Section 4.01(g)(5)(B)), if applicable, and the procedures to elect such a withdrawal.

(2)     If the default election is pursuant to a Qualified Automatic Contribution Arrangement, the default election must be effective no later than the earlier of (i) the pay date for the second payroll period that begins after the date the notice is provided, or (ii) the first pay date that occurs at least 30 days after the notice is provided. Notwithstanding any delay in when the first default contribution is made, Non-Elective Contributions that are based on a full year's contributions and any rate of Matching Contributions that varies based on Compensation must be based on Compensation earned since the Participant was first eligible under the Plan.

(3)     Unless otherwise selected in the Adoption Agreement, if the Plan provides for Roth Elective Deferrals, all Elective Deferrals made under Subsection (g) shall be designated as Pre-tax Elective Deferrals.

(4)     Administrator Discretion. The Plan Administrator may, on a uniform and nondiscriminatory basis, provide that a new initial period shall begin for an Employee who is terminated for a full Plan Year and is rehired in a subsequent Plan Year. The Plan Administrator may also, on a uniform and nondiscriminatory basis, provide that an affirmative election expires at the end of each Plan Year and that the Employee must make a new affirmative election if he or she wants the prior rate of Elective Deferral to continue.

(5)     Elections to End or Reduce Automatic Enrollment

(A)     If the Adoption Agreement indicates the Plan is not an Eligible Automatic Contribution Arrangement (EACA) and the Plan Administrator elects to allow withdrawals, the Eligible Employee may file an election to receive cash in lieu of Elective Deferrals at the time such deemed election is made or within the 60 day period thereafter. Upon an election to receive cash in lieu of Elective Deferrals, the Participant shall not receive a refund of any Elective Deferral made. The Eligible Employee may make a subsequent affirmative election to make Elective Deferrals at a later date that is effective as provided in Section 4.01(b).

(B)     Eligible Automatic Contribution Arrangement (EACA). To the extent the Adoption Agreement indicates the Plan intends to be an eligible automatic contribution arrangement (EACA), if the Adoption Agreement allows for permissible withdrawals, an Employee for whom Elective Deferrals have been automatically made may elect to withdraw all of the contributions made on his or her behalf including earnings thereon to the date of the withdrawal. This withdrawal right is available only if the withdrawal election is made within the earlier of 90 or the number of days specified in the Adoption Agreement after the date of the first contribution under an EACA. Any Matching Contribution made with respect to the amount withdrawn (adjusted for allocable gains and losses) shall be forfeited. A withdrawal request will be treated as an affirmative election to stop having Elective Deferrals made unless the Employee affirmatively elects otherwise.

(i)       Election Period. The Plan Administrator may, on a uniform and nondiscriminatory basis, require an election period shorter than 90 days, provided that such election period be at least 30 days.

(ii)      Treatment of Refunds. Elective Deferrals refunded pursuant to this Subsection and any related Matching Contributions forfeited, shall not be taken into account in determining an Employee's Actual Deferral Ratio and Actual Contribution Ratio under the Actual Deferral Percentage(ADP) and ACP tests, and shall be disregarded in determining limitations under Code section 402(g). Any amounts refunded under this Paragraph are not eligible rollover contributions. No spousal consent is required for a refund under this Section.

(iii)     The provisions of this Section are separately applied to each portion of the Plan after the application of the mandatory disaggregation rules of Code section 410(b).

(iv)     Rehires. The Plan Administrator may, on a uniform and nondiscriminatory basis, for an Employee who is terminated for a full Plan Year and is rehired in a subsequent Plan Year provide that such Employee be treated as a new hire.

(v)      Fees. The amount distributed may be reduced by fees pursuant to Treas. Reg. section 1.414(w)-1(c)(3)(ii).

(vi)     Refund Deadline. Effective for Plan Years beginning on or after January 1, 2010, the extended testing deadline of Code section 4979 shall apply only if all Employees eligible to make Elective Deferrals are covered under the EACA for the entire Plan Year (or the portion of the Plan Year the Employees are Eligible Employees).

(vii)    The provisions of this Subsection are subject to any requirements under Code section 414(w), Code section 4979, the final Treasury Regulations issued February 24, 2009 and any corresponding guidance or regulations issued thereunder.

(h)     Contribution and Allocation of Elective Deferrals and Voluntary Contributions. The Company shall contribute to the Plan with respect to each pay period an amount equal to the Elective Deferrals and Voluntary Contributions of Participants for such pay period, as determined pursuant to the elections in force pursuant to this Section. There shall be directly and promptly allocated to the Elective Deferral Account and Voluntary Contribution Account of each Participant the Elective Deferrals and Voluntary Contributions, respectively, contributed by the Company to the Plan by reason of any election in force with respect to that Participant.

Section 4.02    MATCHING CONTRIBUTIONS

(a)     Amount of Matching Contributions. Subject to the limitations described in Article 5, the Company shall contribute to the Plan an amount specified in the Adoption Agreement on behalf of each Participant who made a Matched Employee Contribution and who has completed any service requirements specified in the Adoption Agreement. Notwithstanding the foregoing, a Participant shall be eligible to receive an allocation of Matching Contributions only to the extent such contributions are permitted in the Adoption Agreement.

(b)     Contribution and Allocation of Matching Contributions. Matching Contributions shall be made to the Plan and promptly allocated to the Matching Contribution Accounts of Participants who meet the requirements of Subsection (a) and in the amount determined pursuant to Subsection (a) as soon as administratively feasible after the end of the periods described in the Adoption Agreement.

(1)     The Company may make an additional Matching Contribution ("true up") on behalf of each Participant in the amount of the positive difference, if any, between the Matching Contributions that would have been allocated to his Account had such contributions been determined on the basis of Compensation for the entire Plan Year and the Matching Contributions previously allocated to such Participant's Account.

(2)     If the Adoption Agreement specifies that the Catch-up Contributions specified in Section 5.01 shall not be matched, any Matching Contributions made on an Elective Deferral and, if applicable, a Voluntary Contribution that are subsequently classified as a Catch-up Contribution shall be forfeited to the extent allocated.

(3)     If the Adoption Agreement provides that the Plan is intended to be a safe harbor 401(k) plan and safe harbor Matching Contributions are made separately with respect to each payroll period (or with respect to all payroll periods ending with or within each month or quarter of a Plan Year), such safe harbor Matching Contributions must be contributed to the Plan by the last day of the immediately following Plan Year quarter.

(c)     Participant. For purposes of this Section, "Participant" shall mean an Eligible Employee who has met the eligibility requirements of Article 3 with respect to Matching Contributions.

(d)     Coverage Failures. If the application of the rules described above causes the Plan to fail to meet the minimum coverage requirements of Code section 410(b)(1)(B) as of the last day of the Plan Year (the Plan does not benefit a percentage of Nonhighly Compensated Employees that is at least 70% of the percentage of Highly Compensated Employees who benefit under the Plan) for any Plan Year with respect to Matching Contributions because the Company's Matching Contributions have not been allocated to a sufficient number or percentage of Participants for such year, then the list of Participants eligible to share in such contributions for such year shall be expanded to include the Participants described in the Adoption Agreement.

(1)     If the Adoption Agreement specifies that all non-excludable Participants shall be entitled to share in such contributions for such year, then the following additional Participants shall be eligible to share in such contributions:

(A)     Any Participant who remains in the Employer's employ on the last day of such Plan Year; and

(B)     Any Participant who completes at least 501 Hours of Service during such Plan Year (whether or not he remains in the Employer's employ on the last day of such Plan Year).

(2)     If the Adoption Agreement specifies that just enough Participants shall be entitled to share in such contributions for such year, then the following additional Participants shall be eligible to share in such contributions:

(A)     The list of Participants eligible to share in the Company's Matching Contributions for such Plan Year shall be expanded to include the minimum number of Participants who would not otherwise be eligible as are necessary to satisfy the minimum coverage requirements under Code section 410(b)(1)(B). The specific Participants who shall become eligible to share in the Company's Matching Contribution for such Plan Year pursuant to this Paragraph (A) shall be those Participants who remain in the Company's employ on the last day of such Plan Year and who have completed the greatest amount of service during the Plan Year.

(B)     If, after the application of Paragraph (A) above, the minimum coverage requirements of Code section 410(b)(1)(B) are still not satisfied, then the list of Participants eligible to share in the Company's Matching Contribution for such Plan Year shall be further expanded to include the minimum number of Participants who do not remain in the Company's employ on the last day of the Plan Year as are necessary to satisfy such requirements. The specific Participants who shall become eligible to share in the Company's contribution for such Plan Year pursuant to this Paragraph (B) shall be those Participants who had completed the greatest amount of service during the Plan Year before terminating their employment with the Employer.

Notwithstanding the foregoing, the Plan Administrator always retains the option to meet the minimum coverage requirements of Code section 410(b) by using the average benefits test of Code section 410(b)(1)(C).

Section 4.03     EMPLOYER CONTRIBUTIONS

(a)     Amount.

(1)     Profit Sharing Contributions. Subject to the limitations described in Article 5, the Company shall, to the extent specified in the Adoption Agreement, make Profit Sharing Contributions to the Plan on behalf of each Participant who has completed any service requirements specified in the Adoption Agreement. Notwithstanding the foregoing, a Participant shall be eligible to receive an allocation of Profit Sharing Contributions only to the extent such contributions are permitted in the Adoption Agreement.

(2)     Pension Contributions. Subject to the limitations described in Article 5, the Company shall make Pension Contributions to the Plan on behalf of each Participant who has completed any service requirements specified in the Adoption Agreement. Notwithstanding the foregoing, a Participant shall be eligible to receive an allocation of Pension Contributions only to the extent such contributions are permitted in the Adoption Agreement.

(b)     Allocation of Employer Contributions.

(1)     Allocation of Profit Sharing Contributions. Profit Sharing Contributions shall be allocated to the Profit Sharing Contribution Accounts of each Participant eligible to share in such allocations pursuant to Subsection (a)(1) in the manner described in the Adoption Agreement. If the Adoption Agreement provides that the Plan uses a New Comparability allocation formula, the Company may waive any requirements to receive an allocation for a Participant who does not otherwise satisfy such requirements for purposes of the Company satisfying the Minimum Allocation Gateway requirement of Treasury regulations section 1.401(a)(4)-8(b)(1)(vi) or 1.401(a)(4)-9(b)(2)(v)(D). However, in order to qualify for the waiver of the previous sentence, a Participant must also be: (1) a Nonhighly Compensated Employee; and (2) eligible for another allocation (including, but not limited to, a Top-Heavy minimum or a 401(k) safe harbor non-elective allocation) that is taken into account in determining whether the Plan satisfies the nondiscrimination requirements of Code section 401(a)(4) with respect to Non-Elective Contributions.

(2)     Allocation of Pension Contributions. Pension Contributions shall be allocated to the Pension Contribution Accounts of each Participant eligible to share in such allocations pursuant to Subsection (a)(2) in the manner described in the Adoption Agreement.

(3)     Notwithstanding the foregoing, for any Plan Year this Plan is integrated and benefits any Participant who benefits under another qualified plan or simplified employee pension plan, as defined in Code section 408(k), maintained by the Employer that provides for permitted disparity (or imputes disparity), Employer contributions shall be allocated to the Profit Sharing Account/Pension Contribution Account of each Participant in the ratio that such Participant's total Compensation bears to the total Compensation of all Participants. Effective for Plan Years beginning on or after January 1, 1995, the allocation to a Participant who exceeds his cumulative disparity limit shall be determined in accordance with applicable Treasury Regulations. The cumulative permitted disparity limit for a Participant is 35 total cumulative permitted disparity years. Total cumulative permitted disparity years means the number of years credited to the Participant for allocation or accrual purposes under this Plan or any other qualified plan or simplified employee pension plan (whether or not terminated) ever maintained by the Employer that provided for permitted disparity. For purposes of determining the Participant's cumulative permitted disparity limit, all Plan Years ending in the same calendar year are treated as the same year. If the Participant has not benefited under a defined benefit or target benefit plan for any year beginning on or after January 1, 1994, the Participant has no cumulative disparity limit.

(c)     Participant. For purposes of this Section, "Participant" shall mean an Eligible Employee who has met the eligibility requirements of Article 3 with respect to Profit Sharing Contributions or Pension Contributions, as applicable.

(d)     Coverage Failures. If the application of the rules described above causes the Plan to fail to meet the minimum coverage requirements of Code section 410(b)(1)(B) as of the last day of the Plan Year (the Plan does not benefit a percentage of Nonhighly Compensated Employees that is at least 70% of the percentage of Highly Compensated Employees who benefit under the Plan) for any Plan Year with respect to contributions described in this Section 4.03 because such contributions have not been allocated to a sufficient number or percentage of Participants for such year, then the list of Participants eligible to share in such contributions for such year shall be expanded to include the Participants described in the Adoption Agreement.

(1)     If the Adoption Agreement specifies that all non-excludable Participants shall be entitled to share in such contributions for such year, then the following additional Participants shall be eligible to share in such contributions:

(A)    Any Participant who remains in the Employer's employ on the last day of such Plan Year; and

(B)     Any Participant who completes at least 501 Hours of Service during such Plan Year (whether or not he remains in the Employer's employ on the last day of such Plan Year).

(2)     If the Adoption Agreement specifies that just enough Participants shall be entitled to share in such contributions for such year, then the following additional Participants shall be eligible to share in such contributions:

(A)     The list of Participants eligible to share in such contributions for such Plan Year shall be expanded to include the minimum number of Participants who would not otherwise be eligible as are necessary to satisfy the minimum coverage requirements under Code section 410(b)(1)(B). The specific Participants who shall become eligible to share in such contributions for such Plan Year pursuant to this Paragraph (A) shall be those Participants who remain in the Company's employ on the last day of such Plan Year and who have completed the greatest amount of service during the Plan Year.

(B)     If, after the application of Paragraph (A) above, the minimum coverage requirements of Code section 410(b)(1)(B) are still not satisfied, then the list of Participants eligible to share in such contributions for such Plan Year shall be further expanded to include the minimum number of Participants who do not remain in the Company's employ on the last day of the Plan Year as are necessary to satisfy such requirements. The specific Participants who shall become eligible to share in the Company's contribution for such Plan Year pursuant to this Paragraph (B) shall be those Participants who had completed the greatest amount of service during the Plan Year before terminating their employment with the Employer. Individuals similarly situated will be treated the same.

Notwithstanding the foregoing, the Plan Administrator always retains the option to meet the minimum coverage requirements of Code section 410(b) by using the average benefits test of Code section 410(b)(1)(C).

(e)     Disability. In addition to the foregoing, if the Adoption Agreement specifies that contributions described in this Section shall be allocated to Disabled Participants, a Participant who does not meet the requirements of Subsection (a) due to Disability shall be eligible to share in such contributions (including Disabled Participants that have Terminated Employment); provided that such Disability would also constitute a disability pursuant to Code section 22(e). The Company shall allocate the applicable contributions on behalf of each such Disabled Participant on the basis of the Compensation each such Participant would have received for the Limitation Year if the Participant had been paid at the rate of Compensation paid immediately before suffering a Disability. Contributions allocated to Participants suffering a Disability pursuant to this Subsection shall be fully (100%) vested when made. Such allocations shall cease on the first to occur of the following:

(1)     the last day of the Plan Year in which occurs the anniversary specified in the Adoption Agreement of the date the Plan Administrator determines that the Participant's Disability commenced;

(2)     the date the Participant ceases to suffer from a Disability;

(3)     the date the Participant refuses to submit to a periodic examination by the Company or its agent to determine the existence of a Disability; or

(4)     the date the Participant dies.

Section 4.04     SAFE HARBOR CONTRIBUTIONS AND QUALIFIED NON-ELECTIVE/MATCHING CONTRIBUTIONS

(a)      Amount of Safe Harbor Contributions.

(1)     In General. If the Adoption Agreement specifies that the Plan will satisfy the 401(k) safe harbor provisions, the Company shall, subject to the limitations described in Article 5, make Qualified Non-Elective Contributions and/or Qualified Matching Contributions on behalf of each Employee who is eligible to make Elective Deferrals during the Plan Year, and meets any additional requirements provided in the Adoption Agreement to receive safe harbor contributions. In the absence of an election in the Adoption Agreement such Qualified Non-Elective Contributions shall be made on behalf of each Employee who is eligible to make Elective Deferrals during the Plan Year. Qualified Non-Elective Contributions described in this Subsection (1) shall be allocated to the Qualified Non-Elective Contribution Account of each Participant eligible to share in such allocations in the ratio that such Participant's Compensation bears to the Compensation of all eligible Participants.

(2)     Contingent Amendment. This Subsection shall apply if the Adoption Agreement specifies that a Non-Elective Contribution described in Subsection (1) will be made to the Plan only if the Plan Sponsor amends the Plan pursuant to Section 4.04(a)(2). An amendment to the Plan pursuant to Section 13.01 that requires that the Company make the Qualified Non-Elective Contributions described in Subsection (1) shall be deemed to be an amendment of the Plan but only with respect to the Plan Year for which such amendment is made. Such amendment shall be made after the first day of the Plan Year and no later than 30 days before the last day of the Plan Year and shall be effective as of the first day of the Plan Year. The Plan Administrator shall provide a contingent notice each year and shall provide a follow-up notice only in the event that such amendment is adopted. The contingent notice and, if applicable, the follow-up notice, shall be provided pursuant to Treas. Reg. section 1.401(k)-3(f) and any superseding guidance. If the amendment described in this Subsection is not made, the Plan will not satisfy the 401(k) safe harbor provisions and the Plan will be subject to the nondiscrimination requirements of Section 5.02.

(b)     Additional Qualified Non-Elective Contributions. In addition to the safe harbor contributions described above, the Company in its discretion may make additional Qualified Non-Elective Contributions for the benefit of such Participants as determined by the Company. A Qualified Non-Elective Contribution of a Nonhighly Compensated Employee will not be taken into account in satisfying the requirements of Section

5.02     to the extent it: (1) does not qualify for inclusion in the Actual Deferral Ratio; or (2) is a disproportionate contribution within the meaning of Treas. Reg. sections 1.401(k)-2(a)(6)(iv) and/or 1.401(m)-2(a)(6)(v) and any superseding guidance. Notwithstanding the foregoing, Qualified Non- Elective Contributions that are made in connection with an Employer's obligation to pay prevailing wages under the Davis-Bacon Act (46 Stat. 1494), Public Law 71-798, Service Contract Act of 1965 (79 Stat. 1965), Public Law 89-286, or similar legislation can be taken into account for a plan year for a Nonhighly Compensated Employee to the extent such contributions do not exceed 10% of that Nonhighly Compensated Employee's Compensation.

(1)     Participants Eligible to Receive Qualified Non-Elective Contributions. The Company may determine, in its discretion whether allocations of Qualified Non-Elective Contributions shall be limited to Participants who are credited with at least a certain number of Hours of Service during the Plan Year and/or who remain in the Company's employ on the last day of the Plan Year. The Company may limit Qualified Non-Elective Contributions contributed under this Subsection to Nonhighly Compensated Employees eligible to make Elective Deferrals during the Plan Year that meet any additional requirements determined by the Company. The Company may also provide Qualified Non-Elective Contributions to those in any or all portions of a disaggregated plan as provided in Section 5.03.

(2)     Permissible Methods of Allocation. The Company in its discretion may make additional Qualified Non-Elective Contributions in such manner as specified in the Adoption Agreement. If the Company decides to make Bottom Up Qualified Non-Elective Contributions, the Qualified Non-Elective Contributions may be allocated as follows:

(A)     First to the Qualified Non-Elective Contribution Account of the Participant who is a Nonhighly Compensated Employee with the lowest Compensation and is eligible to share in such allocations in an amount determined by the Company not to exceed 5% of such Participant's Compensation (the "Base QNEC Rate"). If any Qualified Non-Elective Contributions remain after the foregoing, the Company may then allocate Qualified Non-Elective Contributions to other Participants who are Nonhighly Compensated Employees eligible to share in such allocations with the next lowest Compensation in the amount of the Base QNEC Rate of Compensation until such contributions are fully allocated to one half of eligible Nonhighly Compensated Employees within the meaning of Treas. Reg. section 1.401(k)-2(a)(6)(iv)(B) (the "Base NHCEs").

Notwithstanding the foregoing, the Base QNEC Rate may exceed 5%; provided, that the Company contribution is sufficient to provide the Base QNEC Rate to all Base NHCEs.

(B)     If any Qualified Non-Elective Contributions remain after the foregoing, the Company may then allocate Qualified Non-Elective Contributions to the Participant who is a Nonhighly Compensated Employee with the lowest Compensation and is eligible to share in such allocations in an additional amount not to exceed the Base QNEC Rate contributed pursuant to Paragraph (1) above (the "Additional QNEC Rate") of such Participant's Compensation. The total of the Base QNEC Rate and the Additional QNEC Rate may not exceed twice the Plan's representative contribution rate as defined in Treas. Reg. section 1.401(m)-2(a)(6)(v)(B). If any Qualified Non-Elective Contributions remain after the foregoing, the Company may then allocate Qualified Non-Elective Contributions to other Participants who are Nonhighly Compensated Employees eligible to share in such allocations with the next lowest Compensation in the amount of the Additional QNEC Rate of such Participant's Compensation until such contributions are fully allocated to the Base NHCEs.

(C)     If any Qualified Non-Elective Contributions remain after the foregoing, the Company may then allocate Qualified Non-Elective Contributions to the Participant who is a Nonhighly Compensated Employee eligible to share in such allocations with the lowest Compensation and who is not a Base NHCE in the amount equal to the sum of the Base QNEC Rate and the Additional QNEC Rate of such Participant's Compensation. If any Qualified Non-Elective Contributions remain after the foregoing, the Company may then allocate Qualified Non- Elective Contributions to other Participants who are Nonhighly Compensated Employees eligible to share in such allocations with the next lowest Compensation and who are not Base NHCEs in the amount equal to the sum of the Base QNEC Rate and the Additional QNEC Rate of such Participant's Compensation until such contributions are fully allocated to all eligible Nonhighly Compensated Employees who are not Base NHCEs.

(D)     If any Qualified Non-Elective Contributions remain after the foregoing, the Company may then allocate Qualified Non-Elective Contributions to Participants eligible to share in such allocations in the ratio that each Participant's Compensation bears to the Compensation of all eligible Participants.

(E)     Notwithstanding the foregoing, the Company may instead allocate the Qualified Non-Elective Contributions as a flat dollar amount pursuant to this Subsection (2). The Company may first allocate a flat dollar amount determined by the Company (the "Base QNEC Dollar Amount") to the Qualified Non-Elective Contribution Account of the Participant who is a Nonhighly Compensated Employee with the lowest Compensation and is eligible to share in such allocations. If any Qualified Non-Elective Contributions remain after the foregoing, the Company may then allocate Qualified Non-Elective Contributions to other Participants who are Nonhighly Compensated Employees eligible to share in such allocations with the next lowest Compensation in the amount of the Base QNEC Dollar Amount until such contributions are fully allocated to the eligible Nonhighly Compensated Employees. Such Qualified Non-Elective Contributions may be used to satisfy the provisions of Section 5.02 to the extent not considered disproportionate under Subsection 5.03(f) below.

(c)      Qualified Non-Elective Contributions: (1) shall be allocated to the Participant's Account as of a date within that year within the meaning of Treas. Reg. section 1.401(k)-2(a)(4)(i)(A); (2) shall be nonforfeitable when made unless attributable to withdrawal rights under an Eligible Automatic Contribution Arrangement or Qualified Automatic Contribution Arrangement; and (3) shall be distributed only under the rules applicable for Elective Deferrals in accordance with Treas. Reg. section 1.401(k)-1(d) (attainment of age 59-1/2, severance from employment, death, or Disability, but not hardship).

(d)     Qualified Matching Contributions. In addition to any Qualified Matching Contributions provided in the Adoption Agreement, the Company in its discretion may make Matching Contributions designated as Qualified Matching Contributions for the benefit of such Participants and in such manner determined at the discretion of the Company. The Company may determine, in its discretion whether allocations of Qualified Matching Contributions shall be limited to Participants who are credited with at least a certain number of Hours of Service during the Plan Year and/or who remain in the Company's employ on the last day of the Plan Year. Such Qualified Matching Contributions shall be nonforfeitable when made unless attributable to withdrawal rights under an Eligible Automatic Contribution Arrangement or Qualified Automatic Contribution Arrangement and may only be distributed upon the Participant's: (1) attainment of age 59-1/2; or (2) severance from employment, death, or Disability.

(e)      In addition, the Company may, in its discretion, make Qualified Non-Elective Contributions or Qualified Matching Contributions for a Plan Year that shall be allocated in the manner prescribed by the Company to correct any operational or demographic failure pursuant to any correction program or policy established by the Internal Revenue Service or the Department of Labor.

Section 4.05     ROLLOVER CONTRIBUTIONS

(a)      To the extent provided in the Adoption Agreement, the Plan Administrator may direct the Trustee to accept Rollover Contributions made in cash or other form acceptable to the Trustee. Rollover Contributions shall be allocated to the Participant's/Eligible Employee's (to the extent elected in the Adoption Agreement) Rollover Contribution Account. The Plan may accept the following Rollover Contributions to the extent allowed by the Plan Administrator in its sole discretion:

(1)     A rollover from a plan qualified under Code section 401(a) or 403(a) if the contribution qualifies as a tax-free rollover as defined in Code section 402(c). If it is later determined that the amount received does not qualify as a tax-free rollover, the amount shall be refunded to the Eligible Employee.

(2)     A rollover from a "Conduit Individual Retirement Account", as determined in accordance with procedures established by the Plan Administrator and only if the contribution qualifies as a tax-free rollover as defined in Code section 402(c). If it is later determined that the amount received does not qualify as a tax-free rollover, the amount shall be refunded to the Eligible Employee.

(3)     A direct rollover of an eligible rollover distribution of after-tax employee contributions from a qualified plan described in Code section 401(a) or 403(a). The Plan shall separately account for amounts so transferred, including separately accounting for the portion of such contribution which is includible in gross income and the portion of such contribution which is not so includible.

(4)     Any rollover of an eligible rollover distribution from an annuity contract described in Code section 403(b). The Plan shall separately account for after-tax amounts so transferred, including separately accounting for the portion of such contribution which is includible in gross income and the portion of such contribution which is not so includible.

(5)     Any rollover of an eligible rollover distribution from an eligible plan under Code section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

(6)     Any rollover contribution of the portion of a distribution from an individual retirement account or annuity described in Code sections 408(a) or 408(b) that is eligible to be rolled over and would otherwise be includible in gross income.

(7)     If the Plan permits Roth Elective Deferrals, the Plan may accept a Rollover Contribution to a Roth Elective Deferral Account only if it is a direct rollover from another Roth elective deferral account under an applicable retirement plan described in Code section 402A(e)(1) and only to the extent the rollover is permitted under the rules of Code section 402(c).

(8)     Any additional rollover contribution as may be permitted by applicable law.

(b)     In-Plan Roth Rollovers. To the extent provided in the Adoption Agreement and to the extent permitted by Code section 402A(c), Notice 2010-84 and any superseding guidance, a distribution from the Plan other than from a designated Roth Account that is an eligible rollover distribution (as defined in Code section 408A(e)) may be rolled over to a designated Roth Account maintained under this Plan for the benefit of the individual to whom the distribution is made. The Plan will maintain such records as are necessary for the proper reporting of In-Plan Roth Rollovers. If In-Plan Roth Rollovers are permitted for all distributions permitted under the Code and to the extent provided in the Adoption Agreement, In-Plan Roth Rollovers are permitted at the following times:

(1)     Upon the attainment of the age specified in the Adoption Agreement except Elective Deferrals, Qualified Non-Elective Contributions, Qualified Matching Contributions and the portion of any Account that has been used to satisfy the safe harbor requirements of Code sections 401(k)(12) or 401(k)(13) and/or 401(m)(11) or 401(m)(12) shall not be eligible for withdrawal until the Participant attains age 59-1/2.

(2)     After-tax, Rollover and Voluntary Accounts can be converted to an In-Plan Roth Rollover Account at any time.

(3)     From a Participant's Matching Contribution Account and/or Profit Sharing Contribution Account after 5 years of Participation. In-service withdrawals are allowed from a Participant's Matching Contribution Account and/or Profit Sharing Contribution Account on funds held for at least 2 years. Withdrawals after 5 years of Participation and/or 2 years of accumulation are only permitted from the Matching Contribution Account to the extent such Account has not been used to satisfy the requirements of Code sections 401(k)(12) or 401(k)(13) and/or 401(m)(11) or 401(m)(12) or to the extent such contributions has not been treated as Qualified Matching Contributions.

(4)     Immediately after Termination of Employment.

(c)      Plan Administrator Procedures. The Plan Administrator may establish uniform procedures that include, but are not limited to, prescribing limitations on the frequency and minimum amount of rollovers; provided, that no procedures involving minimum amounts shall prescribe a minimum withdrawal greater than $1,000.

Section 4.06     TRANSFERS

The Trustee may be directed to accept a direct transfer of assets, made without the consent of the affected Employees, from the trustee of any other qualified plan described in Code section 401(a) to the extent permitted by the Code and the regulations and rulings thereunder. In the event assets are transferred to the Plan pursuant to the foregoing sentence, the transferred assets shall be accounted for separately in the Transfer Account of the affected Employees to the extent necessary to preserve a more favorable vesting schedule or any other legally-protected benefits available to such Employees under the transferor plan. The Plan Administrator shall establish a vesting schedule for the Transfer Account; provided that such schedule is not less favorable than the vesting schedule under the transferor plan.

Section 4.07     MILITARY SERVICE

(a)     In General. Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to Qualified Military Service shall be provided in accordance with Code section 414(u).

(b)     Death or Disability During Qualified Military Service. To the extent provided in the Adoption Agreement, pursuant to Code section 414(u)(9), IRS Notice 2010-15 and any superseding guidance; a Participant who dies or becomes Disabled while performing Qualified Military Service will be treated as if he had been employed by the Company on the day preceding death or Disability and terminated employment on the day of death or Disability and receive benefit accruals related to the period of Qualified Military Service as provided under Code section 414(u)(8), except as provided below:

(1)     All Participants eligible for benefits under the Plan by reason of this Section shall be provided benefits on reasonably equivalent terms.

(2)     For the purposes of applying Code section 414(u)(8)(C), a Participant's Elective Deferrals shall be determined based on the Participant's average actual contributions for:

(A)    the 12-month period of service with the Employer immediately prior to Qualified Military Service, or

(B)    if service with the Employer is less than such 12-month period, the actual length of continuous service with the Employer.

Section 4.08     TIMING OF CONTRIBUTIONS

Amounts contributed to the Plan with funds provided by Participants will be remitted to the Trustee as soon as practicable, but no later than the fifteenth (15th) business day of the month following the month in which such contributions were received or withheld from the Participant's Compensation unless a longer period is permitted under applicable law or regulation.

Section 4.09     ARRANGEMENTS ADOPTED BY MORE THAN ONE EMPLOYER

In General. This Section applies to arrangements adopted by more than one unrelated entity. Unrelated entities may participate in the Plan as described under Section 4.09(a) as a multiple employer plan within the meaning of ERISA section 3(2) and Code section 413(c) ("Multiple Employer Plan") or 4.09(b) as an aggregated plan arrangement for multiple plans sharing a Master Adoption Agreement and who are not a Multiple Employer Plan ("Aggregated Plan Arrangement"). The provisions of Section 4.09(c) shall apply to plans described under 4.09(a) or 4.09(b).

(a)     Multiple Employer Plans. This Section shall apply if the Plan is a Multiple Employer Plan.

(1)     Method of Adoption. The Plan Sponsor shall execute a Master Adoption Agreement and each Adopting Entity shall execute a joinder/participation agreement which contains only those Adoption Agreement provisions, if any, which may be overridden by an entity other than the Plan Sponsor. The execution of the joinder/participation agreement by an Adopting Entity shall constitute the adoption of the same plan as the Plan Sponsor and not the adoption of a separate plan for the Adopting Entity. An Adopting Entity may amend its joinder/participation agreement at any time with the approval of the Plan Sponsor. However, an Adopting Entity may not modify the definition of Plan Administrator, Limitation Year or Plan Sponsor. If the Adoption Agreement provides that the Plan is a prototype plan, an Adopting Entity that modifies the Plan (except to the extent necessary to satisfy section 415 and 416 because of the required aggregation of multiple plans, and other amendments as permitted by section 5.06, 5.09 & 19.03 of Rev. Proc. 2011-49) will be considered to have terminated its participation in the Plan. The Plan Sponsor and all Adopting Entities acknowledge that the Plan is a Multiple Employer Plan subject to the rules of Code section 413(c) and the regulations thereunder which are herein incorporated by reference. Plan Sponsor and all Adopting Entities also acknowledge the specific annual reporting requirements, and different procedures for obtaining determination letters from the Internal Revenue Service regarding the qualified status of the Plan.

(2)     Definitions. The following terms are modified as used in the Plan:

(A)     "Adopting Entity" means an entity who executes a joinder/participation agreement.

(B)     "Adoption Agreement" means the Adoption Agreement for the Plan Sponsor. For any Adopting Entity, Adoption Agreement means the Adoption Agreement as amended in that entity's joinder/participation agreement (as provided in Section 4.09(a)(1)).

(C)     "Plan Sponsor" means the executor of the Master Adoption Agreement described in Section 4.09(a)(1).

(3)     Application of Code section 413(c). The provisions of Code section 413(c) shall apply to the Plan and this Section shall be interpreted consistent with Code section 413(c) and any applicable guidance.

(A)     Eligibility Service. Code section 410(a) shall be applied as if all Employees of each Employer who maintains the Plan were employed by a single Employer. An Employee who transfers employment between Adopting Entities and/or the Plan Sponsor shall not be considered to have a Termination of Employment.

(B)     Exclusive Benefit. For purposes of Code section 401(a), in determining whether the Plan of an Employer is for the exclusive benefit of its Employees and their Beneficiaries all Participants shall be considered to be its Employees.

(C)     Vesting. Code section 411 shall be applied as if all Employers who maintain the Plan constituted a single Employer, except that the application of any rules with respect to breaks in service shall be made under regulations prescribed by the Secretary of Labor.

(D)    Funding. To the extent the Plan is subject to Code section 412, the provisions of Code section 413(c)(4) and 413(c)(5) shall apply.

(4)     Other Rules.

(A)     Contributions and forfeitures arising hereunder must be restricted to Participants who are employed by the entity under which the forfeitures arose.

(B)     Each Employer will separately determine Actual Contribution and Actual Deferral Ratios, the minimum coverage requirements of Code section 410(b) and Code section 401(a)(4) testing as provided in Treas. Reg. section 1.413-2(a)(3)(ii).

(C)     Top-Heavy. Article 11 applies separately to each Employer as provided in Treas. Reg. section 1.416-1, Q&A G-2.

(D)     Maximum Annual Additions. Except as provided in Treas. Reg. section 1.415(f)-1(g)(2)(i) (regarding aggregation of multiemployer plans with plans other than multiemployer plans), for purposes of applying Section 5.05, Annual Additions attributable to a Participant from all of the Employers maintaining the Plan must be taken into account. Furthermore, in applying the limitations of Section 5.05 with respect to a Participant, the total Statutory Compensation received by the Participant from all of the Employers maintaining the Plan is taken into account under the Plan, unless Treas. Reg. section 1.415-1(e) and any superseding guidance specifies otherwise.

(E)     For purposes of determining a Participant's Required Beginning Date in a Prototype plan, under Section 7.05, a Participant shall be considered a 5% owner in a year in which the Participant is both a 5% Owner and an Employee of an Adopting Entity. For purposes of determining a Participant's Required Beginning Date under Section 7.05 in a Volume Submitter plan, a Participant may be considered a More Than 5% Owner with one Employer and not a More Than 5% Owner with another Employer.

(b)     Aggregated Plan Arrangements. This Section shall apply if the Plan is an Aggregated Plan Arrangement.

(1)     Method of Adoption. Each Adopting Entity shall execute a joinder/participation agreement in which the Adopting Entity adopts the Master Adoption Agreement. The joinder/participation agreement may also contain Adoption Agreement provisions, if any, which may be overridden by an Adopting Entity. However, an Adopting Entity may not modify the definition of Plan Administrator. The execution of the joinder/participation agreement by an Adopting Entity shall constitute the adoption of a separate plan for the Adopting Entity and not the adoption of the same plan as any other Adopting Entity. An Adopting Entity may amend its joinder/participation agreement at any time with the approval of the Plan Administrator. The Adopting Entity may choose to allow the Plan Administrator to amend the Master Adoption Agreement on its behalf.

(2)     Definitions for purposes of this Subsection 4.09(b):

(A)     "Adopting Entity" means an entity who adopts a joinder/participation agreement as its separate plan.

(B)     "Master Adoption Agreement" means an Adoption Agreement that contains a complete set of responses to all possible Plan provisions.

(3)     Application of Code section 413(c). The provisions of Code section 413(c) shall not apply to the Plan. Each Adopting Entity's plan shall constitute a separate plan.

(c)     Provisions that apply to Multiple Employer Plans and Aggregated Plan Arrangements.

(1)     No Modification to Pre-Approved Language. The execution of a joinder/participation agreement shall not be considered a modification to the IRS pre-approved language of the Plan.

(2)     Termination of Participation. If an Adopting Entity terminates its participation in the Plan (or is terminated by the Plan Administrator) the Plan Administrator may require the terminating entity to do any of the following:

(A)     Successor Plan. Set up a successor plan unless the entity sponsors another eligible plan to receive a transfer of assets.

(B)     Proof of Dissolution. In the event the Adopting Entity terminates its participation in the Plan by reason of ceasing business operations, the managing officials of such entity shall present the Plan Administrator articles of dissolution or other documentation as required by the Plan Administrator. Once acceptable documentation has been provided to the Plan Administrator, the Account balance of each affected Participant will be nonforfeitable and the affected Participant Accounts shall be distributed in a single lump sum payment unless otherwise required pursuant to Article 7.

(C)     Hold Assets for Twelve Months. The Plan Administrator may hold the assets of Participants that are not otherwise eligible for distribution for a period of twelve months. Thereafter, provided the Adopting Entity has not set-up a plan eligible to receive the assets, the Account balance of each affected Participant will be nonforfeitable and the affected Participant Accounts shall be distributed in a single lump sum payment unless otherwise required pursuant to Article 7.

(D)     The determination of whether or not there is a termination, within the meaning of Code section 411(d)(3), is made solely by reference to the rules of Code sections 411(d)(3) and 413(c)(3).

(3)     Fiduciary Act to Join the Plan. By executing a joinder/participation agreement, each Adopting Entity, acting as a fiduciary with respect to its current and future Employees, thereby ratifies and confirms the appointment of all parties to the Plan and all action taken to establish and maintain the Plan. The term parties to the Plan in the preceding sentence shall include, but not be limited to, the Plan Administrator, Trustee and Investment Fiduciary.

(4)     Each Adopting Entity shall be jointly and severally liable for Plan expenses.

(5)     Each Adopting Entity shall indemnify and hold harmless the Plan Administrator (and their delegates), any other Adopting Entities, any person serving as the Trustee and/or Investment Fiduciary from all claims, liabilities, losses, damages and expenses, including reasonable attorneys' fees and expenses for its failure to operate in accordance with the Plan or any intentional or negligent act or omission with respect to the Plan including but not limited to failure of oversight and or appointment. The Plan Administrator may in its discretion utilize any IRS or DOL correction program and any fees or costs associated with such program are the responsibility of the offending Adopting Entity.

Section 4.10     SIMPLE 401(K) PROVISIONS

(a)     This Section 4.10 shall apply only if the Adoption Agreement provides that this is a SIMPLE 401(k) Plan. Rules of Application:

(1)     The provisions of this Section 4.10 shall apply for a year only if:

(A)    The Employer is an "eligible employer"; and

(B)     No contributions are made, or benefits accrued, for services during the year, on behalf of any Eligible Employee under any other plan, contract, pension, or trust described in Code section 219(g)(5)(A) or (B), maintained by the Employer.

(2)     To the extent that any other provision of the Plan is inconsistent with the provisions of this Section, the provisions of this Section govern.

(b)     Definitions.

(1)     "Compensation" means, for purposes of Subsections (b)(2), (c)(1) and (c)(2) of this Section, the sum of the wages, tips, and other compensation from the Employer subject to federal income tax withholding (as described in Code section 6051(a)(3)) and the Employee's salary reduction contributions made under this or any other Code section 401(k) plan, and, if applicable, elective deferrals under a Code section 408(p) SIMPLE IRA Plan, a SARSEP, or a Code section 403(b) annuity contract, compensation deferred under a Code section 457 plan required to be reported by the Employer on Form W-2 (as described in Code section 6051(a)(8)). Compensation also includes amounts paid for domestic service (as described in Code section 3401(a)(3)). For Self-Employed Individuals, Compensation means net earnings from self-employment determined under Code section 1402(a) prior to subtracting any contributions made under this Plan on behalf of the individual. The provisions of the Plan implementing the limit on Compensation under Code section 401(a)(17) apply to the Compensation under Subsection (c).

(2)     An "eligible employer" means, with respect to any year, an Employer that had no more than 100 Employees who received at least the amount of Compensation from the Employer specified in the Adoption Agreement for the preceding year. In applying the preceding sentence, all Employees of controlled groups of corporations under Code section 414(b), all Employees of trades or businesses (whether incorporated or not) under common control under Code section 414(c), all Employees of affiliated service groups under Code section 414(m), and leased employees required to be treated as the Employer's Employees under Code section 414(n), are taken into account. An eligible employer that elects to have this Section 4.10 apply to the Plan and that fails to be an eligible employer for any subsequent year, is treated as an eligible employer for the two (2) years following the last year the Employer was an eligible employer. If the failure is due to any acquisition, disposition, or similar transaction involving an eligible employer, the preceding sentence applies only if the provisions of Code section 410(b)(6)(C)(i) are satisfied.

(3)     "Eligible Employee" means, for purposes of this Section 4.10, any Employee who is entitled to make Elective Deferrals under the terms of the Plan.

(4)     "Year" means the calendar year.

(c)     Contributions.

(1)     Salary Reduction Contributions.

(A)     Each Eligible Employee may make a salary reduction election to have his or her Compensation reduced for the year in any amount selected by the Employee subject to the limitation in Subsection (c)(1)(B). The Employer will make a salary reduction contribution to the Plan, as an Elective Deferral, in the amount by which the Employee's Compensation has been reduced.

(B)     The total salary reduction contribution for any Employee cannot exceed the limitation on salary reduction contributions in effect for the year. The limitation on salary reduction contributions was $10,000 for 2005. After 2005, the $10,000 limit is adjusted by the Secretary of the Treasury for cost-of-living increases under Code section 408(p)(2)(E). Any such adjustments will be in multiples of $500. The amount of an Employee's salary reduction contributions permitted for a year is increased for Employees aged 50 or over by the end of the Year by the amount of allowable Catch-up Contributions. Allowable Catch-up Contributions was $2,500 for 2006. After 2006, the $2,500 limit is adjusted by the Secretary of the Treasury for cost-of-living increases under Code section 414(v)(2)(C). Any such adjustments will be in multiples of $500. Catch-up contributions are otherwise treated the same as other salary reduction contributions.

(2)     Other Contributions.

(A)     Matching Contributions. Each year, the Company will contribute a Matching Contribution to the Plan on behalf of each Employee who makes a salary reduction election under Subsection (c)(1). The amount of the Matching Contribution will be equal to the Employee's salary reduction contribution up to a limit of 3% of the Employee's Compensation for the full year.

(B)     Non-Elective contribution. For any year, instead of a Matching Contribution, the Company may elect to contribute a Non-Elective Contribution of 2% of Compensation for the full year for each Eligible Employee who received at least the amount of Compensation from the Employer specified in the Adoption Agreement for the year.

(3)     Limitation on Other Contributions. No Employer or Employee contributions may be made to this Plan for the year other than salary reduction contributions described in Subsection (c)(1), Matching or Non-Elective Contributions described in Subsection (c)(2) and Rollover Contributions described in Treas. Reg. section 1.402(c)-2, Q&A-1(a).

(4)     The provisions of the Plan implementing the limitations of Code section 415 apply to contributions made pursuant to Subsections (c)(1) (other than Catch-up Contributions) and (c)(2).

(d)     Election and Notice Requirements.

(1)     Election Period.

(A)     In addition to any other election periods provided under the Plan, each Eligible Employee may make or modify a salary reduction election during the 60-day period immediately preceding each January 1.

(B)     For the year an Employee becomes eligible to make salary reduction contributions under this Section 4.10, the 60-day election period requirement of Subsection (d)(1)(A) is deemed satisfied if the Employee may make or modify a salary reduction election during a 60-day period that includes either the date the Employee becomes eligible or the day before.

(C)     Each Employee may terminate a salary reduction election at any time during the year.

(2)     Notice requirements.

(A)     The Company will notify each Eligible Employee prior to the 60-day election period described in Subsection (d)(1) that he or she can make a salary reduction election or modify a prior election during that period.

(B)     The notification described in Subsection (d)(2)(A) will indicate whether the Company will provide a 3% Matching Contribution described in Subsection (c)(2)(A) or a 2-% Non-Elective Contribution described in Subsection (c)(2)(B).

(e)     Vesting Requirements. All benefits attributable to contributions described in Subsections (c)(1) and (c)(2) are nonforfeitable at all times, and all previous contributions made under the Plan are nonforfeitable as of the beginning of the year the Section 4.10 provisions apply.

(f)      Top-Heavy Rules. The Plan is not treated as a Top-Heavy plan under Code section 416 for any year for which this Section 4.10 applies.

(g)     Nondiscrimination tests. The ADP and ACP tests described in section 5.02 of the Plan are treated as satisfied for any year for which this Section 4.10 applies.

Section 4.11     DEEMED IRAs

(a)     Applicability and Effective Date. This Section 4.11 shall apply only if the Adoption Agreement provides that Deemed IRAs are permitted. Effective for Plan Years beginning on or after the date specified in the Adoption Agreement, the Plan Administrator may permit a Participant to make voluntary Employee contributions to a traditional IRA established under Code section 408 or a Roth IRA established under Code section 408A. The Plan shall establish a separate Account or annuity for the designated IRA contributions of each Participant and any earnings properly allocable to the contributions, and maintain separate recordkeeping with respect to each such IRA.

(b)     Reporting Duties. The Plan Administrator shall cause the trustee of a trust established pursuant to Subsection (d) or annuity contract issuer to comply with the reporting requirements of Code section 408(i) with respect to all IRAs that are established and maintained under the Plan.

(c)     Voluntary Employee Contributions. For purposes of this Section, a voluntary Employee contribution means any contribution (other than a mandatory contribution within the meaning of Code section 411(c)(2)) that is made by the Participant and which the Participant has designated, at or prior to the time of making the contribution, as a contribution to which this Section applies.

(d)     IRAs established pursuant to this Section shall be held in a trust or an annuity separate from the Trust Fund established under the Plan to hold contributions other than deemed IRA contributions and shall satisfy the applicable requirements of Code sections 408 and 408A, which requirements are set forth in the Deemed IRA Addendum to the Adoption Agreement. The Deemed IRA Addendum shall be comprised of IRS Form 5305 or other applicable IRA document that contains model language or IRS-approved language. The language contained in the Deemed IRA Addendum shall be interpreted consistent with the provisions of this Plan. The addition of such Addendum shall not be considered a modification to the Volume Submitter/Prototype document.

ARTICLE 5 LIMITATIONS ON CONTRIBUTIONS

Section 5.01     ANNUAL LIMITATION ON ELECTIVE DEFERRALS

(a)      Amount. Notwithstanding anything herein to the contrary, elective deferrals made under this Plan, or any other qualified plan maintained by the Employer may not exceed, during any taxable year, the dollar limitation contained in Code section 402(g) in effect at the beginning of such taxable year. For purposes of this Section 5.01, elective deferrals shall mean qualified cash or deferred arrangements described in Code section 401(k), any salary reduction simplified employee pension plan described in Code section 408(k)(6), any SIMPLE IRA plan described in Code section 408(p) and any plan described under Code section 501(c)(18), and any Employer contributions made on the behalf of a Participant for the purchase of an annuity contract under Code section 403(b) pursuant to a salary reduction agreement.

(b)      Refund of Excess Elective Deferrals. In the event that Elective Deferrals under this Plan when added to a Participant's other elective deferrals under any other plan or arrangement (whether or not maintained by the Employer) exceed the limit described in the preceding Subsection, the Plan Administrator shall distribute, by April 15 of the following calendar year, the excess amount of Elective Deferrals plus income thereon.

(1)     The income/loss allocable to excess deferrals is equal to the sum of the allocable gain or loss for (i) the Plan Year and, (ii) effective as of such date as specified in a prior document, the "gap period" (i.e., the period after the close of the Plan Year and prior to the distribution). Income for the gap period shall be the allocable gain or loss during that period to the extent that the excess deferrals would otherwise be credited with gain or loss if the total Account were to be distributed. The Plan Administrator may use any reasonable method for computing the income allocable to excess deferrals, provided that the method does not violate Code section 401(a)(4), is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Participant's Accounts. The Plan will not fail to use a reasonable method for computing the income allocable to excess deferrals merely because the income allocable to excess deferrals is determined on a date that is no more than 7 days before the actual distribution. In addition, the Plan Administrator may allocate income in any manner permitted under Treas. Reg. section 1.401(k)-2(b)(2)(iv).

(2)     Effective for taxable years beginning after December 31, 2006 (excesses distributed after December 31, 2007), any refunds of Elective Deferrals that exceed the dollar limitation contained in Code section 402(g) shall be adjusted for income or loss up to the date of distribution. Effective for taxable years beginning after December 31, 2007, gap period income described in this Subsection 5.01(b)(2) shall not be distributed. The income/loss allocable to excess deferrals is equal to the sum of the allocable gain or loss for the Plan Year and, to the extent that such excess deferrals would otherwise be credited with gain or loss for the gap period (i.e., the period after the close of the Plan Year and prior to the distribution) if the total Account were to be distributed, the allocable gain or loss during that period. The Plan Administrator may use any reasonable method for computing the income allocable to excess deferrals, provided that the method does not violate Code section 401(a)(4), is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Participant's Accounts. The Plan will not fail to use a reasonable method for computing the income allocable to excess contributions merely because the income allocable to excess contributions is determined on a date that is no more than 7 days before the actual distribution. In addition, the Plan Administrator may allocate income in any manner permitted under applicable Treasury Regulations.

A Participant's claim that the excess was caused by elective deferrals made under a plan or arrangement not maintained by the Employer shall be made in writing and shall be submitted to the Plan Administrator no later than the date specified by the Plan Administrator following the calendar year in which such deferrals occurred. For purposes of determining the necessary reduction, Elective Deferrals previously distributed or recharacterized pursuant to Section 5.04 or returned to the Participant pursuant to Section 5.04 shall be treated as distributed under this Section 5.01. If the Plan permits Roth Elective Deferrals, the Plan Administrator shall determine the ordering rule for refunds of Excess Elective Deferrals. Such ordering rule may provide that the Participant may elect to have refunds made either from his Pre-tax Elective Deferrals or Roth Elective Deferrals or any combination thereof.

(c)      Forfeiture of Matching Contributions Related to Excess Elective Deferrals. In the event a Participant receives a distribution of Excess Elective Deferrals pursuant to Subsection (b), the Participant shall forfeit any Matching Contributions allocated to the Participant by reason of the distributed Elective Deferrals to the extent that additional Matching Contributions are not made pursuant to Treas. Reg. section 1.401(a)(4)- 11(g)(3)(vii)(B). Elective Deferrals not taken into account in determining Matching Contributions under Section 4.02 shall be treated as being reduced first. Amounts forfeited shall be used pursuant to Section 6.03(d).

(d)      Catch-up Contributions. If elected in the Adoption Agreement, all Participants who are eligible to make Elective Deferrals under this Plan shall be eligible to make Catch-up Contributions in accordance with, and subject to the limitations of, Code section 414(v). "Catch-up Contributions" are Elective Deferrals made to the Plan that are in excess of an otherwise applicable Plan limit and that are made by Participants who are aged 50 or over by the end of their taxable years. An otherwise applicable Plan limit is a limit in the Plan that applies to Elective Deferrals without regard to Catch-up Contributions, such as the limits on Annual Additions, the dollar limitation on Elective Deferrals under Code section 402(g) (not counting Catch-up Contributions) and the limit imposed by the ADP test under Code section 401(k)(3). Catch-up Contributions for a Participant for a taxable year may not exceed the dollar limit on Catch-up Contributions under Code section 414(v)(2)(B)(i) for the taxable year as adjusted for cost-of-living increases. Catch-up Contributions are not subject to the limits on Annual Additions, are not counted in the ADP test and are not counted in determining the minimum allocation under Code section 416 (but Catch-up Contributions made in prior years are counted in determining whether the Plan is Top-Heavy).

Section 5.02     NONDISCRIMINATION

(a)      Elective Deferrals. If the Adoption Agreement specifies that the Plan is a safe harbor 401(k) plan, the Plan shall comply with the Safe Harbor Notice requirements as described in Article 2 and the Plan shall be deemed to meet the requirements of this Subsection 5.02(a) with respect to Elective Deferrals. However, if the Adoption Agreement does not specify that the Plan is a safe harbor 401(k) plan, the Plan is not deemed to meet the requirements of this Subsection 5.02(a) and the Plan must meet one of the following two tests with respect to Elective Deferrals for any Plan Year:

(1)     The Average Deferral Percentage for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the prior Plan Year's Average Deferral Percentage for Participants who were Nonhighly Compensated Employees for the prior Plan Year multiplied by 1.25; or

(2)     The Average Deferral Percentage for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the prior Plan Year's Average Deferral Percentage for Participants who were Nonhighly Compensated Employees for the prior Plan Year multiplied by 2.0; provided that the Average Deferral Percentage for Participants who are Highly Compensated Employees does not exceed the prior Plan Year's Average Deferral Percentage for Participants who were Nonhighly Compensated Employees for the prior Plan Year by more than two percentage points or such lesser amount as the Secretary of the Treasury shall prescribe.

To the extent specified in the Adoption Agreement or, if the Adoption Agreement specifies that the Plan is a safe harbor 401(k) plan (and ADP testing is required pursuant to Section 5.03(g)), the Average Deferral Percentage test specified in Subsections (1) and (2), above, will be applied by comparing the current Plan Year's Average Deferral Percentage for Participants who are Highly Compensated Employees with the current Plan Year's Average Deferral Percentage for Participants who are Nonhighly Compensated Employees. The Employer must i ssue a supplemental notice if the Plan suspends safe harbor contributions and changes to a current year ADP testing method in accordance with Treas. Reg. section 1.401(k)-3(d), (f) and (g).

The Company may elect prior year testing for purposes of this Subsection 5.02(a) for a Plan Year only if the Plan has used current year testing for purposes of this Subsection 5.02(a) for each of the preceding 5 Plan Years (or if lesser, the number of Plan Years the Plan has been in existence) or if, as a result of a merger or acquisition described in Code section 410(b)(6)(C)(i), the Employer maintains both a plan using prior year testing and a plan using current year testing and the change is made within the transition period described in Code section 410(b)(6)(C)(ii).

If the Adoption Agreement provides that testing will be performed using the prior year data, for the first Plan Year the Plan permits any Participant to make Elective Deferrals and this Plan is not a successor Plan, the prior Plan Year's Average Deferral Percentage for Participants who are Nonhighly Compensated Employees shall be specified in the Adoption Agreement.

If, for the applicable year for determining the ratios of the Nonhighly Compensated Employees for a Plan Year, there are no eligible Nonhighly Compensated Employees (i.e., all of the Eligible Employees under the cash or deferred arrangement for the applicable year are Highly Compensated Employees), the tests described in this Subsection (a) are deemed to be satisfied for the Plan Year.

(b)     Matching Contributions and Voluntary Contributions. If the Adoption Agreement specifies that the Plan is a safe harbor 401(k) plan with respect to the ACP safe harbor of Code section 401(m)(11) or 401(m)(12), the Plan shall comply with the Safe Harbor Notice requirements as described in Article 2 and the Plan shall be deemed to meet the requirements of this Subsection 5.02(b) with respect to Matching Contributions and the Plan shall meet one of the following two tests with respect to Voluntary Contributions. However, if the Adoption Agreement does not specify that the Plan is a safe harbor 401(k) plan with respect to the ACP safe harbor of Code section 401(m)(11) or 401(m)(12), the Plan is not deemed to meet the requirements of this Subsection 5.02(b) and the Plan must meet one of the following two tests with respect to Matching Contributions and Voluntary Contributions for any Plan Year:

(1)     The Average Contribution Percentage for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the prior Plan Year's Average Contribution Percentage for Participants who were Nonhighly Compensated Employees for the prior Plan Year multiplied by 1.25; or

(2)     The Average Contribution Percentage for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the prior Plan Year's Average Contribution Percentage for Participants who were Nonhighly Compensated Employees for the prior Plan Year multiplied by 2.0; provided that the Average Contribution Percentage for Participants who are Highly Compensated Employees does not exceed the prior Plan Year's Average Contribution Percentage for Participants who were Nonhighly Compensated Employees for the Prior Plan Year by more than two percentage points or such lesser amount as the Secretary of the Treasury shall prescribe.

To the extent specified in the Adoption Agreement or. if the Adoption Agreement specifies that the Plan is a safe harbor 401(k) plan with respect to the ACP safe harbor of Code section 401(m)(11) or 401(m)(12) (and ACP testing is required pursuant to Section 5.03(g)), the Average Contribution Percentage test in Subsection (1) and (2), above, will be applied by comparing the current Plan Year's Average Contribution Percentage for Participants who are Highly Compensated Employees for each Plan Year with the current Plan Year's Average Contribution Percentage for Participants who are Nonhighly Compensated Employees. The Employer must issue a supplemental notice if the Plan suspends safe harbor Matching Contributions and changes to a current year ADP (and ACP) testing method in accordance with 1.401(k)-3(d), (f) and (g).

The Company may elect prior year testing for purposes of this Subsection 5.02(b) for a Plan Year only if the Plan has used current year testing for purposes of this Subsection 5.02(b) for each of the preceding 5 Plan Years (or if lesser, the number of Plan Years the Plan has been in existence) or if, as a result of a merger or acquisition described in Code section 410(b)(6)(C)(i), the Employer maintains both a plan using prior year testing and a plan using current year testing and the change is made within the transition period described in Code section 410(b)(6)(C)(ii).

If the Adoption Agreement provides that testing will be performed using the prior year data, for the first Plan Year the Plan permits any Participant to make Elective Deferrals or make contributions subject to this Section 5.02(b) and this Plan is not a successor Plan, the prior Plan Year's Average Contribution Percentage for Participants who are Nonhighly Compensated Employees shall be specified in the Adoption Agreement.

If, for the applicable year there are no eligible Nonhighly Compensated Employees (i.e., all of the Eligible Employees under the cash or deferred arrangement for the applicable year are Highly Compensated Employees), the tests described in this Subsection (b) are deemed to be satisfied for the Plan Year. The Plan shall also be deemed to meet the requirements of this Subsection 5.02(b) with respect to Matching Contributions and Voluntary Contributions under a collectively bargained plan (or the portion of a plan) that automatically satisfies Code section 410(b).

(c)      Safe Harbor Plans. Pursuant to Treas. Reg. sections 1.401(k)-1(e)(7) and 1.401(m)-1(c)(2), the Plan may not use the nondiscrimination testing described in this Section for a Plan Year to the extent the Plan through its written terms is intended to be a Code section 401(k) safe harbor plan or a Code section 401(m) safe harbor plan and the Plan fails to satisfy the requirements of such safe harbors for such Plan Year.

Section 5.03     SPECIAL RULES

(a)     Highly Compensated Employee in More Than One Plan. The Actual Deferral Ratio and Actual Contribution Ratio for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Elective Deferrals, Matching Contributions and Voluntary Contributions (and Qualified Non-Elective Contributions if used to satisfy the tests described in Subsections 5.02(a) and (b)) allocated to his Accounts under two or more arrangements described in Code sections 401(k) and 401(m) that are maintained by the Employer, shall be determined as if such Elective Deferrals and contributions were made under a single arrangement. If a Highly Compensated Employee participates in two or more arrangements, whether or not they have different Plan Years, all such elective deferrals and contributions made during the Plan Year under all such arrangements shall be aggregated. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under regulations under Code section 401(k) and/or 401(m).

(b)     Contributions Used in Determining Ratios. All or part of the Qualified Non-Elective Contributions and Qualified Matching Contributions that are made with respect to any or all Participants may be treated as Elective Deferrals and/or Matching Contributions for purposes of meeting the requirements of Subsections 5.02(a) and (b). In addition, the Plan Administrator may use any Employer and/or Employee contribution to meet the requirements of the ADP and ACP tests of Section 5.02 to the extent permitted by applicable Treasury Regulations. The Company may make additional contributions that are taken into account for the ACP test under Subsection 5.02(b) that, in combination with the other contributions taken into account under this Subsection 5.03(b), will allow the Plan to satisfy the requirements of such Subsection. However, to the extent the Plan uses the prior year testing method, in order to be included in Actual Deferral Ratios and the Actual Contribution Ratios of Nonhighly Compensated Employees, Qualified Non-Elective Contributions and Qualified Matching Contributions must be made no later than the last day of the Plan Year being tested.

(c)     Contributions Only Used Once. Qualified Non-Elective Contributions and Qualified Matching Contributions shall not be taken into account under the ADP test to the extent such contributions are taken into account for purposes of satisfying any other ADP test, any other ACP test, or the requirements of Treas. Reg. sections 1.401(k)-3, 1.401(m)-3 or 1.401(k)-4. In order to be taken into account for purposes of satisfying the ADP test, Matching Contributions must be (1) allocated to the Employee's Account under the terms of the Plan as of a date within that year; (2) made on account of (or on the basis of) the Participant's Matched Employee Contributions for that year; and (3) actually paid to the Plan no later than the end of the 12-month period immediately following the year that contains that date. If the Plan switches from the current year testing method to the prior year testing method, Qualified Non-Elective Contributions and Qualified Matching Contributions that are taken into account under the current year testing method for a year may not be taken into account under the prior year testing method for the next year.

(d)     Aggregation of Plans. In the event that this Plan satisfies the requirements of Code sections 401(k), 401(m), 401(a)(4), or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then Section 5.02 shall be applied as if all such plans were a single plan. The Plan may not be aggregated for testing purposes if the plans to be aggregated use differing testing methods (i.e., current year/prior year). For example, a plan (within the meaning of Treas. Reg. section 1.410(b)-7(b)) that applies the current year testing method may not be aggregated with another plan that applies the prior year testing method. Similarly, an Employer may not aggregate a plan (within the meaning of Treas. Reg. section 1.410(b)-7(b)): (1) using the ADP safe harbor provisions of Code section 401(k)(12) or 401(k)(13) and another plan that is using the ADP test of Code section 401(k)(3); or (2) using the ACP safe harbor provisions of Code section 401(m)(11) or 401(m)(12) and another plan that is using the ACP test of Code section 401(m)(2). The Company may also treat two or more separate collective bargaining units as a single collective bargaining unit, provided that the combinations of units are determined on a basis that is reasonable and reasonably consistent from year to year.

(e)     Matching Contributions in a Safe Harbor Plan. If the Plan satisfies the ACP safe harbor requirements of Code section 401(m)(11) or 401(m)(12) for a Plan Year but nonetheless must satisfy the requirements of Section 5.02(b) because it provides for Voluntary Contributions, the Plan Administrator may elect to perform the tests under Section 5.02(b) with regard to Matching Contributions and Voluntary Contributions. If the Plan satisfies the ADP safe harbor requirements of Code section 401(k)(12) or 401(k)(13) using Qualified Matching Contributions but does not satisfy the ACP safe harbor requirements of Code section 401(m)(11) or 401(m)(12), the Plan Administrator is permitted to perform the tests under Section 5.02(b) by excluding Matching Contributions with respect to all Participants that do not exceed 4% of each Employee's Compensation.

(f)      Disproportionate Contributions.

(1)     Qualified Non-Elective Contributions. All or part of a Nonhighly Compensated Employee's Qualified Non-Elective Contributions may be taken into account in meeting the ADP test under Section 5.02(a) only to the extent that such contributions are not treated as disproportionate within the meaning of Treas. Reg. section 1.401(k)-2(a)(6). All or part of a Nonhighly Compensated Employee's Qualified Non- Elective Contributions may be taken into account in meeting the ACP test under Section 5.02(b) only to the extent that such contributions are not treated as disproportionate within the meaning of Treas. Reg. section 1.401(m)-2(a)(6).

(2)     Matching Contributions. Qualified Matching Contributions may be taken into account in meeting the ADP test under Section 5.02(a) only to the extent that such Qualified Matching Contributions are Matching Contributions that are not precluded from being taken into account under the ACP test for the Plan Year under the rules of Treas. Reg. section 1.401(m)-2(a)(5)(ii). All or part of a Nonhighly Compensated Employee's Matching Contributions may be taken into account in meeting the ACP test only to the extent that such contributions are not treated as disproportionate within the meaning of Treas. Reg. section 1.401(m)-2(a)(5)(ii).

(g)      Code Section 410(a) Excludable Employees. The Company may treat, pursuant to applicable Treasury Regulations, Participants who have not met the minimum age and service requirements of Code section 410(a)(1)(A) as comprising a separate plan for purposes of Section

5.02     pursuant to Subsection (1) or (2), provided the disaggregated Plan separately satisfies the requirements of Code section 410(b) and the Plan does not utilize Section 5.03(h).

(1)     Annual Entry Date. The Plan Administrator may treat Participants who have not met the minimum age and service requirements of Code section 410(a)(1)(A) before the first day of the seventh month of the Plan Year as comprising a separate plan. If the Plan provides safe harbor contributions, Participants not considered in the separate plan must be eligible for safe harbor contributions for the entire Plan Year.

(2)     Semi-Annual or More Frequent Entry Date. The Plan Administrator may treat Participants who have not met the minimum age and service requirements of Code section 410(a)(1)(A) using one of the entry dates specified in the Plan (not less frequently than semi- annual) before the last day of the Plan Year as comprising a separate plan. Contributions of Participants who have an entry date during the applicable Plan Year shall not be counted in the separate plan.

(h)      Excludable Nonhighly Compensated Employees. The Company may also, pursuant to applicable Treasury Regulations, exclude all Nonhighly Compensated Employees who have not met the minimum age and service requirements of Code section 410(a)(1)(A) (pursuant to Subsection (g)(1) or (2)) from consideration in determining whether the requirements of Section 5.02 are met, provided the disaggregated Plan consisting of such excludable Nonhighly Compensated Employees separately satisfies the requirements of Code section 410(b) and the Plan does not utilize Section 5.03(g).

(i)       Correction Methods. The Plan may, pursuant to applicable Treasury Regulations, do any of the following to avoid or correct excess contributions and/or excess aggregate contributions: (1) provide for the use of any of the correction methods described herein; (2) limit contributions in a manner designed to prevent excess contributions from being made; or (3) use a combination of these methods.

(j)       Plans Using Differing Testing Methods. A Plan may use differing testing methods (i.e., current year/prior year) for the ADP and ACP tests of Section 5.02. For example, the Plan may use the prior year testing method for the ADP test of Section 5.02(a) and the current year testing method for its ACP test of Section 5.02(b) for a Plan Year. In addition to the prohibition on recharacterization specified in Section 5.04(a), a Plan that uses differing methods may not use Elective Deferrals in the ACP test of Section 5.02(b) and may not use Qualified Matching Contributions in the ADP test of Section 5.02(a).

(k)      Special Rules Regarding Prior Year Data. If the Plan uses the prior year testing method for either the ADP or ACP test in Section 5.02 and is involved in a Plan coverage change as defined in Treas. Reg. section 1.401(k)-2(c)(4) and/or 1.401(m)-2(c)(4), then any adjustments to the Nonhighly Compensated Employees' prior year percentages will be made in accordance with such regulations.

(l)       Plan Year Requirements for Safe Harbor Plans. To the extent the Plan is designed to satisfy Code section 401(k)(12) or 401(k)(13), the Plan Year must satisfy the requirements of Treas. Reg. section 1.401(k)-3(e)(1), taking into account the special provisions of 1.401(k)-3(e)(2) for the initial Plan Year. A short Plan Year may exist provided the requirements of Treas. Reg. section 1.401(k)-3(e)(3) are satisfied.

The final Plan Year of a terminating plan may be less than twelve months provided the requirements of Treas. Reg. section 1.401(k)-3(e)(4) are satisfied. A safe harbor Plan Year may also be less than twelve months if the Plan is amended out of safe harbor status pursuant to Treas. Reg. section 1.401(k)-3(g).

(m)     Regulations. Sections 5.02 through 5.04 shall be interpreted in accordance with applicable IRS regulations.

Section 5.04     CORRECTION OF DISCRIMINATORY CONTRIBUTIONS

(a)      Elective Deferrals. In the event the nondiscrimination tests of Section 5.02(a) are not satisfied with respect to Elective Deferrals for any Plan Year, Excess Elective Deferrals for the Plan Year determined as set forth in Paragraph (1) shall be corrected as set forth in Paragraph (2):

(1)     Determination of Excess Deferrals. The Elective Deferrals of the Highly Compensated Employee with the highest Actual Deferral Ratio shall be reduced until the nondiscrimination tests imposed by Section 5.02(a) would be satisfied, or until the Actual Deferral Ratio of the Highly Compensated Employee would equal the Actual Deferral Ratio of the Highly Compensated Employee with the next highest Actual Deferral Ratio. This process shall be repeated until the nondiscrimination tests imposed by Section 5.02(a) are satisfied. The amount of excess deferrals is equal to the sum of these hypothetical reductions multiplied, in each case, by the respective Highly Compensated Employee's Section 414(s) Compensation (including deferrals to the extent that they are taken into account in determining testing ratios).

(2)     Distribution of Excess Deferrals. Excess deferrals shall be allocated to the Highly Compensated Employees with the largest dollar amounts of contributions taken into account in calculating the Average Deferral Percentage test for the year in which the excess arose, beginning with the Highly Compensated Employee with the largest dollar amount of such contributions and continuing in descending order until all the excess deferrals have been allocated. To the extent a Highly Compensated Employee has not reached his or her Catch-up Contribution limit as specified in Section 5.01(d), excess deferrals allocated to such Highly Compensated Employee are deemed Catch-up Contributions and will not be treated as excess contributions. The amount of excess deferrals is reduced by any amounts previously distributed from the Plan to correct excess deferrals under Section 5.01 for the Employee's taxable year ending with or within the Plan Year. The distribution of the amount allocated to each Highly Compensated Employee, as adjusted for income allocable to the excess deferrals, shall occur within twelve (12) months of the close of the Plan Year for which the Elective Deferrals were made. The income/loss allocable to excess deferrals is equal to the sum of the allocable gain or loss for the Plan Year. Effective for taxable years beginning after December 31, 2007, the Plan shall not allocate gains and losses on distributions of excess contributions for the period after the end of the Plan Year in which such excess contributions arose. The Plan Administrator may use any reasonable method for computing the income allocable to excess deferrals, provided that the method does not violate Code section 401(a)(4), is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Participant's Accounts. The Plan will not fail to use a reasonable method for computing the income allocable to excess deferrals merely because the income allocable to excess deferrals is determined on a date that is no more than 7 days before the actual distribution. In addition, the Plan Administrator may allocate income in any manner permitted under Treas. Reg. section 1.401(k)-2(b)(2)(iv). Elective Deferrals not taken into account in determining Matching Contributions under Section 4.02 shall be distributed first. In the event a Participant receives a distribution of Elective Deferrals that were taken into account in determining Matching Contributions, the Participant shall forfeit such Matching Contributions that were allocated to the Participant by reason of the distributed Elective Deferrals to the extent that additional Matching Contributions are not made pursuant to Treas. Reg. section 1.401(a)(4)-11(g)(3)(vii)(B). Amounts forfeited shall be used pursuant to Section 6.03(d). If the Plan does not correct excess deferrals within 2-1/2 months (6 months in the case of certain eligible automatic contribution arrangements), or such other time frame as may be prescribed by the Secretary of the Treasury, after the close of the Plan Year for which the excess deferrals are made, the Employer will be liable for a 10% excise tax on the amount of the excess deferrals to the extent provided in Code section 4979.

(3)     Recharacterization. If the Plan permits Voluntary Contributions and if the Plan uses the same testing methods (current year/prior year) in Subsection 5.02(a) and (b), the Plan Administrator may treat Excess Elective Deferrals as an amount distributed to the Participant and then contributed by the Participant to the Plan as a Voluntary Contribution. Recharacterized amounts will remain nonforfeitable and subject to the same distribution requirements as Elective Deferrals. Amounts may not be recharacterized by a Highly Compensated Employee to the extent that such amount in combination with other Voluntary Contributions made by that Employee would exceed any stated limit under the Plan on Voluntary Contributions. Recharacterization must occur no later than two and one-half months after the last day of the Plan Year in which such Excess Elective Deferrals arose and is deemed to occur no earlier than the date the last Highly Compensated Employee is informed in writing of the amount recharacterized and the consequences thereof. Recharacterized amounts will be taxable to the Participant for the Participant's tax year in which the Participant would have received them in cash.

(4)     Refunds. If the Plan permits Roth Elective Deferrals, the Plan Administrator shall determine the ordering rule for refunds of Elective Deferrals made as a result of any testing failure; provided that such ordering rule is nondiscriminatory. Such ordering rule may provide that the Participant may elect to have refunds made either from his Pre-tax Elective Deferrals or Roth Elective Deferrals or any combination thereof.

(b)      Matching Contributions and Voluntary Contributions. In the event the nondiscrimination tests of Section 5.02(b) are not satisfied with respect to Matching Contributions and Voluntary Contributions for any Plan Year, excess Matching Contributions and Voluntary Contributions for the Plan Year determined as set forth in Paragraph (1) shall be corrected as set forth in Paragraph (2).

(1)     Determination of Excess Contributions. The Matching Contributions and Voluntary Contributions of the Highly Compensated Employee with the highest Actual Contribution Ratio shall be reduced until the nondiscrimination tests imposed by Section 5.02(b) would be satisfied, or until the Actual Contribution Ratio of the Highly Compensated Employee would equal the Actual Contribution Ratio of the Highly Compensated Employee with the next highest Actual Contribution Ratio. This process shall be repeated until the nondiscrimination tests imposed by Section 5.02(b) are satisfied. The amount of excess Matching Contributions and Voluntary Contributions is equal to the sum of these hypothetical reductions multiplied, in each case, by the respective Highly Compensated Employee's Section 414(s) Compensation (including deferrals to the extent that they are taken into account in determining testing ratios).

(2)     Correction of Excess Contributions. Excess Matching Contributions and Voluntary Contributions shall be allocated to the Highly Compensated Employees with the largest dollar amounts of contributions taken into account in calculating the Average Contribution Percentage test for the year in which the excess arose, beginning with the Highly Compensated Employee with the largest dollar amount of such contributions and continuing in descending order until all the excess contributions have been allocated. The correction of the amount allocated to each Highly Compensated Employee, as adjusted for income allocable to the excess contributions, shall occur within twelve (12) months of the close of the Plan Year for which the Matching Contributions and Voluntary Contributions were made. The income/loss allocable to excess contributions is equal to the sum of the allocable gain or loss for the Plan Year. Effective for Plan Years beginning after December 31, 2007 (excess aggregate contributions distributed after December 31, 2008), the Plan shall not allocate gains and losses on distributions of excess aggregate contributions (as defined in Code section 401(m)(6)(B)) for the period after the end of the Plan Year in which such excess aggregate contributions arose. The Plan Administrator may use any reasonable method for computing the income allocable to excess contributions, provided that the method does not violate Code section 401(a)(4), is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Participants' Accounts. The Plan will not fail to use a reasonable method for computing the income allocable to excess contributions merely because the income allocable to excess contributions is determined on a date that is no more than 7 days before the actual distribution. In addition, the Plan Administrator may allocate income in any manner permitted under Treas. Reg. section 1.401(m)-2(b)(2)(iv). Excess Matching Contributions and Voluntary Contributions shall be corrected in the following order: (i) Voluntary Contributions not taken into account in determining Matching Contributions under Article 4 shall be distributed; (ii) any other Voluntary Contributions not described in clause (i) shall be distributed and their related Matching Contributions shall be forfeited to the extent that additional Matching Contributions are not made pursuant to Treas. Reg. section 1.401(a)(4)-11(g)(3)(vii)(B); and (iii) vested Matching Contributions shall be distributed and nonvested Matching Contributions forfeited. Amounts forfeited shall be used pursuant to Section 6.03(d). If the Plan does not correct excess contributions within 2-1/2 months (6 months in the case of certain eligible automatic contribution arrangements), or such other time frame as may be prescribed by the Secretary of the Treasury, after the close of the Plan Year for which the excess contributions are made, the Employer will be liable for a 10% excise tax on the amount of the excess contributions to the extent provided in Code section 4979.

Section 5.05     MAXIMUM AMOUNT OF ANNUAL ADDITIONS

(a)      General Rule.

(1)     One Plan. If the Participant does not participate in, and has never participated in another qualified plan maintained by the Employer or a welfare benefit fund, as defined in Code section 419(e) maintained by the Employer, or an individual medical account, as defined in Code section 415(l)(2), maintained by the Employer, or a simplified employee pension plan, as defined in Code section 408(k), maintained by the Employer, which provides an Annual Addition, the amount of Annual Additions which may be credited to the Participant's Account for any Limitation Year will not exceed the lesser of the maximum permissible amount specified in Section 5.05(b) or any other limitation contained in this Plan. If the Employer contribution that would otherwise be contributed or allocated to the Participant's Account would cause the Annual Additions for the Limitation Year to exceed such maximum permissible amount, the amount contributed or allocated will be reduced so that the Annual Additions for the Limitation Year will equal the maximum permissible amount.

(2)     Multiple Plans. This Subsection 5.05(a)(2) applies if, in addition to this Plan, the Participant is covered under another qualified defined contribution plan maintained by the Employer, a welfare benefit fund maintained by the Employer, an individual medical account maintained by the Employer, or a simplified employee pension plan maintained by the Employer, that provides an Annual Addition during any Limitation Year. The Annual Additions which may be credited to a Participant's Account under this Plan for any such Limitation Year will not exceed the maximum permissible amount specified in Section 5.05(b) reduced by the Annual Additions credited to a Participant's account under the other qualified defined contribution plans, welfare benefit funds, individual medical accounts, and simplified employee pension plans for the same Limitation Year.

(b)      Maximum Permissible Amount. For Limitation Years beginning on or after January 1, 2002, the maximum permissible amount is the lesser of:

(1)     $40,000, as adjusted for increases in the cost-of-living under Code section 415(d); or

(2)     100% of the Participant's Statutory Compensation for the Limitation Year. The Compensation limit referred to in this Subsection (b)(2) shall not apply to any contribution for medical benefits after separation from service (within the meaning of Code sections 401(h) or 419A(f)(2)) which is otherwise treated as an Annual Addition. Notwithstanding the preceding sentence, Statutory Compensation for purposes of Section 5.05 for a Participant in a defined contribution plan who is permanently and totally disabled (as defined in Code section 22(e)(3)) is the Compensation such Participant would have received for the Limitation Year if the Participant had been paid at the rate of Compensation paid immediately before becoming permanently and totally disabled.

Prior to determining the Participant's actual Statutory Compensation for the Limitation Year, the Employer may determine the maximum permissible amount for a Participant on the basis of a reasonable estimation of the Participant's Statutory Compensation for the Limitation Year, uniformly determined for all Participants similarly situated. As soon as is administratively feasible after the end of the Limitation Year, the maximum permissible amount for the Limitation Year will be determined on the basis of the Participant's actual Statutory Compensation for the Limitation Year.

(c)      Correction of Excess. If there is an allocation in excess of the Maximum Permissible Amount, the Plan Administrator shall correct such excess pursuant to the procedures outlined under EPCRS as described in Rev. Proc. 2013-12 and any superseding guidance.

ARTICLE 6 VESTING

Section 6.01     PARTICIPANT CONTRIBUTIONS

A Participant shall have a fully (100%) vested and nonforfeitable interest in his Elective Deferral Account, Voluntary Contribution Account, Rollover Contribution Account, In-Plan Roth Rollover Account, Qualified Non-Elective Contribution Account, Qualified Matching Contribution Account and Matching and Qualified Non-Elective Contributions used to satisfy ADP safe harbor contribution criteria.

Section 6.02     EMPLOYER CONTRIBUTIONS

The Participant's interest in his Matching Contribution Account, Profit Sharing Contribution Account and Pension Contribution Account shall vest based on his Years of Vesting Service in accordance with the terms of the Adoption Agreement.

For purposes of the Adoption Agreement, "2-6 Year Graded", "1-5 Year Graded", "1-4 Year Graded", "3 Year Cliff" and "2 Year Cliff" shall be determined in accordance with the following schedules:

Years of Vesting Service	Vesting Percentage
"2-6 Year Graded":
Less than Two Years	0%
Two Years but less than Three Years	20%
Three Years but less than Four Years	40%
Four Years but less than Five Years	60%
Five Years but less than Six Years	80%
Six or More Years	100%

"1-5 Year Graded":
Less than One Year	0%
One Year but less than Two Years	20%
Two Years but less than Three Years	40%
Three Years but less than Four Years	60%
Four Years but less than Five Years	80%
Five or More Years	100%

"1-4 Year Graded":
Less than One Year	0%
One Year but less than Two Years	25%
Two Years but less than Three Years	50%
Three Years but less than Four Years	75%
Four or More Years	100%

"3 Year Cliff":
Less than Three Years	0%
Three or More Years	100%

"2 Year Cliff":
Less than Two Years	0%
Two or More Years	100%

Notwithstanding the foregoing, a Participant shall become fully (100%) vested upon his attainment of Normal Retirement Age while an Employee. In addition, the Adoption Agreement may provide that a Participant will become fully (100%) vested upon (a) his death while an Employee, (b) his suffering a Disability while an Employee, or (c) attaining his Early Retirement Age while an Employee. Effective January 1, 2007, if a Participant dies while performing Qualified Military Service, the survivors of the Participant are entitled to any additional benefits provided under the Plan as if the Participant had resumed and then terminated employment on account of death pursuant to Code section 401(a)(37). If Participants become fully (100%) vested upon death while an Employee, Participants shall also become fully (100%) vested upon death while performing Qualified Military Service.

A Participant's Transfer Account, if any, shall remain subject to the vesting schedule that applied to the Account immediately prior to the transfer.

Section 6.03    FORFEITURES

(a)     Participants Receiving a Distribution. A Participant who receives a distribution of the value of the entire vested portion of his Account shall forfeit the nonvested portion of such Account as soon as administratively feasible after such distribution; but no later than the end of the Plan Year following the Plan Year during which such distribution occurred. If the Participant elects to the extent permitted by Article 7 to have distributed less than the entire vested portion of the Account balance derived from Employer contributions, the part of the nonvested portion that will be treated as a forfeiture is the total nonvested portion multiplied by a fraction, the numerator of which is the amount of the distribution attributable to Employer contributions and the denominator of which is the total value of the vested Employer-derived Account balance. No forfeitures will occur solely as a result of a Participant's withdrawal of Employee contributions.

For purposes of this Section, if the value of a Participant's vested Account balance is zero upon Termination, the Participant shall be deemed to have received a distribution of such vested Account.

(b)     Participants Not Receiving a Distribution. The nonvested portion of the Account balance of a Participant who has a Termination of Employment and does not receive a complete distribution of the vested portion of his Account shall be forfeited as soon as administratively feasible after the date he incurs five consecutive One-Year Breaks in Service (One-Year Periods of Severance if the Plan uses the elapsed time method); but no later than the end of the Plan Year following the Plan Year during which such break in service occurred.

(c)     Reemployment.

(1)     Before Five One-Year Breaks. If a Participant receives or is deemed to receive a distribution pursuant to this Section and the Participant resumes employment covered under this Plan and who also meets the requirements of Code sections 411(a)(7)(B) and (C), the Participant's Employer-derived Account balance will be restored to the amount on the date of distribution if the Participant repays to the Plan the full amount of the distribution attributable to Employer contributions before the earlier of 5 years after the first date on which the Participant is subsequently reemployed by the Employer, or the date the Participant incurs 5 consecutive One-Year Breaks in Service (One-Year Periods of Severance if the Plan uses the elapsed time method) following the date of the distribution. If a zero-vested Participant is deemed to receive a distribution pursuant to this Section, and the Participant resumes employment covered under this Plan before the date the Participant incurs 5 consecutive One-Year Breaks in Service (One-Year Periods of Severance if the Plan uses the elapsed time method), upon the reemployment of such Participant, the Employer-derived Account balance of the Participant will be restored to the amount on the date of such deemed distribution. Forfeitures that are restored pursuant to the foregoing shall be accomplished by an allocation of forfeitures, or if such forfeitures are insufficient, by a special Company contribution.

(2)     After Five One-Year Breaks. If a Participant resumes employment as an Eligible Employee after forfeiting the nonvested portion of his Account balance after 5 consecutive One-Year Breaks in Service (One-Year Periods of Severance if the Plan uses the elapsed time method) and is not fully (100%) vested upon reemployment, the Participant's Account balance attributable to his pre-break service shall be kept separate from that portion of his Account balance attributable to his post-break service until such time as his post-break Account balance becomes fully (100%) vested. A Participant with a balance in his Elective Deferral Account shall be considered a vested Participant for purposes of Code section 411(a)(6)(D)(iii).

(d)     Disposition of Forfeitures. Amounts forfeited from a Participant's Account shall be used to restore forfeitures or reduce Company contributions (or reallocate as Company contributions) made pursuant to Article 4, or to pay reasonable Plan expenses to the extent specified in the Adoption Agreement. Effective for Plan Years beginning after the adoption of the 2010 Cumulative List (IRS Notice 2010-90) restatement, forfeitures cannot be used as Qualified Non-Elective Contributions, Qualified Matching Contributions, Elective Deferrals, or ADP test safe harbor contributions (Code section 401(k)(12)). Any such disposition of forfeitures from a Participant's Account shall be made no later than the end of the Plan Year following the Plan Year during which the forfeiture occurred.

(e)     Vesting Following In-Service Withdrawals or Payment in Installments. If a distribution is made at a time when a Participant has a nonforfeitable right to less than 100% of his Account derived from Employer contributions and the Participant may increase the nonforfeitable percentage in the Account:

(1)     A separate Account will be established for the Participant's interest in the Plan as of the time of the distribution, and

(2)     At any relevant time the Participant's nonforfeitable portion of the separate Account will be equal to an amount ("X") determined by the formula:

X = P(AB + (R x D)) - (R x D)

         For purposes of applying the formula: P is the nonforfeitable percentage at the relevant time; AB is the Account balance at the relevant time; D is the amount of the distribution; and R is the ratio of the Account balance at the relevant time to the Account balance after distribution.

ARTICLE 7 DISTRIBUTIONS

Section 7.01     COMMENCEMENT OF DISTRIBUTIONS

(a)      Early and Normal Retirement. A Participant, upon attainment of his Normal Retirement Date, shall be entitled to retire and to receive his Account as his benefit hereunder pursuant to Section 7.02. To the extent permitted in the Adoption Agreement, a Participant may, at any time after reaching his Early Retirement Date but before Termination, elect to have the Plan Administrator commence the distribution of his benefit pursuant to Section 7.02 by providing the Plan Administrator with a written election to that effect. Any such written election shall state the date upon which distribution of benefits is to commence and shall be effective upon delivery to the Plan Administrator.

(b)      Late Retirement. If a Participant continues in the employ of the Company beyond his Normal Retirement Date, his participation under the Plan shall continue, and his benefits under the Plan shall commence following his actual Termination of Employment pursuant to Section

7.02. To the extent permitted in the Adoption Agreement, a Participant may, at any time after reaching his Normal Retirement Date but before actual retirement, elect to have the Plan Administrator commence the distribution of his benefit pursuant to Section 7.02 by providing the Plan Administrator with a written election to that effect. Any such written election shall state the date upon which distribution of benefits is to commence and shall be effective upon delivery to the Plan Administrator.

(c)      Disability Retirement. Except as may be otherwise provided in the Adoption Agreement, if a Participant becomes Disabled, he shall become entitled to receive his vested Account pursuant to Section 7.02 following the date he has a Termination of Employment.

(d)      Death. If a Participant dies, either before or after his Termination of Employment, his Beneficiary designated pursuant to Section 7.04 shall become entitled to receive the Participant's vested Account pursuant to Section 7.02.

(e)      Termination of Employment. A Participant shall become entitled to receive his vested Account pursuant to Section 7.02 following the date he has a Termination of Employment. Effective for distributions and severances from employment occurring after December 31, 2001, a Participant shall not be entitled to a distribution from his Elective Deferral Account, Qualified Non-Elective Contribution Account or Qualified Matching Contributions (and earnings attributable to these contributions) unless he has had a "severance from employment" within the meaning of Code section 401(k)(2)(B)(i)(I).

Section 7.02     TIMING AND FORM OF DISTRIBUTIONS

(a)      Distribution for Reasons Other Than Death. If a Participant's Account balance becomes distributable pursuant to Section 7.01 for any reason other than death and such amount is not required to be distributed in the form of a Qualified Joint and Survivor Annuity pursuant to Section 7.10, payment of his vested Account shall commence at such times and shall be payable in the form and at such times as specified in the Adoption Agreement. To the extent permitted in the Adoption Agreement, a Participant may elect to have the Plan Administrator apply his entire Account toward the purchase of an annuity contract. The terms of such annuity contract shall comply with the provisions of this Plan and any annuity contract shall be nontransferable and shall be distributed to the Participant.

The method of distribution shall be selected by the Participant on a form prescribed by the Plan Administrator. If no such selection is made by the Participant, payment shall be made in the form of a lump sum distribution unless the Adoption Agreement provides for different normal form of payment or payment is required to be made in the form of a Qualified Joint and Survivor Annuity pursuant to Section 7.10 of the Adoption Agreement. No distribution shall be made if the Participant is rehired by the Company before payments commence.

(b)      Distribution on Account of Death.

(1)     Before Distribution Has Begun. If the Participant dies before distribution of his Account begins and such amount is not required to be distributed in the form of a qualified preretirement survivor annuity pursuant to Section 7.10, distribution of the Participant's entire Account shall be completed by the time and in the manner specified in the Adoption Agreement. To the extent permitted in the Adoption Agreement, payments may be made at least as rapidly as over the following periods:

(A)    A complete distribution shall be made by December 31 of the calendar year containing the fifth anniversary of the Participant's death;

(B)     Distributions may be made over the life or over a period certain not greater than the life expectancy of the Beneficiary commencing on or before December 31 of the calendar year immediately following the calendar year in which the Participant died; and/or

(C)     If the Beneficiary is the Participant's surviving spouse, the date distributions are required to begin in accordance with Subparagraph (B) above shall not be earlier than the later of (i) December 31 of the calendar year immediately following the calendar year in which the Participant died and (ii) December 31 of the calendar year in which the Participant would have attained age 70-1/2.

If the Plan permits Participant elections under this Subsection (b)(1) and the Participant has not made an election as to form of payment by the time of his death, the Participant's Beneficiary must elect the method of distribution no later than the earlier of (1) December 31 of the calendar year in which distributions would be required to begin under this Section, or (2) December 31 of the calendar year which contains the fifth anniversary of the date of death of the Participant. If the Participant has no designated beneficiary, pursuant to applicable Treasury Regulations, or if the designated Beneficiary does not elect a method of distribution, distribution of the Participant's entire interest must be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

If the surviving spouse dies after the Participant, the provisions of this Subsection (b)(1), with the exception of Subparagraph (C) therein, shall be applied as if the surviving spouse were the Participant.

(2)     After Distribution Has Begun. If the Participant dies after distribution of his Account has begun, the remaining portion of such Account will continue to be distributed at least as rapidly as the method of distribution being used prior to the Participant's death. If the Participant's Account was not being distributed in the form of an annuity at the time of his death: (i) distribution of the Participant's entire Account shall be completed by the time and in the manner specified in the Adoption Agreement; and (ii) the Beneficiary may elect to receive the Participant's remaining vested Account balance in a lump sum distribution. To the extent permitted in the Adoption Agreement, payments may be made at least as rapidly as over the following periods:

(A)     A complete distribution shall be made by December 31 of the calendar year containing the fifth anniversary of the Participant's death; and/or

(B)     Distributions shall continue to be distributed at least as rapidly as the method of distribution being used prior to the Participant's death.

The Beneficiary shall provide the Plan Administrator with the death notice or other sufficient documentation before any payments are made pursuant to this Subsection.

(c)      Valuation Date. The distributable amount of a Participant's Account is the vested portion of his Account as of the Valuation Date coincident with or next preceding the date distribution is made to the Participant or Beneficiary as reduced by any subsequent distributions, withdrawals or loans.

(d)      Ordering Rule. The Plan Administrator shall determine the ordering rule for distributions; provided that such ordering rule is nondiscriminatory. Such ordering rule may provide that the Participant or Beneficiary may elect to have payments made first or last from his Roth Elective Deferral Account or Voluntary Contribution Account or in any combination of such Accounts and any other Account.

(e)      Restriction on Deferral of Payment. Unless otherwise elected, benefit payments under the Plan will begin to a Participant not later than the 60th day after the latest of the close of the Plan Year in which:

(1)     the Participant attains his Normal Retirement Date;

(2)     occurs the 10th anniversary of the year in which his participation commenced; or

(3)     the Participant has a Termination of Employment.

Notwithstanding the foregoing, the failure of a Participant and spouse to consent to a distribution while a benefit is immediately distributable shall be deemed to be an election to defer commencement of payment of any benefit sufficient to satisfy this section.

(f)      Minimum Distribution Requirements. Distributions shall be made in a method that is in conformance with the requirements set forth in Section 7.05. Section 7.05 shall not be deemed to create a type of benefit (e.g., installment payments, lump sum within five years or immediate lump sum payment) to any class of Participants and Beneficiaries that is not otherwise permitted by the Plan.

Section 7.03     CASH-OUT OF SMALL BALANCES

(a)      Vested Account Balance Does Not Exceed $5,000. Notwithstanding the foregoing, if involuntary cash-out is selected in the Adoption Agreement and the vested amount of an Account payable to a Participant or Beneficiary does not exceed $5,000 (or such lesser amount specified in the Adoption Agreement) at the time such individual becomes entitled to a distribution hereunder (or at any subsequent time established by the Plan Administrator to the extent provided in applicable Treasury Regulations), such vested Account shall be paid in a lump sum to the extent it is not subject to the automatic rollover provisions of Section 7.06(c) below.

(b)      Vested Account Balance Exceeds $5,000. If the value of a Participant's vested Account balance exceeds $5,000 or such lesser amount as specified in the Adoption Agreement and the Account balance is immediately distributable, the Participant must consent to any distribution of such Account balance. Notwithstanding the foregoing and unless otherwise specified in the Adoption Agreement, payments shall commence as of the Participant's Required Beginning Date in the form of a lump sum or installment payments. The Participant's consent shall be obtained in writing within the 180-day period ending on the Annuity Starting Date. The Plan Administrator shall notify the Participant of the right to defer any distribution until the date specified in the Adoption Agreement. Such notification shall include a general description of the material features, and an explanation of the relative values of, the optional forms of benefit available under the Plan, and shall be provided no less than 30 days and no more than 180 days prior to the Annuity Starting Date. Except to the extent provided in Section 7.10, distribution may commence less than 30 days after the notice described in the preceding sentence is given, provided the Plan Administrator clearly informs the Participant that he has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and the Participant, after receiving the notice, affirmatively elects a distribution. In the event a Participant's vested Account balance becomes distributable without consent pursuant to this Subsection (b), and the Participant fails to elect a form of distribution, the vested Account balance of such Participant shall be paid in a single sum except to the extent provided in Section 7.10.

(c)      For purposes of this Section 7.03, the Participant's vested Account balance shall not include amounts attributable to accumulated deductible Employee contributions within the meaning of Code section 72(o)(5)(B).

(d)      Required Distributions and Plan Termination. Consent of the Participant or his spouse shall not be required to the extent that a distribution is required to satisfy Code sections 401(a)(9), 401(k), 401(m), 402(g) or 415. In addition, upon termination of this Plan the Participant's Account balance shall be distributed to the Participant in a lump sum distribution unless payment is made in the form of a Qualified Joint and Survivor Annuity pursuant to Section 7.10. However, if the Employer maintains another defined contribution plan (other than an employee stock ownership plan as defined in Code section 4975(e)(7)), then the Participant's Account balance will be transferred, without the Participant's consent, to the other plan if the Participant does not consent to an immediate distribution.

(e)      Treatment of Rollovers. If elected in the Adoption Agreement, Rollovers shall be disregarded in determining the value of the Account balance for involuntary distributions. For purposes of this Section 7.03, the Participant's vested Account balance shall not include that portion of the Account balance that is attributable to Rollover Contributions (and earnings allocable thereto) within the meaning of Code sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16).

Section 7.04     BENEFICIARY

(a)      Beneficiary Designation Right. Except as provided in Section 7.04(b) and Section 7.10, each Participant, and if the Participant has died, the Beneficiary of such Participant, shall have the right to designate one or more primary and one or more secondary Beneficiaries to receive any benefit becoming payable upon such individual's death. To the extent that a Participant's Account is not subject to Section 7.10, the spouse of a married Participant shall be the sole primary Beneficiary of such Participant unless the requirements of Subsection (b) are met. To the extent that a Participant's Account is subject to Section 7.10, the spouse of a married Participant shall be the Beneficiary of such portion of the Participant's Account as specified in the Adoption Agreement unless the spouse waives his or her rights to such benefit pursuant to Section 7.10. All Beneficiary designations shall be in writing in a form satisfactory to the Plan Administrator and shall only be effective when filed with the Plan Administrator during the Participant's lifetime (or if the Participant has died, during the lifetime of the Beneficiary of such Participant who desires to designate a further Beneficiary). Except as provided in Section 7.04(b) or Section 7.10, as applicable, each Participant (or Beneficiary) shall be entitled to change his Beneficiaries at any time and from time to time by filing written notice of such change with the Plan Administrator.

(b)      Form and Content of Spouse's Consent. To the extent that a Participant's Account is not subject to Section 7.10, the Participant may designate a Beneficiary other than his spouse pursuant to this Subsection if: (1) the spouse has waived the spouse's right to be the Participant's Beneficiary in accordance with this Subsection; (2) the Participant has no spouse; or (3) the Plan Administrator determines that the spouse cannot be located or such other circumstances exist under which spousal consent is not required, as prescribed by Treasury Regulations. If required, such consent: (1) shall be in writing; (2) shall relate only to the specific alternate Beneficiary or Beneficiaries designated (or permits Beneficiary designations by the Participant without the spouse's further consent); (3) shall acknowledge the effect of the consent; and (4) shall be witnessed by a Plan representative or notary public. Any consent by a spouse, or establishment that the consent of a spouse may not be obtained, shall not be effective with respect to any other spouse. Any spousal consent that permits subsequent changes by the Participant to the Beneficiary designation without the requirement of further spousal consent shall acknowledge that the spouse has the right to limit such consent to a specific Beneficiary, and that the spouse voluntarily elects to relinquish such right.

(c)      No Designated Beneficiary. Unless otherwise provided in the Adoption Agreement, in the event that the Participant fails to designate a Beneficiary, or in the event that the Participant is predeceased by all designated primary and secondary Beneficiaries, the death benefit shall be payable to the Participant's spouse or, if there is no spouse, to the Participant's children in equal shares or, if there are no children to the Participant's estate.

Section 7.05     MINIMUM DISTRIBUTION REQUIREMENTS

(a)      General Rules.

(1)     Effective Date. Subject to Section 7.10, the requirements of this Section shall apply to any distribution of a Participant's interest and will take precedence over any inconsistent provisions of this Plan.

(2)     Construction. All distributions required under this Section shall be determined and made in accordance with the regulations under Code section 401(a)(9) and the minimum distribution incidental benefit requirement of Code section 401(a)(9)(G). Nothing contained in this Section shall be deemed to create a type of benefit (e.g., installment payments, lump sum within five years or immediate lump sum payment) to any class of Participants and/or Beneficiaries that is not otherwise permitted by the Plan.

(3)     Limits on Distribution Periods. As of the first distribution calendar year, distributions to a Participant, if not made in a single sum, may only be made over one of the following periods:

(i)     the life of the Participant;

(ii)    the joint lives of the Participant and a designated Beneficiary;

(iii)   a period certain not extending beyond the life expectancy of the Participant; or

(iv)   a period certain not extending beyond the joint life and last survivor expectancy of the Participant and a designated Beneficiary.

(b)      Time and Manner of Distribution.

(1)     Required Beginning Date. Unless an earlier date is specified in Section 7.02(b), the Participant's entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant's Required Beginning Date.

(2)     Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant's entire interest will be distributed, or begin to be distributed, no later than as follows:

(i)     If the Participant's surviving spouse is the Participant's sole designated Beneficiary, then unless an earlier date is specified in Section 7.02(b), distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70-1/2, if later.

(ii)    If the Participant's surviving spouse is not the Participant's sole designated Beneficiary, then, unless otherwise specified in Section 7.02(b), distributions to the designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(iii)   If there is no designated Beneficiary as of September 30 of the year following the year of the Participant's death, the Participant's entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant's death unless an earlier date is specified in Section 7.02(b).

(iv)   If the Participant's surviving spouse is the Participant's sole designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse are required to begin, this Subsection (b)(2), other than Subsection (b)(2)(i), will apply as if the surviving spouse were the Participant except as otherwise provided in Section 7.02(b).

For purposes of this Subsection (b)(2) and Subsection (d), unless Subsection (b)(2)(iv) applies, distributions are considered to begin on the Participant's Required Beginning Date. If Subsection (b)(2)(iv) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Subsection (b)(2)(i). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant's Required Beginning Date (or to the Participant's surviving spouse before the date distributions are required to begin to the surviving spouse under Subsection (b)(2)(i)), the date distributions are considered to begin is the date distributions actually commence.

(3)     Forms of Distribution. Unless the Participant's interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first distribution calendar year distributions will be made in accordance with Subsections (c) and (d) to the extent otherwise permitted by the Plan. If the Participant's interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code 401(a)(9) and the regulations.

(c)      Required Minimum Distributions During Participant's Lifetime.

(1)     Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant's lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(i)     the quotient obtained by dividing the Participant's Account balance by the distribution period in the Uniform Lifetime Table set forth in Treas. Reg. section 1.401(a)(9)-9, Q&A-2 using the Participant's age as of the Participant's birthday in the distribution calendar year; or

(ii)     if the Participant's sole designated Beneficiary for the distribution calendar year is the Participant's spouse, the quotient obtained by dividing the Participant's Account balance by the number in the Joint and Last Survivor Table set forth in Treas. Reg. section 1.401(a)(9)-9, Q&A-3 using the Participant's and spouse's attained ages as of the Participant's and spouse's birthdays in the distribution calendar year.

(2)     Lifetime Required Minimum Distributions Continue Through Year of Participant's Death. Required minimum distributions will be determined under this Subsection (c) beginning with the first distribution calendar year and continuing up to, and including, the distribution calendar year that includes the Participant's date of death.

(d)      Required Minimum Distributions After Participant's Death.

(1)     Death On or After Date Distributions Begin.

(i)     Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant's designated Beneficiary, determined as follows:

(A)     The Participant's remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(B)     If the Participant's surviving spouse is the Participant's sole designated Beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant's death using the surviving spouse's age as of the spouse's birthday in that year. For distribution calendar years after the year of the surviving spouse's death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse's birthday in the calendar year of the spouse's death, reduced by one for each subsequent calendar year.

(C)     If the Participant's surviving spouse is not the Participant's sole designated Beneficiary, the designated Beneficiary's remaining life expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant's death, reduced by one for each subsequent year.

(ii)    No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no designated Beneficiary as of the September 30 of the year after the year of the Participant's death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account balance by the Participant's remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(2)     Death Before Date Distributions Begin.

(i)     Participant Survived by Designated Beneficiary. If the Participant dies before the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account balance by the remaining life expectancy of the Participant's designated Beneficiary, determined as provided in Subsection (d)(1).

(ii)    No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated Beneficiary as of September 30 of the year following the year of the Participant's death, distribution of the Participant's entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

(iii)   Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant's surviving spouse is the Participant's sole designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Subsection (b)(2)(i), this Subsection (d)(2) will apply as if the surviving spouse were the Participant.

(e)      Definitions.

(1)     Designated Beneficiary. The individual who is designated by the Participant (or the Participant's surviving spouse) as the Beneficiary of the Participant's interest under the Plan and who is the designated Beneficiary under Code section 401(a)(9) and Treas. Reg. section 1.401(a)(9)-4.

(2)     Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant's Required Beginning Date. For distributions beginning after the Participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin under Subsection (b)(2). The required minimum distribution for the Participant's first distribution calendar year will be made on or before the Participant's Required Beginning Date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant's Required Beginning Date occurs, will be made on or before December 31 of that distribution calendar year.

(3)     Life expectancy. Life expectancy is computed by use of the Single Life Table in Treas. Reg. section 1.401(a)(9)-9, Q&A-1.

(4)     Participant's Account Balance. The Account balance as of the last Valuation Date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account as of dates in the valuation calendar year after the Valuation Date and decreased by distributions made in the valuation calendar year after the Valuation Date. The Account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

(f)      TEFRA Section 242(b)(2) Elections.

(1)     Notwithstanding any provision in the Plan to the contrary and subject to the requirements of Section 7.10, distribution on behalf of any Employee, including a More Than 5% Owner, who has made a designation under section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (a "section 242(b)(2) election") may be made in accordance with all of the following requirements (regardless of when such distribution commences):

(i)       The distribution by the Plan is one which would not have disqualified such plan under Code section 401(a)(9) as in effect prior to amendment by the Deficit Reduction Act of 1984.

(ii)      The distribution is in accordance with a method of distribution designated by the Employee whose interest in the Plan is being distributed or, if the Employee is deceased, by a Beneficiary of such Employee.

(iii)     Such designation was in writing, was signed by the Employee or the Beneficiary, and was made before January 1, 1984.

(iv)     The Employee had accrued a benefit under the Plan as of December 31, 1983.

(v)      The method of distribution designated by the Employee or the Beneficiary specifies the time at which distribution will commence, the period over which distributions will be made, and in the case of any distribution upon the Employee's death, the Beneficiaries of the Employee listed in order of priority.

(2)     A distribution upon death will not be covered by this transitional rule unless the information in the designation contains the required information described above with respect to the distributions to be made upon the death of the Employee.

(3)     For any distribution which commences before January 1, 1984, but continues after December 31, 1983, the Employee, or the Beneficiary, to whom such distribution is being made, will be presumed to have designated the method of distribution under which the distribution is being made if the method of distribution was specified in writing and the distribution satisfies the requirements in Subsections (f)(1)(i) and (v).

(4)     If a designation is revoked, any subsequent distribution must satisfy the requirements of Code section 401(a)(9) and the regulations thereunder. If a designation is revoked subsequent to the date distributions are required to begin, the Plan must distribute by the end of the calendar year following the calendar year in which the revocation occurs the total amount not yet distributed which would have been required to have been distributed to satisfy Code section 401(a)(9) and the regulations thereunder, but for the section 242(b)(2) election. For calendar years beginning after December 31, 1988, such distributions must meet the minimum distribution incidental benefit requirements. Any changes in the designation will be considered to be a revocation of the designation. However, the mere substitution or addition of another Beneficiary (one not named in the designation) under the designation will not be considered to be a revocation of the designation, so long as such substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly (for example, by altering the relevant measuring life).

(5)     In the case in which an amount is transferred or rolled over from one plan to another plan, the rules in Treas. Reg. section 1.401(a)(9)-8, Q&A-14 and Q&A-15, shall apply.

(g)     Application of Five Year Rule.

(1)     To the extent permitted in Section 7.02(b), if the Participant dies before distributions are required to begin and there is a designated Beneficiary, distributions to the designated Beneficiary are not required to begin by the date specified in Subsection (b)(2), but the Participant's entire interest may be distributed to the designated Beneficiary by December 31 of the calendar year containing the fifth anniversary of the Participant's death. If the Participant's surviving spouse is the Participant's sole designated Beneficiary and the surviving spouse dies after the Participant but before distributions to either the Participant or the surviving spouse begin, this election will apply as if the surviving spouse were the Participant.

(2)     To the extent permitted in Section 7.02(b), Participants or Beneficiaries may elect on an individual basis whether the 5 - year rule or the life expectancy rule in Subsections (b)(2), (d)(2) and (g)(1) applies to distributions after the death of a Participant who has a designated Beneficiary. The election must be made no later than the earlier of September 30 of the calendar year in which distributions would be required to begin under Subsections (b)(2), or by September 30 of the calendar year which contains the fifth anniversary of the Participant's (or, if applicable, surviving spouse's) death. If neither the Participant nor Beneficiary makes an election under this paragraph, distributions will be made in accordance with Subsections (b)(2), (d)(2) and (g)(1).

Section 7.06     DIRECT ROLLOVERS

(a)     In General. This Section applies to distributions made after December 31, 2001. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this part, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution that is equal to at least $500 (or such lesser amount as determined by the Plan Administrator in a nondiscriminatory manner) paid directly to an eligible retirement plan specified by the distributee in a direct rollover. If an eligible rollover distribution is less than $500 (or such lesser amount as determined by the Plan Administrator in a nondiscriminatory manner), a distributee may not make the election described in the preceding sentence to roll over a portion of the eligible rollover distribution. This Paragraph shall be subject to Code sections 401(a)(31) and 402(f); Treas. Reg. sections 1.401(a)(31)-1, 1.402(c)-2 and 1.401(k)-1(f); and IRS Notices 2005-5, 2008-30, 2009-69, and 2009-75.

          Effective January 1, 2007, a non-spouse Beneficiary who is a designated Beneficiary within the meaning of Code section 401(a)(9)(E) may, after the death of the Participant, make a direct rollover of a distribution to an IRA established on behalf of the designated Beneficiary; provided the distributed amount satisfies all the requirements to be an eligible rollover distribution other than the requirement that the distribution be made to the Participant or the Participant's spouse. Such direct rollovers shall be subject to the terms and conditions of IRS Notice 2007-7 and superseding guidance, including but not limited to the provision in Q&A-17 regarding required minimum distributions. Effective January 1, 2010, the distributions described in this Paragraph shall be subject to Code sections 401(a)(31), 402(f) and 3405(c).

(b)     Definitions.

(1)     Eligible Rollover Distribution. An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code section 401(a)(9); any hardship distribution; the portion of any other distribution(s) that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and any other distribution(s) that is reasonably expected to total less than $200 (or such lesser amount as determined by the Plan Administrator in a nondiscriminatory manner) during a year. For purposes of the $200 rule in the preceding sentence, a distribution from a Roth Elective Deferral Account and a distribution from other Accounts under the Plan are treated as made under separate plans.

          A portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax Employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Code section 408(a) or (b), an annuity contract described in Code section 403(b), or to a qualified defined contribution plan described in Code section 401(a) or 403(a) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

(2)     Eligible Retirement Plan. An eligible retirement plan is an eligible plan under Code section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan, an individual retirement account described in Code section 408(a), individual retirement annuity described in Code section 408(b), an annuity plan described in Code section 403(a), an annuity contract described in Code section 403(b), or a qualified plan described in Code section 401(a), that accepts the distributee's eligible rollover distribution. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the Alternate Payee under a Qualified Domestic Relations Order, as defined in Code section 414(p).

          If any portion of an eligible rollover distribution is attributable to payments or distributions from a Roth Elective Deferral Account, an eligible retirement plan shall only include another Roth elective deferral account under an applicable retirement plan described in Code section 402A(e)(1) or to a Roth IRA described in Code section 408A and only to the extent the rollover is permitted under the rules of Code section 402(c). The Plan will not provide for a direct rollover (including an automatic rollover) for distributions from a Participant's Roth Elective Deferral Account if the amount of the distributions that are eligible rollover distributions are reasonably expected to total less than $200 (or such lesser amount as determined by the Plan Administrator in a nondiscriminatory manner) during a year. In addition, if elected by the Plan Administrator in a nondiscriminatory manner, any distribution from a Participant's Roth Elective Deferral Account is not taken into account in determining whether distributions from a Participant's other Accounts are reasonably expected to total less than $200 during a year. The provisions of this Section that allow a Participant to elect a direct rollover of only a portion of an eligible rollover distribution but only if the amount rolled over is at least $500 are applied by treating any amount distributed from the Participant's Roth Elective Deferral Account as a separate distribution from any amount distributed from the Participant's other Accounts in the Plan, even if the amounts are distributed at the same time.

(3)     Distributee. A distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the Alternate Payee under a Qualified Domestic Relations Order, as defined in Code section 414(p), are distributees with regard to the interest of the spouse or former spouse.

(4)     Direct Rollover. A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

(c)      Automatic Rollovers. In the event of a mandatory distribution greater than $1,000 (or such lesser amount as determined by the Plan Administrator in a nondiscriminatory manner) in accordance with the provisions of Section 7.03(a), if the Participant does not elect to have such distribution paid directly to an eligible retirement plan specified by the Participant in a direct rollover or to receive the distribution directly in accordance with Section 7.02, then the Plan Administrator will pay the distribution in a direct rollover to an individual retirement plan designated by the Plan Administrator. Unless otherwise elected in the Adoption Agreement, for purposes of determining whether a mandatory distribution is greater than $1,000, the portion of the Participant's distribution attributable to any Rollover Contribution is included. Eligible rollover distributions from a Participant's Roth Elective Deferral Account are separately taken into account in determining whether the total amount of the Participant's Account balances under the Plan exceeds $1,000 for purposes of mandatory distributions from the Plan.

Section 7.07     MINOR OR LEGALLY INCOMPETENT PAYEE

If a distribution is to be made to an individual who is either a minor or legally incompetent, the Plan Administrator may direct that such distribution be paid to the legal guardian. If a distribution is to be made to such person and there is no legal guardian, the Plan Administrator may direct that payment be made to: (a) a parent, (b) a person holding a power of attorney; (c) a person authorized to act on behalf of such person under state law, or (d) the custodian for such person under the Uniform Transfer to Minors Act, if such is permitted by the laws of the state in which such minor resides. Such payment shall fully discharge the Trustee, Plan Administrator, Trust Fund, and the Employer from further liability on account thereof.

Section 7.08     MISSING PAYEE

If all or any portion of the distribution payable to a Participant or Beneficiary remains unpaid because the Plan Administrator has been unable to ascertain the whereabouts of the Participant or Beneficiary after making reasonable efforts to contact the Participant or Beneficiary (which may include, but not be limited to, sending a registered letter, return receipt requested, to the last known address of such Participant or Beneficiary; using the Social Security Administration letter forwarding service; and/or a commercial locating service) the Plan Administrator may use a reasonable method to remove the assets from the Plan that is consistent with ERISA and the Code. Such methods may include, but not be limited to,

(a)     creating an individual retirement plan designated by the Plan Administrator; or (b) if, for a period of more than five years after such distribution becomes payable or six months after all attempts to locate the Participant or Beneficiary, the Plan Administrator is still unable to ascertain the whereabouts of the Participant or Beneficiary, the amount so distributable may be treated as a forfeiture under Article 6 hereof. Notwithstanding the foregoing, if a claim is subsequently made by the Participant or Beneficiary for the forfeited benefit pursuant to clause (b) of the preceding sentence, such benefit shall be reinstated without any credit or deduction for earnings and losses. Amounts forfeited from a Participant's Account under this Section shall be used pursuant to Section 6.03(d).

Section 7.09     DISTRIBUTIONS UPON TERMINATION OF PLAN

Except as provided in Sections 7.10 and 13.03, a Participant shall receive the balance of his Account in a lump sum payment upon termination of the Plan without the establishment of an alternative defined contribution plan (as described in Treas. Reg. section 1.401(k)-1(d)(4)) other than an employee stock ownership plan (as defined in Code section 4975(e) or Code section 409), a simplified employee pension plan (as defined in Code section 408(k)), a SIMPLE IRA Plan (defined in Code section 408(p)), a plan or contract that satisfies the requirements of Code section 403(b), or a plan that is described in Code section 457(b) or (f).

Section 7.10     JOINT AND SURVIVOR ANNUITIES

(a)      Application. Notwithstanding any provision to the contrary, this Section shall apply if: (1) the Adoption Agreement used in conjunction with this Basic Plan Document provides for a Money Purchase Pension Plan or a Target Benefit Plan; (2) the normal form of benefit selected in the Adoption Agreement is a Qualified Joint and Survivor Annuity, (3) if a Participant elects benefits in the form of a single life annuity; or (4) to the portion of the Participant's Transfer Account attributable to funds subject to the survivor annuity requirements of Code section 401(a)(11) and section 417 that were transferred from another plan (or to such other Accounts if the amounts were subject to such survivor annuities and were not separately accounted for). This Section shall only apply if the Participant's Account exceeds $5,000 (or such lesser amount specified in the Adoption Agreement) at the time such individual becomes entitled to a distribution hereunder (or at any subsequent time established by the Plan Administrator to the extent provided in applicable Treasury Regulations). If elected in the Adoption Agreement, for purposes of this Section 7.10(a), the Participant's vested Account balance shall not include that portion of the Account balance that is attributable to Rollover Contributions (and earnings allocable thereto) within the meaning of Code sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16).

(b)      Qualified Joint and Survivor Annuity. Unless otherwise elected pursuant to Subsection (d) below, a Participant's vested Account balance, to the extent provided in Subsection (a) above, will be paid to him by the purchase and delivery of an annuity in the form of a Qualified Joint and Survivor Annuity. Effective for Annuity Starting Dates in Plan Years beginning after December 31, 2007, to the extent that the Plan must offer a Qualified Joint and Survivor Annuity, the Plan shall also offer a Qualified Optional Survivor Annuity as another optional form of benefit.

A Participant may waive the Qualified Joint and Survivor Annuity during a period that begins on the first day of the 180-day period ending on the Annuity Starting Date and ends on the later of the Annuity Starting Date or the 30th day after the Plan Administrator provides the Participant with a written explanation of the Qualified Joint and Survivor Annuity. The Plan Administrator shall no less than 30 days and no more than 180 days prior to the Annuity Starting Date provide each Participant a written explanation of: (1) the terms and conditions of a Qualified Joint and Survivor Annuity; (2) the Participant's right to make and the effect of an election to waive the Qualified Joint and Survivor Annuity form of benefit; (3) the rights of a Participant's spouse; (4) the right to make, and the effect of, a revocation of a previous election to waive the Qualified Joint and Survivor Annuity; and (5) the relative values of the various optional forms of benefits under the Plan pursuant to Treas. Reg. section 1.417(a)(3)- 1(c)(2).

The Annuity Starting Date for a distribution in a form other than a Qualified Joint and Survivor Annuity may be less than 30 days after receipt of the written explanation described in the preceding paragraph provided: (1) the Participant has been provided with information that clearly indicates that the Participant has at least 30 days to consider whether to waive the Qualified Joint and Survivor Annuity and elect (with spousal consent) a form of distribution other than a Qualified Joint and Survivor Annuity; (2) the Participant is permitted to revoke any affirmative distribution election at least until the Annuity Starting Date or, if later, at any time prior to the expiration of the 7 -day period that begins the day after the explanation of the Qualified Joint and Survivor Annuity is provided to the Participant; and (3) the Annuity Starting Date is a date after the date that the written explanation was provided to the Participant.

(c)      Qualified Preretirement Survivor Annuity. Unless otherwise elected within the applicable election period and to the extent provided in Subsection (a) above, if a Participant dies before the Annuity Starting Date then at least 50% of the Participant's vested Account balance shall be applied toward the purchase of an annuity for the life of the surviving spouse which shall be distributed to the spouse. The surviving spouse may direct the commencement of payments under the qualified preretirement survivor annuity within a reasonable time after the Participant's death. The terms of such annuity contract shall comply with the provisions of this Plan and the annuity contract shall be nontransferable. The applicable election period shall be the period which begins on the first day of the Plan Year in which the Participant attains age 35 and ends on the date of the Participant's death. If a Participant separates from service prior to the first day of the Plan Year in which he attains age 35, the election period shall begin on the date of separation. A Participant who has not yet attained age 35 may waive the annuity specified in this Subsection (c) provided that

(1) the Participant receives a written explanation pursuant to the following paragraph and (2) such election is not effective as of the first day of the Plan Year in which the Participant attains age 35. Any new waiver on or after such date shall be subject to the full requirements of this Subsection. Notwithstanding anything in this Section to the contrary, the surviving spouse may elect, in writing, to have the Account balance be distributed pursuant to Section 7.02(b).

The Plan Administrator shall provide each Participant within the applicable period for such Participant a written explanation of the annuity described in this Subsection (c) in such terms and in such manner as would be comparable to the explanation provided for meeting the requirements of Subsection (b) applicable to a Qualified Joint and Survivor Annuity. The applicable period for a Participant is whichever of the following periods ends last: (1) the period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35; (2) a reasonable period ending after the individual becomes a Participant; or (3) within a reasonable period ending after Termination of Employment in the case of a Participant who separates from service before attaining age 35.

For purposes of applying the preceding paragraph, a reasonable period ending after the enumerated events described in (2) and (3) is the end of the two-year period beginning one year prior to the date the applicable event occurs, and ending one year after that date. If a Participant who separates from service before the Plan Year in which he attains age 35 thereafter returns to employment with the Employer, the applicable period for such Participant shall be redetermined.

(d)      Elections. Any waiver of the annuities described in Subsections (b) and (c) above shall not be effective unless: (1) the Participant's spouse consents in writing to the election; (2) the election designates a specific Beneficiary, including any class of Beneficiaries or any contingent Beneficiaries, which may not be changed without spousal consent (or the spouse expressly permits designations by the Participant without any further spousal consent); (3) the spouse's consent acknowledges the effect of the election; and (4) the spouse's consent is witnessed by a Plan representative or notary public. Additionally, a Participant's waiver of the Qualified Joint and Survivor Annuity shall not be effective unless the election designates a form of benefit payment which may not be changed without spousal consent (or the spouse expressly permits designations by the Participant without any further spousal consent). If it is established to the satisfaction of a Plan representative that there is no spouse (within the meaning of Code section 417) or that the spouse cannot be located, a waiver will be deemed a qualified election.

Any consent by a spouse obtained under this provision (or establishment that the consent of a spouse may not be obtained) shall be effective only with respect to such spouse. A consent that permits designations by the Participant without any requirement of further consent by such spouse must acknowledge that the spouse has the right to limit consent to a specific Beneficiary, and a specific form of benefit where applicable, and that the spouse voluntarily elects to relinquish either or both such rights. A revocation of a prior waiver may be made by a Participant without the consent of the spouse at any time before the commencement of benefits. The number of revocations shall not be limited. No consent obtained under this provision shall be valid unless the Participant has received notice as provided in Subsections (b) and (c).

For purposes of determining a Participant's spouse, the Plan Administrator shall apply the one-year rule in Code section 417(d), Treas. Reg. section 1.401(a)-20 to the extent selected in the Adoption Agreement.

ARTICLE 8 IN-SERVICE DISTRIBUTIONS AND LOANS

Section 8.01     HARDSHIP

(a)      Hardship. A Participant may receive a distribution on account of hardship from the Accounts specified in the Adoption Agreement. Notwithstanding anything in the Plan to the contrary if the Adoption Agreement permits a hardship distribution from an Account, the amount available for a hardship distribution from such Account shall include any amounts grandfathered under Treas. Reg. section 1.401(k)- 1(d)(3)(ii)(B). Unless otherwise specified in the Adoption Agreement, a Participant shall only be permitted to receive a hardship distribution pursuant to this Section 8.01 from Accounts that are fully (100%) vested.

(b)      Hardship - Safe Harbor. If the Adoption Agreement provides that the Plan has adopted safe harbor criteria for hardship withdrawal or if the Adoption Agreement provides that the Plan is a prototype plan, the following shall apply:

(1)     Immediate and Heavy Financial Need. A hardship distribution shall only be made upon the finding by the Plan Administrator of an immediate and heavy financial need where such Participant lacks other available resources. The following are the only financial needs considered immediate and heavy:

(A)     Expenses for (or necessary to obtain) medical care that would be deductible under Code section 213(d) (determined without regard to whether the expenses exceed 7.5% of adjusted gross income) for the Employee, or the Employee's spouse, children, or dependents (as defined in Code section 152, and, for taxable years beginning on or after January 1, 2005, without regard to Code section 152(b)(1), (b)(2) and (d)(1)(B));

(B)     Costs directly related to the purchase of a principal residence for the Employee (excluding mortgage payments);

(C)     Payment of tuition, related educational fees, and room and board expenses, for up to the next 12 months of post-secondary education for the Employee, or the Employee's spouse, children, or dependents (as defined in Code section 152, and, for taxable years beginning on or after January 1, 2005, without regard to Code section 152(b)(1), (b)(2) and (d)(1)(B));

(D)     Payments necessary to prevent the eviction of the Employee from the Employee's principal residence or foreclosure on the mortgage on that residence;

(E)     Payments for burial or funeral expenses for the Employee's deceased parent, spouse, children or dependents (as defined in Code section 152, and, for taxable years beginning on or after January 1, 2005, without regard to Code section 152(d)(1)(B));

(F)      Expenses for the repair of damage to the Employee's principal residence that would qualify for the casualty deduction under Code section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income); and

(G)     Other expenses as provided by the Commissioner as specified in Treas. Reg. section 1.401(k)-1(d)(3)(v).

(2)     Amount Necessary to Satisfy Need. A distribution will be considered as necessary to satisfy an immediate and heavy financial need of the Participant only if:

(A)     The distribution is not in excess of the amount of the immediate and heavy financial need (including amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution);

(B)     The Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans under all plans maintained by the Employer; and

(C)     Provided any amount is removed from the Participant's Elective Deferral Account, all plans maintained by the Employer provide that the Participant's Elective Deferrals (and after tax contributions) will be suspended for 6 months after the receipt of the hardship distribution.

(c)      Hardship - Non Safe Harbor. If the Adoption Agreement provides that the Plan has adopted the non-safe harbor criteria for hardship for permitted Accounts, the following shall apply:

(1)     Immediate and Heavy Financial Need. A hardship distribution shall only be made upon the finding by the Plan Administrator of an immediate and heavy financial need where such Participant lacks other available resources. Whether a Participant has an immediate and heavy financial need is to be determined based on all relevant facts and circumstances. The need to pay the funeral expenses of a family member would constitute an immediate and heavy financial need and a distribution made to a Participant for the purchase of a boat or television would not constitute a distribution made on account of an immediate and heavy financial need. A financial need may be immediate and heavy even if it was reasonably foreseeable or voluntarily incurred by the Participant.

(2)     Amount Necessary to Satisfy Need. A distribution is not treated as necessary to satisfy an immediate and heavy financial need of a Participant to the extent the amount of the distribution is in excess of the amount required to relieve the financial need or to the extent the need may be satisfied from other resources that are reasonably available to the Participant. This determination generally is to be made on the basis of all relevant facts and circumstances. For purposes of this Subsection, the Participant's resources are deemed to include those assets of the Participant's spouse and minor children that are reasonably available to the Participant. A vacation home jointly owned (regardless of the nature of legal title) by the Participant and the Participant's spouse will be deemed a resource of the Participant. However, property held for the Participant's child under an irrevocable trust or under the Uniform Gifts to Minors Act is not treated as a resource of the Participant. The amount of an immediate and heavy financial need may include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution. A distribution generally may be treated as necessary to satisfy a financial need if the Employer relies upon the Participant's written representation, unless the Employer has actual knowledge to the contrary, that the need cannot reasonably be relieved:

(A)     Through reimbursement or compensation by insurance or otherwise;

(B)     By liquidation of the Participant's assets;

(C)     By cessation of all Participant contributions under the Plan;

(D)     By other currently available distributions (including distribution of ESOP dividends under Code section 404(k)) and nontaxable (at the time of the loan) loans, under plans maintained by the Employer or by any other employer; or

(E)     By borrowing from commercial sources on reasonable commercial terms in an amount sufficient to satisfy the need.

For purposes of this Subsection, a need cannot reasonably be relieved by one of the actions listed above if the effect would be to increase the amount of the need. For example, the need for funds to purchase a principal residence cannot reasonably be relieved by a Plan loan if the loan would disqualify the Employee from obtaining other necessary financing.

Section 8.02     SPECIFIED AGE; SPECIFIED AGE AND SERVICE

(a)      A Participant may receive a distribution on attainment of a specified age from the Accounts specified in the Adoption Agreement. Unless otherwise specified in the Adoption Agreement, a Participant shall only be permitted to receive a specified age distribution pursuant to this Section 8.02 from Accounts that are fully (100%) vested.

(b)      A Participant may receive a distribution on attainment of a specified age and service from the Accounts specified in the Adoption Agreement. Unless otherwise specified in the Adoption Agreement, a Participant shall only be permitted to receive a specified age and service distribution pursuant to this Section 8.02 from Accounts that are fully (100%) vested.

Section 8.03     OTHER WITHDRAWALS

(a)     After a Period Certain. To the extent provided in the Adoption Agreement, a Participant may receive a distribution from his Matching Contribution Account and his Profit Sharing Contribution Account which has accumulated for at least twenty-four (24) months; and an individual who has been a Participant for five (5) or more Plan Years shall be entitled to receive a distribution of his Matching Contribution Account and Profit Sharing Contribution Account regardless of the length of time the funds have accumulated. Unless otherwise specified in the Adoption Agreement, a Participant shall only be permitted to receive a distribution pursuant to this Section 8.03(a) from Accounts that are fully (100%) vested. Notwithstanding the foregoing, a Participant may receive a distribution from his Matching Contribution Account only to the extent such Account hasnot been used to satisfy the requirements of Code sections 401(k)(12) or 401(k)(13) and/or 401(m)(11) or 401(m)(12) or to the extent such contributions have not been treated as Qualified Matching Contributions.

(b)      At Any Time. To the extent provided in the Adoption Agreement, a Participant may receive a distribution from his Voluntary Contribution Account and his Rollover Contribution Account at any time.

(c)      Qualified Reservist Distributions. To the extent Qualified Reservist Distributions are provided for in the Adoption Agreement, as provided in Code section 72(t)(2)(G)(iii), Notice 2010-15 and any superseding guidance, the following shall apply:

(1)     For purposes of Code section 401(k)(2)(B)(i) (distributions of Elective Deferrals), a Participant who is a member of the reserves who has been ordered or called to active duty for a period of more than 179 days or for an indefinite period may receive a distribution during such active duty period.

(d)     Deemed Severance Distributions. To the extent Deemed Severance Distributions are provided for in the Adoption Agreement, as provided in Code section 414(u)(12)(B), Notice 2010-15 and any superseding guidance, the following shall apply:

(1)     For purposes of Code section 401(k)(2)(B)(i)(I) (distributions of Elective Deferrals), a Participant performing service in the uniformed services while on active duty for a period of more than 30 days will be treated as having terminated from employment during any period the Participant is performing services described in Code section 3401(h)(2)(A).

(2)     If a Participant elects to receive a distribution by reason of Subsection (d), the Participant may not make an Elective Deferral or Voluntary Contribution during the 6-month period beginning on the date of distribution.

Section 8.04     TRANSFER ACCOUNT

In addition to the foregoing a Participant may receive a distribution from his Transfer Account, to the extent applicable, as permitted under the terms of any plan from which funds in such Account were transferred to the extent that such optional forms of benefit must be preserved pursuant to Code section 411(d)(6) and to the extent permitted in the Adoption Agreement.

Section 8.05     RULES REGARDING IN-SERVICE DISTRIBUTIONS

(a)      In General. This Section shall apply only to the extent that in-service withdrawals are otherwise permitted pursuant to this Article 8.

(b)      Frequency and Amount of Withdrawals. The Plan Administrator may establish uniform procedures that include, but are not limited to, prescribing limitations on the frequency and minimum amount of withdrawals; provided, that no procedures involving minimum amounts shall prescribe a minimum withdrawal greater than $1,000.

(c)      Form of Withdrawals. Unless otherwise provided in the Adoption Agreement, all distributions of amounts withdrawn pursuant to this Article 8 shall be made in the form of a single sum as soon as practicable following the Valuation Date as of which such withdrawal is made. Unless otherwise provided in the Adoption Agreement, such distributions may be paid in cash or in-kind.

(d)      Active Employment. Unless otherwise specified, only Employees shall be eligible to receive in-service distributions pursuant to this Article 8.

(e)      Ordering Rule. The Plan Administrator shall determine the ordering rule for in-service distributions. Such ordering rule may provide that the Participant may elect to have payments made first or last from his Roth Elective Deferral Account or Voluntary Contribution Account or in any combination of such Accounts and any other Account, to the extent permitted by the Adoption Agreement.

(f)      Transfer Account. A Participant may receive a distribution from the vested portion of his Transfer Account only to the extent such Account was not transferred from a qualified plan subject to Code section 412, to the extent Section 8.04 applies or to the extent the Adoption Agreement permits distributions to be made to a Participant who has attained age 62 and who has not separated from employment.

(g)      Spousal Consent. If Section 7.10 applies to the Account distributed a Participant must obtain the consent of his or her spouse, if any, to obtain an Account balance as an in-service distribution. Spousal consent shall be obtained no earlier than the beginning of the 180-day period that ends on the date on which the in-service distribution is to be so secured. The consent must be in writing, must acknowledge the effect of the in- service distribution, and must be witnessed by a Plan representative or notary public. Such consent shall thereafter be binding with respect to the consenting spouse or any subsequent spouse with respect to that in-service distribution.

Section 8.06     LOANS

(a)      Eligible Participants. If allowed in the Adoption Agreement, a Participant may apply for a loan from the Plan and the provisions of Code section 72(p) and Treas. Reg. section 1.72(p)-1 shall apply to the Plan and are hereby incorporated by reference. The Plan Administrator may provide that a loan may only be granted for the purpose of enabling the Participant to meet a financial hardship or an unusual or special situation in his financial affairs. Loans shall only be granted pursuant to the terms of this Section to persons who the Plan Administrator determines have the ability to repay the loan. Loans shall not be made available to Participants who are or were Highly Compensated Employees in an amount greater than the amount available to other Participants, and loans shall be made available to all Participants on a nondiscriminatory and reasonably equivalent basis.

(b)      Maximum Loan Amount. No loan to any Participant can be made to the extent that such loan when added to the outstanding balance of all other loans to the Participant would exceed the lesser of:

(1)     $50,000 reduced by the excess (if any) of the highest outstanding balance of loans during the one year period ending on the day before the loan is made, over the outstanding balance of loans from the Plan on the date the loan is made; or

(2)     one-half the present value of the vested Account balance of the Participant or, if greater and so provided by the Plan Administrator, the total vested Account balance up to $10,000; provided that additional security is given to the extent such loan exceeds 50% of the vested Account balance.

For the purpose of the above limitation, all loans from all qualified plans of the Employer are aggregated.

(c)      Loan Term and Amortization. Any loan shall by its terms require that repayment (principal and interest) be amortized in level payments, not less frequently than quarterly, over a period not extending beyond five years from the date of the loan. If so provided by the Plan Administrator, a loan term may extend beyond five years if the loan is used to acquire a dwelling unit which within a reasonable time (determined at the time the loan is made) will be used as the principal residence of the Participant.

(d)      Minimum Loan Amount - Maximum Number of Loans. The Plan Administrator shall specify a minimum loan amount and the maximum number of loans outstanding at any one time.

(e)      Interest Rate. Interest shall be charged at a rate to be fixed by the Plan Administrator and, in determining the interest rate, the Plan Administrator shall take into consideration interest rates currently being charged on similar commercial loans by persons in the business of lending money.

(f)      Security. All loans shall be secured by no more than one-half of the vested portion of the Participant's Accounts (determined immediately after the origination of the loan) and such additional security as the Plan Administrator may deem necessary. All loans made to Participants under this Section are to be considered Trust Fund investments and shall be segregated as provided in Article 9 hereof unless the Plan Administrator provides otherwise.

(g)      Repayment. Loans shall be repaid in accordance with the foregoing and the Plan Administrator may require as a condition to granting such loan that it be repaid through payroll deductions. Unless the loan note provides otherwise, the principal amount of the loan and accrued interest shall become immediately due and payable upon a Termination of Employment. Repayment may be suspended pursuant to Code section 414(u).

(h)      Loan Fees. Fees properly chargeable in connection with a loan may be charged, in accordance with a uniform and nondiscriminatory policy established by the Plan Administrator, against the Account of the Participant to whom the loan is granted.

(i)       Default. In the event of default, foreclosure on the note and attachment of security shall not occur until a distributable event occurs in the Plan.

(j)       Loans to Self-Employed Persons. For Plan loans made before January 1, 2002, no loans will be made to any shareholder- employee or owner-employee. For purposes of this requirement, a shareholder-employee means an employee or officer of an electing small business (Subchapter S) corporation who owns (or is considered as owning within the meaning of Code section 318(a)(1), on any day during the taxable year of such corporation, more than 5% of the outstanding stock of the corporation. An owner-employee means, if the Employer is a sole proprietorship, an individual who is the sole proprietor, or, if the Employer is a partnership, a partner owning more than 10% of either the capital or profits interest of the partnership.

(k)      Loan Procedures. The Plan Administrator is authorized to adopt any administrative rules or procedures that it deems necessary or appropriate with respect to the granting and administering of loans under this Article 8.

(l)       Ordering Rule. The Plan Administrator shall determine from which Accounts a Participant may receive a loan and the ordering rule for loans. Such ordering rule may provide that the Participant may elect to have loans made first or last from his Roth Elective Deferral Account or Voluntary Contribution Account or in any combination of such Accounts and any other Account.

(m)     Spousal Consent. If Section 7.10 applies or if so provided by the Plan Administrator, a Participant must obtain the consent of his or her spouse, if any, to use the Account balance as security for a loan. Spousal consent shall be obtained no earlier than the beginning of the 180- day period that ends on the date on which the loan is to be so secured. The consent must be in writing, must acknowledge the effect of the loan, and must be witnessed by a Plan representative or notary public. Such consent shall thereafter be binding with respect to the consenting spouse or any subsequent spouse with respect to that loan. A new consent shall be required if the Account balance is used for renegotiation, extension, renewal, or other revision of the loan.

If Section 7.10 applies and a valid spousal consent has been obtained, then, notwithstanding any other provision of this Plan, the portion of the Participant's vested Account balance used as a security interest held by the Plan by reason of a loan outstanding to the Participant shall be taken into account for purposes of determining the amount of the Account balance payable at the time of death or distribution, but only if the reduction is used as repayment of the loan. If less than 100% of the Participant's vested Account balance (determined without regard to the preceding sentence) is payable to the surviving spouse, then the Account balance shall be adjusted by first reducing the vested Account balance by the amount of the security used as repayment of the loan, and then determining the benefit payable to the surviving spouse.

ARTICLE 9 INVESTMENT AND VALUATION OF TRUST FUND

Section 9.01     INVESTMENT OF ASSETS

All existing assets of the Trust Fund and all future contributions shall be invested in accordance with the terms of this Article 9. All assets of the Trust Fund may be commingled for investment purposes with the assets of any retirement plan which is maintained by the Company and which qualifies under Code section 401(a) and may be held as a single fund under one or more trust instruments; provided that the value of each plan's assets can be determined at any time. The assets allocable to each such plan shall in no event be used for the benefit of Participants in the other plans.

Section 9.02     PARTICIPANT SELF-DIRECTION

(a)      In General. To the extent provided for in the Adoption Agreement, the Plan Administrator may permit Participants to direct the investment of their Accounts pursuant to this Section 9.02. Any Participant self-direction shall be made pursuant to such uniform guidelines and procedures as the Plan Administrator may establish from time to time.

(b)      Investment Elections. To the extent provided in Subsection (a), each Participant shall direct in the form and manner and at the time or times prescribed by the Plan Administrator the percentage of the applicable Accounts to be invested in one or more of the available Investment Funds, subject to such rules and limitations as the Plan Administrator may prescribe. After the death of the Participant, a Beneficiary shall be entitled to make investment elections as if the Beneficiary were the Participant. Notwithstanding the foregoing, the Plan Administrator may restrict investment transfers to the extent required to comply with applicable law.

(c)      Loans. If the Adoption Agreement does not permit Participant self-direction, any assets that are held in the form of a Participant loan made pursuant to Article 8 shall be treated as a segregated investment unless otherwise provided by the Plan Administrator.

(d)      Right to Divest Publicly Traded Employer Securities. This Subsection shall apply to the extent that the Plan holds publicly t raded employer securities and shall be interpreted in accordance with Code section 401(a)(35)(H), IRS Notice 2006-107, Treas. Reg. section 1.401(a)(35)-1. This Subsection shall not apply if the Plan is a one-participant plan.

(1)     Right to Divest. An applicable individual may elect to direct the Plan to divest any publicly traded employer securities held in the applicable portion of his or her Account and to reinvest an equivalent amount in other investment options offered under the Plan. This diversification right only applies to publicly traded employer securities that are held in the Account for which the individual meets the definition of applicable individual. The investment options offered shall include not less than three investment options, other than employer securities, to which the applicable individual may direct the proceeds of the divestment of employer securities, and each investment option must be diversified and have materially different risk and return characteristics. The opportunity to divest and reinvest shall be offered no less frequently than quarterly. The Plan shall not impose any restrictions or conditions with respect to the investment of employer securities in violation of Code section 401(a)(35)(D)(ii)(II).

(2)     Notice. The Plan Administrator shall provide a notice to applicable individuals not later than 30 days before the first date on which the individuals are eligible to exercise their rights. The notice shall describe the diversification rights provided under Code section 401(a)(35) and describe the importance of diversifying the investment of retirement account assets. Plans with Plan Years beginning on or after January 1, 2007, but before February 1, 2007, are not required to furnish the notice earlier than January 1, 2007.

(3)     Transition Rules. The transition rules described in IRS Notice 2006-107 (extended by IRS Notice 2008-7) and Code section 401(a)(35)(H) shall apply.

(4)     Definitions.

(i)     The term publicly traded employer securities means employer securities which are readily tradable on an established securities market. Employer securities shall be treated as publicly traded employer securities if any employer corporation, or any member of the controlled group of corporations that includes an Employer corporation, has issued a class of stock that is a publicly traded employer security. However, the Plan is not treated as holding Employer securities with respect to any securities held by either an investment company registered under the Investment Company Act of 1940 or a similar pooled investment vehicle that is regulated and subject to periodic examination by a State or Federal agency.

(ii)    The term applicable individual means:

(A)     With respect to Elective Deferrals and Employee contributions, including rollovers (and earnings thereon): (1) any Participant, (2) any Alternate Payee who has an Account under the Plan, and (3) any Beneficiary of a deceased Participant.

(B)     With respect to other Employer contributions (and earnings thereon): (1) a Participant who has completed at least three years of service, (2) an Alternate Payee who has an Account under the Plan with respect to a Participant who has completed at least three years of service, or (3) a Beneficiary of a deceased Participant.

Section 9.03     INDIVIDUAL ACCOUNTS

To the extent provided in the Adoption Agreement, there shall be maintained on the books of the Plan with respect to each Participant, as applicable, an Elective Deferral Account, Matching Contribution Account (and Qualified Matching Contribution Account), Profit Sharing Contribution Account, Pension Contribution Account, Voluntary Contribution Account, Rollover Contribution Account, In-Plan Roth Rollover Account, Qualified Non-Elective Contribution Account, Transfer Account and any other Account established by the Plan Administrator. Each such Account shall separately reflect the Participant's interest in the Trust Fund relating to such Account. Each Participant shall receive, at least annually, or as otherwise required, a statement of his Account. A Participant's interest in the Trust Fund shall be determined and accounted for based on his beneficial interest in such fund.

Section 9.04     QUALIFYING EMPLOYER INVESTMENTS

(a)      To the extent directed by the Investment Fiduciary, the Trustee may invest up to 10% of the fair market value of the assets of the Trust Fund in "qualifying employer securities" or "qualifying employer real property" as those terms are defined in ERISA.

(b)      In addition, to the extent provided for in the Adoption Agreement and directed by the Investment Fiduciary, the Trustee may invest up to 100% of the fair market value of the assets of the Trust Fund in "qualifying employer securities" or "qualifying employer real property". This subsection shall not apply to assets that are not "eligible individual account plans" under section 407 of ERISA and shall not apply to assets subject to section 407(b)(2) of ERISA.

Section 9.05     ALLOCATION OF EARNINGS AND LOSSES

(a)      Reinvestment. The dividends, capital gains distributions, and other earnings received on the Trust Fund shall be allocated to such fund and reinvested.

(b)      Valuation. The assets of each Investment Fund shall be valued at their current fair market value as of each Valuation Date, and Accounts of each Participant with interests in that Investment Fund shall be credited with such Participant's allocable share of the earnings and losses of each Investment Fund since the immediately preceding Valuation Date. Such allocation shall be done on the basis of such Participant's interest in the applicable Investment Fund. For purposes of the allocation of investment earnings and losses, the Plan Administrator may adjust the value of interests of Investment Funds in Accounts as of the preceding Valuation Date to account for any contributions, distributions or withdrawals that occur after such preceding Valuation Date.

(c)      Allocation to Individual Accounts. The Accounts of each Participant shall be adjusted as of each Valuation Date by: (1) reducing such Accounts by any distributions and withdrawals made therefrom since the preceding Valuation Date; (2) increasing or reducing such Accounts by the Participant's share of earnings and losses and reasonable fees charged against such Accounts at the direction of the Plan Administrator; and (3) crediting such Accounts with any contributions made thereto since the preceding Valuation Date.

(d)      Allocation of Expenses. The Plan Administrator may allocate all, none or any portion of the Plan's expenses to Participant Accounts. When allocating expenses among Participant Accounts, the Plan Administrator may allocate such expenses using any reasonable method that does not violate Title I of ERISA and does not discriminate in favor of Highly Compensated Employees within the meaning of applicable provisions of Code section 401(a)(4). Such methods may include, but not be limited to: (1) allocating expenses only to current or former Employees (or among any other classification(s) of Employees); (2) allocating expenses directly to individual Employees; (3) allocating expenses using the per capita or pro rata method; and (4) any combination of the foregoing.

(e)      Valuation for Distribution. For the purposes of paying the amounts to be distributed to a Participant or Beneficiary pursuant to Articles 7 and 8, the value of the Participant's interest shall be determined in accordance with the provisions of this Article as of the Valuation Date related to the date benefits are paid.

(f)       No Rights Created by Allocation. An allocation of contributions or earnings to the separate Account of a Participant under this Article 9 shall not cause the Participant to have any right, title or interest in any assets of the Plan except at the time and under the terms and conditions expressly provided for in the Plan.

(g)      Dividends and Credits. Any dividends or credits earned on insurance contracts will be allocated to the Participant's Account for whose benefit the contract is held. No contract will be purchased under the Plan unless such contract or a separate definite written agreement between the Company and the insurer provides that no value under contracts providing benefits under the Plan or credits determined by the insurer (on account of dividends, earnings, or other experience rating credits, or surrender or cancellation credits) with respect to such contracts may be paid or returned to the Company or diverted to or used for other than the exclusive benefit of the Participants or their Beneficiaries. However, any contribution made by the Company may be returned to the Company pursuant to Article 10.

Section 9.06     VOTING RIGHTS

To the extent provided in the Adoption Agreement, a Participant and a Beneficiary of a deceased Participant shall have the right to direct the person designated by the Company (for purposes of this Section the "Designee") as to the exercise of voting rights with respect to his allocable share of any investment in the Trust Fund that provides for such voting. An individual's allocable share shall be determined in a nondiscriminatory manner in the discretion of the Plan Administrator. As soon as practicable prior to the occasion for the exercise of such voting rights, the Designee shall deliver or cause to be delivered, to each Participant and Beneficiary of a deceased Participant entitled to vote all notices, prospectuses, financial statements, proxies and proxy soliciting material relating to such investment allocated to the Participant's Account. Instructions by Participants and Beneficiaries to the Designee shall be in such form and pursuant to such regulations as the Plan Administrator shall prescribe. Any such instructions shall remain in the strict confidence of the Designee. Any investments for which no instructions are received by the Designee within such time specified by notice and, unless otherwise required by applicable law, any shares which are not allocated to Participants' Accounts shall be voted in the same proportion that the shares for which instructions are received are voted. With respect to fractional shares for which instructions are received by the Designee, the Designee shall aggregate all such fractional shares for which the same instructions are received into whole shares and shall vote such whole shares as instructed. Any remaining fractional shares shall be voted in the same proportion that the shares for which instructions are received are voted.

Section 9.07     LIFE INSURANCE

(a)      Purchase of Life Insurance. To the extent provided in the Adoption Agreement, a Participant may request that a portion of his Account be invested in insurance on his life, and if the Plan Administrator, in its discretion, approves such request, it shall direct the Trustee to apply for and be the owner of any insurance contract purchased under the terms of this Section. The insurance contract(s) must provide that proceeds will be payable to the Trust; however, the Plan Administrator shall direct the Trustee to pay over all proceeds of the contract(s) to the Participant's Beneficiary in accordance with the distribution provisions of this Plan. The form and type of contract purchased shall be determined by the Plan Administrator. The Plan Administrator may also establish rules that prohibit the purchase of life insurance where the annual premium is estimated to be less than a certain minimum amount. If the Plan Administrator directs the Trustee to borrow against such contracts, such borrowings shall be on a uniform and nondiscriminatory basis. Any discretion shall be exercised in a nondiscriminatory manner.

(b)      Maximum Insurance Amounts. The total premiums paid for a Participant's ordinary life insurance shall be less than 50% of the aggregate Company contributions allocated to such Participant's Account. If term insurance or universal life insurance is purchased, the aggregate premiums shall not exceed 25% of aggregate Company contributions allocated to the insured Participant's Account. If both ordinary life insurance and either term insurance or universal life insurance is purchased for a Participant, the aggregate premiums for such term insurance and/or universal life insurance plus one-half of the total premiums for such ordinary life insurance shall not in the aggregate exceed 25% of the aggregate Company contributions allocated to the insured Participant's Account. However, the foregoing restrictions shall not apply to funds that may be withdrawn or distributed from the Plan in accordance with applicable law even if such withdrawals/distributions are not permitted under the terms of the Plan.

(c)      Beneficiary. The Trust Fund shall be designated as the beneficiary to receive death benefits payable pursuant to the provisions of any life insurance policy purchased pursuant to this Section. Any death proceeds received by the Trust Fund shall be added to the deceased Participant's Account and distributed pursuant to Article 7 hereof. Under no circumstances shall the Trust Fund retain any part of the proceeds. In the event of any conflict between the terms of this Plan and the terms of any insurance contract purchased hereunder, the Plan provisions shall control.

(d)      Conversion of Policies. If an insured Participant does not die prior to retirement, the Plan Administrator may direct the Trustee to: (1) convert the entire value of any such life insurance contract at or before retirement into cash to provide the retirement benefits set forth in Article 7 so that no portion of such value may be used to continue life insurance protection beyond retirement; or (2) distribute any such contract to the Participant. Nothing provided herein shall be construed to prohibit the purchase, sale, transfer or exchange of any individual life insurance contract which would otherwise be permitted under applicable prohibited transaction class exemptions or Department of Labor Regulations.

(e)      Distributions. Any distribution of an insurance policy or the proceeds of an insurance policy purchased pursuant to this Section shall be subject to the requirements of Article 7.

ARTICLE 10 TRUST FUND

Section 10.01    TRUST FUND

(a)      Continuation of Trust Fund. A Trust is hereby established or continued under the Plan and the Trustee will maintain a trust account for the Plan and, as part thereof, Participants' Accounts for such individuals as the Company shall from time to time give written notice to the Trustee are Participants in the Plan. The Trustee will accept and hold in the Trust Fund such contributions on behalf of Participants as it may receive from time to time from the Company, including amounts transferred by any prior trustee of the Plan, and such earnings, income and appreciation as may accrue thereon; less losses, depreciation and payments made by the Trustee to carry out the purposes of the Plan. The Trust Fund shall be fully invested and reinvested in accordance with the applicable provisions of the Plan.

(b)      Exclusive Benefit. All contributions made to the Plan are made for the exclusive benefit of the Participants and their Beneficiaries, and such contributions shall not be used for, nor diverted to, purposes other than for the exclusive benefit of the Participants and their Beneficiaries (including the costs of maintaining and administering the Plan and corresponding Trust).

(c)      Return of Contributions. Notwithstanding any other provision of the Plan: (1) as contributions made prior to the receipt of an initial determination letter are conditional upon a favorable determination as to the qualified status of the Plan under Code section 401(a), if the Plan receives an adverse determination with respect to its initial qualification, then any such contribution may be returned to the Company within one year after such determination, provided the application for determination is made by the time prescribed by law; (2) contributions made by the Company based upon mistake of fact may be returned to the Company within one year of such contribution; (3) as all contributions to the Plan are conditioned upon their deductibility under the Code, if a deduction for such a contribution is disallowed, such contribution may be returned to the Company within one year of the disallowance of such deduction; and (4) after all liabilities under the Plan have been satisfied, the remaining assets of the Trust shall be distributed to the Company if such distribution does not contravene any provision of applicable law.

In the case of the return of a contribution due to mistake of fact or the disallowance of a deduction, the amount that may be returned is the excess of the amount contributed over the amount that would have been contributed had there not been a mistake or disallowance. Earnings attributable to the excess contributions may not be returned to the Company but losses attributable thereto must reduce the amount to be so returned. Any return of contribution or distribution of assets made by the Trustee pursuant to this Section shall be made only upon the direction of the Company, which shall have exclusive responsibility for determining whether the conditions of such return or distribution have been satisfied and for the amount to be returned.

(d)      Assets Not Held by Trustee. The Trustee shall not be responsible for any assets of the Plan that are held outside of the Trust Fund. The Trustee is expressly hereby relieved of any responsibility or liability for any losses resulting to the Plan arising from any acts or omissions on the part of any insurance company holding assets outside of the Trust Fund. The Trustee may require the Company to serve as custodian for all promissory notes and related documents issued in connection with the Plan's Participant loan program and require the Company to be responsible for the safekeeping of same.

(e)      Group Trust. In the event that the Trust is a part of any group trust (within the meaning of Internal Revenue Service Revenue Rulings 81-100 and 2011-1): (1) participation in the Trust is limited to (i) individual retirement accounts which are exempt under Code section 408(e), (ii) pension and profit-sharing trusts which are exempt under Code section 501(a) by qualifying under Code section 401(a) and (iii) accounts under Code sections 403(b)(7), 403(b)(9) and governmental retiree benefit plans under Code section 401(a)(24) to the extent the requirements of Revenue Ruling 2011-1 are met; (2) no part of the corpus or income which equitably belongs to any individual retirement account or Employer's trust may be used for or diverted to any purposes other than for the exclusive benefit of the individual or the Employees, respectively, or their Beneficiaries who are entitled to benefits under such participating individual retirement account or Employer's trust; (3) no part of the equity or interest in the Trust Fund shall be subject to assignment by a participating individual retirement account or Employer's trust; and (4) the Trustee shall maintain separate accounts for each participating trust or individual retirement account.

Section 10.02    DUTIES OF THE TRUSTEE

(a)      In General. The Trustee is not a party to, and has no duties or responsibilities under the Plan, other than those that may be expressly contained in this Article. The Trustee shall have no duties, responsibilities or liability with respect to the acts or omissions of any prior trustee. The Trustee shall discharge its assigned duties and responsibilities under this Article and the Plan with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

(b)      Contributions. The Trustee agrees to accept contributions that are paid to it by the Company (as well as Rollover Contributions and direct transfers from other eligible retirement plans) in accordance with the terms of this Article. Such contributions shall be in cash or in such other form that may be acceptable to the Trustee. In-kind contributions of other than qualifying employer securities are permitted only in non-pension plans provided that the contribution is discretionary and unencumbered. Qualifying employer securities may be contributed to both pension and non- pension plans subject to the requirements of ERISA section 408(e). The Trustee shall have no responsibility for any property until it is received by the Trustee. The special trustee specified in the Adoption Agreement has the duty to determine and collect contributions under the Plan. The Company shall have the sole duty and responsibility for the determination of the accuracy or sufficiency of the contributions to be made under the Plan, the transmittal of the same to the Trustee and compliance with any statute, regulation or rule applicable to contributions.

(c)      Distributions. The Trustee shall make distributions out of the Trust Fund pursuant to instructions described in Section 10.05. The Trustee shall not have any responsibility or duty under this Article for determining that such are in accordance with the terms of the Plan and applicable law, including without limitation, the amount, timing or method of payment and the identity of each person to whom such payments shall be made. The Trustee shall have no responsibility or duty to determine the tax effect of any payment or to see to the application of any payment. In making payments, the Company acknowledges that the Trustee is acting as a paying agent and not as the payor, for tax information reporting and withholding purposes. In the event that any dispute shall arise as to the persons to whom payment or delivery of any assets shall be made by the Trustee, the Trustee may withhold such payment or delivery until such dispute shall have been settled by the parties concerned or shall have been determined by a court of competent jurisdiction.

(d)      Records. The Trustee shall keep full and accurate accounts of all receipts, investments, disbursements and other transactions hereunder, including such specific records as may be agreed upon in writing between the Company and the Trustee. All such accounts, books and records shall be open to inspection and audit at all reasonable times by any authorized representative of the Company or the Plan Administrator. A Participant may examine only those individual account records pertaining directly to him.

(e)      Accounting. The Trustee shall file with the Plan Administrator a written account of the administration of the Trust Fund showing all transactions effected by the Trustee subsequent to the period covered by the last preceding account and all property held at the end of the accounting period. The Trustee shall use its best effort to file such written account within ninety (90) days, but not later than one hundred twenty (120) days after the end of each Plan Year. Upon approval of such accounting by the Plan Administrator, neither the Company nor the Plan Administrator shall be entitled to any further accounting by the Trustee. The Plan Administrator may approve such accounting by written notice of approval delivered to the Trustee or by failure to express objection to such accounting in writing delivered to the Trustee within six (6) months from the date on which the accounting is delivered to the Plan Administrator.

(f)       Participant Eligibility. The Trustee shall not be required to determine the facts concerning the eligibility of any Participant to participate in the Plan, the amount of benefits payable to any Participant or Beneficiary under the Plan, or the date or method of payment or disbursement. The Trustee shall be fully entitled to rely in good faith solely upon the written advice and directions of the Plan Administrator as to any such question of fact.

(g)      Indicia of Ownership. The Trustee shall not hold the indicia of ownership of any assets of the Trust Fund outside of the jurisdiction of the District Courts of the United States, unless in compliance with section 404(b) of ERISA and regulations thereunder.

(h)      Notice. The Trustee shall provide the Company with advance notice of any legal actions the Trustee may take with respect to the Plan and Trust and shall promptly notify the Company of any claim against the Plan and Trust.

(i)       Other Fiduciaries. The Trustee shall not be responsible for the acts or omissions of any other persons except as may be required by ERISA section 405.

Section 10.03    GENERAL INVESTMENT POWERS

In addition to all powers and authority under common law, statutory authority and other provisions of this Article, the Trustee shall have the following powers and authorities to be exercised in accordance with and subject to the provisions of Section 10.04 hereof:

(a)      Invest and reinvest the Trust Fund in any property, real, personal or mixed, wherever situated, and whether situated, and whether or not productive of income or consisting of wasting assets, including, without limitation, common and preferred stock, bonds, notes, debentures, options, mutual funds, leaseholds, mortgages (including without limitation, any collective or part interest in any bond and mortgage or note and mortgage), certificates of deposit, and oil, mineral or gas properties, royalties, interests or rights (including equipment pertaining thereto), without being limited to the classes of property in which trustees are authorized by law or any rule of court to invest trust funds and without regard to the proportion any such property may bear to the entire amount of the Trust Fund;

(b)      Hold property in nominee name, in bearer form, or in book entry form, in a clearinghouse corporation or in a depository, provided that such property is held in conformance with DOL Reg. section 2550-403a-1(b) and that such property is held by (i) a bank or trust company that is subject to supervision by the United States or a state, or a nominee of such bank or trust company, (ii) a broker or dealer registered under the Securities Exchange Act of 1934, or a nominee of such broker or dealer; (iii) a "clearing agency," as defined in section 3(a)(23) of the Securities Exchange Act of 1934, or its nominee; or (iv) any other entity as provided in DOL Reg. section 2550-403a-1(b);

(c)      Collect income payable to and distributions due to the Trust Fund and sign on behalf of the Trust any declarations, affidavits, certificates of ownership and other documents required to collect income and principal payments, including but not limited to, tax reclamations, rebates and other withheld amounts;

(d)      To sell, exchange, convey, transfer, grant options to purchase, or otherwise dispose of any securities or other property held by the Trustee. No person dealing with the Trustee shall be bound to see to the application of the purchase money or to inquire into the validity, expediency, or propriety of any such sale or other disposition;

(e)      Pursuant to the terms of Section 10.06, to vote upon any stocks, bonds, or other securities; to give general or special proxies or powers of attorney with or without power of substitution; to exercise any conversion privileges, subscription rights or other options, and to make any payments incidental thereto; to oppose, or to consent to, or otherwise participate in, corporate reorganizations or other changes affecting corporate securities, and to delegate discretionary powers, and to pay any assessments or charges in connection therewith; and generally to exercise any of the powers of an owner with respect to stocks, bonds, securities, or other property;

(f)       Take all action necessary to pay for authorized transactions or make authorized distributions, including exercising the power to borrow or raise monies from any lender, upon such terms and conditions as are necessary to settle such transactions or distributions;

(g)      To keep such portion of the Trust Fund uninvested in cash or cash balances as the Trustee may, from time to time, deem to be in the best interests of the Plan, without liability for interest thereon;

(h)      To accept and retain for such time as the Trustee may deem advisable any securities or other property received or acquired as Trustee hereunder, whether or not such securities or other property would normally be purchased as investments hereunder;

(i)       To make, execute, acknowledge, and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to carry out the powers herein granted;

(j)       To settle, compromise, or submit to arbitration any claims, debts, or damages due or owing to or from the Trust Fund, to commence or defend suits or legal or administrative proceedings, and to represent the Plan and/or Trust Fund in all suits and legal and administrative proceedings (arbitration shall not be permitted to the extent the claim involves a Participant);

(k)      To invest in Treasury Bills and other forms of United States government obligations;

(l)       To deposit cash in accounts in the banking department of the Trustee or an affiliated banking organization;

(m)     To deposit monies in federally insured savings accounts or certificates of deposit in banks or savings and loan associations;

(n)      To invest and reinvest all or any portion of the Trust Fund collectively with funds of other retirement plan trusts exempt from tax under Code section 501(a), including, without limitation, the power to invest collectively with such other funds through the medium of one or more common, collective or commingled trust funds which have been or may hereafter be operated by the Trustee, the instrument or instruments establishing such trust fund or funds, as amended from time to time, being made part of this Trust so long as any portion of the Trust Fund shall be invested through the medium thereof;

(o)      To sell, either at public or private sale, option to sell, mortgage, lease for a term of years less than or continuing beyond the possible date of the termination of the Trust created hereunder, partition or exchange any real property which may from time to time constitute a portion of the Trust Fund, for such prices and upon such terms as it may deem best, and to make, execute and deliver to the purchasers thereof good and sufficient deeds of conveyance therefor and all assignments, transfers and other legal instruments, either necessary or convenient for the passing of the title and ownership thereof to the purchaser, free and discharged of all trusts and without liability on the part of such purchasers to see to the proper application of the purchase price;

(p)      To repair, alter, improve or demolish any buildings which may be on any real estate forming part of the Trust Fund or to erect entirely new structures thereon;

(q)      To renew, extend or participate in the renewal or extension of any mortgage, upon such terms as may be deemed advisable, and to agree to a reduction in the rate of interest on any mortgage or to any other modification or change in the terms of any mortgage or of any guarantee pertaining thereto, in any manner and to any extent that may be deemed advisable for the protection of the Trust Fund or the preservation of the value of the investment; to waive any default, whether in the performance of any covenant or condition of any mortgage or in the performance of any guarantee, or to enforce any such default in such manner and to such extent as may be deemed advisable; to exercise and enforce any and all rights of foreclosure, to bid on property in foreclosure, to take a deed in lieu of foreclosure with or without paying a consideration therefor, and in connection therewith to release the obligation on the bond or note secured by the mortgage; and to exercise and enforce in any action, suit or proceeding at law or in equity any rights or remedies in respect to any mortgage or guarantee;

(r)       To purchase any authorized investment at a premium or at a discount;

(s)       To purchase any annuity contract; and

(t)       To do all such acts and exercise all such rights and privileges, although not specifically mentioned herein, as the Trustee may deem necessary to carry out the purposes of the Plan.

Section 10.04    OTHER INVESTMENT POWERS

(a)      Requirement for Preapproval. The powers granted the Trustee under Section 10.03 shall be exercised by the Trustee upon the written direction from the Investment Fiduciary pursuant to Sections 10.05 and 10.06. Any written direction of the Investment Fiduciary may be of a continuing nature, but may be revoked in writing by the Investment Fiduciary at any time. The Trustee shall comply with any direction as promptly as possible, provided it does not contravene the terms of the Plan or the provision of any applicable law. The Investment Fiduciary, by written direction, may require the Trustee to obtain written approval of the Investment Fiduciary before exercising such of its powers as may be specified in such direction. Any such direction may be of a continuing nature or otherwise and may be revoked in writing by the Investment Fiduciary at any time. The Trustee shall not be responsible for any loss that may result from the failure or refusal of the Investment Fiduciary to give any such required direction or approval.

(b)      Prohibited Transactions. The Trustee shall not engage in any prohibited transaction within the meaning of the Code and ERISA.

(c)      Legal Actions. The Trustee is authorized to execute all necessary receipts and releases and shall be under the duty to make efforts to collect such sums as may appear to be due (except contributions hereunder); provided, however, that the Trustee shall not be required to institute suit or maintain any litigation to collect the proceeds of any asset unless it has been indemnified to its satisfaction for counsel fees, costs, disbursements and all other expenses and liabilities to which it may in its judgment be subjected by such action. Notwithstanding anything to the contrary herein contained, the Trustee is authorized to compromise and adjust claims arising out of any asset held in the Trust Fund upon such terms and conditions as the Trustee may deem just, and the action so taken by the Trustee shall be binding and conclusive upon all persons interested in the Trust Fund.

(d)      Retention of Advisors. The Trustee, with the consent of the Investment Fiduciary, may retain the services of investment advisors to invest and reinvest the assets of the Trust Fund, as well as employ such legal, actuarial, medical, accounting, clerical and other assistance as may be required in carrying out the provisions of the Plan. The Trustee may also appoint custodians, subcustodians or subtrustees as to part or all of the Trust Fund.

Section 10.05    INSTRUCTIONS

(a)      Reliance on Instructions. Whenever the Trustee is permitted or required to act upon the directions or instructions of the Investment Fiduciary, Plan Administrator or Company, the Trustee shall be entitled to act in good faith upon any written communication signed by any person or agent designated to act as or on behalf of the Investment Fiduciary, Plan Administrator or Company. Such person or agent shall be so designated either under the provisions of the Plan or in writing by the Company and their authority shall continue until revoked in writing. The Trustee shall incur no liability for failure to act in good faith on such person's or agent's instructions or orders without written communication, and the Trustee shall be fully protected in all actions taken in good faith in reliance upon any instructions, directions, certifications and communications believed to be genuine and to have been signed or communicated by the proper person.

(b)      Designation of Agent.

(1)     Plan Sponsor. The Plan Sponsor shall notify the Trustee in writing as to the appointment, removal or resignation of any person designated to act as or on behalf of the Investment Fiduciary, Plan Administrator or Plan Sponsor. After such notification, the Trustee shall be fully protected in acting in good faith upon the directions of, or dealing with, any person designated to act as or on behalf of the Investment Fiduciary, Plan Administrator or Plan Sponsor until it receives notice to the contrary. The Trustee shall have no duty to inquire into the qualifications of any person designated to act as or on behalf of the Investment Fiduciary, Plan Administrator or Plan Sponsor.

(2)     Trustee. To the extent provided in the Adoption Agreement, if there is more than one Trustee, the Trustees may designate one or more of the Trustees to act on behalf of the Trustees. Such designated Trustee shall be authorized to take any and all actions and execute and deliver such documents as may be necessary or appropriate.

(c)      Procedures. The Trustee may adopt such rules and procedures as it deems necessary, desirable, or appropriate including, but not limited to: (1) taking action with or without formal meetings; and (2) in the event that there is more than one Trustee, a procedure specifying whether action may be taken by a less than unanimous vote.

(d)      Payment of Benefits. The Trustee shall pay benefits and expenses from the Trust Fund only upon the written direction of the Plan Administrator. The Trustee shall be fully entitled to rely in good faith on such directions furnished by the Plan Administrator, and shall be under no duty to ascertain whether the directions are in accordance with the provisions of the Plan.

Section 10.06     INVESTMENT OF THE FUND

(a)      Investment Funds. The Investment Fiduciary shall have the exclusive authority and discretion to select the Investment Funds available for investment under the Plan. In making such selection, the Investment Fiduciary shall use the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. Subject to the first sentence of Subsection (b) below, the available investments under the Plan shall be sufficiently diversified so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so. The Investment Fiduciary shall notify the Trustee in writing of the selection of the Investment Funds currently available for investment under the Plan, and any changes thereto.

(b)      Participant Self-Direction. To the extent permitted by the Plan Administrator and the Adoption Agreement pursuant to Section 9.02, each Participant shall have the right, in accordance with the provisions of the Plan, to direct the investment by the Trustee of all amounts allocated to the separate Accounts of the Participant under the Plan among any one or more of the available Investment Funds; provided, however, that during any transition period as may be determined by the Investment Fiduciary, the Investment Fiduciary may direct the investment by the Trustee into the Investment Funds available during such period with respect to which individual Participants' directions shall not have been made or shall not have been permitted to be made under the Plan. All investment directions by Participants shall be timely furnished to the Trustee by the Plan Administrator, except to the extent such directions are transmitted telephonically or otherwise by Participants directly to the Trustee or its delegate in accordance with rules and procedures established and approved by the Plan Administrator and communicated to the Trustee. In making any investment of the assets of the Fund, the Trustee shall be fully entitled to rely on such directions furnished to it by the Plan Administrator or by Participants in accordance with the Plan Administrator's approved rules and procedures, and shall be under no duty to make any inquiry or investigation with respect thereto. If the Trustee receives any contribution under the Plan that is not accompanied by instructions directing its investment, the Trustee shall notify the Plan Administrator of that fact, and the Trustee may, in its discretion, hold all or a portion of the contribution uninvested without liability for loss of income or appreciation pending receipt of proper investment directions.

(c)      Investment Managers.

(1)     Appointment of Investment Managers. The Investment Fiduciary may appoint one or more Investment Managers with respect to some or all of the assets of the Trust Fund as contemplated by section 402(c)(3) of ERISA. Any such Investment Manager shall acknowledge to the Investment Fiduciary in writing that it accepts such appointment and that it is an ERISA fiduciary with respect to the Plan and the Trust Fund. The Investment Fiduciary shall provide the Trustee with a copy of the written agreement (and any amendments thereto) between the Investment Fiduciary and the Investment Manager. By notifying the Trustee of the appointment of an Investment Manager, the Investment Fiduciary shall be deemed to certify that such Investment Manager meets the requirements of section 3(38) of ERISA. The authority of the Investment Manager shall continue until the Investment Fiduciary rescinds the appointment or the Investment Manager has resigned.

(2)     Separation of Duties. The assets with respect to which a particular Investment Manager has been appointed shall be specified by the Investment Fiduciary and shall be segregated in a separate account for the Investment Manager (the "Separate Account") and the Investment Manager shall have the power to direct the Trustee in every aspect of the investment of the assets of the Separate Account. The Trustee shall not be liable for the acts or omissions of an Investment Manager and shall have no liability or responsibility for acting pursuant to the direction of, or failing to act in the absence of, any direction from an Investment Manager, unless the Trustee knows that by such action or failure to act it would be itself committing a breach of fiduciary duty or participating in a breach of fiduciary duty by such Investment Manager, it being the intention of the parties that each party shall have the full protection of section 405(d) of ERISA.

(d)      Proxies.

(1)     Delivery of Information. The Trustee shall deliver, or cause to be delivered, to the Company or Plan Administrator all notices, prospectuses, financial statements, proxies and proxy soliciting materials received by the Trustee relating to securities held by the Trust or, if applicable, deliver these materials to the appropriate Participant or the Beneficiary of a deceased Participant.

(2)     Voting. The Trustee shall not vote any securities held by the Trust except in accordance with the written instructions of the Company, the Investment Fiduciary, or to the extent provided in the Adoption Agreement, the Participant or the Beneficiary of the Participant, if the Participant is deceased. However, the Trustee may, in the absence of instructions, vote "present" for the sole purpose of allowing such shares to be counted for establishment of a quorum at a shareholders' meeting. The Trustee shall have no duty to solicit instructions from Participants, Beneficiaries, the Investment Fiduciary or the Company.

(3)     Investment Manager. To the extent not delegated to Participants pursuant to Subsection (b), the Investment Manager shall be responsible for making any proxy voting or tender offer decisions with respect to securities held in the Separate Account and the Investment Manager shall maintain a record of the reasons for the manner in which it voted proxies or responded to tender offers.

(e)      Life Insurance. Any life insurance investment allowed under Article 9 shall be a permitted Investment Fund.

Section 10.07   COMPENSATION AND INDEMNIFICATION

(a)      Compensation. The Trustee shall be entitled to reasonable compensation for its services as is mutually agreed upon with the Plan Sponsor; provided that such compensation does not result in a prohibited transaction within the meaning of the Code and ERISA. If the Trustee and the Company mutually agree that the Trustee may retain as additional compensation for its services any earnings resulting from the anticipated short- term investment of funds ("float") on Plan assets deposited in or transferred to a Trustee general or omnibus account, then the Trustee shall be authorized to retain such float; provided, that such agreement: (i) discloses the specific circumstances under which float will be earned and retained, (ii) in the case of float on distributions, discloses when the float period commences and ends, and (iii) discloses the rate of the float or the specific manner in which such rate will be determined. If approved by the Plan Administrator, the Trustee shall also be entitled to reimbursement for all direct expenses properly and actually incurred on behalf of the Plan. Such compensation or reimbursement shall be paid to the Trustee out of the Trust Fund unless paid directly by the Company.

(b)      Indemnification. Unless otherwise provided in an Addendum to the Adoption Agreement, each Company shall indemnify and hold harmless the Trustee (and its delegates) from all claims, liabilities, losses, damages and expenses, including reasonable attorneys' fees and expenses, incurred by the Trustee in connection with its duties hereunder to the extent not covered by insurance, except when the same is due to the Trustee's own gross negligence, willful misconduct, lack of good faith, or breach of its fiduciary duties under the Plan or ERISA.

Section 10.08   RESIGNATION AND REMOVAL

(a)      Resignation. The Trustee may resign at any time by written notice to the Plan Sponsor which shall be effective 60 days after delivery unless prior thereto a successor Trustee assumes the responsibilities of Trustee hereunder.

(b)      Removal. The Trustee may be removed by the Plan Sponsor at any time.

(c)      Successor Trustee. The appointment of a successor Trustee hereunder shall be accomplished by and shall take effect upon the delivery to the resigning or removed Trustee, as the case may be, of written notice of the Plan Sponsor appointing such successor Trustee, and an acceptance in writing of the office of successor Trustee hereunder executed by the successor so appointed. Any successor Trustee may be either a corporation authorized and empowered to exercise trust powers or one or more individuals. All of the provisions set forth herein with respect to the Trustee shall relate to each successor Trustee so appointed with the same force and effect as if such successor Trustee had been originally named herein as the Trustee hereunder. If within 45 days after notice of resignation shall have been given under the provisions of this Article a successor Trustee shall not have been appointed, the resigning Trustee or the Plan Sponsor may apply to any court of competent jurisdiction for the appointment of a successor Trustee.

(d)      Transfer of Trust Fund. Upon the appointment of a successor Trustee, the resigning or removed Trustee shall transfer and deliver the Trust Fund to such successor Trustee, after reserving such reasonable amount as it shall deem necessary to provide for its expenses in the settlement of its account, the amount of any compensation due to it and any sums chargeable against the Trust Fund for which it may be liable. If the sums so reserved are not sufficient for such purposes, the resigning or removed Trustee shall be entitled to reimbursement for any deficiency from the Plan Sponsor.

Section 10.09   OTHER TRUST AGREEMENT

(a)      General. This Section 10.09 shall apply only to the extent provided in the Adoption Agreement. If this Section applies, the terms of a separate trust agreement shall apply and Sections 9.06, 10.01 through 10.08 and Article 12 shall apply only to the extent that they are not superseded by the terms of the separate trust agreement. Other Sections of the Plan shall be construed in a manner compatible with the separate trust agreement.

(b)      Trustee. The Trustee shall be the person(s) or entity listed in the separate trust agreement. The Trustee shall be obligated under the terms and conditions of the separate trust agreement as executed by the Trustee and the Plan Administrator or Sponsor.

ARTICLE 11 SPECIAL TOP-HEAVY RULES

Section 11.01    TOP-HEAVY STATUS

The special provisions set forth in this Article 11 shall apply during any Plan Year in which this Plan, together with any other retirement plans required to be aggregated under Code section 416(g) and the Treasury Regulations promulgated thereunder, is "Top-Heavy." This Plan is Top- Heavy for any Plan Year beginning after 1983:

(a)      If the Top-Heavy Ratio for this Plan exceeds 60% and this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans;

(b)      If this Plan is a part of a Required Aggregation Group of plans but not part of a Permissive Aggregation Group and the Top-Heavy Ratio for the Required Aggregation Group of plans exceeds 60%; or

(c)      If this Plan is a part of a Required Aggregation Group and part of a Permissive Aggregation Group of plans and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60%.

Section 11.02    MINIMUM ALLOCATIONS

(a)      In General. Notwithstanding other provisions of this Plan, for any Plan Year during which this Plan is Top-Heavy and the Top- Heavy minimum allocation is not met solely or partially in another plan, the following shall apply:

(1)     Unless otherwise provided in the Adoption Agreement and subject to (a)(4) and (a)(5) below, a Participant specified in Subsection (a)(2) below shall receive the minimum allocation or benefit requirement applicable to Top-Heavy plans specified in (a)(3) below.

(2)     Participants Receiving Minimum Allocation/Benefit. If the Participant is not eligible to participate in a defined benefit plan in a group specified in Section 11.01 other than a frozen plan in which no additional accruals are being made, he or she shall receive the minimum allocation or benefit in this Plan or any other defined contribution plan that is sponsored by the Employer provided, he or she is (i) an Eligible Employee as described in the Adoption Agreement; and (ii) employed by the Employer on the last day of the Plan Year. If the Participant is eligible to participate in a defined benefit plan in a group specified in Section 11.01, and the Top-Heavy minimum is to be made in this Plan for such Participant, he or she shall receive the minimum allocation or benefit in this Plan or any other defined contribution plan that is sponsored by the Employer provided, he or she is (i) an Eligible Employee as described in the applicable plan document; and (ii) has completed 1,000 Hours of Service (in accordance with such defined benefit plan) during such Plan Year. In the event a Participant is entitled to a Top-Heavy minimum benefit accrual under a defined benefit plan and is not otherwise eligible for a Top-Heavy minimum allocation under this Plan because of severance of employment prior to the last day of the Plan Year, such requirement shall be waived in this Plan solely to the extent the Top-Heavy minimum is required to be given in this Plan.

(3)     Amount of Minimum Allocation/Benefit. If the Participant is not eligible to participate in a defined benefit plan in a group specified in Section 11.01, the Top-Heavy minimum allocation ("defined contribution minimum") shall not be less than the lesser of 3% of such Participant's Statutory Compensation or the largest percentage of Company contributions (including Elective Deferrals) and forfeitures, as a percentage of Key Employee's Statutory Compensation, as limited by Code section 401(a)(17), allocated on behalf of any Key Employee for that Plan Year. If: (i) the Participant is eligible to participate in a defined benefit plan in a group specified in Section 11.01, (ii) satisfies the requirement in the defined benefit plan to receive the Top-Heavy minimum under the terms of that plan, and (iii) the Top-Heavy minimum is to be given in this Plan, the Top-Heavy minimum benefit ("defined benefit minimum") shall be determined under one of the following methods:

(A)     Defined Benefit Minimum. A defined benefit minimum, which is an accrued benefit at any point in time equal to at least the product of (i) a Participant's average annual compensation for the period of consecutive years (not exceeding five) when the Participant had the highest aggregate compensation from the Employer and (ii) the lesser of 2% per year of service or 1-year period of service (within the meaning of Code section 416), as applicable, with the Employer or 20%, subject to the rules of Code section 416 and the Regulations thereunder;

(B)     Floor Offset. A floor offset approach, pursuant to Revenue Ruling 76-259, 1976-2 C.B. 111, under which the defined benefit minimum of the defined benefit plan that is provided pursuant to Subsection (A) above is offset by the benefits provided under the defined contribution plan (or plans);

(C)     Comparability Analysis. A demonstration, using a comparability analysis of Rev. Rul. 81-202, that the plans are providing benefits at least equal to the defined benefit minimum that is provided pursuant to Subsection (A) above; or

(D)     Defined Contribution Minimum. An allocation of Employer contributions and forfeitures that are made on behalf of such Participant under this Plan (or any defined contribution plan that is sponsored by the Employer) equal to 5% of the Participant's Statutory Compensation unless off-setting a portion of the minimum allocation in another plan or the Participant in this Plan is not a participant in the defined benefit plan. If the Plan allocates its Profit Sharing or Pension Contribution using permitted disparity (integration), it may, therefore, substitute the 3% in the first step of its allocation process with 5% (or such other amount required) in order to satisfy the Top-Heavy minimum allocation.

(4)     The minimum allocation is determined without regard to any Social Security contribution. The Top-Heavy minimum shall be made even though, under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the Plan Year because of: (i) the Participant's failure to complete 1,000 Hours of Service (or any equivalent provided in the Plan); (ii) the Participant's failure to make mandatory Employee contributions to the Plan; or (iii) Compensation less than a stated amount. Except as provided in Subsections (b) and (c) below, neither Elective Deferrals nor Matching Contributions may be taken into account for the purpose of satisfying the minimum Top-Heavy contribution requirement.

(5)     Contributions under other Plans. To the extent provided in the Adoption Agreement, the minimum allocation requirement discussed in Subsection 11.02(a) may be met solely or partially in another plan. If the minimum allocation requirement of this Section

11.02 for any Plan Year is met partially in another plan, this Plan may offset the minimum required allocation in Subsection 11.02(a) by the amount allocated in or the benefit accrued in the other plan. If, after applying the requirements of Code section 416, corresponding regulations and this Article 11, the Top-Heavy minimum allocation is not satisfied, then additional contributions may be made to this Plan and/or to one or more plans that are part of the Required Aggregation Group or Permissive Aggregation Group.

(b)       Matching Contributions. Employer Matching Contributions may be taken into account for purposes of satisfying the minimum contribution requirements of Code section 416(c)(2) and the Plan. The preceding sentence shall apply with respect to Matching Contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer Matching Contributions that are used to satisfy the minimum contribution requirements shall be treated as Matching Contributions for purposes of the ACP test and other requirements of Code section 401(m).

(c)       The Top-Heavy requirements of Code section 416 and this Section shall not apply in any year beginning after December 31, 2001, in which the Plan consists solely of a cash or deferred arrangement which meets the requirements of Code sections 401(k)(11), 401(k)(12) or 401(k)(13) and Matching Contributions with respect to which the requirements of Code sections 401(m)(10), 401(m)(11) or 401(m)(12) are met; or in which the Plan is part of an "eligible combined plan" in compliance with Code section 414(x), IRS Notice 2009-71, and any superseding/subsequent guidance.

Section 11.03    MINIMUM VESTING

(a)       For any Plan Year in which this Plan is Top-Heavy, the Top-Heavy vesting schedule specified in the Adoption Agreement shall automatically apply to the Plan to the extent that it is more favorable than the vesting schedule provided for in Article 6.

For purposes of the Adoption Agreement, "2-6 Year Graded" and "3 Year Cliff" shall be determined in accordance with the following schedules:

Years of Vesting Service	Vesting Percentage
"2-6 Year Graded":
Less than Two Years	0%
Two Years but less than Three Years	20%
Three Years but less than Four Years	40%
Four Years but less than Five Years	60%
Five Years but less than Six Years	80%
Six or More Years	100%

"3 Year Cliff":
Less than Three Years	0%
Three or More Years	100%

(b)       The minimum vesting schedule applies to all benefits within the meaning of Code section 411(a)(7) except those attributable to Employee contributions or those already subject to a vesting schedule which vests at least as rapidly as the schedule listed above, including benefits accrued before the effective date of Code section 416 and benefits accrued before the Plan became Top-Heavy. Further, no decrease in a Participant's nonforfeitable percentage may occur in the event the Plan's status as Top-Heavy changes for any Plan Year. However, this Section does not apply to the Account balances of any Employee who does not have an Hour of Service after the Plan initially became Top-Heavy and such Employee's Account balance attributable to Company contributions and forfeitures will be determined without regard to this Section. The minimum allocation required (to the extent required to be nonforfeitable under Code section 416(b)) may not be forfeited under Code sections 411(a)(3)(B) or 411(a)(3)(D).

ARTICLE 12 PLAN ADMINISTRATION

Section 12.01    PLAN ADMINISTRATOR

(a)       Designation. The Plan Administrator shall be specified in the Adoption Agreement. In the absence of a designation in the Adoption Agreement, the Plan Sponsor shall be the Plan Administrator. If a Committee is designated as the Plan Administrator, the Committee shall consist of one or more individuals who may be Employees appointed by the Plan Sponsor and the Committee may elect a chairman and may adopt such rules and procedures as it deems desirable. The Committee may also take action with or without formal meetings and may authorize one or more individuals, who may or may not be members of the Committee, to execute documents in its behalf.

(b)       Authority and Responsibility of the Plan Administrator. The Plan Administrator shall be the Plan "administrator" as such term is defined in section 3(16) of ERISA and as such shall have total and complete discretionary power and authority:

(1)     to make factual determinations, to construe and interpret the provisions of the Plan, to correct defects and resolve ambiguities and inconsistencies therein and to supply omissions thereto. Any construction, interpretation or application of the Plan by the Plan Administrator shall be final, conclusive and binding;

(2)     to determine the amount, form or timing of benefits payable hereunder and the recipient thereof and to resolve any claim for benefits in accordance with this Article 12;

(3)     to determine the amount and manner of any allocations and/or benefit accruals hereunder, including whether the Plan maintains an ERISA account and the manner in which amounts deposited in such ERISA account shall be allocated;

(4)     to maintain and preserve records relating to Participants, former Participants, and their Beneficiaries and Alternate Payees;

(5)     to prepare and furnish to Participants, Beneficiaries and Alternate Payees all information and notices required under applicable law or the provisions of this Plan;

(6)     to prepare and file or publish with the Secretary of Labor, the Secretary of the Treasury, their delegates and all other appropriate government officials all reports and other information required under law to be so filed or published;

(7)     to approve and enforce any loan hereunder including the repayment thereof;

(8)     to provide directions to the Trustee with respect to the purchase of life insurance (to the extent permitted in the Adoption Agreement), methods of benefit payment, valuations at dates other than regular Valuation Dates and on all other matters where called for in the Plan or requested by the Trustee;

(9)     to hire such professional assistants and consultants as it, in its sole discretion, deems necessary or advisable; and shall be entitled, to the extent permitted by law, to rely conclusively on all tables, valuations, certificates, opinions and reports which are furnished by same;

(10)   to determine all questions of the eligibility of Employees and of the status of rights of Participants, Beneficiaries and Alternate Payees;

(11)   to arrange for bonding, if required by law;

(12)   to adjust Accounts in order to correct errors or omissions;

(13)   to determine whether any domestic relations order constitutes a Qualified Domestic Relations Order and to take such action as the Plan Administrator deems appropriate in light of such domestic relations order;

(14)   to retain records on elections and waivers by Participants, their spouses and their Beneficiaries and Alternate Payees;

(15)   to supply such information to any person as may be required;

(16)   to establish, revise from time to time, and communicate to the Trustee and/or the Investment Fiduciary and Investment Manager(s), a funding policy and method for the Plan; and

(17)   to perform such other functions and duties as are set forth in the Plan that are not specifically given to the Investment Fiduciary or Trustee.

(c)     In performing its duties, the Plan Administrator shall use the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

(d)       Procedures. Unless otherwise provided in the Adoption Agreement and to the extent that the Adoption Agreement provides that the Board adopts procedures for the Plan Administrator and the Board fails to adopt such procedures, the Plan Administrator may adopt such rules and procedures as it deems necessary, desirable, or appropriate for the administration of the Plan. When making a determination or calculation, the Plan Administrator shall be entitled to rely upon information furnished to it. The Plan Administrator's decisions shall be binding and conclusive as to all parties.

(e)       Allocation of Duties and Responsibilities. The Plan Administrator and/or the Adoption Agreement may designate other persons to carry out any of the duties and responsibilities of the Plan Administrator.

Section 12.02     INVESTMENT FIDUCIARY

(a)     Designation. The Investment Fiduciary shall be specified in the Adoption Agreement. In the absence of a designation in the Adoption Agreement, the Plan Sponsor shall be the Investment Fiduciary. The Investment Fiduciary may consist of a committee consisting of one or more individuals who may be Employees appointed by the Plan Sponsor. If a committee is appointed, the committee may elect a chairman and may adopt such rules and procedures as it deems desirable. The committee may take action with or without formal meetings and may authorize one or more individuals, who may or may not be members of the committee, to execute documents in its behalf.

(b)     Authority and Responsibility of the Investment Fiduciary. The Investment Fiduciary shall have the following discretionary authority and responsibility:

(1)     to manage the investment of the Trust Fund;

(2)     to appoint one or more Investment Managers;

(3)     to hire such professional assistants and consultants as it, in its sole discretion, deems necessary or advisable;

(4)     to establish, revise from time to time, and communicate to the Trustee and/or Investment Manager(s), an investment policy for the Plan; and

(5)     to supply such information to any person as may be required.

(c)      Procedures. Unless otherwise provided in the Adoption Agreement and to the extent that the Adoption Agreement provides that the Board adopts procedures for the Investment Fiduciary and the Board fails to adopt such procedures, the Investment Fiduciary may adopt such rules and procedures as it deems necessary, desirable, or appropriate in furtherance of its duties hereunder. When making a determination or calculation, the Investment Fiduciary shall be entitled to rely upon information furnished to it. Except as otherwise provided in a separate trust agreement, the Investment Fiduciary's decisions shall be binding and conclusive as to all parties.

(d)      Allocation of Duties and Responsibilities. The Adoption Agreement may designate more than one person to carry out any of the duties and responsibilities of the Investment Fiduciary.

Section 12.03   COMPENSATION OF PLAN ADMINISTRATOR AND INVESTMENT FIDUCIARY

The Plan Administrator and Investment Fiduciary shall be entitled to reasonable compensation for their services as is mutually agreed upon to the extent that such compensation would not constitute a prohibited transaction within the meaning of the Code and ERISA.

Section 12.04   PLAN EXPENSES

All direct expenses of the Plan, Trustee, Plan Administrator and Investment Fiduciary or any other person in furtherance of their duties hereunder shall be paid or reimbursed by the Company, and if not so paid or reimbursed, shall be proper charges to the Trust Fund and shall be paid therefrom.

Section 12.05   ALLOCATION OF FIDUCIARY RESPONSIBILITY

A Plan fiduciary shall have only those specific powers, duties, responsibilities and obligations as are explicitly given him under the Plan and Trust Agreement. It is intended that each fiduciary shall not be responsible for any act or failure to act of another fiduciary. A fiduciary may serve in more than one fiduciary capacity with respect to the Plan.

Section 12.06   INDEMNIFICATION

Unless otherwise provided in an Addendum to the Adoption Agreement, the Company shall indemnify and hold harmless any person serving as the Investment Fiduciary and/or Plan Administrator (and their delegates) from all claims, liabilities, losses, damages and expenses, including reasonable attorneys' fees and expenses, incurred by such persons in connection with their duties hereunder to the extent not covered by insurance, except when the same is due to such person's own gross negligence, willful misconduct, lack of good faith, or breach of its fiduciary duties under this Plan or ERISA.

Section 12.07   CLAIMS PROCEDURES

(a)      Application for Benefits. A Participant or any other person entitled to benefits from the Plan (a "Claimant") may apply for such benefits by completing and filing a claim with the Plan Administrator. Any such claim shall be in writing and shall include all information and evidence that the Plan Administrator deems necessary to properly evaluate the merit of and to make any necessary determinations on a claim for benefits. The Plan Administrator may request any additional information necessary to evaluate the claim.

(b)      Timing of Notice of Denied Claim. The Plan Administrator shall notify the Claimant of any adverse benefit determination within a reasonable period of time, but not later than 90 days (45 days if the claim relates to a disability determination) after receipt of the claim. This period may be extended one time by the Plan for up to 90 days (30 additional days if the claim relates to a disability determination), provided that the Plan Administrator both determines that such an extension is necessary due to matters beyond the control of the Plan and notifies the Claimant, prior to the expiration of the initial review period, of the circumstances requiring the extension of time and the date by which the Plan expects to render a decision. If the claim relates to a disability determination, the period for making the determination may be extended for up to an additional 30 days if the Plan Administrator notifies the Claimant prior to the expiration of the first 30-day extension period.

(c)      Content of Notice of Denied Claim. If a claim is wholly or partially denied, the Plan Administrator shall provide the Claimant with a written notice identifying (1) the reason or reasons for such denial, (2) the pertinent Plan provisions on which the denial is based, (3) any material or information needed to grant the claim and an explanation of why the additional information is necessary, and (4) an explanation of the steps that the Claimant must take if he wishes to appeal the denial including a statement that the Claimant may bring a civil action under ERISA.

(d)      Appeals of Denied Claim. If a Claimant wishes to appeal the denial of a claim, he shall file a written appeal with the Plan Administrator on or before the 60th day (180th day if the claim relates to a disability determination) after he receives the Plan Administrator's written notice that the claim has been wholly or partially denied. The written appeal shall identify both the grounds and specific Plan provisions upon which the appeal is based. The Claimant shall be provided, upon request and free of charge, documents and other information relevant to his claim. A written appeal may also include any comments, statements or documents that the Claimant may desire to provide. The Plan Administrator shall consider the merits of the Claimant's written presentations, the merits of any facts or evidence in support of the denial of benefits, and such other facts and circumstances as the Plan Administrator may deem relevant. The Claimant shall lose the right to appeal if the appeal is not timely made. The Plan Administrator shall ordinarily rule on an appeal within 60 days (45 days if the claim relates to a disability determination). However, if special circumstances require an extension and the Plan Administrator furnishes the Claimant with a written extension notice during the initial period, the Plan Administrator may take up to 120 days (90 days if the claim relates to a disability determination) to rule on an appeal.

(e)      Denial of Appeal. If an appeal is wholly or partially denied, the Plan Administrator shall provide the Claimant with a notice identifying (1) the reason or reasons for such denial, (2) the pertinent Plan provisions on which the denial is based, (3) a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant's claim for benefits, and (4) a statement describing the Claimant's right to bring an action under section 502(a) of ERISA. The determination rendered by the Plan Administrator shall be binding upon all parties. If the Plan Administrator provides the claimant with a final notice of denial of appeal, in order to preserve his or her claim, the Claimant must file an action with respect to the denied claim no later than 180 days following the date of the Plan Administrator's final notice of denial of appeal.

(f)      Determinations of Disability. If the claim relates to a disability determination, determinations of the Plan Administrator shall include the information required under applicable United States Department of Labor regulations.

Section 12.08   WRITTEN COMMUNICATION

To the extent permitted by applicable Treasury and/or Department of Labor Regulations and accepted by the Plan Administrator and, as applicable, the Trustee, all provisions of the Plan and Trust that require written notices and elections shall be interpreted to mean authorized electronic and telephonic notices and elections. Any notice made under the terms of the Plan may be made in any electronic or telephonic method.

ARTICLE 13 AMENDMENT, MERGER AND TERMINATION

Section 13.01   AMENDMENT

The provisions of the Plan may be amended at any time and from time to time by the Plan Sponsor, provided, however, that:

(a)      No amendment to the Plan shall be effective to the extent that it has the effect of decreasing a Participant's accrued benefit and no amendment shall increase the duties and liabilities of the Trustee without the Trustee's consent. For purposes of this Subsection, a Plan amendment which has the effect of decreasing a Participant's Account balance, with respect to benefits attributable to service before the amendment, shall be treated as reducing an accrued benefit.

A Plan amendment may not decrease a Participant's accrued benefits, or otherwise place greater restrictions or conditions on a Participant's rights to Code section 411(d)(6) protected benefits, even if the amendment merely adds a restriction or condition that is permitted under the vesting rules in Code section 411(a)(3) through (11). Notwithstanding the foregoing, an amendment described in the previous sentence does not violate Code section 411(d)(6) to the extent: (1) it applies with respect to benefits that accrue after the applicable amendment date; (2) the Plan amendment changes the Plan's Vesting Computation Period and it satisfies the applicable requirements under 29 CFR 2530.203-2(c); or (3) permitted under Code section 412(d)(2) or Treas. Reg. sections 1.411(d)-3 and 1.411(d)-4 and any superseding guidance.

No amendment to the Plan shall be effective to eliminate or restrict an optional form of benefit. The preceding sentence shall not apply to a Plan amendment that eliminates or restricts the ability of a Participant to receive payment of his or her Account balance under a particular optional form of benefit if the amendment is permitted under applicable Treasury Regulations.

A Plan amendment may also provide exceptions from the general prohibition against the elimination or restriction of optional forms of benefit for in-kind distributions and elective transfers as specified under Treas. Reg. section 1.411(d)-4 Q&A 2 and 3.

(b)     Amendment by Prototype Sponsor/Volume Submitter Practitioner. The prototype plan sponsor/volume submitter practitioner may amend any part of the Plan on behalf of the adopting Employer for changes in the Code, regulations, revenue rulings, other statements published by the Internal Revenue Service, including model, sample or other required good faith amendments, but only if their adoption will not cause the Plan to be individually designed, and for corrections of prior plans.

The prototype plan sponsor/volume submitter practitioner will no longer have the authority to amend the Plan on behalf of any adopting Employer as of either: (1) the date the Internal Revenue Service requires the Employer to file Form 5300 as an individually designed plan as a result of an Employer amendment to the Plan to incorporate a type of plan not allowable in the Master and Prototype/Volume Submitter program, as described in Rev. Proc. 2007-44 and Rev. Proc. 2011-49 and superseding guidance, or (2) as of the date the Plan is otherwise considered an individually designed plan due to the nature and extent of the amendments.

The prototype plan sponsor/volume submitter practitioner will maintain a record of the Employers that have adopted the Plan, and such sponsor/practitioner will make reasonable and diligent efforts to ensure that adopting Employers have actually received and are aware of all Plan amendments and that such Employers adopt new documents when necessary. In the event that prototype plan sponsor/volume submitter practitioner licenses this document to a middleman who has not filed for a letter in their own name as an identical adopter, such middleman will be responsible for duties described in the preceding sentence.

(c)      The Plan Sponsor may: (1) change the choice of options in the Adoption Agreement; (2) add overriding language in the Adoption Agreement when such language is necessary to satisfy Code sections 415 or 416 because of the required aggregation of multiple plans; (3) amend administrative provisions of the Trust or custodial document in the case of a volume submitter plan or nonstandardized prototype plan, and the name of any pooled trust in which the Plan's Trust will participate; (4) add certain sample or model amendments published by the Internal Revenue Service or other required good faith amendments which specifically provide that their adoption will not cause the Plan to be treated as individually designed; (5) add or change provisions permitted under the Plan and/or specify or change the effective date of a provision as permitted under the Plan and (6) adopt other amendments permitted under Revenue Procedure 2011-49 and any superseding guidance that do not cause the Plan to become individually designed (this would include, but not be limited to, situations where a closing agreement under the Audit Closing Agreement Program or a compliance statement under the Voluntary Correction Program has been issued with respect to the Employer's Plan with regard to the amendment). An Employer that amends a plan other than a volume submitter plan for any other reason other than amendments permitted under Revenue Procedure 2011-49 and any superseding guidance, including a waiver of the minimum funding requirement under Code section 412(d), will no longer participate in this master or prototype plan and will be considered to have an individually designed plan.

(d)     If the Plan's vesting schedule is amended, in the case of an Employee who is a Participant as of the later of the date the amendment is adopted or the date it becomes effective, the nonforfeitable percentage (determined as of such date) of such Employee's Employer- derived accrued benefit will not be less than the percentage computed under the Plan without regard to such amendment.

(e)     If the Plan's vesting schedule is amended, or the Plan is amended in any way that directly or indirectly affects the computation of the Participant's nonforfeitable percentage or if the Plan is deemed amended by an automatic change to or from a Top-Heavy vesting schedule, each Participant with at least 3 Years of Vesting Service with the Employer may elect, within a reasonable period after the adoption of the amendment or change, to have the nonforfeitable percentage computed under the Plan without regard to such amendment or change. For Participants who do not have at least 1 Hour of Service in any Plan Year beginning after December 31, 1988, the preceding sentence shall be applied by substituting "5 Years of Vesting Service" for "3 Years of Vesting Service" where such language appears. The period during which the election may be made shall commence with the date the amendment is adopted or deemed to be made and shall end on the latest of:

(1)     60 days after the amendment is adopted;

(2)     60 days after the amendment becomes effective; or

(3)     60 days after the Participant is issued written notice of the amendment by the Plan Administrator.

The election provided for in this Section 13.01 shall be made in writing and shall be irrevocable when made.

(f)      Code section 411(d)(6) protected benefits will be available without regard to Employer discretion in accordance with Treas. Reg. section 1.411(d)(4), Q & A's #8 & 9.

(g)      An amendment or restatement of the Plan may be made by any method including a formal record of action by the Board or other written document and execution of such amendment or restatement may be made by written or electronic means.

Section 13.02   MERGER AND TRANSFER

(a)      Merger. In the event of any merger or consolidation with, or transfer of assets or liabilities to, any other plan, each Participant shall have a benefit in the surviving or transferee plan (as if such plan were then terminated immediately after such merger, consolidation or transfer) that is equal to or greater than the benefit he would have had immediately before such merger, consolidation or transfer in the plan in which he was then a Participant had such plan been terminated at that time.

(b)      Transfer. The Plan Administrator may direct the Trustee to accept assets and related liabilities from another qualified plan in a form acceptable to the Trustee; provided that the Trustee receives sufficient evidence that the transferor plan is a tax-qualified plan and further provided that the Trustee shall not be liable for any breach of duty or error in respect of the other qualified plan. The Plan Administrator may direct the Trustee to transfer assets and related liabilities to another qualified plan provided that it receives sufficient evidence that the transferee plan is a tax-qualified plan.

Section 13.03   TERMINATION

(a)      It is the intention of the Plan Sponsor that this Plan will be permanent. However, the Plan Sponsor reserves the right to terminate the Plan at any time for any reason.

(b)      Each entity constituting the Company reserves the right to terminate its participation in this Plan. Each such entity constituting the Company shall be deemed to terminate its participation in the Plan if: (1) it is a party to a merger in which it is not the surviving entity and the surviving entity is not an affiliate of another entity constituting the Company; or (2) it sells all or substantially all of it s assets to an entity that is not an affiliate of another entity constituting the Company.

(c)      Any termination of the Plan shall become effective as of the date designated by the Plan Sponsor. Except as expressly provided elsewhere in the Plan, prior to the satisfaction of all liabilities with respect to the benefits provided under this Plan, no termination shall cause any part of the funds or assets held to provide benefits under the Plan to be used other than for the benefit of Participants or to meet the administrative expenses of the Plan. In the event of the termination of the Plan the Account balance of each affected Participant will be nonforfeitable. In the event of a partial termination of the Plan the Account balance of each affected Participant will be nonforfeitable. In the event of a complete discontinuance of contributions under the Plan, the Account balance of each affected Participant will be nonforfeitable. Upon termination of the Plan, Participant Accounts shall be distributed in a single lump sum payment unless otherwise required pursuant to Article 7.

ARTICLE 14 MISCELLANEOUS

Section 14.01    NONALIENATION OF BENEFITS

(a)      Except as provided in Section 14.01(b), the Trust Fund shall not be subject to any form of attachment, garnishment, sequestration or other actions of collection afforded creditors of the Company, Participants or Beneficiaries under the Plan and all payments, benefits and rights shall be free from attachment, garnishment, trustee's process, or any other legal or equitable process available to any creditor of such Company, Participant or Beneficiary. Except as provided in Section 14.01(b), no Participant or Beneficiary shall have the right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits or payments which he may expect to receive, contingently or otherwise, under the Plan, except the right to designate a Beneficiary. Any reference to a Participant or Beneficiary shall include an Alternate Payee or the Beneficiary of an Alternate Payee.

(b)      Notwithstanding the foregoing, the Trustee (to the extent permitted in a separate trust agreement) and/or Plan Administrator may:

(1)     Subject to Section 14.02 below, comply with the provisions and conditions of any Qualified Domestic Relations Order pursuant to the provisions of Code section 414(p).

(2)     Comply with any federal tax levy made pursuant to Code section 6331.

(3)     Subject to the provisions of Code section 401(a)(13), comply with the provisions and conditions of a judgment, order, decree or settlement agreement issued on or after August 5, 1997 between the Participant and the Secretary of Labor or the Pension Benefit Guaranty Corporation relating to a violation (or alleged violation) of part 4 of subtitle B of title I of ERISA.

(4)     Bring action to recover benefit overpayments.

Section 14.02   RIGHTS OF ALTERNATE PAYEES

(a)     General. An Alternate Payee shall have no rights to a Participant's benefit and shall have no rights under this Plan other than those rights specifically granted to the Alternate Payee pursuant to a Qualified Domestic Relations Order that are consistent with this Section 14.02.

(b)     Distribution. Notwithstanding any provision of the Plan to the contrary, the Plan Administrator may direct the Trustee to distribute all or a portion of a Participant's benefits under the Plan to an Alternate Payee in accordance with the terms and conditions of a Qualified Domestic Relations Order. The Plan hereby specifically permits and authorizes distribution of a Participant's benefits under the Plan to an Alternate Payee in accordance with a Qualified Domestic Relations Order prior to the date the Participant has a Termination of Employment, or prior to the date the Participant attains his earliest retirement age as defined in Code section 414(p).

(c)     Investment Funds. If the Qualified Domestic Relations Order does not specify the Participant's Accounts, or Investment Funds in which such Accounts are invested, from which amounts that are separately accounted for shall be paid to an Alternate Payee, such amounts shall be distributed, or segregated, from the Participant's Accounts, and the Investment Funds in which such Accounts are invested (excluding any amounts invested as a Participant loan), on a pro rata basis. A Qualified Domestic Relations Order may not provide for the assignment to an Alternate Payee of an amount that exceeds the balance of the Participant's vested Accounts after deduction of any outstanding loan.

(d)     Default Rules. Unless a Qualified Domestic Relations Order provides to the contrary:

(1)     Death Benefits. An Alternate Payee shall have the right to designate a Beneficiary who shall receive benefits payable to an Alternate Payee which have not been distributed at the time of the Alternate Payee's death. If the Alternate Payee does not designate a Beneficiary, or if the Beneficiary predeceases the Alternate Payee, benefits payable to the Alternate Payee which have not been distributed shall be paid pursuant to Section 7.04(c) (substituting "Alternate Payee" for "Participant"). Any death benefit payable to the Beneficiary of an Alternate Payee shall be paid in a single sum as soon as administratively practicable after the Alternate Payee's death.

(2)     Investment Direction. An Alternate Payee shall have the right to direct the investment of any portion of a Participant's Accounts payable to the Alternate Payee under such order in the same manner with respect to a Participant, which amounts shall be separately accounted for by the Trustee in the Alternate Payee's name.

(3)     Voting Rights. An Alternate Payee shall have the right to direct the Trustee as to the exercise of voting rights in the same manner as provided with respect to a Participant.

(e)      Withdrawals/Loans. An Alternate Payee shall not be permitted to make any withdrawals under Article 8 and shall not be permitted to make a loan from the separate Account established for the Alternate Payee pursuant to the Qualified Domestic Relations Order.

(f)       Treatment as Spouse. A former spouse may be treated as the spouse or surviving spouse and a current spouse will not be treated as the spouse or surviving spouse to the extent provided under a Qualified Domestic Relations Order.

(g)      Plan Procedures. The Plan Administrator shall be responsible for establishing reasonable procedures for determining whether any domestic relations order received with respect to the Plan qualifies as a Qualified Domestic Relations Order, and for administering distributions in accordance with the terms and conditions of such procedures and any Qualified Domestic Relations Order. Effective April 6, 2007, pursuant to DOL regulation 2530.206, a domestic relations order will not fail to be a Qualified Domestic Relations Order solely because the domestic relations order: (1) revises or is issued after another domestic relations order or Qualified Domestic Relations Order, or (2) the domestic relations order is issued after the Participant's death, divorce or Annuity Starting Date.

Section 14.03   NO RIGHT TO EMPLOYMENT

Nothing contained in this Plan shall be construed as a contract of employment between the Employer and the Participant, or as a right of any Employee to continue in the employment of the Employer, or as a limitation of the right of the Employer to discharge any of its Employees, with or without cause.

Section 14.04     NO RIGHT TO TRUST ASSETS

No Employee, Participant, former Participant, Beneficiary or Alternate Payee shall have any rights to, or interest in, any assets of the Trust upon Termination of Employment or otherwise, except as specifically provided under the Plan. All payments of benefits under the Plan shall be made solely out of the assets of the Trust.

Section 14.05     GOVERNING LAW

This Plan shall be construed in accordance with and governed by the laws of the state or commonwealth specified in the Adoption Agreement to the extent not preempted by Federal law.

Section 14.06     SEVERABILITY OF PROVISIONS

If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

Section 14.07     HEADINGS AND CAPTIONS

The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

Section 14.08     GENDER AND NUMBER

Except where otherwise clearly indicated by context, the masculine and the neuter shall include the feminine and the neuter, the singular shall include the plural, and vice-versa.

Section 14.09     DISASTER RELIEF

The Plan may grant temporary disaster relief in compliance with Code sections 1400M and 1400Q, and subsequent guidance and/or law, to the extent provided in a resolution by the Plan Sponsor. Such resolution by the Plan Sponsor may include, but is not limited to: (a) increasing the statutory limits on, delaying the repayment of, and/or waiving the adequate security requirement for Participants loans; (b) permitting qualified disaster distributions; and/or (c) permitting the re-contribution of prior disaster distributions by Participants.

QUALIFIED PLANS’ DISASTER RELIEF INTERIM AMENDMENT

The current Section 14.09 is replaced with the following:

14.09     DISASTER RELIEF

Notwithstanding any provision of the Plan to the contrary, the Plan may grant temporary disaster relief in compliance with Code sections 1400M and 1400Q, section 15345 of the Food, Conservation, and Energy Act of 2008, section 702 of the Heartland Disaster Tax Relief Act of 2008, section 502 of the Disaster Tax Relief and Airport and Airway Extension Act of 2017, section 11028 of the Tax Cuts and Jobs Act of 2017, section 20102 of the Bipartisan Budget Act of 2018, and any subsequent legislation (“Applicable Law”). This Section only applies to the extent the Plan has provided some or all of the disaster relief listed below in compliance with Applicable Law. The terms “Qualified Disaster Distribution,” “Qualified Individual,” and “Applicable Period” are defined in the relevant sections of Applicable Law.

A.	Qualified Disaster Distributions

I.	Qualified Disaster Distribution received by a Qualified Individual for Applicable Period (from all plans maintained by the Employer) may not exceed $100,000 in aggregate.
II.

If the Plan permits rollover contributions, a Qualified Individual may at any time during the 3-year period beginning on the day after the Qualified Disaster Distribution was received contribute as a rollover to the Plan in an aggregate amount that does not exceed the amount of the Qualified Disaster Distribution.

III.

If the Plan permits rollover contributions, a Qualified Individual who received a withdrawal for the purchase of a home not due to the disaster, may contribute as a rollover to the Plan in an aggregate amount that does not exceed the amount of the Qualified Disaster Distribution.

B.	Disaster Loan Provisions

I.

The maximum loan limit under Code §72(p)(2)(A) shall be applied by substituting “$100,000” for “$50,000” and substituting “the present value” for “one-half the present value” under the Loan Procedures for a Qualified Individual.

II.	The loan repayment for a Qualified Individual may be delayed for 1 year.
III.	Subsequent repayments will be adjusted to reflect the 1 year delay and any interest accrued during such delay.
IV.	The 1 year delay will be disregarded in determining the 5-year maximum term of loans under Code §72(p)(2)(B) and (C).

FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF PORT ANGELES 401(K) PLAN

Prepared by:

Northwest Plan Services, Inc.

FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF PORT ANGELES 401(K) PLAN

TABLE OF CONTENTS

COMPANY INFORMATION	1

PLAN INFORMATION	1

SECTION A. GENERAL INFORMATION	1
Plan Name/Effective Date	1
Plan Features	2
Compensation	3
Compensation Exclusions	4
Definitions	5

SECTION B. ELIGIBILITY	5
Exclusions	5
Eligibility Service Rules	6
Eligibility for Elective Deferrals/Voluntary Contributions	6
Eligibility for Matching Contributions	7
Eligibility for Profit Sharing Contributions	9
Eligibility Service Computation Rules	11

SECTION C. CONTRIBUTIONS - SAFE HARBOR AND ELECTIVE DEFERRALS	11
Safe Harbor Contributions	11
Elective Deferrals	13
Automatic Enrollment	13
Testing Elections	14
Voluntary Contributions	15

SECTION D. CONTRIBUTIONS - MATCHING, PROFIT SHARING AND OTHER CONTRIBUTIONS	15
Matching - Allocation Service	15
Matching - Formula	16
Profit Sharing - Allocation Service	19
Profit Sharing - Formula	20
Other Contributions/415	23

SECTION E. VESTING	24
Vesting Service Rules	24
Vesting Schedules	25

SECTION F. DISTRIBUTIONS	26
Normal/Early Retirement	26
Time & Form of Payment	27
Payments on Death	28
Cash Out	29
Required Beginning Date	29

SECTION G. IN-SERVICE WITHDRAWALS	29
Vesting Status	29
Retirement/Hardship/Age	30
Other Withdrawals	32
Conditions/Limitations	32
Roth	33
Loans	33
Permissible Withdrawals	33

SECTION H. PLAN OPERATIONS AND TOP-HEAVY	33
Plan Operations	33
Statute of Limitations	35
Top-Heavy	35

SECTION I. MISCELLANEOUS	36

SECTION J. EXECUTION PAGE	37

i

ADOPTION AGREEMENT #001

VOLUME SUBMITTER 401(K)/PROFIT SHARING PLAN

The undersigned adopting employer hereby adopts this Plan and its related Trust (to the extent an outside trust is not used). The Plan and Trust are intended to qualify as a tax-exempt profit-sharing plan and trust under Code sections 401(a) and 501(a), respectively, and the cash-or-deferred arrangement forming part of the Plan (to the extent provided in the Adoption Agreement) is intended to qualify under Code section 401(k). The Plan shall consist of this Adoption Agreement, its related Basic Plan Document and any related Appendix and Addendum to the Adoption Agreement.

Unless otherwise indicated, all Section references are to Sections in the Basic Plan Document.

COMPANY INFORMATION

NOTE: An amendment is not required to change the responses in items 1-13 below.

1.	Name of adopting employer (Plan Sponsor): First Federal Savings and Loan Association of Port Angeles
2.	Address: 105 West 8th Street
3.	City: Port Angeles
4.	State: WA
5.	Zip: 98362
6.	Phone number: 360 457-0461
7.	Fax number:
8.	Plan Sponsor EIN: 91-0369590
9.	Plan Sponsor fiscal year end:
10.	Entity Type
a.	Plan Sponsor entity type:
i.	[ X ] C Corporation
ii.	[ ] S Corporation
iii.	[ ] Non Profit Organization
iv.	[ ] Partnership
v.	[ ] Limited Liability Company
vi.	[ ] Limited Liability Partnership
vii.	[ ] Sole Proprietorship
viii.	[ ] Union
ix.	[ ] Church (ERISA section 3(33))
x.	[ ] Other: (must be a legal entity recognized under the Code)
b.	If "Union" (10a.viii) is selected, enter name of the representative of the parties who established or maintain the Plan:
11.	State of organization of Plan Sponsor: WA
12.	Affiliated Service Groups
[ ]	The Plan Sponsor is a member of an affiliated service group. List all members of the group (other than the Plan Sponsor):

NOTE: Affiliated service group members must adopt the Plan with the approval of the Plan Sponsor to participate.

NOTE: Listing affiliated service group members is for information purposes only and is optional.

13.	Controlled Groups
[ ]	The Plan Sponsor is a member of a controlled group. List all members of the group (other than the Plan Sponsor):

NOTE: Controlled group members must adopt the Plan with the approval of the Plan Sponsor to participate.

NOTE: Listing controlled group members is for information purposes only and is optional.

PLAN INFORMATION

SECTION A. GENERAL INFORMATION

Plan Name/Effective Date

1.	Plan Number: 002
2.	Plan name:

1

SECTION A. GENERAL INFORMATION

a.	First Federal Savings and Loan Association of Port Angeles 401(k) Plan
b.
3.	Effective Date
a.	Original effective date of Plan: December 01, 2012
b.	[ X ] This is a restatement of a previously-adopted plan. Effective date of Plan restatement: July 1, 2015

NOTE: The date specified in A.3a for a new plan may not be earlier than the first day of the Plan Year during which the Plan is adopted by the Plan Sponsor.

NOTE: If A.3b is not selected, the Effective Date of the terms of this document shall be the date specified in A.3a. If A.3b is selected, the Effective Date of the restatement shall be the date specified in A.3b. However if the Adoption Agreement states another specific effective date for any Plan provision, when a provision of the Plan states another effective date, such stated specific effective date shall apply as to that provision. The date specified in A.3b for an amended and restated plan (including the initial PPA restatement) may not be earlier than the first day of the Plan Year during which the amended and restated Plan is adopted by the Plan Sponsor.

4.	Plan Year
a.	Plan Year means each 12-consecutive month period ending on 06/30 (e.g. December 31)
b.	[ ] The Plan has a short Plan Year. The short Plan Year begins and ends

NOTE: If the Plan is intended to be a SIMPLE 401(k) Plan (A.11 is selected), the Plan Year must be the calendar year.

5.	Limitation Year means:
a.	[ X ] Plan Year
b.	[ ] calendar year
c.	[ ] tax year of the Plan Sponsor
d.	[ ] other:

NOTE: If A.5d is selected, the limitation year must be a consecutive 12-month period. This includes a fiscal year with an annual period varying from 52 to 53 weeks, so long as the fiscal year satisfies the requirements of Code section 441(f).

6.	Frozen Plan
[ ]	The Plan is frozen as to eligibility and benefits effective

NOTE: If A.6 is selected, no Eligible Employee shall become a Participant, no Participant shall be eligible to further participate in the Plan and no contributions shall accrue as of and after the date specified.

Plan Features

NOTE: If the Plan is a profit sharing plan only, check A.7 through A.9 "No" and A.10 "Yes".

7.	Elective Deferrals
a.	Elective Deferrals are permitted (Section 4.01):
[X] Yes [ ] No
b.	Roth Elective Deferrals are permitted:
[X] Yes [ ] No

NOTE: If "No" is selected in A.7a, questions regarding Elective Deferrals, Voluntary Contributions, Matching Contributions and 401(k) safe harbor contributions are disregarded and no Elective Deferrals, Voluntary Contributions, Matching Contributions or 401(k) safe harbor contributions shall be permitted - A.7b, A.8, A.9 and A.11 shall be deemed to be "No".

8.	Voluntary Contributions

Voluntary (after-tax) Contributions are permitted (Section 4.01):

a.	[ ] Yes
b.	[ X ] No
c.	[ ] Formerly Allowed

NOTE: If "No", questions regarding Voluntary Contributions are disregarded.

9.	Matching Contributions

Matching Contributions are permitted (Section 4.02):

[ X ] Yes [ ] No

NOTE: If "No", questions regarding Matching Contributions are disregarded.

10.	Profit Sharing Contributions

Profit Sharing Contributions are permitted (Section 4.03):

[ ] Yes [ X ] No

2

SECTION A. GENERAL INFORMATION

NOTE: If "No", questions regarding Profit Sharing Contributions are disregarded.

11.	SIMPLE 401(k)
[ ]

The Plan is intended to be a SIMPLE 401(k) Plan (Section 4.10). For purposes of Section 4.10(c)(2)(B) (non-elective contribution of 2 percent of compensation), provide the amount of Compensation to be eligible for SIMPLE 401(k) Plan (cannot be greater than $5,000):

12.	Plan Features Effective Dates
a.	[ ] There is a special effective date for one or more features specified in A.7 through A.11. The special effective date(s) which occur after the Effective Date specified in A.3 is/are:
b.	[ ] A previous plan amendment eliminated one or more of the features specified in A.7 through A.11. Specify any provisions that apply to the eliminated Plan features:

NOTE: If A.12a is selected, indicate the feature (Elective Deferrals, Matching Contributions, etc.) and the effective date of the feature. The effective date must be after the Effective Date specified in A.3.

NOTE: Elective Deferrals shall be effective as of the later of the date specified in A.12a or the execution of an amendment/restatement that first provides for Elective Deferrals.

NOTE: If the Plan previously allowed Elective Deferrals, A.12b could be used to specify that Elective Deferrals may be withdrawn upon attainment of a specified age as provided in G.5 (assuming the age is at least 59-1/2), for example.

Compensation

13.	Compensation
a.	Definition of Compensation for purposes of allocations:
i.

[ X ] W-2. Wages within the meaning of Code section 3401(a) and all other payments of compensation paid to an Employee by the Employer (in the course of the Employer's trade or business) for which the Employer is required to furnish the Employee a written statement under Code sections 6041(d), 6051(a)(3), and 6052.

ii.

[ ] Withholding. Wages paid to an Employee by the Employer (in the course of the Employer's trade or business) within the meaning of Code section 3401(a) for the purposes of income tax withholding at the source.

iii.	[ ] Section 415 Safe Harbor Option. As described in the definition of "Section 415 Safe Harbor Option" in Article 2 of the Basic Plan Document.
b.	Compensation is determined over the period specified below ending with or within the Plan Year:
i.	[ X ] Plan Year
ii.	[ ] calendar year
iii.	[ ] Plan Sponsor Fiscal Year
iv.	[ ] Limitation Year
v.	[ ] Other twelve-month period beginning on: (enter month and day)
c.	[ X ] Include deferrals in the definition of Compensation for the following purposes:
i.	[ X ] Matching Contributions
ii.	[ ] Non-Elective Contributions
d.	[ ] Include deemed Code section 125 compensation in the definition of Compensation
e.	[ X ] Include differential military pay (as defined in Code section 3401(h)(2)) in the definition of Compensation
f.	[ ] Include other pay (not otherwise included in A.13a):

NOTE: A.13b must be "Plan Year" if the Plan is excluding compensation earned before entry (A.16 is selected).

NOTE: If "Plan Year" is not selected in A.13b, for new/rehired Employees whose date of hire is less than 12 months before the end of the 12- month period designated, Compensation will be determined over the Plan Year.

NOTE: If deferrals (A.13c) are selected, Compensation shall also include any amount which is contributed by the Company pursuant to a salary reduction agreement and which is not includable in the gross income of the Employee under Code sections 125, 402(e)(3), 402(h), 403(b), 132(f) or 457. If the Plan uses the 415 Safe Harbor definition of Compensation (A.13a.iii is selected) and A.13c.i and/or A.13c.ii is not selected deferrals will not be included in Compensation for Matching and/or Non-Elective Contributions.

NOTE: Deferrals are always included in the definition of Compensation for purposes of Elective Deferrals and Voluntary Contributions. NOTE: If deemed 125 Compensation (A.13d) is selected, Compensation shall include any amounts not available to a Participant in cash in lieu of group health coverage because the Participant is unable to certify that he or she has other health coverage. An amount will be treated as an amount under Code section 125 only if the Company does not request or collect information regarding the Participant's other health coverage as part of the enrollment process for the health plan. This option is meant to be interpreted consistent with Revenue Ruling 2002-27 and any superseding guidance.

NOTE: If A.13e is not selected and differential military pay exists, the payments will be included in Statutory Compensation.

NOTE: If other pay (A.13f) is selected, A.13f should indicate for what purposes (e.g., Elective Deferrals, Matching, etc.) and which class of Participants the Compensation is included, must be objectively determinable and may not be specified in a manner that is subject to Company discretion. If the Plan is intended to be a safe harbor 401(k) plan (C.1a is not "No"), the Compensation used to allocate the safe harbor contributions must be safe harbor compensation within the meaning of Treas. Reg. section 1.401(k)-3(b)(2).

3

SECTION A. GENERAL INFORMATION

14.	Post Severance Compensation
[X] Include Post Severance Compensation in definition of Compensation for the following purposes:
a.	[ X ] Elective Deferrals and Voluntary Contributions
b.	[ X ] Matching Contributions
c.	[ ] Non-Elective Contributions

NOTE: A.14 will also apply for purposes of Statutory Compensation.

15.	Post Year End Compensation

[ ] Determine Compensation using Post Year End Compensation

NOTE: If selected, amounts earned during the current year and paid during the first few weeks of the next year will be included in current year Compensation.

NOTE: A.15 will also apply for purposes of Statutory Compensation.

Compensation Exclusions

16.	Pay Before Participation

[ X ] Exclude pay earned before participation in the Plan from definition of Compensation for the following purposes:

a.	[ X ] Matching Contributions
b.	[ ] Non-Elective Contributions

NOTE: If selected, Compensation shall include only that compensation which is actually paid to the Participant during that part of the Plan Year the Participant is eligible to participate in the Plan. If not selected, Compensation shall include that compensation which is actually paid to the Participant during the period specified in A.13b.

17.	414(s) Safe Harbor Alternative Definition

[ ] Exclude certain benefits from definition of Compensation for the following purposes:

a.	[ ] Elective Deferrals and Voluntary Contributions
b.	[ ] Matching Contributions
c.	[ ] Non-Elective Contributions

NOTE: If selected, Compensation shall exclude all of the following items (even if includable in gross income): reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses, deferred compensation, and welfare benefits (Treas. Reg. section 1.414(s)- 1(c)(3)).

18.	Other Pay
a.	Exclude other pay from definition of Compensation for the following Participants:
i.	[ ] None
ii.	[ ] Highly Compensated Employees only
iii.	[ X ] All Participants
b.	Describe other pay excluded from definition of Compensation: Overtime, Bonuses and Commissions in excess of $50,000

NOTE: If All Participants (A.18a.iii) is selected, the definition of Compensation will not be a safe harbor definition within the meaning of Treas. Reg. 1.414(s)-1(c).

NOTE: A.18b will only apply if A.18a.ii or iii is selected. A.18b should indicate for what purposes (e.g., Elective Deferrals, Matching, etc.) and which class of Participants the Compensation is excluded.

NOTE: The pay specified above (A.18b) must be objectively determinable and may not be specified in a manner that is subject to Company discretion.

NOTE: If the Plan is intended to be a safe harbor 401(k) plan (C.1a is not "No"), the Compensation used to allocate the safe harbor contributions must be safe harbor compensation within the meaning of Treas. Reg. section 1.401(k)-3(b)(2).

NOTE: See Section 4.01(c) for rules regarding elections for bonuses or other special pay.

19.	Statutory Compensation
a.	Definition of Statutory Compensation:
i.

[ X ] W-2. Wages within the meaning of Code section 3401(a) and all other payments of compensation paid to an Employee by the Employer (in the course of the Employer's trade or business) for which the Employer is required to furnish the Employee a written statement under Code sections 6041(d), 6051(a)(3), and 6052.

ii.

[ ] Withholding. Wages within the meaning of Code section 3401(a) for the purposes of income tax withholding at the source paid to the Employee by the Employer (in the course of the Employer's trade or business).

4

SECTION A. GENERAL INFORMATION

iii.	[ ] Section 415 Safe Harbor Option. As described in the definition of "Section 415 Safe Harbor Option" in Article 2 of the Basic Plan Document.
b.	[ X ] Include deemed Code section 125 compensation in definition of Statutory Compensation.

NOTE: See A.14 and A.15 to determine if Statutory Compensation will include Post Severance Compensation and/or be determined using Post Year End Compensation.

NOTE: If A.13e is not selected and differential military pay exists, the payments will be included in Statutory Compensation.

Definitions

20.	Highly Compensated Employee
a.	[ ] Use top-paid group election in determining Highly Compensated Employees
b.	[ ] Use calendar year beginning with or within the preceding Plan Year in determining Highly Compensated Employees

NOTE: A.20b will only apply if the Plan Year end in A.4a is not December 31.

21.	Disability

Definition of Disability

a.

[ ] Under Code section 22(e). The Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. The permanence and degree of such impairment shall be supported by medical evidence.

b.	[ X ] Under the Social Security Act. The determination by the Social Security Administration that the Participant is eligible to receive disability benefits under the Social Security Act.
c.

[ ] Inability to engage in comparable occupation. The Participant suffers from a physical or mental impairment that results in his inability to engage in any occupation comparable to that in which the Participant was engaged at the time of his disability. The permanence and degree of such impairment shall be supported by medical evidence.

d.	[ ] Pursuant to other Company Disability Plan. The Participant is eligible to receive benefits under a Company-sponsored disability plan.
e.	[ ] Under uniform rules established by the Plan Administrator. The Participant is mentally or physically disabled under a written nondiscriminatory policy.
f.	[ ] Other:

NOTE: If A.21f is selected, provide the definition of Disability. The definition provided must be objectively determinable and may not be specified in a manner that is subject to discretion.

22.	Choice of Law

Name of state or commonwealth for choice of law (Section 14.05): Washington

SECTION B. ELIGIBILITY

Exclusions

The term "Eligible Employee" shall not include (Check items B.1 - B.4 as appropriate):

1.	Union Employees
a.

[ X ] Any Employee who is included in a unit of Employees covered by a collective bargaining agreement, if retirement benefits were the subject of good faith bargaining, and if the collective bargaining agreement does not provide for participation in this Plan.

b.	The union employee exclusion applies for the following purposes:
i.	[ X ] Elective Deferrals and Voluntary Contributions
ii.	[ X ] Matching Contributions
iii.	[ ] Profit Sharing Contributions
2.	Leased Employees
a.	[ X ] Any Leased Employee.
b.	The Leased Employee exclusion applies for the following purposes:
i.	[ X ] Elective Deferrals and Voluntary Contributions
ii.	[ X ] Matching Contributions
iii.	[ ] Profit Sharing Contributions
3.	Non-Resident Aliens

5

SECTION B. ELIGIBILITY

a.

[ X ] Any Employee who is a non-resident alien who received no earned income (within the meaning of Code section 911(d)(2)) which constitutes income from services performed within the United States (within the meaning of Code section 861(a)(3)).

b.	The non-resident alien exclusion applies for the following purposes:
i.	[ X ] Elective Deferrals and Voluntary Contributions
ii.	[ X ] Matching Contributions
iii.	[ ] Profit Sharing Contributions
4.	Other Employees
[ ]	Other:

NOTE: If selected, describe other excluded Employees from definition of Eligible Employee and indicate for what purposes (e.g., Elective Deferrals, Matching, etc.) the Employees are excluded. The definition provided must be objectively determinable and may not be specified in a manner that is subject to discretion.

NOTE: See Section 3.06(a) for rules regarding excluded employees.

NOTE: For ACP and ADP safe harbor contributions the term "Eligible Employee" the exclusion of classes of employees shall have the same meaning as for Elective Deferrals.

5.	Opt-Out.
[ ]	An Employee may irrevocably elect not to participate in Plan pursuant to Treas. Reg. section 1.401(k)-1(a)(3)(v).

Eligibility Service Rules

6.	Other Employer Service
[ ]

Count years of service with employers other than the Employer for eligibility purposes. List other employers and indicate for what purposes (e.g., Elective Deferrals, Matching, etc.) the service applies along with any limitations:

7.	Break in Service
a.

[ ] Rule of parity. Exclude eligibility service before a period of five (5) consecutive One-Year Breaks in Service/Periods of Severance if an Employee does not have any nonforfeitable right to the Account balance derived from Employer contributions.

b.

[ ] One-year holdout. If an Employee has a One-Year Break in Service/Period of Severance, exclude eligibility service before such period until the Employee has completed a Year of Eligibility Service after returning to employment with the Employer.

c.	[ ] The following modifications shall be made to the requirements specified in B.7a-b:

NOTE: B.7b applies for purposes of eligibility to receive Matching Contributions and Profit Sharing Contributions only.

NOTE: B.7c could be used, for example, to require less than 500 hours of service (but not more than 500 hours) for a One-Year Break in Service under B.7a and/or B.7b, or to specify that the break in service rule(s) only apply to certain contributions.

8.	Special Participation Date
a.	[ ] Allow immediate participation for all Eligible Employees employed on a specific date. All Eligible Employees employed on shall become eligible to participate in the Plan as of
b.	[ ] The Plan provides conditions or limitations on immediate participation:

NOTE: If B.8b applies (B.8a is selected) and is selected, describe the conditions or limitations and indicate for what purposes (e.g., Elective Deferrals, Matching, etc.) the conditions or limitations apply. The conditions/limitations must be objectively determinable and may not be specified in a manner that is subject to discretion.

Eligibility for Elective Deferrals/Voluntary Contributions

An Eligible Employee shall be eligible to make Elective Deferrals/Voluntary Contributions (if permitted pursuant to A.7/A.8) at the time specified in B.12 upon meeting the requirements of B.9 through B.11 (Section 3.01).

9.	Age Requirement for Elective Deferrals

Minimum age requirement for Elective Deferrals/Voluntary Contributions: 21

NOTE: Age 21 maximum; an age 26 maximum will apply instead if the Plan is maintained exclusively for employees of an educational institution (as defined in Code section 170(b)(1)(A)(ii)) by an employer which is exempt from tax under Code section 501(a) which provides that each Participant having at least 1 year of service has a right to 100 percent of his accrued benefit under the Plan which is nonforfeitable (within the meaning of Code section 411) at the time such benefit accrues.

10.	Service Requirement for Elective Deferrals
a.	Minimum service requirement for Elective Deferrals/Voluntary Contributions:
i.	[ X ] None

6

SECTION B. ELIGIBILITY

ii.	[ ] Completion of one Year of Eligibility Service - Hours of Service necessary for a Year of Eligibility Service: (not to exceed 1,000)
iii.	[ ] Completion of one Year of Eligibility Service - elapsed time
iv.	[ ] Completion of Hours of Service (not to exceed 1,000) within a twelve month period. The service requirement shall be deemed met at the time the specified number of Hours of Service are completed
v.	[ ] Completion of months of service - elapsed time (not to exceed 12)
vi.	[ ] Completion of Hours of Service (not to exceed 1,000) in a month period (not to exceed 12 - hours of service failsafe applies)
vii.	[ ] Completion of consecutive months of continuous service (not to exceed 12 - hours of service failsafe applies)
viii.	[ ] Other: (hours of service failsafe applies if elapsed time is not specified)
b.	Months of service. If the service requirement is not met in the first consecutive period of months, describe the next service requirement:
i.

[ ] Rolling. Each successive period shall begin immediately after the preceding period and shall end on or before the first Eligibility Computation Period after which time the Plan will revert to 1,000 Hours of Service in an Eligibility Computation Period.

ii.	[ ] Revert to 1,000 Hours of Service in an Eligibility Computation Period.

NOTE: Service taken into account for purposes of B.10 shall be determined under the terms and conditions specified for determining a Year of Eligibility Service.

NOTE: If one Year of Eligibility Service (B.10a.ii) is selected, not more than 1,000 may be entered. If left blank, the Plan will use 1,000 Hours of Service.

NOTE: If B.10a.viii is selected, the service requirements provided must comply with Code section 410(a), be definitely determinable and may not be specified in a manner that is subject to discretion.

NOTE: B.10b only applies if B.10a.vi or B.10a.vii is selected.

NOTE: Hours of service failsafe: if B.10a.vi - B.10a.viii is selected and the Plan uses the Hours of Service method, the service requirement under B.10 shall be deemed met no later than the end of an Eligibility Computation Period during which the Eligible Employee completes 1,000 Hours of Service; provided, that the individual is an Eligible Employee on the applicable entry date.

11.	Additional Requirements for Elective Deferrals
[ ]	Additional requirements, limitations, conditions or other modifications to B.9-10 (eligibility to make Elective Deferrals/Voluntary Contributions) apply:

NOTE: See Section 3.06 for rules regarding eligibility requirements.

NOTE: The additional requirements provided must be objectively determinable and may not be specified in a manner that is subject to Company discretion and are subject to the same limits/requirements set out under options B.9-10.

12.	Entry Dates for Elective Deferrals
a.	Frequency of entry dates for Elective Deferrals/Voluntary Contributions:
i.	[ ] immediate
ii.	[ X ] first day of each calendar month
iii.	[ ] first day of each Plan quarter
iv.	[ ] first day of the first month and seventh month of the Plan Year
v.	[ ] first day of the Plan Year
vi.	[ ] other:
b.	An Eligible Employee shall become a Participant eligible to make Elective Deferrals/Voluntary Contributions on the entry date selected in B.12a that is:
i.	[ X ] coincident with or next following the date the requirements of B.9 through B.11 are met
ii.	[ ] next following the date the requirements of B.9 through B.11 are met

NOTE: If immediate entry (B.12a.i) is selected, an Eligible Employee shall become a Participant eligible to make Elective Deferrals/Voluntary Contributions immediately upon meeting the requirements of B.9 through B.11.

NOTE: B.12b is not applicable if immediate or other entry (B.12a.i or B.12a.vi) is selected.

NOTE: The Plan must provide that an Eligible Employee who has attained age 21 and who has completed one Year of Eligibility Service shall commence participation in the Plan no later than the earlier of: (1) the first day of the first Plan Year beginning after the date on which such Eligible Employee satisfied such requirements; or (2) the date that is 6 months after the date on which he satisfied such requirements.

Eligibility for Matching Contributions

13.	Eligibility for Matching Contributions (select one):
a.	[ ] Pursuant to safe harbor rules. An Eligible Employee shall be eligible to receive an allocation of Matching Contributions upon meeting the requirements of C.2

7

SECTION B. ELIGIBILITY

b.

[ ] Same as Elective Deferrals. An Eligible Employee shall be eligible to receive an allocation of Matching Contributions at the time specified in B.12 upon meeting the requirements of B.9 through B.11

c.

[ X ] Pursuant to options selected below. An Eligible Employee shall be eligible to receive an allocation of Matching Contributions at the time specified in B.17 upon meeting the requirements of B.14 through B.16

NOTE: B.13a may only be selected if the Plan is a safe harbor plan (C.1a.i is not selected).

NOTE: If B.13b or B.13c is selected and the Plan is intended to be a safe harbor 401(k) plan by use of a safe harbor matching formula (C.1a.ii or C.1a.v is selected) and/or the Plan is an ACP safe harbor (C.1b.i or C.1b.ii is selected), no Highly Compensated Employee can receive a greater rate of Matching Contributions than a Nonhighly Compensated Employee at the same rate of Matched Employee Contributions.

NOTE: If B.13a or B.13b is selected, B.14 - B.17 shall be inapplicable.

NOTE: An Eligible Employee shall be eligible to receive an allocation of Matching Contributions only if permitted pursuant to A.9.

NOTE: See Section 3.02.

14.	Age Requirement for Matching

Minimum age requirement for Matching Contributions: 21

NOTE: Age 21 maximum; an age 26 maximum will apply instead if the Plan is maintained exclusively for employees of an educational institution (as defined in Code section 170(b)(1)(A)(ii)) by an employer which is exempt from tax under section 501(a) which provides that each Participant having at least 1 year of service has a right to 100 percent of his accrued benefit under the Plan which is nonforfeitable (within the meaning of section 411) at the time such benefit accrues.

15.	Service Requirement for Matching
a.	Minimum service requirement for Matching Contributions:
i.	[ ] None
ii.	[ X ] Completion of one Year of Eligibility Service - Hours of Service necessary for a Year of Eligibility Service: 1000 (not to exceed 1,000)
iii.	[ ] Completion of one Year of Eligibility Service - elapsed time
iv.

[ ] Completion of one and 1/2 Year of Eligibility Service - Hours of Service necessary for a Year of Eligibility Service:           (not to exceed 1,000). An Eligible Employee shall be deemed to earn 1/2 Year of Eligibility Service on the date that is six months after the end of the Eligibility Computation Period during which he earns his first Year of Eligibility Service; provided, that the individual is an Eligible Employee on the applicable entry date.

v.	[ ] Completion of one and 1/2 Year of Eligibility Service - elapsed time
vi.	[ ] Completion of two Years of Eligibility Service - Hours of Service necessary for one Year of Eligibility Service: (not to exceed 1,000)
vii.	[ ] Completion of two Years of Eligibility Service - elapsed time
viii.	[ ] Completion of Hours of Service (not to exceed 1,000) within a twelve month period. The service requirement shall be deemed met at the time the specified number of Hours of Service are completed
ix.	[ ] Completion of months of service - elapsed time (not to exceed 24)
x.	[ ] Completion of Hours of Service (not to exceed 1,000) in a month period (not to exceed 12 - hours of service failsafe applies)
xi.	[ ] Completion of consecutive months of continuous service (not to exceed 12 - hours of service failsafe applies)
xii.	[ ] Other: (hours of service failsafe applies if elapsed time is not specified)
b.	Months of service. If the service requirement is not met in the first consecutive period of months, describe the next service requirement:
i.

[ ] Rolling. Each successive period shall begin immediately after the preceding period and shall end on or before the first Eligibility Computation Period after which time the Plan will revert to 1,000 Hours of Service in an Eligibility Computation Period.

ii.	[ ] Revert to 1,000 Hours of Service in an Eligibility Computation Period.

NOTE: Service taken into account for purposes of B.15 shall be determined under the terms and conditions specified for determining a Year of Eligibility Service.

NOTE: B.15a cannot exceed 1 year, unless the Plan provides a nonforfeitable right to 100% of the Participant's Matching Contribution Account balance after not more than 2 years of service, in which case up to 2 years is permitted.

NOTE: If B.15a.xii is selected, the service requirements provided must comply with Code section 410(a), be definitely determinable and may not be specified in a manner that is subject to discretion.

NOTE: B.15b only applies if B.15a.x or B.15a.xi is selected.

NOTE: Hours of service failsafe: if B.15a.x - B.15a.xii is selected and the Plan uses the Hours of Service method, the service requirement under B.15 shall be deemed met no later than the end of an Eligibility Computation Period during which the Eligible Employee completes 1,000 Hours of Service; provided, that the individual is an Eligible Employee on the applicable entry date.

16.	Additional Requirements for Matching Contributions
[ ]	Additional requirements, limitations, conditions or other modifications to B.14-15 (eligibility to receive allocations of Matching Contributions) apply:

8

SECTION B. ELIGIBILITY

NOTE: See Section 3.06 for rules regarding eligibility requirements.

NOTE: The additional requirements provided must be objectively determinable and may not be specified in a manner that is subject to Company discretion and are subject to the same limits/requirements set out under options B.14-15.

17.	Entry Dates for Matching Contributions
a.	Frequency of entry dates for Matching Contributions:
i.	[ ] immediate
ii.	[ X ] first day of each calendar month
iii.	[ ] first day of each Plan quarter
iv.	[ ] first day of the first month and seventh month of the Plan Year
v.	[ ] first day of the Plan Year
vi.	[ ] other:
b.	An Eligible Employee shall become a Participant eligible to receive an allocation of Matching Contributions on the entry date selected in B.17a that is:
i.	[ X ] coincident with or next following the date the requirements of B.14 through B.16 are met
ii.	[ ] next following the date the requirements of B.14 through B.16 are met
iii.	[ ] coincident with or immediately preceding the date the requirements of B.14 through B.16 are met
iv.	[ ] immediately preceding the date the requirements of B.14 through B.16 are met
v.	[ ] nearest to the date the requirements of B.14 through B.16 are met

NOTE: If immediate entry (B.17a.i) is selected, an Eligible Employee shall become a Participant eligible to receive an allocation of Matching Contributions immediately upon meeting the requirements of B.14 through B.16.

NOTE: B.17b is not applicable if immediate entry or other (B.17a.i or B.17a.vi) is selected.

NOTE: The Plan must provide that an Eligible Employee who has attained age 21 and who has completed one Year of Eligibility Service (two Years of Eligibility Service may be used for contributions other than Elective Deferrals if the Plan provides a nonforfeitable right to 100% of the Participant's applicable Account balance after not more than 2 Years of Eligibility Service) shall commence participation in the Plan no later than the earlier of: (1) the first day of the first Plan Year beginning after the date on which such Eligible Employee satisfied such requirements; or (2) the date that is 6 months after the date on which he satisfied such requirements.

Eligibility for Profit Sharing Contributions

18.	Eligibility for Profit Sharing Contributions (select one):
a.	[ ] Pursuant to safe harbor rules. An Eligible Employee shall be eligible to receive an allocation of Profit Sharing Contributions upon meeting the requirements of C.2
b.

[ ] Same as Elective Deferrals. An Eligible Employee shall be eligible to receive an allocation of Profit Sharing Contributions at the time specified in B.12 upon meeting the requirements of B.9 through B.11

c.

[ ] Same as Matching Contributions. An Eligible Employee shall be eligible to receive an allocation of Profit Sharing Contributions at the time specified in B.17 upon meeting the requirements of B.14 through B.16

d.

[ ] Pursuant to options selected below. An Eligible Employee shall be eligible to receive an allocation of Profit Sharing Contributions at the time specified in B.22 upon meeting the requirements of B.19 through B.21

NOTE: B.18a may only be selected if the Plan is a safe harbor plan (C.1a.i is not selected).

NOTE: Safe harbor eligibility rules (C.2) do not apply to Profit Sharing Contributions unless selected in B.18a.

NOTE: If B.18a through B.18c is selected, B.19 - B.22 shall be inapplicable.

NOTE: An Eligible Employee shall be eligible to receive an allocation of Profit Sharing Contributions only if permitted pursuant to A10.

NOTE: See Section 3.03(a).

19.	Age Requirement for Profit Sharing

Minimum age requirement for Profit Sharing Contributions:

NOTE: Age 21 maximum; an age 26 maximum will apply instead if the Plan is maintained exclusively for employees of an educational institution (as defined in Code section 170(b)(1)(A)(ii)) by an employer which is exempt from tax under section 501(a) which provides that each Participant having at least 1 year of service has a right to 100 percent of his accrued benefit under the Plan which is nonforfeitable (within the meaning of section 411) at the time such benefit accrues.

20.	Service Requirement for Profit Sharing
a.	Minimum service requirement for Profit Sharing Contributions:
i.	[ ] None
ii.	[ ] Completion of one Year of Eligibility Service - Hours of Service necessary for a Year of Eligibility Service: (not to exceed 1,000)

9

SECTION B. ELIGIBILITY

iii.	[ ] Completion of one Year of Eligibility Service - elapsed time
iv.

[ ] Completion of one and 1/2 Year of Eligibility Service - Hours of Service necessary for a Year of Eligibility Service:                  (not to exceed 1,000). An Eligible Employee shall be deemed to earn 1/2 Year of Eligibility Service on the date that is six months after the end of the Eligibility Computation Period during which he earns his first Year of Eligibility Service; provided, that the individual is an Eligible Employee on the applicable entry date

v.	[ ] Completion of one and 1/2 Year of Eligibility Service - elapsed time
vi.	[ ] Completion of two Years of Eligibility Service - Hours of Service necessary for one Year of Eligibility Service: (not to exceed 1,000)
vii.	[ ] Completion of two Years of Eligibility Service - elapsed time
viii.	[ ] Completion of Hours of Service (not to exceed 1,000) within a twelve month period. The service requirement shall be deemed met at the time the specified number of Hours of Service are completed.
ix.	[ ] Completion of months of service - elapsed time (not to exceed 24)
x.	[ ] Completion of Hours of Service (not to exceed 1,000) in a month period (not to exceed 12 - hours of service failsafe applies)
xi.	[ ] Completion of consecutive months of continuous service (not to exceed 12 - hours of service failsafe applies)
xii.	[ ] Other: (hours of service failsafe applies if elapsed time is not specified)

b.	Months of service. If the service requirement is not met in the first consecutive period of months, describe the next service requirement:
i.

[ ] Rolling. Each successive period shall begin immediately after the preceding period and shall end on or before the first Eligibility Computation Period after which time the Plan will revert to 1,000 Hours of Service in an Eligibility Computation Period.

ii.	[ ] Revert to 1,000 Hours of Service in an Eligibility Computation Period.

NOTE: Service taken into account for purposes of B.20 shall be determined under the terms and conditions specified for determining a Year of Eligibility Service.

NOTE: B.20a cannot exceed 1 year, unless the Plan provides a nonforfeitable right to 100% of the Participant's Profit Sharing Contribution Account balance after not more than 2 years of service, in which case up to 2 years is permitted.

NOTE: If B.20a.vii is selected, the service requirements provided must comply with Code section 410(a), be definitely determinable and may not be specified in a manner that is subject to discretion.

NOTE: B.20b only applies if B.20a.x or B.20a.xi is selected.

NOTE: Hours of service failsafe: if B.20a.x - B.20a.xii is selected and the Plan uses the Hours of Service method, the service requirement under B.20 shall be deemed met no later than the end of an Eligibility Computation Period during which the Eligible Employee completes 1,000 Hours of Service; provided, that the individual is an Eligible Employee on the applicable entry date.

21.	Additional Requirements for Profit Sharing
[ ]	Additional requirements, limitations, conditions or other modifications to B.19-20 (eligibility to receive allocations of Profit Sharing Contributions) apply:

NOTE: See Section 3.06 for rules regarding eligibility requirements.

NOTE: The additional requirements provided must be objectively determinable and may not be specified in a manner that is subject to Company discretion and are subject to the same limits/requirements set out under options B.19-20.

22.	Entry Dates for Profit Sharing
a.	Frequency of entry dates for Profit Sharing Contributions:
i.	[ ] immediate
ii.	[ ] first day of each calendar month
iii.	[ ] first day of each Plan quarter
iv.	[ ] first day of the first month and seventh month of the Plan Year
v.	[ ] first day of the Plan Year
vi.	[ ] other:
b.	An Eligible Employee shall become a Participant eligible to receive an allocation of Profit Sharing Contributions on the entry date selected in B.22a that is:
i.	[ ] coincident with or next following the date the requirements of B.19 through B.21 are met
ii.	[ ] next following the date the requirements of B.19 through B.21 are met
iii.	[ ] coincident with or immediately preceding the date the requirements of B.19 through B.21 are met
iv.	[ ] immediately preceding the date the requirements of B.19 through B.21 are met
v.	[ ] nearest to the date the requirements of B.19 through B.21 are met

NOTE: If immediate entry (B.22a.i) is selected, an Eligible Employee shall become a Participant eligible to receive an allocation of Profit Sharing Contributions immediately upon meeting the requirements of B.19 through B.21.

NOTE: B.22b is not applicable if immediate or other (B.22a.i or B.22a.vi) is selected.

10

SECTION B. ELIGIBILITY

NOTE: The Plan must provide that an Eligible Employee who has attained age 21 and who has completed one Year of Eligibility Service (two Years of Eligibility Service may be used for contributions other than Elective Deferrals if the Plan provides a nonforfeitable right to 100% of the Participant's applicable Account balance after not more than 2 Years of Eligibility Service) shall commence participation in the Plan no later than the earlier of: (1) the first day of the first Plan Year beginning after the date on which such Eligible Employee satisfied such requirements; or (2) the date that is 6 months after the date on which he satisfied such requirements.

Eligibility Service Computation Rules

23.	Eligibility Service Computation Rules
a.	[ X ] Eligibility Computation Period switches to Plan Year.
b.	Select hours equivalency for eligibility purposes:
i.	[ X ] None

An Employee shall be credited with the following service with the Employer:

ii.	[ ] 10 Hours of Service for each day or partial day
iii.	[ ] 45 Hours of Service for each week or partial week
iv.	[ ] 95 Hours of Service for each semi-monthly payroll period or partial semi-monthly payroll period
v.	[ ] 190 Hours of Service for each month or partial month
c.	The hours equivalency shall apply to:
i.	[ ] All Employees
ii.	[ ] Only Employees not paid on a per-hour basis
d.	[ ] The following modifications shall be made to the requirements specified in B.23a-c:

NOTE: B.23c will not apply if B.23b.i is selected ("None").

NOTE: The responses to B.23 are used only to the extent that the Plan determines eligibility service by the Hour of Service method and will apply uniformly to B.10, B.15 and B.20, wherever Hours of Service is elected unless otherwise provided in B.23d.

NOTE: If B.23d is selected, the modifications must be objectively determinable and may not be specified in a manner that is subject to Company discretion. For example, B.23d could be used to restrict the Accounts where Eligibility Computation Periods switch to the Plan Year.

SECTION C. CONTRIBUTIONS - SAFE HARBOR AND ELECTIVE DEFERRALS

Safe Harbor Contributions

1.	Safe Harbor Plan
a.	Is this a safe-harbor plan exempt from most testing:
i.	[ X ] No
ii.	[ ] Yes - safe harbor match
iii.	[ ] Yes - non-elective contribution, not less than % of Compensation
iv.	[ ] Yes - non-elective contribution, not less than % of Compensation but only if the Plan Sponsor amends the Plan and provides a supplemental notice
v.	[ ] Yes - Qualified Automatic Contribution Arrangement safe harbor match
vi.	[ ] Yes - Qualified Automatic Contribution Arrangement with a non-elective contribution not less than % of Compensation
vii.	[ ] Yes - Qualified Automatic Contribution Arrangement with a non-elective contribution not less than % of Compensation but only if the Plan Sponsor amends the Plan and provides a supplemental notice
b.	Indicate the safe harbors the Plan is intended to satisfy:
i.	[ ] ADP (Code section 401(k)(12)) and ACP (Code section 401(m)(11))
ii.	[ ] ADP (Code section 401(k)(13)) and ACP (Code section 401(m)(12))
iii.	[ ] ADP (Code section 401(k)(12)) only
iv.	[ ] ADP (Code section 401(k)(13)) only
c.	Effective date of safe harbor provisions:
d.	[ ] Safe harbor contributions will be made to another plan. Name of other plan to which safe harbor contributions are made:

NOTE: C.1 only applies if Elective Deferrals are permitted under the Plan (A.7).

NOTE: If non-elective safe harbor is selected (C.1a.iii, C.1a.iv, C.1a.vi or C.1a.vii), the non-elective contribution amount must be at least 3% of Compensation.

NOTE: If non-elective safe harbor (C.1a.iii or C.1a.vi) is selected, see Section 4.04(a)(1). If non-elective contribution with amendment (C.1a.iv or C.1a.vii) is selected, see 4.04(a)(2).

11

SECTION C. CONTRIBUTIONS - SAFE HARBOR AND ELECTIVE DEFERRALS

NOTE: If non-elective contribution with amendment (C.1a.iv or C.1a.vii) is selected and the Plan is not amended for an applicable Plan Year, the Plan will not be subject to any of the conditions and/or limitations that apply to safe harbor 401(k) plans and the Plan will be subject to the nondiscrimination requirements of Section 5.02 (Section 4.04(a)(2)).

NOTE: If C.1a.v, C.1a.vi or C.1a.vii is selected (Qualified Automatic Contribution Arrangement (QACA) safe harbor), you must select C.1b.ii or C.1b.iv; C.1b.i and C.1b.iii may not be selected. If the Plan is not a QACA safe harbor (C.1a.ii or C.1a.iv is selected), you must select C.1b.i or C.1b.iii; C.1b.ii and C.1b.vi may not be selected.

NOTE: If QACA safe harbor (C.1a.v, C.1a.vi or C.1a.vii) is selected, see C.6 for the automatic contribution amounts.

NOTE: If safe harbor match is selected (C.1a.ii or C.1a.v), see D.6 for the matching formula and Section 4.04(d).

NOTE: If safe harbor contributions will be made to another plan (C.1d), safe harbor contributions will be made to the plan listed in C.1d. However, such contributions will be made to this Plan unless (i) each Employee eligible under this Plan is also eligible under the other plan and (ii) the other plan has the same Plan Year as this Plan.

NOTE: If ADP only (C.1b.iii or C.1b.iv) is selected, the Plan will not be subject to any of the conditions and/or limitations that apply to the ACP safe harbor of Code section 401(m)(11) and 401(m)(12).

NOTE: If the Employer fails to satisfy the requirements of the elected safe harbor(s) for the Plan Year, the Employer may not default to ADP and ACP testing for such Plan Year in accordance with Treas. Reg. sections 1.401(k)-1(e)(7) and 1.401(m)-1(c)(2).

NOTE: A safe harbor Plan Year must be twelve months long (unless it is the first Plan Year of a newly established plan or newly established Elective Deferral feature). If a cash or deferred arrangement is added to an existing plan, the cash or deferred arrangement (and safe harbor features) must be effective no later than three months prior to the end of the Plan Year. A safe harbor Plan Year may also be less than twelve months if the Plan is amended out of safe harbor status pursuant to Treas. Reg. section 1.401(k)-3(g).

NOTE: The effective date must comply with applicable IRS guidance and be no earlier than the first day of the first Plan Year beginning on or after January 1, 2008 if QACA safe harbor (C.1a.v, C.1a.vi or C.1a.vii) is selected.

2.	ADP/ACP Safe Harbor Eligibility
a.	Exclusions. For purposes of safe harbor contributions, the term "Eligible Employee" shall not include
i.	[ ] No exclusions
ii.	[ ] Participants who are Highly Compensated Employees
iii.	[ ] Participants who are Key Employees and Highly Compensated Employees
iv.	[ ] Other exclusions:
b.	[ ] Participants covered by a collective bargaining agreement will share in safe harbor allocations provided retirement benefits were the subject of good faith bargaining.
c.	Eligibility conditions for Safe Harbor Contributions
i.	[ ] None. Any Eligible Employee eligible to make Elective Deferrals is eligible to receive a safe harbor contribution.
ii.	[ ] The following age, service and entry date requirements:
iii.

[ ] Participants who have met the greatest minimum age and service conditions permitted under Code section 410(a)(1)(A) with semi-annual entry dates (first day of the first month and seventh month of the Plan Year)

iv.	[ ] Participants who have met the greatest minimum age and service conditions permitted under Code section 410(a)(1)(A) before the first day of the seventh month of the Plan Year
d.	Allocation requirements for Highly Compensated Employees
i.

[ ] Require service for Highly Compensated Employees to receive a safe harbor contribution. Hours of Service required in the applicable Plan Year for Highly Compensated Employees to receive a safe harbor contribution:

ii.	[ ] Require employment on the last day of Plan Year for Highly Compensated Employees to receive a safe harbor contribution
e.	[ ] Employer contributions will be offset by safe harbor contributions

NOTE: Any exclusion selected in C.2a is in addition to the exclusions under B.1-5. If "no exclusions" is selected, any exclusion in B.1-5 will still apply to the applicable contribution type.

NOTE: C.2b only applies if the Plan has a non-elective safe harbor (C.1a.iii, C.1a.iv, C.1a.vi or C.1a.vii is selected; see B.1 for exclusions of Participants covered by a collective bargaining agreement for purposes of safe harbor matching contributions). If C.2b applies and is not selected, Employees covered under a collective bargaining agreement that bargains in good faith for retirement benefits shall not be eligible to receive safe harbor allocations.

NOTE: C.2d only applies if Highly Compensated Employees are not excluded from the Plan (C.2a.i is selected).

NOTE: If age, service or entry dates are required (C.2c.ii -iv is selected), the Plan must be tested in accordance with Section 5.03(g).

NOTE: Age, service and entry date requirements specified in C.2c.ii may not be greater than that required under Code section 410(a)(1)(A). NOTE: If C.2c.iv is selected, the Plan will have an annual entry as of the first of the year and safe harbor contributions will be made based on compensation for the entire Plan Year.

NOTE: C.2d.i may not be more than 1,000; if left blank, the Plan will use 1,000 Hours of Service.

NOTE: If the Plan is intended to be a safe harbor 401(k) plan by use of a safe harbor matching formula (C.1a.ii or C.1a.v is selected) or the Plan is intended to satisfy the ACP safe harbor of Code section 401(m)(11) or 401(m)(12) (C.1b.i or C.1b.ii is selected), any requirements specified in Matching allocation service rules (D.1-3 below) to receive an allocation of Matching Contributions will not apply to safe harbor contributions.

12

SECTION C. CONTRIBUTIONS - SAFE HARBOR AND ELECTIVE DEFERRALS

Elective Deferrals

NOTE: If A.7 is "Yes" (Elective Deferrals are permitted), an Eligible Employee who has met the requirements of B.9 through B.12 shall be eligible to make Elective Deferrals to the Plan in the following manner (Section 4.01):

3.	Minimum and Maximum Deferral Amounts
a.	[ ] Minimum Elective Deferral contribution: % of Compensation
b.	[ ] Minimum Elective Deferral contribution: $ for the following period:
c.	[ X ] Maximum Elective Deferral contribution: 100% of Compensation
d.	[ ] The Plan provides for a reduced maximum Elective Deferral contribution for Highly Compensated Employees: of Compensation
e.	[ ] Other limitations on Elective Deferrals (specify):

NOTE: C.3b and C.3e may not be selected if the Plan is a safe harbor plan (C.1a.i is not selected).

NOTE: C.3c may not be more than 100% of Compensation. If the Plan is a safe harbor plan (C.1a.i is not selected), each Nonhighly Compensated Employee who is a Participant for purposes of Matching Contributions must be permitted to make Elective Deferrals in an amount that is at least sufficient to receive the maximum amount of Matching Contributions available under the Plan for the Plan Year. NOTE: C.3d may not be more than the entry in C.3c.

NOTE: If C.3e is selected, the limitations must be objectively determinable and may not be specified in a manner that is subject to Company discretion. For example, C.3e could be used to apply different limits to different classes and different limits to Roth Elective Deferrals.

4.	Modifications of Elective Deferrals
a.	Participants modify/start/stop Elective Deferrals/Voluntary Contribution elections:
i.	[ ] Each pay period
ii.	[ ] Monthly
iii.	[ ] Quarterly
iv.	[ ] Semi Annual
v.	[ ] Annual
vi.	[ X ] Pursuant to Plan Administrator procedures (at least once each calendar year)
b.	[ X ] Participants may stop an election to contribute at any time.
5.	Catch-up Contributions
[ X ]	Allow Participants to make Catch-up Contributions (Section 5.01(d))

Automatic Enrollment

6.	Traditional Automatic Enrollment (non-QACA)
a.	The Plan provides traditional automatic enrollment (Section 4.01(g)) in the following manner:
i.	[ X ] None
ii.	[ ] Specified amount. The initial amount of the automatic enrollment (as a percentage of pay):
iii.	[ ] Administrative policy. Automatic enrollment amounts shall be determined according to a written administrative policy
b.	[ ] The amount specified in C.6a shall increase in the following manner:
c.

[ ] Delayed automatic enrollment. The traditional automatic enrollment will be deemed elected after the initial satisfaction of the eligibility requirements of Article 3 with respect to Elective Deferrals (and after effective date of the addition of an automatic enrollment feature for current Participants).

NOTE: C.6 is not applicable if the Plan is a QACA (C.1a.v or C.1a.vi is selected); see C.7 for automatic contribution amounts.

NOTE: For example, if the automatic enrollment amount is 3% for the first year and increases by 1% per year for five years, insert "3%" in the first blank (C.6a.i) and "increase by 1% in the second through sixth year to a maximum of 8%" in the second blank (C.6b).

NOTE: The Plan must provide that the initial default contribution is a uniform percentage of compensation; although the percentage may vary based on years of service.

NOTE: If the Plan is an EACA (C.9a is selected), the uniform percentage of compensation is determined after the aggregation/disaggregation rules in Treas. Reg. section 1.414(w)-1(b)(2)(iii), although the percentage may vary as permitted in Treas. Reg. section 1.414(w)-1(b)(2)(ii). NOTE: C.6b is only applicable if C.6a.ii is selected.

NOTE: C.6c is only applicable if C.6a is selected. C.6c may contain a period of days (90 days, for example) or a specified date (first of the next calendar month, for example).

13

SECTION C. CONTRIBUTIONS - SAFE HARBOR AND ELECTIVE DEFERRALS

7.	QACA Safe Harbor Auto-enrollment (Section 4.01(g))
a.	Enter the amount of the automatic election for the initial period as a percentage of Compensation (between 3 - 10%): %
b.	Enter the amount of the election for the first year after the initial period as a percentage of Compensation (between 4 - 10%): %
c.	Enter the amount of the election for the second year after the initial period as a percentage of Compensation (between 5 - 10%): %
d.	Enter the amount of the election for the third year after the initial period as a percentage of Compensation (between 6 - 10%): %
e.	[ ] The amount of the election increases after the third year in the following manner:

NOTE: C.7 only applies if C.1a.v or C.1a.vi is selected (Qualified Automatic Contribution Arrangement).

NOTE: The initial period (C.7a) may commence on the Participant's date of initial participation and end on the last day of the first Plan Year that begins after the date of initial participation. The automatic enrollment amounts must meet the minimum percentage requirements provided under Treas. Reg. section 1.401(k)-3(j)(2) for the applicable Plan Year.

NOTE: Compensation must be a safe harbor definition of compensation as defined in Treas. Reg. section 1.401(k)-3(b)(2).

NOTE: The Plan Administrator may, on a uniform and nondiscriminatory basis, provide that applicable percentages shall be based on the number of years (or portions of years) since the beginning of the initial period for an Eligible Employee pursuant to Treas. Reg. section 1.401(k)-3(j)(2)(iii)(A).

8.	Automatic Enrollment (Traditional or QACA)
a.	Indicate who will be eligible to receive automatic contributions:
i.	[ ] Eligible Employees who have not made an Elective Deferral election
ii.	[ ] All Eligible Employees to the extent that no election was made or their Elective Deferral elections are less than the automatic enrollment amount
iii.	[ ] Other:
b.	If the Plan provides for automatic enrollment and Roth contributions are allowed to the Plan, select whether automatic contributions will be pre- or post-tax:
i.	[ ] Pre-tax. All Elective Deferrals made under Section 4.01(g) shall be designated as Pre-tax Elective Deferrals.
ii.	[ ] Post-tax. All Elective Deferrals made under Section 4.01(g) shall be designated as Roth Elective Deferrals.

NOTE: C.8 applies if C.6 (traditional automatic enrollment), C.1a.v (QACA match) or C.1a.vi or C.1a.vii (QACA non-elective) is selected. NOTE: C.8b only applies if A.7b is "Yes" (Roth contributions are allowed to the Plan) and C.6 (traditional automatic enrollment), C.1a.v (QACA match) or C.1a.vi or C.1a.vii (QACA non-elective) is selected.

NOTE: If C.8a.iii is selected, the description must be objectively determinable and may not be specified in a manner that is subject to Company discretion.

NOTE: If C.1a.v (QACA match) or C.1a.vi or C.1a.vii (QACA non-elective) is selected, C.8a.iii may only be selected if the requirements of Treas. Reg. section 1.401(k)-3(j)(1) are met (automatic enrollment must apply to all Participants eligible for the safe harbor contribution unless the Participant has an election in place).

NOTE: If C.1a.v (QACA match) or C.1a.vi or C.1a.vii (QACA non-elective) is selected the rate of Elective Deferral contributions in effect for an Employee immediately prior to the effective date of the default percentage under the qualified automatic contribution arrangement shall not be reduced.

9.	EACA
a.	[ ] The Plan intends to be an eligible automatic contribution arrangement (EACA) (Section 4.01(g)(5)(B))
b.	"Covered Employee" means:
i.	[ ] All Employees who make an affirmative election shall remain covered Employees within the meaning of Treas. Reg. section 1.414(w)-1(e)(3)
ii.	[ ] Only Eligible Employees who have not made an Elective Deferral election

NOTE: C.9 only applies if C.6 (traditional automatic enrollment), C.1a.v (QACA match) or C.1a.vi or C.1a.vii (QACA non-elective) is selected. NOTE: C.9b only applies if C.6 (traditional automatic enrollment), C.1a.v (QACA match) or C.1a.vi or C.1a.vii (QACA non-elective) is selected and C.9a is selected.

NOTE: Covered Employees must receive the notice described in Section 4.01(g)(1).

Testing Elections

NOTE: The Plan may use different testing methods under C.10 and C.11 provided the Plan doesn't permit (1) recharacterization of excess contributions, (2) Elective Deferrals to be used in the ACP test under Section 5.02(b) or (3) Qualified Matching Contributions to be used in the ADP test under Section 5.02(a).

10.	ADP Testing Elections
a.	Average Deferral Percentage of Nonhighly Compensated Employees are determined using:
i.	[ ] Current year - no exceptions

14

SECTION C. CONTRIBUTIONS - SAFE HARBOR AND ELECTIVE DEFERRALS

ii.	[ ] Current year - with exceptions for certain years:
iii.	[ X ] Prior year - no exceptions
iv.	[ ] Prior year - with exceptions for certain years:
b.	If prior year testing is selected, for the first year the Plan is a 401(k) plan, the Nonhighly Compensated Employee percentage:
i.	[ ] 3%
ii.	[ ] Current year percentages

NOTE: If C.1a.i is not selected (the Plan is a 401(k) safe harbor plan), then the current year must be used for those Plan Years during which the Plan is subject to the 401(k) safe harbor requirements.

NOTE: The years entered in C.10a.ii or C.10a.iv may not be earlier than the Effective Date and must comply with Section 5.02.

NOTE: C.10b only applies if C.10a.iii or C.10a.iv is selected.

NOTE: C.10b only applies for the first year the Plan is a 401(k) plan. If the Effective Date is after the first year a Plan is a 401(k) plan C.10b can be left blank.

NOTE: See Section 5.02(a).

11.	ACP Testing Elections
a.	Average Contribution Percentage of Nonhighly Compensated Employees are determined using:
i.	[ ] Current year - no exceptions
ii.	[ ] Current year - with exceptions for certain years:
iii.	[ X ] Prior year - no exceptions
iv.	[ ] Prior year - with exceptions for certain years:
b.	If prior year testing is selected, for the first year the Plan is a 401(m) plan, the Nonhighly Compensated Employee percentage:
i.	[ ] 3%
ii.	[ ] Current year percentages

NOTE: If C.1a.i is not selected (the Plan is a 401(k) safe harbor plan) and if C.1b.i or C.1b.ii is selected (Plan is intended to satisfy the ACP safe harbor), then the current year must be used for those Plan Years during which the Plan is subject to the 401(k) safe harbor requirements. NOTE: The years entered in C.11a.ii or C.11a.iv may not be earlier than the Effective Date.

NOTE: C.11b only applies if C.11a.iii or C.11a.iv is selected.

NOTE: C.11b only applies for the first year the Plan is a 401(m) plan. If the Effective Date is after the first year a Plan is a 401(m) plan C.11b can be left blank.

NOTE: See Section 5.02(b).

Voluntary Contributions

NOTE: If A.8 is "Yes" (Voluntary Contributions are permitted), an Eligible Employee who has met the requirements of B.9 through B.12 shall be eligible to make Voluntary Contributions to the Plan as follows (Section 4.01):

12.	Minimum and Maximum Voluntary Contributions
a.	Minimum Voluntary Contribution:
b.	Maximum Voluntary Contribution:
c.	Maximum of total combined Elective Deferral/Voluntary Contribution:
d.	Other:

NOTE: C.12b and C.12c may not be more than 100% of Compensation.

NOTE: If C.12d is selected the requirements provided must be nondiscriminatory, objectively determinable and may not be specified in a manner that is subject to Company discretion.

SECTION D. CONTRIBUTIONS - MATCHING, PROFIT SHARING AND OTHER CONTRIBUTIONS

Matching - Allocation Service

NOTE: If A.9 is "Yes" (Matching Contributions are permitted), an Eligible Employee who has met the requirements of Section B and who has satisfied the following requirements shall be eligible to receive an allocation of Matching Contributions during the applicable Plan Year.

1.	Allocation Service Requirements for Matching Contributions
a.	[ ] In order to share in the allocation of Matching Contributions, a Participant is required to complete the following Hours of Service in the applicable Plan Year

15

SECTION D. CONTRIBUTIONS - MATCHING, PROFIT SHARING AND OTHER CONTRIBUTIONS

b.	[ ] In order to share in the allocation of Matching Contributions, a Participant is required to be employed by the Company on the last day of the Plan Year
c.

[ ] In order to share in the allocation of Matching Contributions, a Participant is required to be employed by the Company on the last day of the Plan Year or complete at least                 Hours of Service in the applicable Plan Year

d.	[ X ] None

NOTE: D.1a and D.1b are inapplicable if D.1c is selected.

NOTE: D.1a and D1c may not be more than 1,000.

NOTE: If the Plan is intended to be a safe harbor 401(k) plan by use of a safe harbor matching formula (C.1a.ii or C.1a.v is selected above) or the Plan is intended to satisfy the ACP safe harbor of Code section 401(m)(11) or 401(m)(12) (C.1b.i or C.1b.ii is selected above), any requirements specified in the Matching allocation service rules(D.1-3) to receive an allocation of Matching Contributions will not apply to any safe harbor contribution.

2.	Matching Allocation Service Computation Rules
a.	Select hours equivalency:
i.	[ ] None.

An Employee shall be credited with the following service with the Employer:

ii.	[ ] 10 Hours of Service for each day or partial day
iii.	[ ] 45 Hours of Service for each week or partial week
iv.	[ ] 95 Hours of Service for each semi-monthly payroll period or partial semi-monthly payroll period
v.	[ ] 190 Hours of Service for each month or partial month
b.	The hours equivalency shall apply to:
i.	[ ] All Employees
ii.	[ ] Only Employees not paid on a per-hour basis

NOTE: D.2 is only applicable if D.1a or D.1c is selected.

3.	Exceptions to Allocation Service Requirements for Matching Contributions
a.	Modify Hour of Service requirement and/or last day requirement for a Participant who terminates employment with the Employer during the Plan Year due to:
i.	[ ] death
ii.	[ ] Disability
iii.	[ ] attainment of Normal Retirement Date
b.	Any Hour of Service requirement and last day requirement shall be modified as follows:
i.	[ ] Waive both the Hour of Service requirement and last day requirement
ii.	[ ] Waive the Hour of Service requirement only
iii.	[ ] Waive last day requirement only
c.	[ ] The following other modifications shall be made to the requirements specified in D.1-3b:

NOTE: D.3 is only applicable if D.1a, D.1b or D.1c is selected.

NOTE: D.3c may only be used to make minor changes to the requirements specified in D.1-3b and must be specified in a manner that is objectively determinable and may not be specified in a manner that is subject to Company discretion. For example, D.3c could be used to clarify that last day but not Hours of Service is waived for death while Hours of Service and last day are waived for Disability and attainment of Normal Retirement Date.

4.	Coverage Failures for Matching Contributions

Method to fix Matching Contribution Code section 410(b)(1)(B) ratio percentage coverage failures (Section 4.02(d)):

a.	[ X ] Do not automatically fix
b.	[ ] Add just enough Participants to meet the coverage requirements
c.	[ ] Add all non-excludable Participants

Matching - Formula

5.	Matched Employee Contribution Inclusions
a.	Elective Deferrals are included in the definition of Matched Employee Contribution to the extent selected below
i.	[ X ] Include a Participant's Catch-up Contributions in the definition of Matched Employee Contribution
ii.	[ X ] Include a Participant's Roth Elective Deferrals in the definition of Matched Employee Contribution
b.	[ ] Include a Participant's Voluntary Contributions in the definition of Matched Employee Contributions

NOTE: Pre-Tax Elective Deferrals that are not Catch-up Contributions are always included in the definition of Matched Employee Contribution.

16

SECTION D. CONTRIBUTIONS - MATCHING, PROFIT SHARING AND OTHER CONTRIBUTIONS

NOTE: All Elective Deferrals must be included as Matched Employee Contributions if the Plan is intended to be a safe harbor 401(k) plan by use of a safe harbor matching formula (C.1a.ii or C.1a.v is selected) or the Plan is intended to satisfy the ACP safe harbor of Code section 401(m)(11) or 401(m)(12) (C.1b.i or C.1b.ii is selected).

NOTE: D.5b is not applicable if the Plan does not provide for Voluntary Contributions (A.8 is "No").

The Company's Matching Contribution shall be allocated to eligible Participants who have met the requirements of Section B (for all matching contributions) and D.1 through D.4 (for non-safe harbor Matching Contributions) as follows (Section 4.02):

6.	Matching Contribution Formula
a.	[ X ] A discretionary amount and percentage of Matched Employee Contributions
b.	[ ] Single rate. The Company will contribute as a Matching Contribution an amount equal to
i.	% of the Participant's Matched Employee Contributions that are not in excess of
ii.	% of the Participant's Compensation
c.	[ ] Two rates. The Company will contribute as a Matching Contribution an amount equal to

Rate One

i.	% of the Participant's Matched Employee Contributions that are not in excess of
ii.	% of the Participant's Compensation; plus

Rate Two

iii.	% of the amount of the Participant's Matched Employee Contributions that exceed % of the Participant's Compensation but that do not exceed
iv.	% of the Participant's Compensation
d.	[ ] Three rates. The Company will contribute as a Matching Contribution an amount equal to

Rate One

i.	% of the Participant's Matched Employee Contributions that are not in excess of
ii.	% of the Participant's Compensation; plus

Rate Two

iii.	% of the amount of the Participant's Matched Employee Contributions that exceed % of the Participant's Compensation but that do not exceed
iv.	% of the Participant's Compensation; plus

Rate Three

v.	% of the amount of the Participant's Matched Employee Contributions that exceed % of the Participant's Compensation but that do not exceed
vi.	% of the Participant's Compensation
e.	[ ] Years of service. See D.9 below
f.	[ ] Special schedule. Matching Contributions shall be made according to the following fixed schedule:

NOTE: The discretionary formula in D.6a must meet the nondiscrimination requirements regarding benefits, right or features described in Treas. Reg. section 1.401(a)(4)-4.

NOTE: If the Plan is a safe harbor match (C.1a.ii or C.1a.v is selected), D.6b-d must be selected and the contributions listed in D.6 will be Qualified Matching Contributions (Section 4.04(d)). If additional Matching contributions are made and are not treated as Qualified Matching Contributions, list those contributions in D.7 and/or D.8.

NOTE: A Matching Contribution of a Nonhighly Compensated Employee will not be taken into account in satisfying the requirements of Section 5.02 to the extent it is a disproportionate contribution within the meaning of Treas. Reg. section 1.401(m)-2(a)(5).

NOTE: If the Plan is a safe harbor match (C.1a.ii is selected) the formula must be completed so that it at least meets the following minimum formula: the Company will contribute as a Matching Contribution an amount equal to 100% of the Participant's Matched Employee Contributions that are not in excess of 3% of the Participant's Compensation; plus 50% of the amount of the Participant's Matched Employee Contributions that exceed 3% but that do not exceed 5% of the Participant's Compensation. The Company may also elect a Matching Contribution formula where: (i) the aggregate amount of Matching Contributions at each rate of Matched Employee Contributions is at least equal to the aggregate amount of Matching Contributions which would have been made if the Matching Contributions were made under the formula described in the applicable preceding sentences, and (ii) the rate of Matching Contributions cannot increase as a Participant's Matched Employee Contributions increase.

NOTE: If C.1a.v (QACA Match) is selected, the formula must be completed so that it at least meets the following minimum formula: the Company will contribute as a Matching Contribution an amount equal to 100% of the Participant's Matched Employee Contributions that are not in excess of 1% of the Participant's Compensation; plus 50% of the amount of the Participant's Matched Employee Contributions that exceed 1% but that do not exceed 6% of the Participant's Compensation. The Company may also elect a Matching Contribution formula where:

17

SECTION D. CONTRIBUTIONS - MATCHING, PROFIT SHARING AND OTHER CONTRIBUTIONS

(i) the aggregate amount of Matching Contributions at each rate of Matched Employee Contributions is at least equal to the aggregate amount of Matching Contributions which would have been made if the Matching Contributions were made under the formula described in the applicable preceding sentences, and (ii) the rate of Matching Contributions cannot increase as a Participant's Matched Employee Contributions increase.

NOTE: If the Plan is intended to also satisfy the ACP safe harbor of Code section 401(m)(11) or 401(m)(12) (C.1b.i or C.1b.i is selected): (i) the rate of Matching Contributions cannot increase as a Participant's Matched Employee Contributions increase, (ii) Matching Contributions cannot be made on Matched Employee Contributions in excess of six percent (6%) of Compensation, and (iii) the amount of Matching Contributions subject to the Company's discretion shall not exceed four percent (4%) of Compensation.

NOTE: If the Plan is a safe harbor match (C.1a.ii or C.1a.v is selected) and/or the Plan is an ACP safe harbor (C.1b.i or C.1b.ii is selected), no Highly Compensated Employee can receive a greater rate of Matching Contributions than a Nonhighly Compensated Employee at the same rate of Matched Employee Contributions.

NOTE: If Special schedule (D.6f) is selected, D.6f the schedule must be objectively determinable and may not be specified in a manner that is subject to Company discretion.

7.	Additional Discretionary Matching Contributions
[ ]	Permit discretionary Matching Contributions to be made in addition to the contributions described in D.6b-d as a discretionary amount and percentage of Matched Employee Contributions

NOTE: If the Plan is intended to satisfy the ACP safe harbor of Code section 401(m)(11) or 401(m)(12) (C.1b.i or C.1bi.i is selected): (i) the rate of Matching Contributions cannot increase as a Participant's Matched Employee Contributions increase, (ii) Matching Contributions cannot be made on Matched Employee Contributions in excess of six percent (6%) of Compensation, and (iii) the amount of Matching Contributions subject to the Company's discretion shall not exceed four percent (4%) of Compensation.

NOTE: If the Plan is a safe harbor match (C.1a.ii or C.1a.v is selected) and/or the Plan is an ACP safe harbor (C.1b.i or C.1b.ii is selected), no Highly Compensated Employee can receive a greater rate of Matching Contributions than a Nonhighly Compensated Employee at the same rate of Matched Employee Contributions.

8.	Additional Fixed Matching Contributions
[ ]	Permit additional fixed Matching Contributions to be made in addition to the contributions described in D.6b-d:

NOTE: If the Plan is intended to satisfy the ACP safe harbor of Code section 401(m)(11) or 401(m)(12) (C.1b.i or C.1b.ii is selected): (i) the rate of Matching Contributions cannot increase as a Participant's Matched Employee Contributions increase, (ii) Matching Contributions cannot be made on Matched Employee Contributions in excess of six percent (6%) of Compensation, and (iii) the amount of Matching Contributions subject to the Company's discretion shall not exceed four percent (4%) of Compensation.

NOTE: If the Plan is a safe harbor match (C.1a.ii or C.1a.v is selected) and/or the Plan is an ACP safe harbor (C.1b.i or C.1b.ii is selected), no Highly Compensated Employee can receive a greater rate of Matching Contributions than a Nonhighly Compensated Employee at the same rate of Matched Employee Contributions.

9.	Years of Service
a.	The Matching contribution will be made according to the schedule below:
i.	Years of service	% of Matched Employee Contributions
ii.	Years of service	% of Matched Employee Contributions
iii.	Years of service	% of Matched Employee Contributions
iv.	Years of service	% of Matched Employee Contributions
b.	[ ] Only Matched Employee Contributions that are not in excess of % of the Participant's Compensation shall be matched.
c.	In determining years of service in this D.9, the following service shall be used:
i.	[ ] Years of Eligibility Service
ii.	[ ] Years of Vesting Service
d.	Enter the number of Hours of Service necessary to earn a year of service described in D.9a:

NOTE: D.9 is only applicable if D.6e is selected.

NOTE: The first tier of Matching Contributions in D.9a.i shall be available no later than the period described in 410(a)(1).

10.	Maximum Allocations for Matching Contributions

Plan limits Matching Contributions to the following in each Plan Year:

a.	[ ] Maximum percentage of Compensation that applies to all Participants:
b.	[ ] Maximum percentage of Compensation that applies to Highly Compensated Employees only:
c.	[ ] Maximum dollar amount that applies to all Participants:
d.	[ ] Maximum dollar amount that applies to Highly Compensated Employees only:
e.	[ ] Other:
f.	[ X ] No Maximum

NOTE: If C.1a.ii or C.1a.v (safe harbor match) is selected, then D.10 will not apply (limits on Matching are described in the Note under D.6).

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SECTION D. CONTRIBUTIONS - MATCHING, PROFIT SHARING AND OTHER CONTRIBUTIONS

NOTE: If D.10e is selected the requirements provided must be nondiscriminatory, objectively determinable and may not be specified in a manner that is subject to Company discretion.

11.	Allocation Times for Matching Contributions
a.	Fixed Matching Contributions are allocated to Participant Accounts at the following time(s):
i.	[ ] End of Plan Year
ii.	[ ] Semi-annually
iii.	[ ] Quarterly
iv.	[ ] Each calendar month
v.	[ ] Each pay period
vi.	[ ] At such times as may be determined by the Company
b.	Apply the dollar limit in D.10:
i.	[ ] On a Plan Year basis only
ii.	[ ] Pro rata as of each period specified in D.11a

NOTE: D.11 shall not apply if the Matching formula is discretionary (D.6a is selected).

NOTE: Any service requirements specified in D.1 through D.3 shall be applied pro rata to the period selected in this D.11. Any last day rule specified in D.1 through D.3 shall be applied as of the end of each period selected in this D.11.

NOTE: Discretionary Matching Contributions (if selected in D.6) may be allocated at a time other than that selected in D.11. However, if C.1a.ii or C.1a.v (safe harbor match) is selected, no Highly Compensated Employee can receive a greater rate of Matching Contributions than a Nonhighly Compensated Employee at the same rate of Matched Employee Contributions.

NOTE: D.11b shall only apply if a maximum dollar amount (D.10c or D.10d) is selected and end of Plan Year (D.11a.i) is not selected.

NOTE: See Section 4.02(b)(1) for rules relating to "true up" Matching Contributions.

Profit Sharing - Allocation Service

NOTE: If A.10 is "Yes" (Profit Sharing Contributions are permitted), an Eligible Employee who has met the requirements of Section B and who has satisfied the following requirements shall be eligible to receive an allocation of Profit Sharing Contributions during the applicable Plan Year.

12.	Continuing Eligibility for Profit Sharing Contributions (select one):
a.	[ ] Same as Matching Contributions. An Eligible Employee shall be eligible to receive an allocation of Profit Sharing Contributions upon meeting the requirements of D.1 through D.4
b.	[ ] Pursuant to options selected below. An Eligible Employee shall be eligible to receive an allocation of Profit Sharing Contributions upon meeting the requirements of D.13 through D.15

NOTE: If D.12a is selected, D.13 - D.15 shall be inapplicable.

13.	Allocation Service Requirements for Profit Sharing Contributions
a.	[ ] In order to share in the allocation of Profit Sharing Contributions, a Participant is required to complete the following Hours of Service in the applicable Plan Year
b.	[ ] In order to share in the allocation of Profit Sharing Contributions, a Participant is required to be employed by the Company on the last day of Plan Year
c.

[ ] In order to share in the allocation of Profit Sharing Contributions, a Participant is required to be employed by the Company on the last day of Plan Year or complete at least                  Hours of Service in the applicable Plan Year

d.	[ ] None

NOTE: D.13a and D.13b are inapplicable if D.13c is selected.

NOTE: D.13a and D.13c may not be more than 1,000.

14.	Profit Sharing Allocation Service Computation Rules
a.	Select hours equivalency:
i.	[ ] None

An Employee shall be credited with the following service with the Employer:

ii.	[ ] 10 Hours of Service for each day or partial day
iii.	[ ] 45 Hours of Service for each week or partial week
iv.	[ ] 95 Hours of Service for each semi-monthly payroll period or partial semi-monthly payroll period
v.	[ ] 190 Hours of Service for each month or partial month
b.	The hours equivalency shall apply to:
i.	[ ] All Employees

19

SECTION D. CONTRIBUTIONS - MATCHING, PROFIT SHARING AND OTHER CONTRIBUTIONS

ii.	[ ] Only Employees not paid on a per-hour basis

NOTE: D.14 is only applicable if D.13a or D.13c is selected.

15.	Exceptions to Allocation Service Requirements for Profit Sharing Contributions
a.	Modify Hour of Service requirement and/or last day requirement for a Participant who terminates employment with the Employer during the Plan Year due to:
i.	[ ] death.
ii.	[ ] Disability
iii.	[ ] attainment of Normal Retirement Date
b.	Any Hour of Service requirement and last day requirement shall be modified as follows:
i.	[ ] Waive both the Hour of Service requirement and last day requirement
ii.	[ ] Waive the Hour of Service requirement only
iii.	[ ] Waive last day requirement only
c.	[ ] The following other modifications shall be made to the requirements specified in D.13-15b:

NOTE: D.15 is only applicable if D.13a, D.13b or D.13c is selected.

NOTE: D.15c may only be used to make minor changes to the requirements specified in D.13-15b and must be specified in a manner that is objectively determinable and may not be specified in a manner that is subject to Company discretion. For example, D.15c could be used to clarify that last day but not Hours of Service is waived for death while Hours of Service and last day are waived for Disability and attainment of Normal Retirement Age.

16.	Coverage Failures for Profit Sharing Contributions

Method to fix Profit Sharing Contribution Code section 410(b) ratio percentage coverage failures (Section 4.03(d)):

a.	[ ] Do not automatically fix
b.	[ ] Add just enough Participants to meet the coverage requirements
c.	[ ] Add all non-excludable Participants

Profit Sharing - Formula

17.	Amount of Profit Sharing Contributions
a.	[ ] Discretionary in an amount as determined by the Company
b.	[ ] % of total Participant Compensation for the Plan Year
c.	[ ] $ for the Plan Year
d.	[ ] Other:
18.	Profit Sharing allocation formula. The Company's Profit Sharing Contribution shall be allocated to eligible Participants who have met the requirements of Section B and D.12 as follows (Section 4.03):
a.	[ ] Pro rata. In the ratio that each Participant's Compensation bears to the Compensation of all eligible Participants.
b.	[ ] Integrated. See D.19.
c.	[ ] Points. See D.20.
d.	[ ] Fixed Amount. In an amount equal to the total Profit Sharing Contribution divided by the number of Participants eligible to share in such contribution.
e.

[ ] Age Weighted. In the ratio that such Participant's points bears to the points of all eligible Participants for such Plan Year. The points awarded to each Participant shall be equal to the product of the Participant's Compensation multiplied by the factor in the Age Weighted Appendix determined using the Participant's age as of the end of the Plan Year.

f.	[ ] New Comparability - Defined Groups. See D.21.
g.

[ ] New Comparability - One Group per Participant. In an amount designated by the Company to be allocated to each group. For purposes of this D.18g, there shall be one group created for each Participant eligible to receive allocations of Profit Sharing Contributions. The contribution shall be allocated to each group in a manner determined by the Company. The amount allocated to one group need not bear any relationship to amounts allocated to any other group. The Company shall notify the Plan Administrator and/or the Trustee in writing of the amount of contributions allocated to each group.

h.	[ ] Other fixed formula:

NOTE: Options D.18e-g are not safe harbor formulas within the meaning of Treas. Reg. section 1.401(a)(4)-2(b)(2).

NOTE: In the case of self-employed individuals (i.e., sole proprietorships or partnerships), the requirements of Treas. Reg. section 1.401(k)- 1(a)(6) continue to apply, and the allocation method should not be such that a cash or deferred election is created for a self-employed individual as a result of application of the allocation method.

20

SECTION D. CONTRIBUTIONS - MATCHING, PROFIT SHARING AND OTHER CONTRIBUTIONS

NOTE: If D.18f or D.18g is selected, the amount allocated to one group need not bear any relationship to amounts allocated to any other group. The Company shall also notify the Plan Administrator in writing of the amount of contributions allocated to each group by no later than the due date of the Company's tax return for the year to which the contribution relates.

NOTE: If New Comparability (D.18f or D.18g) is selected, see Sections 3.06(d) and 4.03(b)(1) for rules regarding the gateway test. NOTE: If Other fixed formula (D.18h) is selected, D.18h the fixed formula must be objectively determinable and may not be specified in a manner that is subject to Company discretion.

19.	Profit Sharing - Integration

If D.18b is selected, the Company's Profit Sharing Contribution shall be allocated to eligible Participants who have met the requirements of Section B and D.12 pursuant to either Paragraph (1) or (2) below:

(1)	2 step method for plans that are not Top-Heavy or who have met the Top-Heavy minimum allocation requirements using other allocations:
(A)

Profit-Sharing Contributions shall first be allocated to each Participant's Profit Sharing Contribution Account in the ratio that the sum of such Participant's Compensation plus his Excess Compensation bears to the sum of all eligible Participants' Compensation plus Excess Compensation, but not to exceed the permitted disparity of such sum; and

(B)

The balance, if any, remaining after the allocation in subparagraph (A) shall then be allocated to each Participant's Profit Sharing Contribution Account in the ratio that such Participant's Compensation bears to all eligible Participants' Compensation.

(2)	4 step method for plans that are meeting the Top-Heavy minimum allocation requirements using Profit Sharing Contributions:
(A)

Profit Sharing Contributions shall first be allocated to each Participant's Profit Sharing Contribution Account in the ratio that each Participant's Statutory Compensation bears to all eligible Participants' Statutory Compensation, but not in excess of 3% of each Participant's Compensation.

(B)

The balance, if any, remaining after the allocation in subparagraph (A) shall then be allocated to each Participant's Profit Sharing Contribution Account in the ratio that each Participant's Excess Compensation bears to the Excess Compensation of all Participants, but not in excess of 3% of each Participant's Excess Compensation.

(C)

The balance, if any, remaining after the allocation in subparagraph (B) shall then be allocated to each Participant's Profit Sharing Contribution Account in the ratio that the sum of each Participant's Compensation and Excess Compensation bears to the sum of all eligible Participants' Compensation and Excess Compensation, but not in excess of the permitted disparity less 3%.

(D)

The balance, if any, remaining after the allocation in subparagraph (C) shall be allocated to each Participant's Profit Sharing Contribution Account in the ratio that each Participant's Compensation bears to all Participants' Compensation.

Integration level for determining Excess Compensation:

a.	[ ] Taxable wage base (as defined under Section 230 of the Social Security Act) in effect on the first day of such Plan Year
b.	[ ] 20% of the taxable wage base (as defined under Section 230 of the Social Security Act) in effect on the first day of such Plan Year; minus $1.00
c.	[ ] 80% of the taxable wage base (as defined under Section 230 of the Social Security Act) in effect on the first day of such Plan Year; minus $1.00
d.	[ ] 80% of the taxable wage base (as defined under Section 230 of the Social Security Act) in effect on the first day of such Plan Year; plus $1.00
e.	[ ] % (not more than 100%) of taxable wage base (as defined under Section 230 of the Social Security Act) in effect on the first day of such Plan Year
f.	[ ] Fixed dollar amount: $ (not more than the taxable wage base (as defined under Section 230 of the Social Security Act) in effect on the first day of such Plan Year)

NOTE: If D.19a (taxable wage base) is not selected, the amount of permitted disparity will be determined in accordance with the following table:

Integration Level	Permitted Disparity
More than $0 but not more than 20% of the TWB	5.7%
More than 20% of the TWB but not greater than 80% of the TWB	4.3%
More than 80% of the TWB but less than 100% of the TWB	5.4%
100% of the TWB	5.7%

TWB = taxable wage base (as defined under Section 230 of the Social Security Act)

20.	Profit Sharing - Points

If D.18c is selected, the Company's Profit Sharing Contribution shall be allocated to eligible Participants who have met the requirements of B.17 through B.20 and D.12 through D.15 in the ratio that such Participant's points bears to the points of all eligible Participants.

Each Participant shall receive to the extent provided in D.20a: (a) the points described in D.20d for each year of age he has attained (as of his birthday during such Plan Year), (b) the points described in D.20c for each Plan Year, including the current Plan Year, during which he was eligible to participate in the Plan after meeting the requirements of Article 3 (regardless of any service or last day requirement in Article 4) applicable to Profit Sharing Contributions, and (c) the points described in D.20b for each $100 of Compensation he has earned for such Plan Year.

21

SECTION D. CONTRIBUTIONS - MATCHING, PROFIT SHARING AND OTHER CONTRIBUTIONS

If after application of the foregoing, the average of the allocation rates for eligible Highly Compensated Employees exceeds the average of the allocation rates for eligible Nonhighly Compensated Employees, each eligible Nonhighly Compensated Employee who has earned any points during the Plan Year shall be awarded the same minimum number of points (or fraction of a point) so that the average of the allocation rates for eligible Highly Compensated Employees does not exceed the average of the allocation rates for eligible Nonhighly Compensated Employees.

a.	Points will be computed on basis of:
i.	[ ] Age, Service and Compensation
ii.	[ ] Age and Service
iii.	[ ] Age and Compensation
iv.	[ ] Service and Compensation
v.	[ ] Age Only
vi.	[ ] Service Only
b.	Points awarded for $100 of Compensation:
c.	Points awarded for each year of service within the meaning of Treas. Reg. section 1.401(a)(4)-11(d)(3):
d.	Points awarded for each year of age:

NOTE: While the "Points" formula is a safe harbor formula within the meaning of Treas. Reg. 1.401(a)(4)-2(b)(3), the Plan must be tested each year to ensure that the average of the allocation rates for eligible Highly Compensated Employees does not exceed the average of the allocation rates for eligible Nonhighly Compensated Employees.

NOTE: D.20b, D.20c and D.20d apply to the extent that D.20a provides points for Compensation, Years of Service and/or age; respectively.

21.	Profit Sharing - New Comparability

New Comparability - Defined Groups. If D.18f is selected, the Company's Profit Sharing Contribution shall be allocated to eligible Participants who have met the requirements of B.17 through B.20 and D.12 through D.15 in an amount designated by the Company to be allocated to each group described in D.21. The contribution for a group shall then be further allocated to the members of such group who are eligible to receive allocations of Profit Sharing Contributions in the method as specified in D.21 for such group. The amount allocated to one group need not bear any relationship to amounts allocated to any other group. In the event that an eligible Participant is included in more than one group, the Participant's share of the contribution allocated to each group will be based upon either the amount of service or the Compensation for the part of the year the Participant was in the group.

The groups and allocations shall be determined as follows:

a.	Group One: An amount equal to:
i.	[ ] A percentage of Compensation
ii.	[ ] A fixed dollar amount
iii.	[ ] the greater i. or ii.

NOTE: D.21 applies if "New Comparability - Defined Groups" (D.18f) is selected.

NOTE: Groups must be clearly defined in a manner that will not violate the definite predetermined allocation formula requirement of Treas. Reg. section 1.401-1(b)(1)(ii) and is objectively determined with no Company discretion.

22.	Allocation of Profit Sharing Contributions
a.	Profit Sharing Contributions are allocated to Participant Accounts at the following time(s):
i.	[ ] End of Plan Year
ii.	[ ] Semi-annually
iii.	[ ] Quarterly
iv.	[ ] Each calendar month
v.	[ ] Each pay period
b.	Minimum and Maximum Profit Sharing Allocations
i.	[ ] Allocations of Profit Sharing Contributions for a Participant shall be subject to a minimum amount:
ii.	[ ] Allocations of Profit Sharing Contributions for a Participant shall be subject to a maximum amount:

NOTE: Any service requirements specified in D.12 through D.15 shall be applied pro rata to the period selected in this D.22a. Any last day rule specified in D.12 through D.15 shall be applied as of the end of each period selected in this D.22a.

NOTE: Selection of D.22a.ii through D.22a.v may result in the Plan not meeting a Code section 401(a)(4) safe harbor allocation formula within the meaning of Treas. Reg. 1.401(a)(4)-2(b)(2).

23.	Profit Sharing - Disability
[ ]	Allocate Profit Sharing Contributions to Disabled Participants who do not meet the allocation service requirements (Section 4 .03(e)).

Allocations to Disabled Participants end as of the earliest of: (i) the last day of the Plan Year in which occurs the                  anniversary of the start of the Participant's Disability or (ii) such other time specified in Section 4.03(e).

NOTE: D.23 shall not be more than "tenth".

22

SECTION D. CONTRIBUTIONS - MATCHING, PROFIT SHARING AND OTHER CONTRIBUTIONS

NOTE: Allocations under D.23 may occur after Termination.

24.	Collective Bargaining Agreement
a.	[ ] In addition to the amount selected in D.18, an amount necessary to meet the Company's requirements under an applicable collective bargaining agreement shall be allocated.
b.	The collective bargaining allocations will offset any other employer contribution allocations that would otherwise be made to a Participant:
i.	[ ] Yes - Profit Sharing contributions only
ii.	[ ] No
iii.	[ ] Other:

NOTE: Option D.24 is not a safe harbor formula within the meaning of Treas. Reg. 1.401(a)(4)-2(b)(2).

NOTE: D.17-22 (amount, formula, timing, maximum and minimum Profit Sharing Contributions) will not apply to collectively bargained contributions. Collectively bargained contribution allocation timing, maximums and minimums will be determined under the collective bargaining agreement unless otherwise specified in D.24b.

Other Contributions/415

25.	Prevailing Wage
a.

[ ] In addition to any other Profit Sharing Contributions otherwise provided in the Plan, an amount necessary to meet the Company's requirements under an applicable prevailing wage statute shall be allocated. The formula for allocating Profit Sharing Contributions shall be specified in the Prevailing Wage Addendum to the Adoption Agreement. The addition of such Addendum shall not be considered a modification to the volume submitter document.

The prevailing wage allocation offset:

i.	[ ] None
ii.	[ ] The prevailing wage allocations will offset any other Profit Sharing Contribution allocations that would otherwise be made to a Participant
iii.	[ ] Other:
b.

[ ] Qualified Non-Elective Contributions (in addition to any non-elective contribution made pursuant to D.18 and Section 4.04) shall be allocated in an amount necessary to meet the Company's requirements under an applicable prevailing wage statute. Allocations will be made in an amount necessary to meet the Company's requirements under an applicable prevailing wage statute. The formula for allocating Qualified Non-Elective Contributions shall be specified in an Addendum to the Adoption Agreement. The addition of such Addendum shall not be considered a modification to the volume submitter document.

The prevailing wage allocation offset:

i.	[ ] None
ii.	[ ] The prevailing wage allocations will offset any other Qualified Non-elective Contribution allocations that would otherwise be made to a Participant.
iii.	[ ] Other:
c.	[ ] Exclude from receiving benefits under an applicable prevailing wage statute under this Plan.

NOTE: Option D.25 is not a safe harbor formula within the meaning of Treas. Reg. section 1.401(a)(4)-2(b)(2).

NOTE: Depending upon the offset rule chosen, timing of allocations may need to be considered as contributions under Prevailing Wage are typically required to be made not less often than quarterly.

NOTE: The offset provided under D.25a.iii and/or D.25b.iii must be objectively determinable and may not be specified in a manner that is subject to Company discretion

NOTE: D.25c must be used to exclude Highly Compensated Employees or another nondiscriminatory class of employees from receiving Prevailing Wage allocations. Note that the Employees excluded will generally still need to be provided the Prevailing Wage benefits in another manner.

26.	QNECs

[ ] The following limitations, conditions and/or special rules apply to Qualified Non-Elective Contributions:                   (Section 4.04(b)) Subject to D.26 if applicable, the Company's Qualified Non-elective Contribution (in addition to any non-elective contribution made pursuant to C.1 or D.24) shall be allocated in such manner as determined by the Company. The Company shall notify the Plan Administrator and/or the Trustee in writing of the manner in which such contributions shall be allocated.

NOTE: A Qualified Non-elective Contribution of a Nonhighly Compensated Employee will not be taken into account in satisfying the requirements of Section 5.02 to the extent it is a disproportionate contribution within the meaning of Treas. Reg. sections 1.401(k)-2(a)(6)(iv) and/or 1.401(m)-2(a)(6)(v).

27.	Rollovers

Rollover Contributions are permitted (Section 4.05):

23

SECTION D. CONTRIBUTIONS - MATCHING, PROFIT SHARING AND OTHER CONTRIBUTIONS

a.	[ ] No
b.	[ X ] Yes - All Eligible Employees may make a Rollover Contribution even if not yet a Participant in the Plan
c.	[ ] Yes - Only active Participants may make a Rollover Contribution
d.	[ ] Yes - may make a Rollover Contribution

NOTE: The Plan Administrator has discretion under Section 4.05 to limit the types of rollover contributions accepted by the Plan and must use that discretion in a consistent and nondiscriminatory manner.

28.	Deemed IRAs
[ ]	The Plan may accept voluntary contributions to deemed IRAs (Section 4.11) effective:

NOTE: If D.28 is selected, see Section 4.11 for rules regarding deemed IRAs.

29.	Death or Disability During Qualified Military Service
[ X ]

For benefit accrual purposes, a Participant that dies or becomes Disabled while performing qualified military service will be treated as if he had been employed by the Company on the day preceding death or Disability and terminated employment on the day of death or Disability (Section 4.07).

30.	415 Additional Language
[ ]	Additional language necessary to satisfy Code section 415 because of the required aggregation of multiple plans:.

SECTION E. VESTING

Vesting Service Rules

1.	Vesting service computation method
a.	[ ] Hours of Service. Number of Hours of Service necessary for a Year of Vesting Service:
b.	[ X ] Elapsed Time

NOTE: Unless E.1.b (Elapsed Time) is selected, the Plan will use the Hours of Service method for determining vesting service. If E.1.b (Elapsed Time) is selected, questions E.2 through E.3 are disregarded.

NOTE: E.1a may not be more than 1,000. If left blank, the Plan will use 1,000 Hours of Service.

2.	Vesting Service Equivalencies
a.	Select equivalency for vesting purposes:
i.	[ ] None.

An Employee shall be credited with the following service with the Employer:

ii.	[ ] 10 Hours of Service for each day or partial day
iii.	[ ] 45 Hours of Service for each week or partial week
iv.	[ ] 95 Hours of Service for each semi-monthly payroll period or partial semi-monthly payroll period
v.	[ ] 190 Hours of Service for each month or partial month
b.	The hours equivalency selected in E.2a shall apply to:
i.	[ ] All Employees
ii.	[ ] Only Employees not paid on a per-hour basis

NOTE: E.2b does not apply if E.2a.i is selected.

3.	Vesting Computation Period
a.	[ ] Calendar year
b.	[ ] Plan Year
c.

[ ] The twelve-consecutive month period commencing on the date the Employee first performs an Hour of Service; each subsequent twelve-consecutive month period shall commence on the anniversary of such date

d.	[ ] Other:

NOTE: E.3d must be a twelve-consecutive month period.

4.	Other Employer Service
[ ]

Count years of service with employers other than the Employer for vesting purposes. List other employers and indicate for what purposes (e.g., Matching, Profit Sharing, etc.) the service applies along with any limitations:

5.	Vesting Exceptions
a.	[ X ] Death. Provide for full vesting for a Participant who terminates employment with the Employer due to death while an Employee (Section 6.02).

24

SECTION E. VESTING

b.	[ X ] Disability. Provide for full vesting for a Participant who terminates employment with the Employer due to Disability while an Employee (Section 6.02).
c.	[ ] Early Retirement. Provide for 100% vesting upon the attainment of Early Retirement Date while an Employee (Section 6.02).
6.	Vesting Exclusions
a.	[ ] Exclude Years of Vesting Service earned before age 18
b.	[ ] Exclude Years of Vesting Service earned before the Employer maintained this Plan or a predecessor plan
c.

[ ] One-year holdout. If an Employee has a One-Year Break in Service/Period of Severance, exclude Years of Vesting Service earned before such period until the Employee has completed a Year of Vesting Service after returning to employment with the Employer.

d.

[ ] Rule of parity. If an Employee does not have any nonforfeitable right to the Account balance derived from Employer contributions, exclude Years of Vesting Service earned before a period of five (5) consecutive One-Year Breaks in Service/Periods of Severance.

7.	Special Vesting Provisions
[ ]	Provide for special vesting provisions:

NOTE: Any special provisions must satisfy Code sections 401(a)(4) and 411.

Vesting Schedules

8.	Matching Contribution Account

Vesting Schedule for Matching Contributions:

a.	[ ] 100%
b.	[ ] 2-6 Year Graded
c.	[ ] 1-5 Year Graded
d.	[ X ] 1-4 Year Graded
e.	[ ] 3 Year Cliff
f.	[ ] 2 Year Cliff
g.	[ ] Other:
i.	Other Match Schedule - less than 1 year:
ii.	Other Match Schedule - 1 year but less than 2 years:
iii.	Other Match Schedule - 2 years but less than 3 years:
iv.	Other Match Schedule - 3 years but less than 4 years:
v.	Other Match Schedule - 4 years but less than 5 years:
vi.	Other Match Schedule - 5 years but less than 6 years:
vii.	Other Match Schedule - 6 or more years: 100%.

NOTE: See Section 6.02 for definitions of the applicable vesting schedules.

NOTE: Any vesting schedule described in E.8g must provide vesting at least as rapidly as the "3 Year Cliff" vesting schedule or the "2-6 Year Graded" vesting schedule and E.8g.vii will be deemed to be 100%.

NOTE: E.8 is not applicable if the Plan provides for a safe harbor match (C.1a.ii or C.1a.v is selected) and there are no additional fixed or discretionary matching contributions beyond the safe harbor contribution (D.7 and D.8 are not selected).

9.	Safe Harbor Matching Contributions

If the Plan provides for a safe harbor match, additional fixed or discretionary matching contributions beyond the contributions necessary to satisfy ADP safe harbor contribution requirements (D.7 and/or D.8) will be subject to the vesting schedule in E.8 as follows (select one):

[ ] Only discretionary Matching Contributions (D.7) shall be subject to the schedule described in E.8

[ ] Fixed Matching Contributions described in D.8 and discretionary Matching Contributions (D.7) shall be subject to the schedule described in E.8

NOTE: E.9 only applies if E.8 is not 100%; C.1a.ii or C.1a.v is selected and D.7 and/or D.8 is/are selected.

NOTE: Traditional ADP safe harbor matching contributions (C.1a.ii) are 100% vested.

NOTE: Qualified Automatic Contribution Arrangement safe harbor matching contributions (C.1a.v) are subject to the vesting schedule selected in E.11.

10.	Profit Sharing

Profit Sharing Contribution Account Vesting Schedule:

a.	[ ] 100%
b.	[ ] 2-6 Year Graded
c.	[ ] 1-5 Year Graded
d.	[ ] 1-4 Year Graded
e.	[ ] 3 Year Cliff

25

SECTION E. VESTING

f.	[ ] 2 Year Cliff
g.	[ ] Other:
i.	Other Profit Sharing Schedule - less than 1 year:
ii.	Other Profit Sharing Schedule - 1 year but less than 2 years:
iii.	Other Profit Sharing Schedule - 2 years but less than 3 years:
iv.	Other Profit Sharing Schedule - 3 years but less than 4 years:
v.	Other Profit Sharing Schedule - 4 years but less than 5 years:
vi.	Other Profit Sharing Schedule - 5 years but less than 6 years:
vii.	Other Profit Sharing Schedule - 6 or more years: 100%.

NOTE: See Section 6.02 for definitions of the applicable vesting schedules.

NOTE: Any vesting schedule described in E.10g must provide vesting at least as rapidly as the "3 Year Cliff" vesting schedule or the "2-6 Year Graded" vesting schedule and E.10g.vii will be deemed to be 100%.

11.	QACA Vesting

QACA (Non Elective and Match) Vesting Schedule. Specify the vesting schedule for contributions made pursuant to C.1a.v or C.1a.vi:

a.	[ ] 100%
b.	[ ] 2 Year Cliff
c.	[ ] Other:
i.	Other QACA Schedule - less than 1 year:
ii.	Other QACA Schedule - 1 year but less than 2 years:
iii.	Other QACA Schedule - 2 or more years: 100%

NOTE: See Section 6.02 for definitions of the applicable vesting schedules.

12.	Other Vesting Schedule
a.	[ ] The Plan has another vesting schedule:
b.	Describe the Participants to which the other vesting schedule applies:
c.	[ ] Retain pre-PPA Profit Sharing vesting schedule for pre 2007 contributions:

NOTE: The vesting schedule in E.12 is in addition to the vesting schedules in E.8 through E.11.

NOTE: E.12b must be applied in a consistent and nondiscriminatory manner. For example, E.12b could be used to describe a prior vesting schedule, vesting for a transfer account, or a vesting schedule that applies to Participants covered by a collective bargaining agreement provided retirement benefits were the subject of good faith bargaining.

NOTE: The vesting schedule must satisfy the applicable minimum vesting requirements of Code section 411(a)(2) at every point in time, for all Participants' years of service.

13.	Forfeitures

Forfeitures will be used in the following manner (Articles 5 and 6):

a.	[ X ] Any permissible method (restore forfeitures, reduce Company contributions (or reallocate as Company contributions) made pursuant to Article 4 or to pay Plan expenses)
b.	[ ] Other:

NOTE: E.13b is limited to one or a combination of the options described in E.13a. E.13b may be used to further restrict the uses of forfeiture and must be applied in a consistent and nondiscriminatory manner.

SECTION F. DISTRIBUTIONS

Normal/Early Retirement

1.	Normal Retirement
a.	Normal Retirement Age means:
i.	[ X ] Attainment of age 65
ii.	[ ] Later of attainment of age and the service specified in F.1b
b.	Select the type and length of service used to measure Normal Retirement Age:
i.	[ ] Eligibility. Years of Eligibility Service
ii.	[ ] Vesting. Years of Vesting Service
iii.	[ ] Participation. anniversary of participation (e.g. third, fourth, etc.)
c.	Normal Retirement Date means:
i.	[ ] Normal Retirement Age

26

SECTION F. DISTRIBUTIONS

ii.	[ X ] First day of calendar month coincident or next following Normal Retirement Age
iii.	[ ] First day of calendar month nearest Normal Retirement Age
iv.	[ ] Anniversary date nearest Normal Retirement Age
v.	[ ] Other:

NOTE: The age entered in F.1a may not be more than 65.

NOTE: F.1b may not require more than the fifth anniversary of participation as defined in Treas. Reg. section 1.411(a)-7(b)(1) and any superseding guidance.

NOTE: The Normal Retirement Age shall be deemed met no later than the later of age 65 or the fifth anniversary of participation as defined in Treas. Reg. section 1.411(a)-7(b)(1) and any superseding guidance.

2.	Early Retirement
a.	Early Retirement Age means:
i.	[ X ] None. The Plan does not have an early retirement feature.
ii.	[ ] Attainment of age
iii.	[ ] Later of attainment of age and the service specified in F.2b
b.	Select the type and length of service used to measure Early Retirement Age:
i.	[ ] Eligibility. Years of Eligibility Service
ii.	[ ] Vesting. Years of Vesting Service
iii.	[ ] Participation. anniversary of participation (e.g. third, fourth, etc.)
c.	Early Retirement Date means:
i.	[ ] Early Retirement Age
ii.	[ ] First day of calendar month coincident or next following Early Retirement Age
iii.	[ ] First day of calendar month nearest Early Retirement Age
iv.	[ ] Anniversary date nearest Early Retirement Age
v.	[ ] Other:

NOTE: The age entered in F.2a may not be more than 65.

NOTE: F.2b is only applicable if F.2a.iii is selected.

NOTE: See related selections E.5c (vesting upon Early Retirement Date) and G.2b (in-service distributions upon Early Retirement Date).

Time & Form of Payment

3.	Time of Payment (Other than Death)

Distributions after Termination of Employment for reasons other than death shall commence (Section 7.02):

a.	[ X ] Immediate. As soon as administratively feasible with a final payment made consisting of any allocations occurring after such Termination of Employment
b.	[ ] End of Plan Year. As soon as administratively feasible after all contributions have been allocated relating to the Plan Year in which the Participant's Account balance becomes distributable
c.	[ ] Normal Retirement Date.
d.	[ ] Other:

NOTE: Any entry in F.3d must comply with Code section 401(a)(9), Section 7.02(e) and other requirements of Article 7.

4.	Form of Payment (Other than Death)

Medium of distribution from the Plan:

a.	[ ] Cash only
b.	[ X ] Cash or in-kind
c.	[ ] Cash or in-kind rollover to an Individual Retirement Account sponsored by the following vendor:
5.	Default Form of Payment (Other than Death)
a.	Unless otherwise elected by the Participant, distributions shall be made in the form of:
i.	[ X ] Lump sum only
ii.	[ ] Qualified Joint and % Survivor Annuity (not less than 50% and not more than 100%)
b.	In addition to the form described in F.5a, distributions from the Plan after Termination for reasons other than death may be made in the following forms (select all that apply):
i.	[ ] Lump sum only
ii.	[ X ] Lump sum payment or substantially equal annual, or more frequent installments over a period not to exceed the joint life expectancy of the Participant and his Beneficiary
iii.	[ ] Under a continuous right of withdrawal pursuant to which a Participant may withdraw such amounts at such times as he shall elect

27

SECTION F. DISTRIBUTIONS

iv.	[ X ] Other: Partial payments with a minimum amount of $1,000

NOTE: F.5b.iii and any entry in F.5b.iv must comply with Code section 401(a)(9), Section 7.02(e) and other requirements of Article 7.

6.	Distributions as an Annuity
a.	Permit Participants to make distributions in the form of an annuity
i.	[ ] Yes - entire account
ii.	[ ] Yes - the following conditions and/or limitations shall apply:

iii.	[ X ] No
b.	Permit Beneficiaries to make distributions in the form of an annuity
i.	[ ] Yes - the entire account
ii.	[ ] Yes - the following conditions and/or limitations shall apply:
iii.	[ X ] No

NOTE: If F.6a.i or F.6a.ii is selected, a Participant may elect to have the Plan Administrator apply his vested Account to the extent provided above toward the purchase of an annuity contract, which shall be distributed to the Participant. The terms of such annuity contract shall comply with the provisions of this Plan and any annuity contract shall be nontransferable.

NOTE: If F.6b.i or F.6b.ii is selected, a Beneficiary may elect to have the Plan Administrator apply his vested Account to the extent provided above toward the purchase of an annuity contract, which shall be distributed to the Beneficiary. The terms of such annuity contract shall comply with the provisions of this Plan (including Section 7.05)and any annuity contract shall be nontransferable.

NOTE: F.6a.ii and F.6b.ii must be applied in a consistent and nondiscriminatory manner (for example, limiting annuity distributions to accounts in excess of a certain dollar amount.)

7.	Transfer from Pension Plan
[ ]	The Plan has received a transfer of assets from a plan subject to the survivor annuity rules of Code sections 411(a)(11) and 417 (e.g., a money purchase or defined benefit plan).

Payments on Death

8.	Beneficiary Designation

To the extent that a Participant's Account is subject to the survivor annuity rules of Section 7.10, the spouse of a married Participant shall be the beneficiary of % of such Participant's Account unless the spouse waives his or her rights to such benefit pursuant to Section 7.10 (Section 7.04).

NOTE: F.8 may not be less than 50%.

NOTE: F.8 only applies to Accounts subject to the survivor annuity requirements of Section 7.10.

9.	Payment upon Participant's Death

Distributions on account of the death of the Participant shall be made in accordance with the following:

a.	[ ] Pay entire Account balance by end of fifth year for all Beneficiaries in accordance with Sections 7.02(b)(1)(A) and 7.02(b)(2)(A) only
b.	[ ] Pay entire Account balance no later than the 60th day following the end of Plan Year in which the Participant dies
c.	[ X ] Allow extended payments for all beneficiaries in accordance with Sections 7.02(b)(1)(A), (B) and (C) and 7.02(b)(2)(A) and (B)
d.

[ ] Pay entire Account balance by end of fifth year for Beneficiaries in accordance with Sections 7.02(b)(1)(A) and 7.02(b)(2)(A) and allow extended payments in accordance with Sections 7.02(b)(1)(B) and (C) and 7.02(b)(2)(B) only if the Participant's spouse is the Participant's sole primary Beneficiary

e.	[ ] Other:

NOTE: Any entry in F.9e must comply with Code section 401(a)(9), Section 7.02(b) and other requirements of Article 7.

10.	Beneficiaries
a.	Death benefits when there is no designated beneficiary:
i.	[ X ] Standard according to Section 7.04(c)
ii.	[ ] Other:
b.	[ X ] Revocation. A beneficiary designation to a spouse shall be automatically revoked upon the following circumstances: legal divorce
c.	Domestic Partners are treated as a spouse under the terms of this Plan for purposes of death benefits to the extent applicable:
i.	[ ] No
ii.	[ ] Yes - limited to the following terms and conditions:
iii.	[ X ] Yes
d.	[ ] The term "Domestic Partner" as defined in Article 2 is modified in the following manner:
e.	[ ] For purposes of determining a Participant's spouse, the one-year rule in Code section 417(d), Treas. Reg. section 1.401(a)-20 applies.

NOTE: If F.10a.ii (Other) is selected, death benefits when there is no designated beneficiary shall be provided pursuant to F.10a.ii. The death benefits described must be definitely determinable and may not be specified in a manner that is subject to discretion.

28

SECTION F. DISTRIBUTIONS

NOTE: If F.10c.i is selected, F.10d does not apply.

NOTE: If F.10d is selected, the modifications must be nondiscriminatory and definitely determinable.

NOTE: Domestic Partners shall not be treated as a spouse under the following Sections of the Plan: 7.02(b) (distribution upon death), 7.05 (minimum distributions) and 7.06 (direct rollovers).

NOTE: If revocation is selected (F.10b) you may use this item to indicate automatic revocation upon divorce.

Cash Out

11.	Cash Out
a.	[ X ] Involuntary cash-out amount for purposes of Section 7.03: $1000

b.     Minimum Account balance for Qualified Joint and Survivor Annuity consent requirements (Section 7.10): $

c.	Involuntary cash-out of a terminated Participant's Account balance when it exceeds the cash-out amount specified in F.11a is deferred under Section 7.03(b) until:
i.	[ ] Later of age 62 or Normal Retirement Date - payment made in a lump sum only
ii.	[ X ] Required Beginning Date - Participant may elect payment in a lump sum or installments
iii.	[ ] Required Beginning Date - payment made in a lump sum only

iv.     [ ] Other:

d.	[ ] Exclude amounts attributable to Rollover Contributions in determining the value of the Participant's nonforfeitable account balance for purposes of F.11a and F.11b (Sections 7.03 and 7.10)

NOTE: F.11a and F.11b have a $5,000 maximum, $5,000 will be entered unless otherwise specified.

NOTE: If F.11a is not selected and F.11b is zero, F.11d does not apply.

NOTE: F.11b only applies to Accounts subject to the survivor annuity requirements of Section 7.10.

NOTE: If F.11a is less than $1,000, F.11d may not be selected.

NOTE: Any entry in F.11c.iv must comply with Code section 411(a)(11), Section 7.03 and other requirements of Article 7.

Required Beginning Date

12.	Required Beginning Date

Required Beginning Date for a Participant other than a More Than 5% Owner:

a.	[ X ] Retirement. April 1 of the calendar year following the later of the calendar year in which the Participant: (x) attains age 70-1/2, or (y) retires
b.	[ ] Age 70-1/2. April 1 of the calendar year following the calendar year in which the Participant attains age 70-1/2
c.	[ ] Election. The option provided in F.12a; provided that a Participant may elect to commence distributions pursuant to either F.12a or F.12b

NOTE: A Participant's Required Beginning Date is a protected benefit under Code section 411(d)(6).

SECTION G. IN-SERVICE WITHDRAWALS

NOTE: See Section 8.05 for limits on in-service distributions.

NOTE: In-service withdrawal options are meant as enabling rules. If an in-service distribution is permitted under any option specified below, the in-service withdrawal is permissible.

NOTE: Safe harbor contributions will be distributable when the Qualified Non-Elective Account is distributable unless otherwise limited by the Code, Treasury Regulations or Adoption Agreement.

Vesting Status

1.	Vesting Status for In-service Withdrawals

Select one:

[ ] In-service withdrawals otherwise permitted under Section G are allowed from Accounts that are partially vested

[ X ] An Account must be fully vested for a Participant to receive an in-service withdrawal

NOTE: The response to G.1 will be ignored if the Plan does not allow in-service withdrawals.

NOTE: Withdrawals under G.2-11 are only permitted from the portion of a Participant's Accounts described in G.1 unless otherwise specified in G.12.

29

SECTION G. IN-SERVICE WITHDRAWALS

Retirement/Hardship/Age

2.	Normal/Early Retirement
a.	[ ] Allow in-service distributions after attainment of Normal Retirement Date (Section 7.01(b)) from the following Accounts:
b.	[ ] Allow in-service distributions after attainment of Early Retirement Date (Section 7.01(a)) from the following Accounts:
NOTE: If the Normal Retirement Date and/or Early Retirement Date is less than age 59-1/2 and in-service is selected, Elective Deferrals, Qualified Non-Elective Contributions, Qualified Matching Contributions and the portion of any Account that has been used to satisfy the safe harbor requirements of Code sections 401(k)(12) or 401(k)(13) and/or 401(m)(11) or 401(m)(12) shall not be eligible for withdrawal until the Participant attains age 59-1/2.
3.	Hardship

Hardship withdrawals are allowed as follows (Section 8.01):

a.	[ ] None
b.

[ ] All Accounts. A Participant may receive a distribution on account of Hardship, except from: (i) his Qualified Non-Elective Contribution Account, (ii) his Matching Contribution Account to the extent such Account has been used to satisfy the safe harbor requirements of Code sections 401(k)(12) or 401(k)(13) and/or 401(m)(11) or 401(m)(12) or to the extent such Account is treated as a Qualified Matching Contribution, and (iii) earnings on his Elective Deferral Account credited after the later of December 31, 1988, and the end of the last Plan Year ending before July 1, 1989

c.	[ X ] Selected Accounts
i.	[ X ] Elective Deferral Account (excluding earnings on his Elective Deferral Account credited after the later of December 31, 1988, and the end of the last Plan Year ending before July 1, 1989)
ii.

[ X ] Matching Contribution Account (except that portion that has been used to satisfy the safe harbor requirements of Code sections 401(k)(12) or 401(k)(13) and/or 401(m)(11) or 401(m)(12) or to the extent such Account is treated as a Qualified Matching Contribution)

iii.	[ ] Profit Sharing Contribution Account
iv.	[ ] Voluntary Contribution Account
v.	[ X ] Rollover Contribution Account
vi.	[ ] Transfer Account
vii.	[ ] Other:
d.	The criteria used in determining whether a Participant is entitled to receive a Hardship withdrawal:
i.	[ X ] Safe Harbor criteria set forth in Section 8.01(b)
ii.	[ ] Non Safe Harbor criteria set forth in Section 8.01(c)
e.	[ ] More flexible Hardship criteria applies to permitted Account(s)
i.	[ ] Use criteria specified in Section 8.01(c)
ii.	[ ] Use criteria specified in Section 8.01(c) with the following additional criteria and/or modifications:
f.	[ X ] Expand the Hardship criteria to include the Beneficiary of the Participant
g.

If a Participant may receive a Hardship withdrawal from his Elective Deferral Account, permit Hardship withdrawals from the Participant's Roth Elective Deferral Account subject to the same terms and conditions as apply to the Participant's Elective Deferral Account:

i.	[ X ] Yes
ii.	[ ] Yes - only if the withdrawal from the Roth Elective Deferral Account qualifies as a "qualified distribution" within the meaning of Code section 402A(d)(2)
iii.	[ ] No
h.	[ ] Other limitations on Hardship withdrawals:

NOTE: If G.3a is selected, G.3b through G.3h do not apply.

NOTE: G.3e only applies if Hardship withdrawals are permitted from Accounts not subject to Treas. Reg. 1.401(k)-1(d) (Accounts specified in G.3cii-vi to the extent applicable and selected above). If G.3e is selected, the requirements of Section 8.01(b)(2) shall not apply, the amount of the hardship distribution may not exceed the Participant's vested interest under the applicable Account and the requirements of Revenue Ruling 71-224 and any superseding guidance shall apply.

NOTE: G.3f only applies if the Plan provides for in-service withdrawals on account of Hardship and uses the safe harbor criteria for Hardship determinations. If G.3f is selected, Hardship distributions may be made for a primary Beneficiary for expenses described in Treas. Reg. sections 1.401(k)-1(d)(3)(iii)(B)(1), (3), or (5) (relating to medical, tuition, and funeral expenses, respectively). A "primary Beneficiary" is an individual who is named as a Beneficiary under the Plan and has an unconditional right to all or a portion of the Participant's Account Balance upon the death of the Participant.

NOTE: G.3g only applies if A.7b is "Yes", (Roth Elective Deferrals are permitted).

30

SECTION G. IN-SERVICE WITHDRAWALS

NOTE: Any limitations in G.3h (such as limits on the number of withdrawals per year or minimum amount of distributions) must be objectively determinable and may not be specified in a manner that is subject to Company discretion. Minimum amount of hardship withdrawals may not exceed $1,000.

4.	Specified Age and Service
a.	In-service withdrawals are allowed on attainment of age and service (Section 8.02):
i.	[ X ] None
ii.	[ ] All Accounts
iii.	[ ] Selected Accounts
b.	If Selected Accounts is selected, specified age and service withdrawals may be made from the following Accounts:
i.	[ ] Elective Deferral Account
ii.	[ ] Matching Account
iii.	[ ] Profit Sharing Contribution Account
iv.	[ ] Qualified Non-Elective Contribution Account
v.	[ ] Voluntary Contribution Account
vi.	[ ] Rollover Contribution Account
vii.	[ ] Transfer Account
viii.	[ ] Other:
c.

If a Participant may receive a withdrawal upon the attainment of a specified age and service from his Elective Deferral Account, permit such withdrawals from the Participant's Roth Elective Deferral Account subject to the same terms and conditions as apply to the Participant's Elective Deferral Account:

i.	[ ] Yes
ii.	[ ] Yes - only if the withdrawal from the Roth Elective Deferral Account qualifies as a "qualified distribution" within the meaning of Code section 402A(d)(2)
iii.	[ ] No

NOTE: If G.4a is less than age 59-1/2, Elective Deferrals, Qualified Non-Elective Contributions, Qualified Matching Contributions and the portion of any Account that has been used to satisfy the safe harbor requirements of Code sections 401(k)(12) or 401(k)(13) and/or 401(m)(11) or 401(m)(12) shall not be eligible for withdrawal until the Participant attains age 59-1/2 and completes required service; but only to the extent withdrawals are permitted from such Accounts pursuant to G.4a and G.4b.

NOTE: G.4b only applies if G.4a.iii is selected.

NOTE: G.4c only applies if A.7b is "Yes", (Roth Elective Deferrals are permitted) and G.4a.ii or G.4a.iii and G.4b.i is selected.

5.	Specified Age
a.	In-service withdrawals are allowed on attainment of age 59-1/2 (Section 8.02):
i.	[ ] None
ii.	[ X ] All Accounts
iii.	[ ] Selected Accounts
b.	If Selected Accounts is selected, specified age withdrawals may be made from the following Accounts:
i.	[ ] Elective Deferral Account
ii.	[ ] Matching Account
iii.	[ ] Profit Sharing Contribution Account
iv.	[ ] Qualified Non-Elective Contribution Account
v.	[ ] Voluntary Contribution Account
vi.	[ ] Rollover Contribution Account
vii.	[ ] Transfer Account
viii.	[ ] Other:
c.

If a Participant may receive a withdrawal upon the attainment of a specified age from his Elective Deferral Account, permit such withdrawals from the Participant's Roth Elective Deferral Account subject to the same terms and conditions as apply to the Participant's Elective Deferral Account:

i.	[ X ] Yes
ii.	[ ] Yes - only if the withdrawal from the Roth Elective Deferral Account qualifies as a "qualified distribution" within the meaning of Code section 402A(d)(2)
iii.	[ ] No

NOTE: If G.5a is less than age 59-1/2, Elective Deferrals, Qualified Non-Elective Contributions, Qualified Matching Contributions and the portion of any Account that has been used to satisfy the safe harbor requirements of Code sections 401(k)(12) or 401(k)(13) and/or 401(m)(11) or 401(m)(12) shall not be eligible for withdrawal until the Participant attains age 59-1/2; but only to the extent withdrawals are permitted from such Accounts pursuant to G.5a and G.5b.

31

SECTION G. IN-SERVICE WITHDRAWALS

NOTE: G.5b only applies if G.5a.iii is selected.

NOTE: G.5c only applies if A.7b is "Yes", (Roth Elective Deferrals are permitted) and G.5a.ii or G.5a.iii and G.5b.i is selected.

Other Withdrawals

6.	Withdrawals After Period of Participation
a.	[ X ] Matching Contributions (Section 8.03(a)). In-service withdrawals are allowed from a Participant's Matching Contribution Account after 5 years of Participation
b.	[ ] Profit Sharing Contributions (Section 8.03(a)). In-service withdrawals are allowed from a Participant's Profit Sharing Contribution Account after 5 years of Participation

NOTE: Withdrawals under G.6a are only permitted from the Matching Contribution Account to the extent such Account has not been used to satisfy the requirements of Code sections 401(k)(12) or 401(k)(13) and/or 401(m)(11) or 401(m)(12) or to the extent such contributions have not been treated as Qualified Matching Contributions.

NOTE: G.6a-b may not be less than five.

7.	Withdrawals After Period of Accumulation
a.	[ X ] Matching Contributions (Section 8.03(a)). In-service withdrawals are allowed from a Participant's Matching Contribution Account on funds held for 2 years.
b.	[ ] Profit Sharing Contributions (Section 8.03(a)). In-service withdrawals are allowed from a Participant's Profit Sharing Contribution Account on funds held for 2 years.

NOTE: Withdrawals under G.7a are only permitted from the Matching Contribution Account to the extent such Account has not been used to satisfy the requirements of Code sections 401(k)(12) or 401(k)(13) and/or 401(m)(11) or 401(m)(12) or to the extent such contributions have not been treated as Qualified Matching Contributions.

NOTE: G.7a-b may not be less than two.

8.	At Any Time (Section 8.03(b))

In-service withdrawals are allowed from the following Accounts at any time:

a.	[ ] Voluntary Contribution Account
b.	[ X ] Rollover Contribution Account
9.	Military Distributions
a.	[ X ] Qualified Reservist Distributions are permitted (Section 8.03(c))
b.	[ ] Deemed Severance Distributions are permitted (Section 8.03(d))
10.	Transfer Account

Permit a distribution to be made to a Participant who has attained age 62 and who has not separated from employment from the transfer Account

a.	[ ] Yes - under any distribution option offered to a Terminated Participant
b.	[ ] Yes - limited to the following terms and conditions:

NOTE: G.10 only applies if F.7 is selected (Plan has received a transfer of assets from a plan subject to the survivor annuity rules of Code sections 401(a)(11) and 417).

11.	Disability

[ ]     Allow distributions upon Disability.

NOTE: If distributions upon Disability is selected, the following Accounts may not be distributed unless a severe disability equivalent to A.21a. has occurred: (i) Elective Deferral Account, (ii) Qualified Non-Elective Contribution Account, (iii) Matching Contribution Account to the extent such Account has been used to satisfy the safe harbor requirements of Code sections 401(k)(12) or 401(k)(13) and/or 401(m)(11) or 401(m)(12) or to the extent such Account is treated as a Qualified Matching Contribution. A severe disability equivalent to A.21a is as follows: the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. The permanence and degree of such impairment shall be supported by medical evidence.

Conditions/Limitations

12.	Other Conditions/Limitations

[ ] The following limitations, conditions and/or special rules apply to in-service withdrawals:

NOTE: Unless otherwise specified, the limitations will apply to all in-service withdrawals (G.1 through G.11). G.12 must be applied in a consistent and nondiscriminatory manner. For example, G.12 could be used to specify the number of withdrawals permitted in a specified time period. See Section 8.05.

32

SECTION G. IN-SERVICE WITHDRAWALS

Roth

13.	Roth In-Plan Rollovers
a.	If the Plan allo.ws for Roth contributions, In-Plan Roth Rollovers are permitted (Section 4.05(b)):
i.	[ ] No
ii.	[ ] Yes - only if the Plan otherwise allows for the distribution/in-service withdrawal
iii.	[ X ] Yes - limitations and/or conditions apply: Terminated Employees will not be allowed In-Plan Roth Rollovers
iv.	[ ] Yes - all distributions/in-service withdrawals permitted under the Code even if not otherwise provided under the Plan and upon the attainment of age:
b.	[ ] In-Plan Roth Rollovers are permitted from partially vested accounts
c.	Enter the effective date of the In-Plan Roth Rollovers: 7/1/2015 (must be after Sept. 27, 2010)
d.	Indicate method of preserving Code section 411(d)(6) protected benefits:
i.	[ X ] Distributions from the In-Plan Roth Rollover Account are permitted at any time
ii.	[ ] Preserve existing distributions/in-service withdrawals rights for each Account
iii.	[ ] Other:

NOTE: To prevent terminated Employees from taking an In-Plan Roth Rollover or to limit In-Plan Roth Rollovers to a nondiscriminatory class, choose "limitations and/or conditions apply" and describe the circumstances under which Participants can take an In-Plan Roth Rollover.

NOTE: In-Plan Roth Rollovers may only be permitted for eligible distributions that are also eligible rollover distributions (as defined in Code section 402(c)(4)).

NOTE: Elective Deferrals, Qualified Non-Elective Contributions, Qualified Matching Contributions and the portion of any Account that has been used to satisfy the safe harbor requirements of Code sections 401(k)(12) or 401(k)(13) and/or 401(m)(11) or 401(m)(12) shall not be eligible for withdrawal until the Participant attains age 59-1/2 irrespective of the age entered under G.13a.iii or G.13a.iv.

Loans

14.	Loans

Loans are permitted:

[ X ] Yes [ ] No

Permissible Withdrawals

15.	Permissible Withdrawals

[ ] Permissible withdrawals will be allowed, provided they are requested within                  days after the date of the first contribution under an EACA

NOTE: The timeframe for requesting a permissible withdrawal must be at least 30 and no more than 90 days.

SECTION H. PLAN OPERATIONS AND TOP-HEAVY

Plan Operations

1.	Permitted Investments
a.	[ X ] Plan may invest up to 100% of the Trust Fund in "qualifying employer securities" and "qualifying employer real property" (Section 9.04(b))
b.	[ ] Plan may invest in life insurance (Section 9.07)

NOTE: If H.1a is selected, the selection shall not apply to Accounts prohibited from investing more than 10% of assets in "qualifying employer securities" and "qualifying employer real property" under section 407(b)(2) of ERISA.

2.	Participant Self-Direction
a.	Specify the extent to which the Plan permits Participant self-direction and indicate the Plan's intent to comply with ERISA section 404(c) (Section 9.02):
i.	[ X ] All Accounts and 404(c) applies
ii.	[ ] All Accounts but 404(c) does not apply
iii.	[ ] Some Accounts and 404(c) applies
iv.	[ ] Some Accounts but 404(c) does not apply

33

SECTION H. PLAN OPERATIONS AND TOP-HEAVY

v.	[ ] None
b.	If Some Accounts is selected, a Participant may self-direct the following Accounts:
i.	[ ] Elective Deferral Account
ii.	[ ] Matching Contribution Account
iii.	[ ] Voluntary Contribution Account
iv.	[ ] Profit Sharing Contribution Account
v.	[ ] Qualified Non-Elective Contribution Account
vi.	[ ] Rollover Contribution Account
vii.	[ ] Transfer Account
viii.	[ ] Other:
c.	[ ] Participants may also establish individual brokerage accounts.
d.	Participants may exercise voting rights with respect to the following investments (Section 9.06):
i.	[ X ] Company stock only
ii.	[ ] All investments
iii.	[ ] Selected investments:

NOTE: If H.2a.v (None) is selected, H.2b through H.2d do not apply.

NOTE: H.2b only applies if H.2a.iii or H.2a.iv is selected.

NOTE: If H.1a is selected (employer securities) and H.2a.i or H.2a.iii (404(c) applies) is selected, then voting rights must be selected in H.2d.i, H.2d.ii or H.2d.iii.

3.	Valuation Date

Enter Valuation Date:

a.	[ ] Last day of Plan Year
b.	[ ] Last day of each Plan quarter
c.	[ ] Last day of each month
d.	[ X ] Each business day
e.	[ ] Other: (Must be at least annually).

NOTE: If H.2a.i or H.2a.iii (404(c) applies) is selected then Valuation Date must be at least quarterly.

4.	Plan Administration
a.	Designation of Plan Administrator (Section 12.01):
i.	[ X ] Plan Sponsor
ii.	[ ] Committee appointed by Plan Sponsor
iii.	[ ] Other:
b.	Establishment of procedures for the Plan Administrator and the Investment Fiduciary (Sections 12.01(c) and 12.02(c)):
i.	[ X ] Plan Administrator and Investment Fiduciary adopt own procedures
ii.	[ ] Governing body of the Plan Sponsor sets procedures for Plan Administrator and Investment Fiduciary
c.	Type of indemnification for the Plan Administrator and Investment Fiduciary:
i.	[ ] None - the Company will not indemnify the Plan Administrator or the Investment Fiduciary
ii.	[ X ] Standard according to Section 12.06
iii.	[ ] Provided pursuant to an outside agreement
d.	[ ] The following modifications shall be made to the duties of the applicable parties:

NOTE: H.4d may be used to reallocate duties between the Plan Sponsor and the Plan Administrator. It may also be used to designate additional parties to perform specific Plan Administrator and/or Plan Sponsor duties.

5.	Trust
a.	Use the Trust agreement contained in the Basic Plan Document
i.	[ ] Yes
ii.	[ X ] No
iii.	[ ] Yes, but only for the following assets/Accounts: ; other assets/Accounts will use an outside Trust or be held by an insurance company.
iv.	[ ] Not Applicable - assets are held solely by an insurance company
b.	Trustee Type
i.	[ X ] Corporate. Trustee name and address: MG Trust Company d/b/a Matrix Trust Company, 2800 North Central Avenue, Suite 900 Phoenix, AZ 85004
ii.	[ ] Individual. Trustee name(s):
c.	Type of Trustee Indemnification:
i.	[ ] Standard according to Section 10.07(b)

34

SECTION H. PLAN OPERATIONS AND TOP-HEAVY

ii.	[ ] None
d.	[ ] The Trustees may designate one or more Trustees to act on behalf of all Trustees (Section 10.05(b)(2)).
e.	The Trustee is also the Investment Fiduciary (Section 10.06):
i.	[ ] Yes
ii.	[ X ] No. The Investment Fiduciary is: Plan Committee
f.	The special trustee for purposes of determining and collecting contributions under the Plan is:
i.	[ X ] the chief executive officer of the Plan Sponsor
ii.	[ ] the Trustee
iii.	[ ] other:

NOTE: Section 10.09 shall apply to the extent assets are held in an outside trust agreement.

NOTE: If the Trust agreement contained in the Basic Plan Document applies, then Trustee signature(s) is/are not necessary on amendments if the amendment does not affect Trustee duties.

NOTE: If H.5a.iv is selected, H.5b - e shall not apply.

NOTE: If a separate trust agreement is to be used (H.5a.ii or H.5a.iii is selected), the items in H.1-5 shall apply only to the extent that they are not superseded by the terms of the separate trust agreement. Only the trust document(s) previously approved by the IRS may be utilized with this Plan and still rely on the Plan's advisory letter.

NOTE: If H.5a.i or H.5a.iii (use trust in Basic Plan Document) is selected and H.5c.ii (no indemnification) is selected, indemnification for the Trustee may be pursuant to an agreement that is not a part of the Plan.

NOTE: If H.5c.ii (no indemnification) Section 10.07(b) shall not apply and indemnification for the Trustee may be pursuant to an agreement that is not a part of the Plan.

NOTE: H.5f must be an individual or a corporation with trust powers and is intended to comply with FAB 2008-01.

6.	Trust Administrative Modifications
a.	[ ] The following modifications are made to the permitted investments under the Trust Fund:
b.	[ ] The following modifications are made to the duties of the Trustee, Investment Fiduciary or Investment Manager:
c.	[ ] The following modifications are made to other administrative provisions of the Trust Fund:

NOTE: H.6 only applies if H.5a.i or H.5a.iii is selected (the Trust Agreement contained in the Basic Plan Document applies).

NOTE: The addition of language in H.6 cannot conflict with other provisions of the Plan and cannot cause the Plan to fail to qualify under Code section 401(a). Under no circumstances can a modification consist of: 1) removal or change to the prudent man rule, 2) addition of arbitration for Participant disputes, 3) addition of securities lending program, and 4) modification of the duties of the special trustee in Section 10.02(b) to determine and collect contributions under the Plan.

Statute of Limitations

7.	Statute of Limitations

[ ] The Plan has a contractual statute of limitations as follows:

NOTE: The statute of limitations must not be unreasonably short (See Heimeshoff v. Hartford Life Ins. Co., U.S., No. 12-729 (2013))

Top-Heavy

8.	Top-Heavy Allocations

Top-Heavy allocations are made to

a.	[ X ] This Plan. Participants who share in Top-Heavy minimum allocations:
i.	[ X ] Non-Key only. Any Participant who is employed by the Employer on the last day of the Plan Year and is not a Key Employee
ii.	[ ] All Participants. Any Participant who is employed by the Employer on the last day of the Plan Year
iii.	[ ] Participants covered by a collective bargaining agreement will share in Top-Heavy minimum allocations provided retirement benefits were the subject of good faith bargaining.
b.	[ ] Pursuant to the terms of
c.	[ ] Other (include information about which Plan allocations are made to and which Participants in this Plan will share in Top-Heavy minimums):
d.	Other plan maintained by the Employer
i.	[ X ] N/A - no other plan
ii.	[ ] Defined Contribution
iii.	[ ] Defined Benefit

NOTE: Choose one option, H.8a, b or c.

35

NOTE: H.8a.iii may be selected in addition to H.8a.i or H.8a.ii. If H.8a.iii applies and is not selected, Employees covered under a collective bargaining agreement that bargains in good faith for retirement benefits shall not be eligible to receive top-heavy minimum allocations.

NOTE: If H.8b is selected, include the name of the other plan.

NOTE: H.8d is not applicable if H.8c is selected.

9.	Top-Heavy Vesting

Top-Heavy vesting schedule:

a.	[ ] 100%
b.	[ X ] 2-6 Year Graded
c.	[ ] 3 Year Cliff
d.	[ ] Other:
i.	Other Top-Heavy Schedule - less than 1 year:
ii.	Other Top-Heavy Schedule - 1 year but less than 2 years:
iii.	Other Top-Heavy Schedule - 2 years but less than 3 years:
iv.	Other Top-Heavy Schedule - 3 years but less than 4 years:
v.	Other Top-Heavy Schedule - 4 years but less than 5 years:
vi.	Other Top-Heavy Schedule - 5 years but less than 6 years:
vii.	Other Top-Heavy Schedule - 6 or more years: 100%.

NOTE: See Section 11.03 for definitions of the applicable vesting schedules.

NOTE: If H.9 is "Other", then any vesting schedule described in H.9d must provide vesting at least as rapidly as the "3 Year Cliff" vesting schedule or the "2-6 Year Graded" vesting schedule.

10.	Present Value Assumptions

If the Company also maintains a defined benefit plan and if such plan is silent with respect to the actuarial assumptions used to determine the present value of accrued benefits for Top-Heavy purposes, then the assumptions used must be reasonable, need not relate to the actual plan and investment experience, and need not be the same as those used for minimum funding purposes or for purposes of determining the actual equivalence of optional benefits under the Plan.

11.	416 Additional Language

[ ] Additional language necessary to satisfy Code section 416 because of the required aggregation of multiple plans:                  .

SECTION I. MISCELLANEOUS

Failure to properly fill out the Adoption Agreement may result in disqualification of the Plan. The Plan is a volume submitter plan and is not a prototype plan.

The Plan shall consist of this Adoption Agreement #001, its related Basic Plan Document #P-02 and any related Appendix and Addendum specifically created in response to a question within the Adoption Agreement.

The adopting Employer may rely on an advisory letter issued by the Internal Revenue Service as evidence that the Plan is qualified under Code section 401 only to the extent provided in Revenue Procedure 2011-49 and any superseding guidance. The Employer may not rely on the advisory letter in certain other circumstances or with respect to certain qualification requirements, which are specified in the advisory letter issued with respect to the Plan and in Revenue Procedure 2011-49 and any superseding guidance. In order to have reliance in such circumstances or with respect to such qualification requirements, application for a determination letter must be made to Employee Plans Determinations of the Internal Revenue Service. The practitioner will inform the adopting Employer of any amendments made to the Plan or of the discontinuance or abandonment of the Plan. The practitioner, CCH INCORPORATED, DBA ftwilliam.com may be contacted at 700 W. Virginia St., Suite 305, Milwaukee, WI 53204; 414-226- 2442.

SECTION J. EXECUTION PAGE

The undersigned agree to be bound by the terms of this Adoption Agreement and Basic Plan Document and acknowledge receipt of the same. The Parties have caused this Plan to be executed this 19th day of April, 2016.

FIRST FEDERAL SAVINGS AND LOAN ASSOICATION OF PORT ANGELES

Signature:               /s/ Derek Brown

Printed Name:      Derek Brown

Title/Position:      SVP/Director of HR

FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF PORT ANGELES CONSENT ACTION OF THE DIRECTORS

The following actions are hereby taken by the unanimous written consent of the directors of First Federal Savings and Loan Association of Port Angeles (the "Company") in lieu of a meeting of the directors.

With respect to the amendment of the First Federal Savings and Loan Association of Port Angeles 401(k) Plan (the "Plan"), the following resolutions are hereby adopted:

RESOLVED: That the Plan be amended in the form attached hereto, which amendment is hereby adopted and approved;

RESOLVED FURTHER: That the appropriate officers of the Company be, and they hereby are, authorized and directed to execute said amendment on behalf of the Company;

RESOLVED FURTHER: That the officers of the Company be, and they hereby are, authorized and directed to take any and all actions and execute and deliver such documents as they may deem necessary, appropriate or convenient to effect the foregoing resolutions including, without limitation, causing to be prepared and filed such reports documents or other information as may be required under applicable law.

Dated this 23rd day of June, 2019.
/s/ Christopher J. Riffle

Christopher J. Riffle
Printed Name

EVP/Corporate Secretary/General Counsel
Title

FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF PORT ANGELES 401(K) PLAN AMENDMENT

WHEREAS, First Federal Savings and Loan Association of Port Angeles (the "Company") maintains the First Federal Savings and Loan Association of Port Angeles 401(k) Plan (the "Plan") for the benefit of certain of its employees; and

WHEREAS, Pursuant to Section 13.01 of the Plan, the Company desires to amend the Plan;

NOW, THEREFORE, the Plan is hereby amended by substituting the following in the Adoption Agreement, effective as of 07/01/2019 the plan has added a discretionary Profit Sharing contribution and effective 01/01/2020 there will no longer be an age requirement to enter the plan and all employer contributions will be 100% vested.

PLAN INFORMATION

SECTION A. GENERAL INFORMATION

Plan Features

NOTE: If the Plan is a profit sharing plan only, check A.7 through A.9 "No" and A.10 "Yes".

7.	Elective Deferrals
a.	Elective Deferrals are permitted (Section 4.01):

[ X ] Yes [ ] No

b.	Roth Elective Deferrals are permitted:

[ X ] Yes [ ] No

NOTE: If "No" is selected in A.7a, questions regarding Elective Deferrals, Voluntary Contributions, Matching Contributions and 401(k) safe harbor contributions are disregarded and no Elective Deferrals, Voluntary Contributions, Matching Contributions or 401(k) safe harbor contributions shall be permitted - A.7b, A.8, A.9 and A.11 shall be deemed to be "No".

8.	Voluntary Contributions

Voluntary (after-tax) Contributions are permitted (Section 4.01):

a.	[ ] Yes
b.	[ X ] No
c.	[ ] Formerly Allowed

NOTE: If "No", questions regarding Voluntary Contributions are disregarded.

9.	Matching Contributions

Matching Contributions are permitted (Section 4.02):

[ X ] Yes [ ] No

NOTE: If "No", questions regarding Matching Contributions are disregarded.

10.	Profit Sharing Contributions

Profit Sharing Contributions are permitted (Section 4.03):

[ X ] Yes [ ] No

NOTE: If "No", questions regarding Profit Sharing Contributions are disregarded.

11.	SIMPLE 401(k)

[ ] The Plan is intended to be a SIMPLE 401(k) Plan (Section 4.10). For purposes of Section 4.10(c)(2)(B) (non-elective contribution of 2 percent of compensation), provide the amount of Compensation to be eligible for SIMPLE 401(k) Plan (cannot be greater than $5,000):

12.	Plan Features Effective Dates

a.     [ ] There is a special effective date for one or more features specified in A.7 through A.11. The special effective date(s) which occur after the Effective Date specified in A.3 is/are:

b.     [ ] A previous plan amendment eliminated one or more of the features specified in A.7 through A.11. Specify any provisions that apply to the eliminated Plan features:

NOTE: If A.12a is selected, indicate the feature (Elective Deferrals, Matching Contributions, etc.) and the effective date of the feature. The effective date must be after the Effective Date specified in A.3.

NOTE: Elective Deferrals shall be effective as of the later of the date specified in A.12a or the execution of an amendment/restatement that first provides for Elective Deferrals.

NOTE: If the Plan previously allowed Elective Deferrals, A.12b could be used to specify that Elective Deferrals may be withdrawn upon attainment of a specified age as provided in G.5 (assuming the age is at least 59-1/2), for example.

Compensation

13.	Compensation
a.	Definition of Compensation for purposes of allocations:
i.

[ X ] W-2. Wages within the meaning of Code section 3401(a) and all other payments of compensation paid to an Employee by the Employer (in the course of the Employer's trade or business) for which the Employer is required to furnish the Employee a written statement under Code sections 6041(d), 6051(a)(3), and 6052.

ii.

 [ ] Withholding. Wages paid to an Employee by the Employer (in the course of the Employer's trade or business) within the meaning of Code section 3401(a) for the purposes of income tax withholding at the source.

iii.	[ ] Section 415 Safe Harbor Option. As described in the definition of "Section 415 Safe Harbor Option" in Article 2 of the Basic Plan Document.
b.	Compensation is determined over the period specified below ending with or within the Plan Year:
i.	[ X ] Plan Year
ii.	[ ] calendar year
iii.	[ ] Plan Sponsor Fiscal Year
iv.	[ ] Limitation Year

 v.     [ ] Other twelve-month period beginning on:      (enter month and day)

c.	[ X ] Include deferrals in the definition of Compensation for the following purposes:
i.	[ X ] Matching Contributions
ii.	[ X ] Non-Elective Contributions
d.	[ X ] Include deemed Code section 125 compensation in the definition of Compensation
e.	[ X ] Include differential military pay (as defined in Code section 3401(h)(2)) in the definition of Compensation

 f.     [ ] Include other pay (not otherwise included in A.13a):

NOTE: A.13b must be "Plan Year" if the Plan is excluding compensation earned before entry (A.16 is selected).

NOTE: If "Plan Year" is not selected in A.13b, for new/rehired Employees whose date of hire is less than 12 months before the end of the 12-month period designated, Compensation will be determined over the Plan Year.

NOTE: If deferrals (A.13c) are selected, Compensation shall also include any amount which is contributed by the Company pursuant to a salary reduction agreement and which is not includable in the gross income of the Employee under Code sections 125, 402(e)(3), 402(h), 403(b), 132(f) or 457. If the Plan uses the 415 Safe Harbor definition of Compensation (A.13a.iii is selected) and A.13c.i and/or A.13c.ii is not selected deferrals will not be included in Compensation for Matching and/or

Non-Elective Contributions.

NOTE: Deferrals are always included in the definition of Compensation for purposes of Elective Deferrals and Voluntary Contributions.

NOTE: If deemed 125 Compensation (A.13d) is selected, Compensation shall include any amounts not available to a Participant in cash in lieu of group health coverage because the Participant is unable to certify that he or she has other health coverage. An amount will be treated as an amount under Code section 125 only if the Company does not request or collect information regarding the Participant's other health coverage as part of the enrollment process for the health plan. This option is meant to be interpreted consistent with Revenue Ruling 2002-27 and any superseding guidance.

NOTE: If A.13e is not selected and differential military pay exists, the payments will be included in Statutory Compensation. NOTE: If other pay (A.13f) is selected, A.13f should indicate for what purposes (e.g., Elective Deferrals, Matching, etc.) and which class of Participants the Compensation is included, must be objectively determinable and may not be specified in a manner that is subject to Company discretion. If the Plan is intended to be a safe harbor 401(k) plan (C.1a is not "No"), the Compensation used to allocate the safe harbor contributions must be safe harbor compensation within the meaning of Treas. Reg. section 1.401(k)-3(b)(2).

14.	Post Severance Compensation

[ X ] Include Post Severance Compensation in definition of Compensation for the following purposes:

a.	[ X ] Elective Deferrals and Voluntary Contributions
b.	[ X ] Matching Contributions
c.	[ X ] Non-Elective Contributions

NOTE: A.14 will also apply for purposes of Statutory Compensation.

 Compensation Exclusions

16.	Pay Before Participation

[ X ]     Exclude pay earned before participation in the Plan from definition of Compensation for the following purposes:

a.	[ X ] Matching Contributions
b.	[ X ] Non-Elective Contributions

NOTE: If selected, Compensation shall include only that compensation which is actually paid to the Participant during that part of the Plan Year the Participant is eligible to participate in the Plan. If not selected, Compensation shall include that compensation which is actually paid to the Participant during the period specified in A.13b.

17.	414(s) Safe Harbor Alternative Definition

[ X ]     Exclude certain benefits from definition of Compensation for the following purposes:

a.	[ X ] Elective Deferrals and Voluntary Contributions
b.	[ X ] Matching Contributions
c.	[ X ] Non-Elective Contributions

NOTE: If selected, Compensation shall exclude all of the following items (even if includable in gross income): reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses, deferred compensation, and welfare benefits (Treas. Reg. section 1.414(s)-1(c)(3)).

SECTION B. ELIGIBILITY

   Exclusions

The term "Eligible Employee" shall not include (Check items B.1 - B.4 as appropriate):

1.	Union Employees
a.

[ X ] Any Employee who is included in a unit of Employees covered by a collective bargaining agreement, if retirement benefits were the subject of good faith bargaining, and if the collective bargaining agreement does not provide for participation in this Plan.

b.	The union employee exclusion applies for the following purposes:
i.	[ X ] Elective Deferrals and Voluntary Contributions
ii.	[ X ] Matching Contributions
iii.	[ X ] Profit Sharing Contributions

2.	Leased Employees
a.	[ X ] Any Leased Employee.
b.	The Leased Employee exclusion applies for the following purposes:
i.	[ X ] Elective Deferrals and Voluntary Contributions
ii.	[ X ] Matching Contributions
iii.	[ X ] Profit Sharing Contributions

3.	Non-Resident Aliens
a.

[ X ] Any Employee who is a non-resident alien who received no earned income (within the meaning of Code section 911(d)(2)) which constitutes income from services performed within the United States (within the meaning of Code section 861(a)(3)).

b.	The non-resident alien exclusion applies for the following purposes:
i.	[ X ] Elective Deferrals and Voluntary Contributions
ii.	[ X ] Matching Contributions
iii.	[ X ] Profit Sharing Contributions

Eligibility Service Rules

7.	Break in Service
a.

[ ] Rule of parity. Exclude eligibility service before a period of five (5) consecutive One-Year Breaks in Service/Periods of Severance if an Employee does not have any nonforfeitable right to the Account balance derived from Employer contributions.

b.

[ ] One-year holdout. If an Employee has a One-Year Break in Service/Period of Severance, exclude eligibility service before such period until the Employee has completed a Year of Eligibility Service after returning to employment with the Employer.

c.     [ ] The following modifications shall be made to the requirements specified in B.7a-b:

NOTE: B.7b applies for purposes of eligibility to receive Matching Contributions and Profit Sharing Contributions only. NOTE: B.7c could be used, for example, to require less than 500 hours of service (but not more than 500 hours) for a One-Year Break in Service under B.7a and/or B.7b, or to specify that the break in service rule(s) only apply to certain contributions.

Eligibility for Elective Deferrals/Voluntary Contributions

An Eligible Employee shall be eligible to make Elective Deferrals/Voluntary Contributions (if permitted pursuant to A.7/A.8) at the time specified in B.12 upon meeting the requirements of B.9 through B.11 (Section 3.01).

9.     Age Requirement for Elective Deferrals

Minimum age requirement for Elective Deferrals/Voluntary Contributions: None

NOTE: Age 21 maximum; an age 26 maximum will apply instead if the Plan is maintained exclusively for employees of an educational institution (as defined in Code section 170(b)(1)(A)(ii)) by an employer which is exempt from tax under Code section 501(a) which provides that each Participant having at least 1 year of service has a right to 100 percent of his accrued benefit under the Plan which is nonforfeitable (within the meaning of Code section 411) at the time such benefit accrues.

Eligibility for Profit Sharing Contributions

18.	Eligibility for Profit Sharing Contributions (select one):
a.	[ ] Pursuant to safe harbor rules. An Eligible Employee shall be eligible to receive an allocation of Profit Sharing Contributions upon meeting the requirements of C.2
b.

  [ X ] Same as Elective Deferrals. An Eligible Employee shall be eligible to receive an allocation of Profit Sharing Contributions at the time specified in B.12 upon meeting the requirements of B.9 through B.11

c.

   [ ] Same as Matching Contributions. An Eligible Employee shall be eligible to receive an allocation of Profit Sharing Contributions at the time specified in B.17 upon meeting the requirements of B.14 through B.16

d.

  [ ] Pursuant to options selected below. An Eligible Employee shall be eligible to receive an allocation of Profit Sharing Contributions at the time specified in B.22 upon meeting the requirements of B.19 through B.21

NOTE: B.18a may only be selected if the Plan is a safe harbor plan (C.1a.i is not selected).

NOTE: Safe harbor eligibility rules (C.2) do not apply to Profit Sharing Contributions unless selected in B.18a.

NOTE: If B.18a through B.18c is selected, B.19 - B.22 shall be inapplicable.

NOTE: An Eligible Employee shall be eligible to receive an allocation of Profit Sharing Contributions only if permitted pursuant to A10.

NOTE: See Section 3.03(a).

19.	Age Requirement for Profit Sharing

Minimum age requirement for Profit Sharing Contributions:

NOTE: Age 21 maximum; an age 26 maximum will apply instead if the Plan is maintained exclusively for employees of an educational institution (as defined in Code section 170(b)(1)(A)(ii)) by an employer which is exempt from tax under section 501(a) which provides that each Participant having at least 1 year of service has a right to 100 percent of his accrued benefit under the Plan which is nonforfeitable (within the meaning of section 411) at the time such benefit accrues.

20.	Service Requirement for Profit Sharing
a.	Minimum service requirement for Profit Sharing Contributions:
i.	[ ] None

 ii.     [ ] Completion of one Year of Eligibility Service - Hours of Service necessary for a Year of Eligibility Service:       (not to exceed 1,000)

iii.	[ ] Completion of one Year of Eligibility Service - elapsed time
iv.

[ ] Completion of one and 1/2 Year of Eligibility Service - Hours of Service necessary for a Year of Eligibility Service: (not to exceed 1,000). An Eligible Employee shall be deemed to earn 1/2 Year of Eligibility Service on the date that is six months after the end of the Eligibility Computation Period during which he earns his first Year of Eligibility Service; provided, that the individual is an Eligible Employee on the applicable entry date

v.	[ ] Completion of one and 1/2 Year of Eligibility Service - elapsed time

 vi.    [ ] Completion of two Years of Eligibility Service - Hours of Service necessary for one Year of Eligibility Service:       (not to exceed 1,000)

vii.	[ ] Completion of two Years of Eligibility Service - elapsed time

 viii.  [ ] Completion of      Hours of Service (not to exceed 1,000) within a twelve month period. The service requirement shall be deemed met at the time the specified number of Hours of Service are completed.

 ix.    [ ] Completion of      months of service - elapsed time (not to exceed 24)

 x.     [ ] Completion of      Hours of Service (not to exceed 1,000) in a      month period (not to exceed 12 - hours of service failsafe applies)

 xi.    [ ] Completion of      consecutive months of continuous service (not to exceed 12 - hours of service failsafe applies)

 xii.   [ ] Other:      (hours of service failsafe applies if elapsed time is not specified)

b.	Months of service. If the service requirement is not met in the first consecutive period of months, describe the next service requirement:
i.

[ ] Rolling. Each successive period shall begin immediately after the preceding period and shall end on or before the first Eligibility Computation Period after which time the Plan will revert to 1,000 Hours of Service in an Eligibility Computation Period.

ii.	[ ] Revert to 1,000 Hours of Service in an Eligibility Computation Period.

NOTE: Service taken into account for purposes of B.20 shall be determined under the terms and conditions specified for determining a Year of Eligibility Service.

NOTE: B.20a cannot exceed 1 year, unless the Plan provides a nonforfeitable right to 100% of the Participant's Profit Sharing Contribution Account balance after not more than 2 years of service, in which case up to 2 years is permitted.

NOTE: If B.20a.vii is selected, the service requirements provided must comply with Code section 410(a), be definitely determinable and may not be specified in a manner that is subject to discretion.

NOTE: B.20b only applies if B.20a.x or B.20a.xi is selected.

NOTE: Hours of service failsafe: if B.20a.x - B.20a.xii is selected and the Plan uses the Hours of Service method, the service requirement under B.20 shall be deemed met no later than the end of an Eligibility Computation Period during which the Eligible Employee completes 1,000 Hours of Service; provided, that the individual is an Eligible Employee on the applicable entry date.

21.	Additional Requirements for Profit Sharing

[ ] Additional requirements, limitations, conditions or other modifications to B.19-20 (eligibility to receive allocations of Profit Sharing Contributions) apply:

NOTE: See Section 3.06 for rules regarding eligibility requirements.

NOTE: The additional requirements provided must be objectively determinable and may not be specified in a manner that is subject to Company discretion and are subject to the same limits/requirements set out under options B.19-20.

22.	Entry Dates for Profit Sharing
a.	Frequency of entry dates for Profit Sharing Contributions:
i.	[ ] immediate
ii.	[ ] first day of each calendar month
iii.	[ ] first day of each Plan quarter
iv.	[ ] first day of the first month and seventh month of the Plan Year
v.	[ ] first day of the Plan Year

vi.     [ ] other:

b.	An Eligible Employee shall become a Participant eligible to receive an allocation of Profit Sharing Contributions on the entry date selected in B.22a that is:
i.	[ ] coincident with or next following the date the requirements of B.19 through B.21 are met
ii.	[ ] next following the date the requirements of B.19 through B.21 are met
iii.	[ ] coincident with or immediately preceding the date the requirements of B.19 through B.21 are met
iv.	[ ] immediately preceding the date the requirements of B.19 through B.21 are met
v.	[ ] nearest to the date the requirements of B.19 through B.21 are met

NOTE: If immediate entry (B.22a.i) is selected, an Eligible Employee shall become a Participant eligible to receive an allocation of Profit Sharing Contributions immediately upon meeting the requirements of B.19 through B.21.

NOTE: B.22b is not applicable if immediate or other (B.22a.i or B.22a.vi) is selected.

NOTE: The Plan must provide that an Eligible Employee who has attained age 21 and who has completed one Year of Eligibility Service (two Years of Eligibility Service may be used for contributions other than Elective Deferrals if the Plan provides a nonforfeitable right to 100% of the Participant's applicable Account balance after not more than 2 Years of Eligibility Service) shall commence participation in the Plan no later than the earlier of: (1) the first day of the first Plan Year beginning after the date on which such Eligible Employee satisfied such requirements; or (2) the date that is 6 months after the date on which he satisfied such requirements.

Eligibility Service Computation Rules

23.	Eligibility Service Computation Rules
a.	[ ] Eligibility Computation Period switches to Plan Year.
b.	Select hours equivalency for eligibility purposes:
i.	[ ] None

An Employee shall be credited with the following service with the Employer:

ii.	[ ] 10 Hours of Service for each day or partial day
iii.	[ ] 45 Hours of Service for each week or partial week
iv.	[ ] 95 Hours of Service for each semi-monthly payroll period or partial semi-monthly payroll period
v.	[ ] 190 Hours of Service for each month or partial month
c.	The hours equivalency shall apply to:
i.	[ ] All Employees
ii.	[ ] Only Employees not paid on a per-hour basis

d.     [ ] The following modifications shall be made to the requirements specified in B.23a-c:

NOTE: B.23c will not apply if B.23b.i is selected ("None").

NOTE: The responses to B.23 are used only to the extent that the Plan determines eligibility service by the Hour of Service method and will apply uniformly to B.10, B.15 and B.20, wherever Hours of Service is elected unless otherwise provided in B.23d. NOTE: If B.23d is selected, the modifications must be objectively determinable and may not be specified in a manner that is subject to Company discretion. For example, B.23d could be used to restrict the Accounts where Eligibility Computation Periods switch to the Plan Year.

SECTION D. CONTRIBUTIONS - MATCHING, PROFIT SHARING AND OTHER CONTRIBUTIONS

Profit Sharing - Allocation Service

NOTE: If A.10 is "Yes" (Profit Sharing Contributions are permitted), an Eligible Employee who has met the requirements of Section B and who has satisfied the following requirements shall be eligible to receive an allocation of Profit Sharing Contributions during the applicable Plan Year.

12.	Continuing Eligibility for Profit Sharing Contributions (select one):
a.	[ ] Same as Matching Contributions. An Eligible Employee shall be eligible to receive an allocation of Profit Sharing Contributions upon meeting the requirements of D.1 through D.4
b.	[ X ] Pursuant to options selected below. An Eligible Employee shall be eligible to receive an allocation of Profit Sharing Contributions upon meeting the requirements of D.13 through D.15

NOTE: If D.12a is selected, D.13 - D.15 shall be inapplicable.

13.	Allocation Service Requirements for Profit Sharing Contributions

 a.          [ ] In order to share in the allocation of Profit Sharing Contributions, a Participant is required to complete the following Hours of Service in the applicable Plan Year

b.	[ X ] In order to share in the allocation of Profit Sharing Contributions, a Participant is required to be employed by the Company on the last day of Plan Year

 c.          [ ] In order to share in the allocation of Profit Sharing Contributions, a Participant is required to be employed by the Company on the last day of Plan Year or complete at least      Hours of Service in the applicable Plan Year

d.	[ ] None

NOTE: D.13a and D.13b are inapplicable if D.13c is selected.

NOTE: D.13a and D.13c may not be more than 1,000.

14.	Profit Sharing Allocation Service Computation Rules
a.	Select hours equivalency:
i.	[ ] None

An Employee shall be credited with the following service with the Employer:

ii.	[ ] 10 Hours of Service for each day or partial day
iii.	[ ] 45 Hours of Service for each week or partial week
iv.	[ ] 95 Hours of Service for each semi-monthly payroll period or partial semi-monthly payroll period
v.	[ ] 190 Hours of Service for each month or partial month
b.	The hours equivalency shall apply to:
i.	[ ] All Employees
ii.	[ ] Only Employees not paid on a per-hour basis

NOTE: D.14 is only applicable if D.13a or D.13c is selected.

15.	Exceptions to Allocation Service Requirements for Profit Sharing Contributions
a.	Modify Hour of Service requirement and/or last day requirement for a Participant who terminates employment with the Employer during the Plan Year due to:
i.	[ X ] death.
ii.	[ X ] Disability
iii.	[ X ] attainment of Normal Retirement Date
b.	Any Hour of Service requirement and last day requirement shall be modified as follows:
i.	[ ] Waive both the Hour of Service requirement and last day requirement
ii.	[ ] Waive the Hour of Service requirement only
iii.	[ X ] Waive last day requirement only

c.     [ ] The following other modifications shall be made to the requirements specified in D.13-15b:

NOTE: D.15 is only applicable if D.13a, D.13b or D.13c is selected.

NOTE: D.15c may only be used to make minor changes to the requirements specified in D.13-15b and must be specified in a manner that is objectively determinable and may not be specified in a manner that is subject to Company discretion. For example, D.15c could be used to clarify that last day but not Hours of Service is waived for death while Hours of Service and last day are waived for Disability and attainment of Normal Retirement Age.

16.	Coverage Failures for Profit Sharing Contributions

Method to fix Profit Sharing Contribution Code section 410(b) ratio percentage coverage failures (Section 4.03(d)):

a.	[ X ] Do not automatically fix
b.	[ ] Add just enough Participants to meet the coverage requirements
c.	[ ] Add all non-excludable Participants

Profit Sharing - Formula

17.	Amount of Profit Sharing Contributions
a.	[ X ] Discretionary in an amount as determined by the Company

 b.     [ ]      % of total Participant Compensation for the Plan Year

 c.      [ ] $      for the Plan Year

 d.     [ ] Other:

18.	Profit Sharing allocation formula. The Company's Profit Sharing Contribution shall be allocated to eligible Participants who have met the requirements of Section B and D.12 as follows (Section 4.03):
a.	[ X ] Pro rata. In the ratio that each Participant's Compensation bears to the Compensation of all eligible Participants.
b.	[ ] Integrated. See D.19.
c.	[ ] Points. See D.20.
d.	[ ] Fixed Amount. In an amount equal to the total Profit Sharing Contribution divided by the number of Participants eligible to share in such contribution.
e.

[ ] Age Weighted. In the ratio that such Participant's points bears to the points of all eligible Participants for such Plan Year. The points awarded to each Participant shall be equal to the product of the Participant's Compensation multiplied by the factor in the Age Weighted Appendix determined using the Participant's age as of the end of the Plan Year.

 f.     [ ] New Comparability - Defined Groups.     See D.21.

g.

[ ] New Comparability - One Group per Participant. In an amount designated by the Company to be allocated to each group. For purposes of this D.18g, there shall be one group created for each Participant eligible to receive allocations of Profit Sharing Contributions. The contribution shall be allocated to each group in a manner determined by the Company. The amount allocated to one group need not bear any relationship to amounts allocated to any other group. The Company shall notify the Plan Administrator and/or the Trustee in writing of the amount of contributions allocated to each group.

 h.     [ ] Other fixed formula:

NOTE: Options D.18e-g are not safe harbor formulas within the meaning of Treas. Reg. section 1.401(a)(4)-2(b)(2). NOTE: In the case of self-employed individuals (i.e., sole proprietorships or partnerships), the requirements of Treas. Reg. section 1.401(k)-1(a)(6) continue to apply, and the allocation method should not be such that a cash or deferred election is created for a self-employed individual as a result of application of the allocation method.

NOTE: If D.18f or D.18g is selected, the amount allocated to one group need not bear any relationship to amounts allocated to any other group. The Company shall also notify the Plan Administrator in writing of the amount of contributions allocated to each group by no later than the due date of the Company's tax return for the year to which the contribution relates.

NOTE: If New Comparability (D.18f or D.18g) is selected, see Sections 3.06(d) and 4.03(b)(1) for rules regarding the gateway test.

NOTE: If Other fixed formula (D.18h) is selected, D.18h the fixed formula must be objectively determinable and may not be specified in a manner that is subject to Company discretion.

19.	Profit Sharing - Integration

If D.18b is selected, the Company's Profit Sharing Contribution shall be allocated to eligible Participants who have met the requirements of Section B and D.12 pursuant to either Paragraph (1) or (2) below:

(1)	2 step method for plans that are not Top-Heavy or who have met the Top-Heavy minimum allocation requirements using other allocations:
(A)

Profit-Sharing Contributions shall first be allocated to each Participant's Profit Sharing Contribution Account in the ratio that the sum of such Participant's Compensation plus his Excess Compensation bears to the sum of all eligible Participants' Compensation plus Excess Compensation, but not to exceed the permitted disparity of such sum; and

(B)

The balance, if any, remaining after the allocation in subparagraph (A) shall then be allocated to each Participant's Profit Sharing Contribution Account in the ratio that such Participant's Compensation bears to all eligible Participants' Compensation.

(2)	4 step method for plans that are meeting the Top-Heavy minimum allocation requirements using Profit Sharing Contributions:
(A)

Profit Sharing Contributions shall first be allocated to each Participant's Profit Sharing Contribution Account in the ratio that each Participant's Statutory Compensation bears to all eligible Participants' Statutory Compensation, but not in excess of 3% of each Participant's Compensation.

(B)

The balance, if any, remaining after the allocation in subparagraph (A) shall then be allocated to each Participant's Profit Sharing Contribution Account in the ratio that each Participant's Excess Compensation bears to the Excess Compensation of all Participants, but not in excess of 3% of each Participant's Excess Compensation.

(C)

The balance, if any, remaining after the allocation in subparagraph (B) shall then be allocated to each Participant's Profit Sharing Contribution Account in the ratio that the sum of each Participant's Compensation and Excess Compensation bears to the sum of all eligible Participants' Compensation and Excess Compensation, but not in excess of the permitted disparity less 3%.

(D)

The balance, if any, remaining after the allocation in subparagraph (C) shall be allocated to each Participant's Profit Sharing Contribution Account in the ratio that each Participant's Compensation bears to all Participants' Compensation.

Integration level for determining Excess Compensation:

a.	[ ] Taxable wage base (as defined under Section 230 of the Social Security Act) in effect on the first day of such Plan Year
b.	[ ] 20% of the taxable wage base (as defined under Section 230 of the Social Security Act) in effect on the first day of such Plan Year; minus $1.00
c.	[ ] 80% of the taxable wage base (as defined under Section 230 of the Social Security Act) in effect on the first day of such Plan Year; minus $1.00
d.	[ ] 80% of the taxable wage base (as defined under Section 230 of the Social Security Act) in effect on the first day of such Plan Year; plus $1.00

 e.     [ ]      % (not more than 100%) of taxable wage base (as defined under Section 230 of the Social Security Act) in effect on the first day of such Plan Year

 f.     [ ] Fixed dollar amount: $      (not more than the taxable wage base (as defined under Section 230 of the Social Security Act) in effect on the first day of such Plan Year)

NOTE: If D.19a (taxable wage base) is not selected, the amount of permitted disparity will be determined in accordance with the following table:

Integration Level	Permitted Disparity
More than $0 but not more than 20% of the TWB	5.7%
More than 20% of the TWB but not greater than 80% of the TWB	4.3%
More than 80% of the TWB but less than 100% of the TWB	5.4%
100% of the TWB	5.7%

TWB = taxable wage base (as defined under Section 230 of the Social Security Act)

20.	Profit Sharing - Points

If D.18c is selected, the Company's Profit Sharing Contribution shall be allocated to eligible Participants who have met the requirements of B.17 through B.20 and D.12 through D.15 in the ratio that such Participant's points bears to the points of all eligible Participants.

Each Participant shall receive to the extent provided in D.20a: (a) the points described in D.20d for each year of age he has attained (as of his birthday during such Plan Year), (b) the points described in D.20c for each Plan Year, including the current

Plan Year, during which he was eligible to participate in the Plan after meeting the requirements of Article 3 (regardless of any service or last day requirement in Article 4) applicable to Profit Sharing Contributions, and (c) the points described in D.20b for each $100 of Compensation he has earned for such Plan Year.

If after application of the foregoing, the average of the allocation rates for eligible Highly Compensated Employees exceeds the average of the allocation rates for eligible Nonhighly Compensated Employees, each eligible Nonhighly Compensated Employee who has earned any points during the Plan Year shall be awarded the same minimum number of points (or fraction of a point) so that the average of the allocation rates for eligible Highly Compensated Employees does not exceed the average of the allocation rates for eligible Nonhighly Compensated Employees.

a.	Points will be computed on basis of:
i.	[ ] Age, Service and Compensation
ii.	[ ] Age and Service
iii.	[ ] Age and Compensation
iv.	[ ] Service and Compensation
v.	[ ] Age Only
vi.	[ ] Service Only

 b.    Points awarded for $100 of Compensation:

 c.     Points awarded for each year of service within the meaning of Treas. Reg. section 1.401(a)(4)-11(d)(3):

 d.    Points awarded for each year of age:

NOTE: While the "Points" formula is a safe harbor formula within the meaning of Treas. Reg. 1.401(a)(4)-2(b)(3), the Plan must be tested each year to ensure that the average of the allocation rates for eligible Highly Compensated Employees does not exceed the average of the allocation rates for eligible Nonhighly Compensated Employees.

NOTE: D.20b, D.20c and D.20d apply to the extent that D.20a provides points for Compensation, Years of Service and/or age; respectively.

21.	Profit Sharing - New Comparability

New Comparability - Defined Groups. If D.18f is selected, the Company's Profit Sharing Contribution shall be allocated to eligible Participants who have met the requirements of B.17 through B.20 and D.12 through D.15 in an amount designated by the Company to be allocated to each group described in D.21. The contribution for a group shall then be further allocated to the members of such group who are eligible to receive allocations of Profit Sharing Contributions in the method as specified in D.21 for such group. The amount allocated to one group need not bear any relationship to amounts allocated to any other group. In the event that an eligible Participant is included in more than one group, the Participant's share of the contribution allocated to each group will be based upon either the amount of service or the Compensation for the part of the year the Participant was in the group.

The groups and allocations shall be determined as follows:

a.     Group One:      An amount equal to:

i.	[ ] A percentage of Compensation
ii.	[ ] A fixed dollar amount
iii.	[ ] the greater i. or ii.

NOTE: D.21 applies if "New Comparability - Defined Groups" (D.18f) is selected.

NOTE: Groups must be clearly defined in a manner that will not violate the definite predetermined allocation formula requirement of Treas. Reg. section 1.401-1(b)(1)(ii) and is objectively determined with no Company discretion.

22.	Allocation of Profit Sharing Contributions
a.	Profit Sharing Contributions are allocated to Participant Accounts at the following time(s):
i.	[ X ] End of Plan Year
ii.	[ ] Semi-annually
iii.	[ ] Quarterly
iv.	[ ] Each calendar month
v.	[ ] Each pay period
b.	Minimum and Maximum Profit Sharing Allocations

i.     [ ] Allocations of Profit Sharing Contributions for a Participant shall be subject to a minimum amount:

ii.     [ ] Allocations of Profit Sharing Contributions for a Participant shall be subject to a maximum amount:       NOTE: Any service requirements specified in D.12 through D.15 shall be applied pro rata to the period selected in this D.22a. Any last day rule specified in D.12 through D.15 shall be applied as of the end of each period selected in this D.22a.

NOTE: Selection of D.22a.ii through D.22a.v may result in the Plan not meeting a Code section 401(a)(4) safe harbor allocation formula within the meaning of Treas. Reg. 1.401(a)(4)-2(b)(2).

23.	Profit Sharing - Disability

[ ] Allocate Profit Sharing Contributions to Disabled Participants who do not meet the allocation service requirements (Section 4.03(e)). Allocations to Disabled Participants end as of the earliest of: (i) the last day of the Plan Year in which occurs the   anniversary of the start of the Participant's Disability or (ii) such other time specified in Section 4.03(e).

NOTE: D.23 shall not be more than "tenth".

NOTE: Allocations under D.23 may occur after Termination.

24.	Collective Bargaining Agreement
a.	[ ] In addition to the amount selected in D.18, an amount necessary to meet the Company's requirements under an applicable collective bargaining agreement shall be allocated.
b.	The collective bargaining allocations will offset any other employer contribution allocations that would otherwise be made to a Participant:
i.	[ ] Yes - Profit Sharing contributions only
ii.	[ ] No

iii.     [ ] Other:

NOTE: Option D.24 is not a safe harbor formula within the meaning of Treas. Reg. 1.401(a)(4)-2(b)(2).

NOTE: D.17-22 (amount, formula, timing, maximum and minimum Profit Sharing Contributions) will not apply to collectively bargained contributions. Collectively bargained contribution allocation timing, maximums and minimums will be determined under the collective bargaining agreement unless otherwise specified in D.24b.

Other Contributions/415

25.	Prevailing Wage
a.

[ ] In addition to any other Profit Sharing Contributions otherwise provided in the Plan, an amount necessary to meet the Company's requirements under an applicable prevailing wage statute shall be allocated. The formula for allocating Profit Sharing Contributions shall be specified in the Prevailing Wage Addendum to the Adoption Agreement. The addition of such Addendum shall not be considered a modification to the volume submitter document.

The prevailing wage allocation offset:

i.	[ ] None
ii.	[ ] The prevailing wage allocations will offset any other Profit Sharing Contribution allocations that would otherwise be made to a Participant

 iii.     [ ] Other:

b.

[ ] Qualified Non-Elective Contributions (in addition to any non-elective contribution made pursuant to D.18 and Section 4.04) shall be allocated in an amount necessary to meet the Company's requirements under an applicable prevailing wage statute. Allocations will be made in an amount necessary to meet the Company's requirements under an applicable prevailing wage statute. The formula for allocating Qualified Non-Elective Contributions shall be specified in an Addendum to the Adoption Agreement. The addition of such Addendum shall not be considered a modification to the volume submitter document.

The prevailing wage allocation offset:

i.	[ ] None
ii.	[ ] The prevailing wage allocations will offset any other Qualified Non-elective Contribution allocations that would otherwise be made to a Participant.

iii.     [ ] Other:

c.     [ ] Exclude      from receiving benefits under an applicable prevailing wage statute under this Plan.

NOTE: Option D.25 is not a safe harbor formula within the meaning of Treas. Reg. section 1.401(a)(4)-2(b)(2).

NOTE: Depending upon the offset rule chosen, timing of allocations may need to be considered as contributions under Prevailing Wage are typically required to be made not less often than quarterly.

NOTE: The offset provided under D.25a.iii and/or D.25b.iii must be objectively determinable and may not be specified in a manner that is subject to Company discretion

NOTE: D.25c must be used to exclude Highly Compensated Employees or another nondiscriminatory class of employees from receiving Prevailing Wage allocations. Note that the Employees excluded will generally still need to be provided the Prevailing Wage benefits in another manner.

SECTION E. VESTING

Vesting Schedules

8.	Matching Contribution Account

Vesting Schedule for Matching Contributions:

 a.     [ X ] 100%

b.	[ ] 2-6 Year Graded
c.	[ ] 1-5 Year Graded
d.	[ ] 1-4 Year Graded
e.	[ ] 3 Year Cliff
f.	[ ] 2 Year Cliff
g.	[ ] Other:

 i.      Other Match Schedule - less than 1 year:      %

 ii.     Other Match Schedule - 1 year but less than 2 years:      %

 iii.    Other Match Schedule - 2 years but less than 3 years:      %

 iv.    Other Match Schedule - 3 years but less than 4 years:      %

 v.     Other Match Schedule - 4 years but less than 5 years:      %

 vi.    Other Match Schedule - 5 years but less than 6 years:      %

vii.	Other Match Schedule - 6 or more years: 100%.

NOTE: See Section 6.02 for definitions of the applicable vesting schedules.

NOTE: Any vesting schedule described in E.8g must provide vesting at least as rapidly as the "3 Year Cliff" vesting schedule or the "2-6 Year Graded" vesting schedule and E.8g.vii will be deemed to be 100%.

NOTE: E.8 is not applicable if the Plan provides for a safe harbor match (C.1a.ii or C.1a.v is selected) and there are no additional fixed or discretionary matching contributions beyond the safe harbor contribution (D.7 and D.8 are not selected).

9.	Safe Harbor Matching Contributions

If the Plan provides for a safe harbor match, additional fixed or discretionary matching contributions beyond the contributions necessary to satisfy ADP safe harbor contribution requirements (D.7 and/or D.8) will be subject to the vesting schedule in E.8 as follows (select one):

[ ] Only discretionary Matching Contributions (D.7) shall be subject to the schedule described in E.8

[ ] Fixed Matching Contributions described in D.8 and discretionary Matching Contributions (D.7) shall be subject to the schedule described in E.8

NOTE: E.9 only applies if E.8 is not 100%; C.1a.ii or C.1a.v is selected and D.7 and/or D.8 is/are selected.

NOTE: Traditional ADP safe harbor matching contributions (C.1a.ii) are 100% vested.

NOTE: Qualified Automatic Contribution Arrangement safe harbor matching contributions (C.1a.v) are subject to the vesting schedule selected in E.11.

10.	Profit Sharing

Profit Sharing Contribution Account Vesting Schedule:

 a.     [ X ] 100%

b.	[ ] 2-6 Year Graded
c.	[ ] 1-5 Year Graded
d.	[ ] 1-4 Year Graded
e.	[ ] 3 Year Cliff
f.	[ ] 2 Year Cliff
g.	[ ] Other:

 i.     Other Profit Sharing Schedule - less than 1 year:      %

 ii.    Other Profit Sharing Schedule - 1 year but less than 2 years:      %

 iii.   Other Profit Sharing Schedule - 2 years but less than 3 years:      %

 iv.   Other Profit Sharing Schedule - 3 years but less than 4 years:      %

 v.    Other Profit Sharing Schedule - 4 years but less than 5 years:      %

 vi.   Other Profit Sharing Schedule - 5 years but less than 6 years:      %

vii.	Other Profit Sharing Schedule - 6 or more years: 100%.

NOTE: See Section 6.02 for definitions of the applicable vesting schedules.

NOTE: Any vesting schedule described in E.10g must provide vesting at least as rapidly as the "3 Year Cliff" vesting schedule or the "2-6 Year Graded" vesting schedule and E.10g.vii will be deemed to be 100%.

12.	Other Vesting Schedule

a.     [ ] The Plan has another vesting schedule:

b.     Describe the Participants to which the other vesting schedule applies:

c.     [ ] Retain pre-PPA Profit Sharing vesting schedule for pre 2007 contributions:

NOTE: The vesting schedule in E.12 is in addition to the vesting schedules in E.8 through E.11.

NOTE: E.12b must be applied in a consistent and nondiscriminatory manner. For example, E.12b could be used to describe a prior vesting schedule, vesting for a transfer account, or a vesting schedule that applies to Participants covered by a collective bargaining agreement provided retirement benefits were the subject of good faith bargaining.

NOTE: The vesting schedule must satisfy the applicable minimum vesting requirements of Code section 411(a)(2) at every point in time, for all Participants' years of service.

SECTION G. IN-SERVICE WITHDRAWALS

NOTE: See Section 8.05 for limits on in-service distributions.

NOTE: In-service withdrawal options are meant as enabling rules. If an in-service distribution is permitted under any option specified below, the in-service withdrawal is permissible.

NOTE: Safe harbor contributions will be distributable when the Qualified Non-Elective Account is distributable unless otherwise limited by the Code, Treasury Regulations or Adoption Agreement.

Vesting Status

1.     Vesting Status for In-service Withdrawals

Select one:

[ ] In-service withdrawals otherwise permitted under Section G are allowed from Accounts that are partially vested

[ X ]     An Account must be fully vested for a Participant to receive an in-service withdrawal

NOTE: The response to G.1 will be ignored if the Plan does not allow in-service withdrawals.

NOTE: Withdrawals under G.2-11 are only permitted from the portion of a Participant's Accounts described in G.1 unless otherwise specified in G.12.

Retirement/Hardship/Age

3.	Hardship

Hardship withdrawals are allowed as follows (Section 8.01):

a.	[ ] None
b.

[ ] All Accounts. A Participant may receive a distribution on account of Hardship, except from: (i) his Qualified Non-Elective Contribution Account, (ii) his Matching Contribution Account to the extent such Account has been used to satisfy the safe harbor requirements of Code sections 401(k)(12) or 401(k)(13) and/or 401(m)(11) or 401(m)(12) or to the extent such Account is treated as a Qualified Matching Contribution, and (iii) earnings on his Elective Deferral Account credited after the later of December 31, 1988, and the end of the last Plan Year ending before July 1, 1989

c.	[ X ] Selected Accounts
i.	[ X ] Elective Deferral Account (excluding earnings on his Elective Deferral Account credited after the later of December 31, 1988, and the end of the last Plan Year ending before July 1, 1989)
ii.

[ X ] Matching Contribution Account (except that portion that has been used to satisfy the safe harbor requirements of Code sections 401(k)(12) or 401(k)(13) and/or 401(m)(11) or 401(m)(12) or to the extent such Account is treated as a Qualified Matching Contribution)

iii.	[ X ] Profit Sharing Contribution Account
iv.	[ ] Voluntary Contribution Account
v.	[ X ] Rollover Contribution Account
vi.	[ ] Transfer Account

vii.    [ ] Other:

d.	The criteria used in determining whether a Participant is entitled to receive a Hardship withdrawal:
i.	[ X ] Safe Harbor criteria set forth in Section 8.01(b)
ii.	[ ] Non Safe Harbor criteria set forth in Section 8.01(c)
e.	[ ] More flexible Hardship criteria applies to permitted Account(s)
i.	[ ] Use criteria specified in Section 8.01(c)

ii.     [ ] Use criteria specified in Section 8.01(c) with the following additional criteria and/or modifications:

f.	[ X ] Expand the Hardship criteria to include the Beneficiary of the Participant
g.

If a Participant may receive a Hardship withdrawal from his Elective Deferral Account, permit Hardship withdrawals from the Participant's Roth Elective Deferral Account subject to the same terms and conditions as apply to the Participant's Elective Deferral Account:

i.	[ X ] Yes
ii.	[ ] Yes - only if the withdrawal from the Roth Elective Deferral Account qualifies as a "qualified distribution" within the meaning of Code section 402A(d)(2)
iii.	[ ] No

h.     [ ] Other limitations on Hardship withdrawals:

NOTE: If G.3a is selected, G.3b through G.3h do not apply.

NOTE: G.3e only applies if Hardship withdrawals are permitted from Accounts not subject to Treas. Reg. 1.401(k)-1(d) (Accounts specified in G.3cii-vi to the extent applicable and selected above). If G.3e is selected, the requirements of Section 8.01(b)(2) shall not apply, the amount of the hardship distribution may not exceed the Participant's vested interest under the applicable Account and the requirements of Revenue Ruling 71-224 and any superseding guidance shall apply.

NOTE: G.3f only applies if the Plan provides for in-service withdrawals on account of Hardship and uses the safe harbor criteria for Hardship determinations. If G.3f is selected, Hardship distributions may be made for a primary Beneficiary for expenses described in Treas. Reg. sections 1.401(k)-1(d)(3)(iii)(B)(1), (3), or (5) (relating to medical, tuition, and funeral expenses, respectively). A "primary Beneficiary" is an individual who is named as a Beneficiary under the Plan and has an unconditional right to all or a portion of the Participant's Account Balance upon the death of the Participant.

NOTE: G.3g only applies if A.7b is "Yes", (Roth Elective Deferrals are permitted).

NOTE: Any limitations in G.3h (such as limits on the number of withdrawals per year or minimum amount of distributions) must be objectively determinable and may not be specified in a manner that is subject to Company discretion. Minimum amount of hardship withdrawals may not exceed $1,000.

4.	Specified Age and Service

a.     In-service withdrawals are allowed on attainment of age      and      service (Section 8.02):

i.	[ X ] None
ii.	[ ] All Accounts
iii.	[ ] Selected Accounts
b.	If Selected Accounts is selected, specified age and service withdrawals may be made from the following Accounts:
i.	[ ] Elective Deferral Account
ii.	[ ] Matching Account
iii.	[ ] Profit Sharing Contribution Account
iv.	[ ] Qualified Non-Elective Contribution Account
v.	[ ] Voluntary Contribution Account
vi.	[ ] Rollover Contribution Account
vii.	[ ] Transfer Account

viii.   [ ] Other:

c.

If a Participant may receive a withdrawal upon the attainment of a specified age and service from his Elective Deferral Account, permit such withdrawals from the Participant's Roth Elective Deferral Account subject to the same terms and conditions as apply to the Participant's Elective Deferral Account:

i.	[ ] Yes
ii.	[ ] Yes - only if the withdrawal from the Roth Elective Deferral Account qualifies as a "qualified distribution" within the meaning of Code section 402A(d)(2)
iii.	[ ] No

NOTE: If G.4a is less than age 59-1/2, Elective Deferrals, Qualified Non-Elective Contributions, Qualified Matching Contributions and the portion of any Account that has been used to satisfy the safe harbor requirements of Code sections 401(k)(12) or 401(k)(13) and/or 401(m)(11) or 401(m)(12) shall not be eligible for withdrawal until the Participant attains age 59-1/2 and completes required service; but only to the extent withdrawals are permitted from such Accounts pursuant to G.4a and G.4b.

NOTE: G.4b only applies if G.4a.iii is selected.

NOTE: G.4c only applies if A.7b is "Yes", (Roth Elective Deferrals are permitted) and G.4a.ii or G.4a.iii and G.4b.i is selected.

5.	Specified Age
a.	In-service withdrawals are allowed on attainment of age 59-1/2 (Section 8.02):
i.	[ ] None
ii.	[ X ] All Accounts
iii.	[ ] Selected Accounts
b.	If Selected Accounts is selected, specified age withdrawals may be made from the following Accounts:
i.	[ ] Elective Deferral Account
ii.	[ ] Matching Account
iii.	[ ] Profit Sharing Contribution Account
iv.	[ ] Qualified Non-Elective Contribution Account
v.	[ ] Voluntary Contribution Account
vi.	[ ] Rollover Contribution Account
vii.	[ ] Transfer Account
viii.	[ ] Other:
c.

If a Participant may receive a withdrawal upon the attainment of a specified age from his Elective Deferral Account, permit such withdrawals from the Participant's Roth Elective Deferral Account subject to the same terms and conditions as apply to the Participant's Elective Deferral Account:

i.	[ X ] Yes
ii.	[ ] Yes - only if the withdrawal from the Roth Elective Deferral Account qualifies as a "qualified distribution" within the meaning of Code section 402A(d)(2)
iii.	[ ] No

NOTE: If G.5a is less than age 59-1/2, Elective Deferrals, Qualified Non-Elective Contributions, Qualified Matching Contributions and the portion of any Account that has been used to satisfy the safe harbor requirements of Code sections 401(k)(12) or 401(k)(13) and/or 401(m)(11) or 401(m)(12) shall not be eligible for withdrawal until the Participant attains age 59-1/2; but only to the extent withdrawals are permitted from such Accounts pursuant to G.5a and G.5b.

NOTE: G.5b only applies if G.5a.iii is selected.

NOTE: G.5c only applies if A.7b is "Yes", (Roth Elective Deferrals are permitted) and G.5a.ii or G.5a.iii and G.5b.i is selected.

Other Withdrawals

6.	Withdrawals After Period of Participation
a.	[ X ] Matching Contributions (Section 8.03(a)). In-service withdrawals are allowed from a Participant's Matching Contribution Account after 5 years of Participation
b.	[ X ] Profit Sharing Contributions (Section 8.03(a)). In-service withdrawals are allowed from a Participant's Profit Sharing Contribution Account after 5 years of Participation

NOTE: Withdrawals under G.6a are only permitted from the Matching Contribution Account to the extent such Account has not been used to satisfy the requirements of Code sections 401(k)(12) or 401(k)(13) and/or 401(m)(11) or 401(m)(12) or to the extent such contributions have not been treated as Qualified Matching Contributions.

NOTE: G.6a-b may not be less than five.

7.	Withdrawals After Period of Accumulation
a.	[ X ] Matching Contributions (Section 8.03(a)). In-service withdrawals are allowed from a Participant's Matching Contribution Account on funds held for 2 years.
b.	[ X ] Profit Sharing Contributions (Section 8.03(a)). In-service withdrawals are allowed from a Participant's Profit Sharing Contribution Account on funds held for 2 years.

NOTE: Withdrawals under G.7a are only permitted from the Matching Contribution Account to the extent such Account has not been used to satisfy the requirements of Code sections 401(k)(12) or 401(k)(13) and/or 401(m)(11) or 401(m)(12) or to the extent such contributions have not been treated as Qualified Matching Contributions.

NOTE: G.7a-b may not be less than two.

Conditions/Limitations

12. Other Conditions/Limitations

[ ] The following limitations, conditions and/or special rules apply to in-service withdrawals:

NOTE: Unless otherwise specified, the limitations will apply to all in-service withdrawals (G.1 through G.11). G.12 must be applied in a consistent and nondiscriminatory manner. For example, G.12 could be used to specify the number of withdrawals permitted in a specified time period. See Section 8.05.

SECTION H. PLAN OPERATIONS AND TOP-HEAVY

 Plan Operations

2.	Participant Self-Direction
a.	Specify the extent to which the Plan permits Participant self-direction and indicate the Plan's intent to comply with ERISA section 404(c) (Section 9.02):
i.	[ X ] All Accounts and 404(c) applies
ii.	[ ] All Accounts but 404(c) does not apply
iii.	[ ] Some Accounts and 404(c) applies
iv.	[ ] Some Accounts but 404(c) does not apply
v.	[ ] None
b.	If Some Accounts is selected, a Participant may self-direct the following Accounts:
i.	[ ] Elective Deferral Account
ii.	[ ] Matching Contribution Account
iii.	[ ] Voluntary Contribution Account
iv.	[ ] Profit Sharing Contribution Account
v.	[ ] Qualified Non-Elective Contribution Account
vi.	[ ] Rollover Contribution Account
vii.	[ ] Transfer Account

 viii.  [ ] Other:

c.	[ ] Participants may also establish individual brokerage accounts.
d.	Participants may exercise voting rights with respect to the following investments (Section 9.06):
i.	[ X ] Company stock only
ii.	[ ] All investments

iii.     [ ] Selected investments:

NOTE: If H.2a.v (None) is selected, H.2b through H.2d do not apply.

NOTE: H.2b only applies if H.2a.iii or H.2a.iv is selected.

NOTE: If H.1a is selected (employer securities) and H.2a.i or H.2a.iii (404(c) applies) is selected, then voting rights must be selected in H.2d.i, H.2d.ii or H.2d.iii.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed this 23rd day of June, 2019.

FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF PORT ANGELES:

Signature: /s/ Christopher J. Riffle

Print Name:   Christopher J. Riffle

Title/Position:   Corporate Secretary / General Counsel